As filed with the Securities and Exchange Commission on May 27, 2009
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HCA Inc.
(Exact name of registrant issuer as specified in its charter)

SEE TABLE OF ADDITIONAL REGISTRANTS

Delaware	8062	75-2497104
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One Park Plaza
Nashville, Tennessee 37203
(615) 344-9551
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

John M. Franck II, Esq.
HCA Inc.
Vice President and Corporate Secretary
One Park Plaza
Nashville, Tennessee 37203
Telephone: (615) 344-9551
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Richard A. Fenyes, Esq.
John C. Ericson, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3954
Telephone: (212) 455-2000

Approximate date of commencement of proposed sale to public:  From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to	Offering	Aggregate	Registration
Securities to be Registered	be Registered	Price per Note	Offering Price	Fee
5.50% Senior Notes due 2009	(1)	(1)	(1)	(1)
8.75% Senior Notes due 2010	(1)	(1)	(1)	(1)
8.75% Senior Notes due 2010	(1)	(1)	(1)	(1)
7.875% Senior Notes due 2011	(1)	(1)	(1)	(1)
6.95% Senior Notes due 2012	(1)	(1)	(1)	(1)
6.30% Senior Notes due 2012	(1)	(1)	(1)	(1)
6.25% Senior Notes due 2013	(1)	(1)	(1)	(1)
6.75% Senior Notes due 2013	(1)	(1)	(1)	(1)
5.75% Senior Notes due 2014	(1)	(1)	(1)	(1)
6.375% Senior Notes due 2015	(1)	(1)	(1)	(1)
6.50% Senior Notes due 2016	(1)	(1)	(1)	(1)
7.69% Notes due 2025	(1)	(1)	(1)	(1)
7.50% Senior Notes due 2033	(1)	(1)	(1)	(1)
7.19% Debentures due 2015	(1)	(1)	(1)	(1)
7.50% Debentures due 2023	(1)	(1)	(1)	(1)
8.36% Debentures due 2024	(1)	(1)	(1)	(1)
7.05% Debentures due 2027	(1)	(1)	(1)	(1)
7.75% Debentures due 2036	(1)	(1)	(1)	(1)
7.50% Debentures due 2095	(1)	(1)	(1)	(1)
8.70% Medium-Term Notes due 2010	(1)	(1)	(1)	(1)
9.00% Medium-Term Notes due 2014	(1)	(1)	(1)	(1)
7.58% Medium-Term Notes due 2025	(1)	(1)	(1)	(1)
9 1/8% Senior Secured Notes due 2014	(1)	(1)	(1)	(1)
9 1/4% Senior Secured Notes due 2016	(1)	(1)	(1)	(1)
95/8/10 3/8% Senior Secured Toggle Notes due 2016	(1)	(1)	(1)	(1)
9 7/8% Senior Secured Notes due 2017	(1)	(1)	(1)	(1)
8 1/2% Senior Secured Notes due 2019	(1)	(1)	(1)	(1)
Guarantees of 9 1/8% Senior Secured Notes due 2014(2)	(1)	(1)	(1)	(1)
Guarantees of 9 1/4% Senior Secured Notes due 2016(2)	(1)	(1)	(1)	(1)
Guarantees of 95/8/10 3/8% Senior Secured Toggle Notes due 2016(2)	(1)	(1)	(1)	(1)
Guarantees of 9 7/8% Senior Secured Notes due 2017(2)	(1)	(1)	(1)	(1)
Guarantees of 8 1/2% Senior Secured Notes due 2019(2)	(1)	(1)	(1)	(1)

(1)	An indeterminate amount of securities are being registered hereby to be offered solely for market-making purposes by affiliates of the registrant. Pursuant to Rule 457(q) under the Securities Act of 1933, as amended, no filing fee is required.

(2)	See inside facing page for additional registrant guarantors.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Table of Additional Registrant Guarantors

Address, Including
Zip Code, and
Telephone Number,
Including Area
	State or Other		Code, of Registrant
	Jurisdiction of	I.R.S. Employer	Guarantor’s
Exact Name of Registrant Guarantor as Specified	Incorporation or	Identification	Principal Executive
in its Charter (or Other Organizational Document)	Organization	Number	Offices

American Medicorp Development Co.	Delaware	23-1696018	One Park Plaza Nashville, TN 37203 (615) 344-9551
Bay Hospital, Inc.	Florida	62-0976863	One Park Plaza Nashville, TN 37203 (615) 344-9551
Brigham City Community Hospital, Inc.	Utah	87-0318837	One Park Plaza Nashville, TN 37203 (615) 344-9551
Brookwood Medical Center of Gulfport, Inc.	Mississippi	63-0751470	One Park Plaza Nashville, TN 37203 (615) 344-9551
Capital Division, Inc.	Virginia	62-1668319	One Park Plaza Nashville, TN 37203 (615) 344-9551
Centerpoint Medical Center of Independence, LLC	Delaware	45-0503121	One Park Plaza Nashville, TN 37203 (615) 344-9551
Central Florida Regional Hospital, Inc.	Florida	59-1978725	One Park Plaza Nashville, TN 37203 (615) 344-9551
Central Shared Services, LLC	Virginia	76-0771216	One Park Plaza Nashville, TN 37203 (615) 344-9551
Central Tennessee Hospital Corporation	Tennessee	62-1620866	One Park Plaza Nashville, TN 37203 (615) 344-9551
CHCA Bayshore, L.P.	Delaware	62-1801359	One Park Plaza Nashville, TN 37203 (615) 344-9551
CHCA Conroe, L.P.	Delaware	62-1801361	One Park Plaza Nashville, TN 37203 (615) 344-9551
CHCA Mainland, L.P.	Delaware	62-1801362	One Park Plaza Nashville, TN 37203 (615) 344-9551
CHCA West Houston, L.P.	Delaware	62-1801363	One Park Plaza Nashville, TN 37203 (615) 344-9551
CHCA Woman’s Hospital, L.P.	Delaware	62-1810381	One Park Plaza Nashville, TN 37203 (615) 344-9551
Chippenham & Johnston-Willis Hospitals, Inc.	Virginia	54-1779911	One Park Plaza Nashville, TN 37203 (615) 344-9551
CMS GP, LLC	Delaware	62-1778113	One Park Plaza Nashville, TN 37203 (615) 344-9551

Address, Including
Zip Code, and
Telephone Number,
Including Area
	State or Other		Code, of Registrant
	Jurisdiction of	I.R.S. Employer	Guarantor’s
Exact Name of Registrant Guarantor as Specified	Incorporation or	Identification	Principal Executive
in its Charter (or Other Organizational Document)	Organization	Number	Offices

Colorado Health Systems, Inc.	Colorado	62-1593008	One Park Plaza Nashville, TN 37203 (615) 344-9551
Columbia ASC Management, L.P.	California	33-0539838	One Park Plaza Nashville, TN 37203 (615) 344-9551
Columbia Jacksonville Healthcare System, Inc.	Florida	61-1272241	One Park Plaza Nashville, TN 37203 (615) 344-9551
Columbia LaGrange Hospital, Inc.	Illinois	61-1276162	One Park Plaza Nashville, TN 37203 (615) 344-9551
Columbia Medical Center of Arlington Subsidiary, L.P.	Texas	62-1682201	One Park Plaza Nashville, TN 37203 (615) 344-9551
Columbia Medical Center of Denton Subsidiary, L.P.	Texas	62-1682213	One Park Plaza Nashville, TN 37203 (615) 344-9551
Columbia Medical Center of Las Colinas, Inc.	Texas	62-1650582	One Park Plaza Nashville, TN 37203 (615) 344-9551
Columbia Medical Center of Lewisville Subsidiary, L.P.	Texas	62-1682210	One Park Plaza Nashville, TN 37203 (615) 344-9551
Columbia Medical Center of McKinney Subsidiary, L.P.	Texas	62-1682207	One Park Plaza Nashville, TN 37203 (615) 344-9551
Columbia Medical Center of Plano Subsidiary, L.P.	Texas	62-1682203	One Park Plaza Nashville, TN 37203 (615) 344-9551
Columbia North Hills Hospital Subsidiary, L.P.	Texas	62-1682205	One Park Plaza Nashville, TN 37203 (615) 344-9551
Columbia Ogden Medical Center, Inc.	Utah	62-1650578	One Park Plaza Nashville, TN 37203 (615) 344-9551
Columbia Parkersburg Healthcare System, LLC	West Virginia	62-1634494	One Park Plaza Nashville, TN 37203 (615) 344-9551
Columbia Plaza Medical Center of Fort Worth Subsidiary, L.P.	Texas	62-1682202	One Park Plaza Nashville, TN 37203 (615) 344-9551
Columbia Polk General Hospital, Inc.	Georgia	62-1619423	One Park Plaza Nashville, TN 37203 (615) 344-9551
Columbia Rio Grande Healthcare, L.P.	Delaware	62-1656022	One Park Plaza Nashville, TN 37203 (615) 344-9551

Address, Including
Zip Code, and
Telephone Number,
Including Area
	State or Other		Code, of Registrant
	Jurisdiction of	I.R.S. Employer	Guarantor’s
Exact Name of Registrant Guarantor as Specified	Incorporation or	Identification	Principal Executive
in its Charter (or Other Organizational Document)	Organization	Number	Offices

Columbia Riverside, Inc.	California	62-1664328	One Park Plaza Nashville, TN 37203 (615) 344-9551
Columbia Valley Healthcare System, L.P.	Delaware	62-1669572	One Park Plaza Nashville, TN 37203 (615) 344-9551
Columbia/Alleghany Regional Hospital, Incorporated	Virginia	54-1761046	One Park Plaza Nashville, TN 37203 (615) 344-9551
Columbia/HCA John Randolph, Inc.	Virginia	61-1272888	One Park Plaza Nashville, TN 37203 (615) 344-9551
Columbine Psychiatric Center, Inc.	Colorado	84-1042212	One Park Plaza Nashville, TN 37203 (615) 344-9551
Columbus Cardiology, Inc.	Georgia	58-1941109	One Park Plaza Nashville, TN 37203 (615) 344-9551
Conroe Hospital Corporation	Texas	74-2467524	One Park Plaza Nashville, TN 37203 (615) 344-9551
Dallas/Ft. Worth Physician, LLC	Delaware	62-1769694	One Park Plaza Nashville, TN 37203 (615) 344-9551
Dauterive Hospital Corporation	Louisiana	58-1741846	One Park Plaza Nashville, TN 37203 (615) 344-9551
Dublin Community Hospital, LLC	Georgia	58-1431023	One Park Plaza Nashville, TN 37203 (615) 344-9551
Eastern Idaho Health Services, Inc.	Idaho	82-0436622	One Park Plaza Nashville, TN 37203 (615) 344-9551
Edmond Regional Medical Center, LLC	Delaware	62-1757655	One Park Plaza Nashville, TN 37203 (615) 344-9551
Edward White Hospital, Inc.	Florida	59-3089836	One Park Plaza Nashville, TN 37203 (615) 344-9551
El Paso Surgicenter, Inc.	Texas	74-2361005	One Park Plaza Nashville, TN 37203 (615) 344-9551
Encino Hospital Corporation, Inc.	California	95-4113862	One Park Plaza Nashville, TN 37203 (615) 344-9551
EP Health, LLC	Delaware	62-1769682	One Park Plaza Nashville, TN 37203 (615) 344-9551

Address, Including
Zip Code, and
Telephone Number,
Including Area
	State or Other		Code, of Registrant
	Jurisdiction of	I.R.S. Employer	Guarantor’s
Exact Name of Registrant Guarantor as Specified	Incorporation or	Identification	Principal Executive
in its Charter (or Other Organizational Document)	Organization	Number	Offices

Fairview Park GP, LLC	Delaware	62-1815913	One Park Plaza Nashville, TN 37203 (615) 344-9551
Fairview Park, Limited Partnership	Georgia	62-1817469	One Park Plaza Nashville, TN 37203 (615) 344-9551
Frankfort Hospital, Inc.	Kentucky	61-0859329	One Park Plaza Nashville, TN 37203 (615) 344-9551
Galen Property, LLC	Virginia	35-2260545	One Park Plaza Nashville, TN 37203 (615) 344-9551
General Healthserv, LLC	Delaware	62-1769690	One Park Plaza Nashville, TN 37203 (615) 344-9551
Good Samaritan Hospital, L.P.	Delaware	62-1763090	One Park Plaza Nashville, TN 37203 (615) 344-9551
Goppert-Trinity Family Care, LLC	Delaware	76-0726651	One Park Plaza Nashville, TN 37203 (615) 344-9551
GPCH-GP, Inc.	Delaware	64-0805500	One Park Plaza Nashville, TN 37203 (615) 344-9551
Grand Strand Regional Medical Center, LLC	Delaware	62-1768105	One Park Plaza Nashville, TN 37203 (615) 344-9551
Green Oaks Hospital Subsidiary, L.P.	Texas	62-1797829	One Park Plaza Nashville, TN 37203 (615) 344-9551
Greenview Hospital, Inc.	Kentucky	61-0724492	One Park Plaza Nashville, TN 37203 (615) 344-9551
Hamilton Medical Center, Inc.	Louisiana	58-1741727	One Park Plaza Nashville, TN 37203 (615) 344-9551
HCA — IT&S Field Operations, Inc.	Delaware	06-1795732	One Park Plaza Nashville, TN 37203 (615) 344-9551
HCA — IT&S Inventory Management, Inc.	Delaware	06-1796286	One Park Plaza Nashville, TN 37203 (615) 344-9551
HCA Central Group, Inc.	Tennessee	02-0762180	One Park Plaza Nashville, TN 37203 (615) 344-9551
HCA Health Services of Florida, Inc.	Florida	62-1113740	One Park Plaza Nashville, TN 37203 (615) 344-9551

Address, Including
Zip Code, and
Telephone Number,
Including Area
	State or Other		Code, of Registrant
	Jurisdiction of	I.R.S. Employer	Guarantor’s
Exact Name of Registrant Guarantor as Specified	Incorporation or	Identification	Principal Executive
in its Charter (or Other Organizational Document)	Organization	Number	Offices

HCA Health Services of Louisiana, Inc.	Louisiana	62-1113736	One Park Plaza Nashville, TN 37203 (615) 344-9551
HCA Health Services of Oklahoma, Inc.	Oklahoma	62-1106156	One Park Plaza Nashville, TN 37203 (615) 344-9551
HCA Health Services of Tennessee, Inc.	Tennessee	62-1113737	One Park Plaza Nashville, TN 37203 (615) 344-9551
HCA Health Services of Virginia, Inc.	Virginia	62-1113733	One Park Plaza Nashville, TN 37203 (615) 344-9551
HCA Management Services, L.P.	Delaware	62-1778108	One Park Plaza Nashville, TN 37203 (615) 344-9551
HCA Realty, Inc.	Tennessee	06-1106160	One Park Plaza Nashville, TN 37203 (615) 344-9551
HD&S Corp. Successor, Inc.	Florida	62-1657694	One Park Plaza Nashville, TN 37203 (615) 344-9551
Health Midwest Office Facilities Corporation	Missouri	43-1175071	One Park Plaza Nashville, TN 37203 (615) 344-9551
Health Midwest Ventures Group, Inc.	Missouri	43-1315348	One Park Plaza Nashville, TN 37203 (615) 344-9551
Healthtrust MOB, LLC	Delaware	62-1824860	One Park Plaza Nashville, TN 37203 (615) 344-9551
Hendersonville Hospital Corporation	Tennessee	62-1321255	One Park Plaza Nashville, TN 37203 (615) 344-9551
Hospital Corporation of Tennessee	Tennessee	62-1124446	One Park Plaza Nashville, TN 37203 (615) 344-9551
Hospital Corporation of Utah	Utah	87-0322019	One Park Plaza Nashville, TN 37203 (615) 344-9551
Hospital Development Properties, Inc.	Delaware	62-1321246	One Park Plaza Nashville, TN 37203 (615) 344-9551
HSS Holdco, LLC	Delaware	62-1839825	One Park Plaza Nashville, TN 37203 (615) 344-9551
HSS Systems VA, LLC	Delaware	62-1804832	One Park Plaza Nashville, TN 37203 (615) 344-9551

Address, Including
Zip Code, and
Telephone Number,
Including Area
	State or Other		Code, of Registrant
	Jurisdiction of	I.R.S. Employer	Guarantor’s
Exact Name of Registrant Guarantor as Specified	Incorporation or	Identification	Principal Executive
in its Charter (or Other Organizational Document)	Organization	Number	Offices

HSS Systems, LLC	Delaware	62-1804834	One Park Plaza Nashville, TN 37203 (615) 344-9551
HSS Virginia, L.P.	Virginia	62-1848294	One Park Plaza Nashville, TN 37203 (615) 344-9551
HTI Memorial Hospital Corporation	Tennessee	62-1560757	One Park Plaza Nashville, TN 37203 (615) 344-9551
Integrated Regional Lab, LLC	Florida	36-4576441	One Park Plaza Nashville, TN 37203 (615) 344-9551
Integrated Regional Laboratories, LLP	Delaware	62-1687140	One Park Plaza Nashville, TN 37203 (615) 344-9551
JFK Medical Center Limited Partnership	Delaware	62-1694180	One Park Plaza Nashville, TN 37203 (615) 344-9551
KPH-Consolidation, Inc.	Texas	62-1619857	One Park Plaza Nashville, TN 37203 (615) 344-9551
Lakeland Medical Center, LLC	Delaware	62-1762603	One Park Plaza Nashville, TN 37203 (615) 344-9551
Lakeview Medical Center, LLC	Delaware	62-1762416	One Park Plaza Nashville, TN 37203 (615) 344-9551
Largo Medical Center, Inc.	Florida	62-1026428	One Park Plaza Nashville, TN 37203 (615) 344-9551
Las Vegas Surgicare, Inc.	Nevada	75-1890731	One Park Plaza Nashville, TN 37203 (615) 344-9551
Lawnwood Medical Center, Inc.	Florida	59-1764486	One Park Plaza Nashville, TN 37203 (615) 344-9551
Lewis-Gale Hospital, Incorporated	Virginia	54-0218835	One Park Plaza Nashville, TN 37203 (615) 344-9551
Lewis-Gale Medical Center, LLC	Delaware	62-1760148	One Park Plaza Nashville, TN 37203 (615) 344-9551
Lewis-Gale Physicians, LLC	Virginia	06-1755234	One Park Plaza Nashville, TN 37203 (615) 344-9551
Los Robles Regional Medical Center	California	95-2321136	One Park Plaza Nashville, TN 37203 (615) 344-9551

Address, Including
Zip Code, and
Telephone Number,
Including Area
	State or Other		Code, of Registrant
	Jurisdiction of	I.R.S. Employer	Guarantor’s
Exact Name of Registrant Guarantor as Specified	Incorporation or	Identification	Principal Executive
in its Charter (or Other Organizational Document)	Organization	Number	Offices

Management Services Holdings, Inc.	Delaware	62-1874287	One Park Plaza Nashville, TN 37203 (615) 344-9551
Marietta Surgical Center, Inc.	Georgia	58-1539547	One Park Plaza Nashville, TN 37203 (615) 344-9551
Marion Community Hospital, Inc.	Florida	59-1479652	One Park Plaza Nashville, TN 37203 (615) 344-9551
MCA Investment Company	California	33-0539836	One Park Plaza Nashville, TN 37203 (615) 344-9551
Medical Centers of Oklahoma, LLC	Delaware	62-1771846	One Park Plaza Nashville, TN 37203 (615) 344-9551
Medical Office Buildings of Kansas, LLC	Delaware	62-1789791	One Park Plaza Nashville, TN 37203 (615) 344-9551
Memorial Healthcare Group, Inc.	Florida	59-3283127	One Park Plaza Nashville, TN 37203 (615) 344-9551
Midwest Division — ACH, LLC	Delaware	48-1301811	One Park Plaza Nashville, TN 37203 (615) 344-9551
Midwest Division — LRHC, LLC	Delaware	48-1301817	One Park Plaza Nashville, TN 37203 (615) 344-9551
Midwest Division — LSH, LLC	Delaware	45-0503141	One Park Plaza Nashville, TN 37203 (615) 344-9551
Midwest Division — MCI, LLC	Delaware	45-0503127	One Park Plaza Nashville, TN 37203 (615) 344-9551
Midwest Division — MMC, LLC	Delaware	48-1301826	One Park Plaza Nashville, TN 37203 (615) 344-9551
Midwest Division — OPRMC, LLC	Delaware	45-0503116	One Park Plaza Nashville, TN 37203 (615) 344-9551
Midwest Division — PFC, LLC	Delaware	48-1302330	One Park Plaza Nashville, TN 37203 (615) 344-9551
Midwest Division — RBH, LLC	Missouri	20-0851062	One Park Plaza Nashville, TN 37203 (615) 344-9551
Midwest Division — RMC, LLC	Delaware	54-2092552	One Park Plaza Nashville, TN 37203 (615) 344-9551

Address, Including
Zip Code, and
Telephone Number,
Including Area
	State or Other		Code, of Registrant
	Jurisdiction of	I.R.S. Employer	Guarantor’s
Exact Name of Registrant Guarantor as Specified	Incorporation or	Identification	Principal Executive
in its Charter (or Other Organizational Document)	Organization	Number	Offices

Midwest Division — RPC, LLC	Delaware	48-1301829	One Park Plaza Nashville, TN 37203 (615) 344-9551
Midwest Holdings, Inc.	Delaware	11-3676736	One Park Plaza Nashville, TN 37203 (615) 344-9551
Montgomery Regional Hospital, Inc.	Virginia	54-0889154	One Park Plaza Nashville, TN 37203 (615) 344-9551
Mountain View Hospital, Inc.	Utah	87-0333048	One Park Plaza Nashville, TN 37203 (615) 344-9551
Nashville Shared Services General Partnership	Delaware	62-1841237	One Park Plaza Nashville, TN 37203 (615) 344-9551
National Patient Account Services, Inc.	Texas	62-1645596	One Park Plaza Nashville, TN 37203 (615) 344-9551
New Port Richey Hospital, Inc.	Florida	59-2047041	One Park Plaza Nashville, TN 37203 (615) 344-9551
New Rose Holding Company, Inc.	Colorado	62-1617432	One Park Plaza Nashville, TN 37203 (615) 344-9551
North Florida Immediate Care Center, Inc.	Florida	58-2075775	One Park Plaza Nashville, TN 37203 (615) 344-9551
North Florida Regional Medical Center, Inc.	Florida	61-1269294	One Park Plaza Nashville, TN 37203 (615) 344-9551
Northern Utah Healthcare Corporation	Utah	62-1650573	One Park Plaza Nashville, TN 37203 (615) 344-9551
Northern Virginia Community Hospital, LLC	Virginia	04-3665595	One Park Plaza Nashville, TN 37203 (615) 344-9551
Northlake Medical Center, LLC	Georgia	58-2433434	One Park Plaza Nashville, TN 37203 (615) 344-9551
Notami Hospitals of Louisiana, Inc.	Louisiana	95-4176923	One Park Plaza Nashville, TN 37203 (615) 344-9551
Notami Hospitals, LLC	Delaware	62-1761993	One Park Plaza Nashville, TN 37203 (615) 344-9551
Okaloosa Hospital, Inc.	Florida	59-1836808	One Park Plaza Nashville, TN 37203 (615) 344-9551

Address, Including
Zip Code, and
Telephone Number,
Including Area
	State or Other		Code, of Registrant
	Jurisdiction of	I.R.S. Employer	Guarantor’s
Exact Name of Registrant Guarantor as Specified	Incorporation or	Identification	Principal Executive
in its Charter (or Other Organizational Document)	Organization	Number	Offices

Okeechobee Hospital, Inc.	Florida	59-1833934	One Park Plaza Nashville, TN 37203 (615) 344-9551
Outpatient Cardiovascular Center of Central Florida, LLC	Delaware	52-2448149	One Park Plaza Nashville, TN 37203 (615) 344-9551
Palms West Hospital Limited Partnership	Delaware	62-1694178	One Park Plaza Nashville, TN 37203 (615) 344-9551
Palmyra Park Hospital, Inc.	Georgia	58-1091107	One Park Plaza Nashville, TN 37203 (615) 344-9551
Pasadena Bayshore Hospital, Inc.	Texas	74-1616679	One Park Plaza Nashville, TN 37203 (615) 344-9551
Plantation General Hospital, L.P.	Delaware	62-1372389	One Park Plaza Nashville, TN 37203 (615) 344-9551
Pulaski Community Hospital, Inc.	Virginia	54-0941129	One Park Plaza Nashville, TN 37203 (615) 344-9551
Redmond Park Hospital, LLC	Georgia	58-1123037	One Park Plaza Nashville, TN 37203 (615) 344-9551
Redmond Physician Practice Company	Georgia	62-1662134	One Park Plaza Nashville, TN 37203 (615) 344-9551
Reston Hospital Center, LLC	Delaware	62-1777534	One Park Plaza Nashville, TN 37203 (615) 344-9551
Retreat Hospital, LLC	Virginia	61-1272890	One Park Plaza Nashville, TN 37203 (615) 344-9551
Rio Grande Regional Hospital, Inc.	Texas	61-1276564	One Park Plaza Nashville, TN 37203 (615) 344-9551
Riverside Healthcare System, L.P.	California	33-0751869	One Park Plaza Nashville, TN 37203 (615) 344-9551
Riverside Hospital, Inc.	Delaware	74-2600687	One Park Plaza Nashville, TN 37203 (615) 344-9551
Samaritan, LLC	Delaware	62-1762605	One Park Plaza Nashville, TN 37203 (615) 344-9551
San Jose Healthcare System, LP	Delaware	77-0498674	One Park Plaza Nashville, TN 37203 (615) 344-9551

Address, Including
Zip Code, and
Telephone Number,
Including Area
	State or Other		Code, of Registrant
	Jurisdiction of	I.R.S. Employer	Guarantor’s
Exact Name of Registrant Guarantor as Specified	Incorporation or	Identification	Principal Executive
in its Charter (or Other Organizational Document)	Organization	Number	Offices

San Jose Hospital, L.P.	Delaware	62-1763091	One Park Plaza Nashville, TN 37203 (615) 344-9551
San Jose Medical Center, LLC	Delaware	62-1762609	One Park Plaza Nashville, TN 37203 (615) 344-9551
San Jose, LLC	Delaware	62-1756992	One Park Plaza Nashville, TN 37203 (615) 344-9551
Sarasota Doctors Hospital, Inc.	Florida	61-1258724	One Park Plaza Nashville, TN 37203 (615) 344-9551
SJMC, LLC	Delaware	62-1762613	One Park Plaza Nashville, TN 37203 (615) 344-9551
Southern Hills Medical Center, LLC	Nevada	74-3048428	One Park Plaza Nashville, TN 37203 (615) 344-9551
Spotsylvania Medical Center, Inc	Virginia	06-1760818	One Park Plaza Nashville, TN 37203 (615) 344-9551
Spring Branch Medical Center, Inc.	Texas	61-1261492	One Park Plaza Nashville, TN 37203 (615) 344-9551
Spring Hill Hospital, Inc.	Tennessee	84-1706716	One Park Plaza Nashville, TN 37203 (615) 344-9551
St. Mark’s Lone Peak Hospital, Inc.	Utah	25-1925376	One Park Plaza Nashville, TN 37203 (615) 344-9551
Sun City Hospital, Inc.	Florida	59-2822337	One Park Plaza Nashville, TN 37203 (615) 344-9551
Sunrise Mountainview Hospital, Inc.	Nevada	62-1600397	One Park Plaza Nashville, TN 37203 (615) 344-9551
Surgicare of Brandon, Inc.	Florida	58-1819994	One Park Plaza Nashville, TN 37203 (615) 344-9551
Surgicare of Florida, Inc.	Florida	95-3947578	One Park Plaza Nashville, TN 37203 (615) 344-9551
Surgicare of Houston Women’s, Inc.	Texas	72-1563673	One Park Plaza Nashville, TN 37203 (615) 344-9551
Surgicare of Manatee, Inc.	Florida	75-2364410	One Park Plaza Nashville, TN 37203 (615) 344-9551

Address, Including
Zip Code, and
Telephone Number,
Including Area
	State or Other		Code, of Registrant
	Jurisdiction of	I.R.S. Employer	Guarantor’s
Exact Name of Registrant Guarantor as Specified	Incorporation or	Identification	Principal Executive
in its Charter (or Other Organizational Document)	Organization	Number	Offices

Surgicare of New Port Richey, Inc.	Florida	75-2243308	One Park Plaza Nashville, TN 37203 (615) 344-9551
Surgicare of Palms West, LLC	Florida	20-1008436	One Park Plaza Nashville, TN 37203 (615) 344-9551
Surgicare of Riverside, LLC	California	26-0047096	One Park Plaza Nashville, TN 37203 (615) 344-9551
Tallahassee Medical Center, Inc.	Florida	62-1091430	One Park Plaza Nashville, TN 37203 (615) 344-9551
TCMC Madison-Portland, Inc.	Tennessee	76-0811731	One Park Plaza Nashville, TN 37203 (615) 344-9551
Terre Haute Hospital GP, Inc.	Delaware	62-1861156	One Park Plaza Nashville, TN 37203 (615) 344-9551
Terre Haute Hospital Holdings, Inc.	Delaware	62-1861158	One Park Plaza Nashville, TN 37203 (615) 344-9551
Terre Haute MOB, L.P.	Indiana	76-0775694	One Park Plaza Nashville, TN 37203 (615) 344-9551
Terre Haute Regional Hospital, L.P.	Delaware	35-1461805	One Park Plaza Nashville, TN 37203 (615) 344-9551
Timpanogos Regional Medical Services, Inc.	Utah	62-1831495	One Park Plaza Nashville, TN 37203 (615) 344-9551
Trident Medical Center, LLC	Delaware	62-1768106	One Park Plaza Nashville, TN 37203 (615) 344-9551
Utah Medco, LLC	Delaware	62-1769672	One Park Plaza Nashville, TN 37203 (615) 344-9551
VH Holdco, Inc.	Nevada	62-1749073	One Park Plaza Nashville, TN 37203 (615) 344-9551
VH Holdings, Inc.	Nevada	62-1720399	One Park Plaza Nashville, TN 37203 (615) 344-9551
Virginia Psychiatric Company, Inc.	Virginia	62-1410313	One Park Plaza Nashville, TN 37203 (615) 344-9551
W & C Hospital, Inc.	Texas	61-1259838	One Park Plaza Nashville, TN 37203 (615) 344-9551

Address, Including
Zip Code, and
Telephone Number,
Including Area
	State or Other		Code, of Registrant
	Jurisdiction of	I.R.S. Employer	Guarantor’s
Exact Name of Registrant Guarantor as Specified	Incorporation or	Identification	Principal Executive
in its Charter (or Other Organizational Document)	Organization	Number	Offices

Walterboro Community Hospital, Inc.	South Carolina	57-0712623	One Park Plaza Nashville, TN 37203 (615) 344-9551
Wesley Medical Center, LLC	Delaware	62-1762545	One Park Plaza Nashville, TN 37203 (615) 344-9551
West Florida Regional Medical Center, Inc.	Florida	59-1525468	One Park Plaza Nashville, TN 37203 (615) 344-9551
West Valley Medical Center, Inc.	Idaho	36-3525049	One Park Plaza Nashville, TN 37203 (615) 344-9551
Western Plains Capital, Inc.	Nevada	62-1727347	One Park Plaza Nashville, TN 37203 (615) 344-9551
WHMC, Inc.	Texas	61-1261485	One Park Plaza Nashville, TN 37203 (615) 344-9551
Woman’s Hospital of Texas, Incorporated	Texas	74-1991424	One Park Plaza Nashville, TN 37203 (615) 344-9551
Women’s and Children’s Hospital, Inc.	Louisiana	58-1741726	One Park Plaza Nashville, TN 37203 (615) 344-9551

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 27, 2009

Preliminary Prospectus

HCA Inc.

Debt Securities

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus has been prepared for and may be used by Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and their affiliates in connection with offers and sales of the debt securities referenced herein related to market-making transactions in such debt securities effected from time to time. Such affiliates may act as principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties, when they act as agents for both. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices. We will not receive any proceeds from such sales.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. The prospectus may be used only for the purposes for which it has been published and no person has been authorized to give any information not contained herein. If you receive any other information, you should not rely on it. We are not making an offer of these securities in any state where the offer is not permitted.

Investing in the notes involves risks. See “Risk Factors” beginning on page 6 for a discussion of certain risks that you should consider before investing in the securities.

We are offering to sell these securities only in places where sales are permitted.

The date of this prospectus is          , 2009.

Where You Can Find More Information About HCA Inc.	2
HCA Inc.	5
Risk Factors	6
Use of Proceeds	21
Description of Other Indebtedness	22
Description of Notes	28
Book-Entry Issuance	260
Certain U.S. Federal Tax Consequences	263
Plan of Distribution	271
Experts	272
Legal Opinions	272
EX-3.3: AMERICAN MEDICORP DEVELOPMENT CO. ARTICLES OF INCORPORATION
EX-3.4: AMERICAN MEDICORP DEVELOPMENT CO. BY-LAWS
EX-3.60: COLUMBIA PARKERSBURG HEALTHCARE SYSTEM, LLC ARTICLES OF CONVERSION
EX-3.124: HCA-IT&S FIELD OPERATIONS, INC. ARTICLES OF INCORPORATION
EX-3.125: HCA-IT&S FIELD OPERATIONS, INC. BY-LAWS
EX-3.126: HCA-IT&S INVENTORY MANAGEMENT, INC. ARTICLES OF INCORPORATION
EX-3.127: HCA-IT&S INVENTORY MANAGEMENT, INC. BY-LAWS
EX-3.142: HCA REALTY, INC. CHARTER
EX-3.143: HCA REALTY, INC. BY-LAWS
EX-3.267: PASADENA BAYSHORE HOSPITAL, INC. ARTICLES OF INCORPORATION
EX-3.268: PASADENA BAYSHORE HOSPITAL INC. BY-LAWS
EX-3.279: RETREAT HOSPITAL, LLC ARTICLES OF INCORPORATION
EX-3.280: RETREAT HOSPITAL, LLC LIMITED LIABILITY COMPANY AGREEMENT
EX-5.1: OPINION OF SIMPSON THACHER & BARTLETT LLP
EX-5.2: OPINION OF ROBERT A. WATERMAN
EX-12.1: STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
EX-21.1: SUBSIDIARIES
EX-23.3: CONSENT OF ERNST & YOUNG LLP
EX-25.1: FORM T-1 STATEMENT OF ELIGIBILITY
EX-25.2: FORM T-1 STATEMENT OF ELIGIBILITY
EX-25.3: FORM T-1 STATEMENT OF ELIGIBILITY
EX-25.4: FORM T-1 STATEMENT OF ELIGIBILITY

WHERE YOU CAN FIND MORE INFORMATION ABOUT HCA INC.

We file certain reports with the Securities and Exchange Commission (the “SEC”), including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We are an electronic filer, and the SEC maintains an Internet site at http://www.sec.gov that contains the reports and other information we file electronically. Our website address is www.hcahealthcare.com. Please note that our website address is provided as an inactive textual reference only. The information provided on our website is not part of this prospectus and is therefore not incorporated by reference unless such information is specifically referenced elsewhere in this prospectus. We make available free of charge, through our website, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports filed or furnished pursuant to Section 15(d) of the Exchange Act, as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC.

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will update and supersede this information. The information contained in this prospectus supersedes any inconsistent information contained in the documents incorporated by reference herein.

We incorporate by reference the documents listed below other than, in each case, those documents or the portions of those documents which are furnished and not filed:

•	HCA Inc.’s annual report on Form 10-K for the year ended December 31, 2008;

•	HCA Inc.’s quarterly report on Form 10-Q for the quarter ended March 31, 2009;

•	HCA Inc.’s current reports on Form 8-K filed on February 11, 2009 (Item 5.02), February 25, 2009, April 27, 2009, April 28, 2009, May 7, 2009 and May 27, 2009; and

•	the descriptions of the terms of the specified debt securities contained under the captions indicated in the following documents filed with the SEC:

•	the description of the 5.50% Senior Notes Due 2009 and the 6.375% Senior Notes Due 2015 set forth under the caption “Description of the Notes” in the prospectus supplement dated November 16, 2004, and under the caption “Description of the Debt Securities” in the prospectus dated October 16, 2003, each filed with the SEC on November 17, 2004 (SEC File No. 333-107536);

•	the description of the $750,000,000 in aggregate principal amount of 8.75% Senior Notes Due 2010 set forth under the caption “Description of the Notes” in the prospectus supplement dated August 18, 2000, and under the caption “Description of the Debt Securities” in the prospectus dated August 5, 1999, each filed with the SEC on August 21, 2000 (SEC File No. 333-82219);

•	the description of the £150,000,000 in aggregate principal amount of 8.75% Senior Notes Due 2010 set forth under the caption “Description of the Notes” in the prospectus supplement dated October 25, 2000, and under the caption “Description of the Debt Securities” in the prospectus dated August 5, 1999, each filed with the SEC on October 27, 2000 (SEC File No. 333-82219);

•	the description of the 7.875% Senior Notes Due 2011 set forth under the caption “Description of the Notes” in the prospectus supplement dated January 23, 2001, and under the caption “Description of the Debt Securities” in the prospectus dated December 19, 2000, each filed with the SEC on January 24, 2001 (SEC File No. 333-51540);

•	the description of the 6.95% Senior Notes Due 2012 set forth under the caption “Description of the Notes” in the prospectus supplement dated April 23, 2002, and under the caption “Description of the

Debt Securities” in the prospectus dated December 19, 2000, each filed with the SEC on April 26, 2002 (SEC File No. 333-51540);

•	the description of the 6.30% Senior Notes Due 2012 set forth under the caption “Description of the Notes” in the prospectus supplement dated September 18, 2002, and under the caption “Description of the Debt Securities” in the prospectus dated May 16, 2002, each filed with the SEC on September 20, 2002 (SEC File No. 333-87588);

•	the description of the 6.25% Senior Notes Due 2013 set forth under the caption “Description of the Notes” in the prospectus supplement dated February 5, 2003, and under the caption “Description of the Debt Securities” in the prospectus dated May 16, 2002, each filed with the SEC on February 7, 2003 (SEC File No. 333-87588);

•	the description of the 6.75% Senior Notes Due 2013 set forth under the caption “Description of the Notes” in the prospectus supplement dated July 23, 2003, and under the caption “Description of the Debt Securities” in the prospectus dated May 16, 2002, each filed with the SEC on July 25, 2003 (SEC File No. 333-87588);

•	the description of the 5.75% Senior Notes Due 2014 set forth under the caption “Description of the Notes” in the prospectus supplement dated March 3, 2004, and under the caption “Description of the Debt Securities” in the prospectus dated October 16, 2003, each filed with the SEC on March 5, 2004 (SEC File No. 333-107536);

•	the description of the 6.50% Senior Notes Due 2016 set forth under the caption “Description of the Notes” in the prospectus supplement dated February 3, 2006, and under the caption “Description of the Debt Securities” in the prospectus dated April 21, 2005, each filed with the SEC on February 6, 2006 (SEC File No. 333-121520);

•	the description of the 7.69% Notes Due 2025 set forth under the caption “Description of New Securities” in the prospectus and consent solicitation dated May 25, 1995, filed with the SEC on May 26,1995 (SEC File No. 33-58919);

•	the description of the 7.50% Senior Notes Due 2033 set forth under the caption “Description of the Notes” in the prospectus supplement dated October 31, 2003, and under the caption “Description of the Debt Securities” in the prospectus dated October 16, 2003, each filed with the SEC on November 4, 2003 (SEC File No. 333-107536);

•	the description of the 7.19% Debentures Due 2015 set forth under the caption “Description of the Notes” in the prospectus supplement dated November 20, 1995, and under the caption “Description of the Debt Securities” in the prospectus dated November 17, 1995, each filed with the SEC on November 22, 1995 (SEC File No. 33-64105);

•	the description of the 7.50% Debentures Due 2023 set forth under the caption “Description of the Securities” in the prospectus supplement dated December 9, 1993, and under the caption “Description of the Debt Securities” in the prospectus dated November 22, 1993, each filed with the SEC on December 17, 1993 (SEC File No. 33-50985);

•	the description of the 8.36% Debentures Due 2024 set forth under the caption “Description of the Debentures” in the prospectus supplement dated April 20, 1994, and under the caption “Description of the Debt Securities” in the prospectus dated November 22, 1993, each filed with the SEC on April 21, 1994 (SEC File No. 33-50985);

•	the description of the 7.05% Debentures Due 2027 set forth under the caption “Description of the Debentures” in the prospectus supplement dated December 5, 1995, and under the caption “Description of the Debt Securities” in the prospectus dated November 17, 1995, each filed with the SEC on December 7, 1995 (SEC File No. 33-64105);

•	the description of the 7.50% Debentures Due 2095 set forth under the caption “Description of the Debentures” in the prospectus supplement dated November 20, 1995, and under the caption

“Description of the Debt Securities” in the prospectus dated November 17, 1995, each filed with the SEC on November 22, 1995 (SEC File No. 33-64105);

•	the description of the 8.70% Medium-Term Notes Due 2010 set forth in the Pricing Supplement, dated February 1, 1995, filed with the SEC on February 2, 1995 (SEC File No. 33-53409), and under the caption “Description of Notes” in the prospectus supplement dated July 11, 1994, and under the caption “Description of the Debt Securities” in the prospectus dated May 13, 1994, each filed with the SEC on July 12, 1994 (SEC File No. 33-53409);

•	the description of the 9.00% Medium-Term Notes Due 2014 set forth in the Pricing Supplement, dated January 12, 1995, filed with the SEC on January 13, 1995 (SEC File No. 33-53409), and under the caption “Description of Notes” in the prospectus supplement dated July 11, 1994, and under the caption “Description of the Debt Securities” in the prospectus dated May 13, 1994, each filed with the SEC on July 12, 1994 (SEC File No. 33-53409); and

•	the description of the 7.58% Medium-Term Notes Due 2025 set forth in the Pricing Supplement, dated September 11, 1995, filed with the SEC on September 13, 1995 (SEC File No. 33-53409), and under the caption “Description of Notes” in the prospectus supplement dated July 11, 1994, and under the caption “Description of the Debt Securities” in the prospectus dated May 13, 1994, each filed with the SEC on July 12, 1994 (SEC File No. 33-53409).

You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

Corporate Secretary
HCA Inc.
One Park Plaza
Nashville, Tennessee 37203
(615) 344-9551

HCA INC.

The terms “Company,” “HCA,” “we,” “our” or “us,” as used herein, refer to HCA Inc. and its affiliates unless otherwise stated or indicated by context. The term “affiliates” means direct and indirect subsidiaries of HCA Inc. and partnerships and joint ventures in which such subsidiaries are partners.

We are one of the leading health care services companies in the United States. At March 31, 2009, we operated 163 hospitals, comprised of 157 general, acute care hospitals; five psychiatric hospitals; and one rehabilitation hospital. The 163 hospital total includes eight hospitals (seven general, acute care hospitals and one rehabilitation hospital) owned by joint ventures in which an affiliate of HCA is a partner, and these joint ventures are accounted for using the equity method. In addition, we operated 105 freestanding surgery centers, eight of which are owned by joint ventures in which an affiliate of HCA is a partner, and these joint ventures are accounted for using the equity method. Our facilities are located in 20 states and England. For the year ended December 31, 2008, we generated revenues of $28.374 billion and net income attributable to HCA Inc. of $673 million, and for the three months ended March 31, 2009, we generated revenues of $7.431 billion and net income attributable to HCA Inc. of $360 million.

Our primary objective is to provide a comprehensive array of quality health care services in the most cost-effective manner possible. Our general, acute care hospitals typically provide a full range of services to accommodate such medical specialties as internal medicine, general surgery, cardiology, oncology, neurosurgery, orthopedics and obstetrics, as well as diagnostic and emergency services. Outpatient and ancillary health care services are provided by our general, acute care hospitals, freestanding surgery centers, diagnostic centers and rehabilitation facilities. Our psychiatric hospitals provide a full range of mental health care services through inpatient, partial hospitalization and outpatient settings.

We also provide a variety of management services to our health care facilities, including patient safety programs; ethics and compliance programs; national supply contracts; equipment purchasing and leasing contracts; accounting, financial and clinical systems; governmental reimbursement assistance; construction planning and coordination; information technology systems and solutions; legal counsel; human resources services; and internal audit services.

HCA Inc. was incorporated in Nevada in January 1990 and reincorporated in Delaware in September 1993. Our principal executive offices are located at One Park Plaza, Nashville, Tennessee 37203, and our telephone number is (615) 344-9551.

RISK FACTORS

You should carefully consider the risk factors set forth below as well as the risk factors incorporated herein by reference to our annual report on Form 10-K for the fiscal year ended December 31, 2008 (the “2008 10-K”) and our quarterly report on Form 10-Q for the quarter ended March 31, 2009 (the “2009 First Quarter 10-Q”) and the other information contained in this prospectus before purchasing the notes. This prospectus contains forward-looking statements that involve risks and uncertainties. Any of the following risks could materially and adversely affect our business, financial condition or results of operations. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition or results of operations. In such a case, you may lose all or part of your original investment.

As used herein, the “senior secured credit facilities” refer to, collectively, our senior secured cash flow credit facility, dated as of November 17, 2006, as amended on February 16, 2007, and as amended on March 2, 2009 (the “cash flow credit facility”), and our senior secured asset-based revolving credit facility, dated as of November 17, 2006, as amended and restated as of June 20, 2007, and as amended on March 2, 2009 (the “asset-based revolving credit facility”). We refer to the “senior notes” as those notes, debentures and medium-term notes issued under the indenture, dated as of December 16, 1993, as amended or supplemented, to the “second lien notes” as those notes issued under, collectively, the indenture dated as of November 17, 2006 and the indenture dated as of February 19, 2009, each as amended or supplemented, to the “first lien notes” as those notes issued under the indenture, dated as of April 22, 2009, as amended or supplemented, and to the “senior secured notes” as, collectively, the second lien notes and the first lien notes. We refer to the “notes” as, collectively, the senior notes and the senior secured notes. For a more detailed description of the notes and the indentures and agreements governing such notes, see “Description of Notes.”

Risks Related to Our Indebtedness

Our substantial leverage could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, expose us to interest rate risk to the extent of our variable rate debt and prevent us from meeting our obligations.

Since completing our recapitalization in November 2006 we are highly leveraged. As of March 31, 2009 our total indebtedness was $26.567 billion. Our high degree of leverage could have important consequences, including:

•	increasing our vulnerability to downturns or adverse changes in general economic, industry or competitive conditions and adverse changes in government regulations;

•	requiring a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest on our indebtedness, therefore reducing our ability to use our cash flow to fund our operations, capital expenditures and future business opportunities;

•	exposing us to the risk of increased interest rates as certain of our unhedged borrowings are at variable rates of interest;

•	limiting our ability to make strategic acquisitions or causing us to make nonstrategic divestitures;

•	limiting our ability to obtain additional financing for working capital, capital expenditures, product or service line development, debt service requirements, acquisitions and general corporate or other purposes; and

•	limiting our ability to adjust to changing market conditions and placing us at a competitive disadvantage compared to our competitors who are less highly leveraged.

We and our subsidiaries have the ability to incur additional indebtedness in the future, subject to the restrictions contained in our senior secured credit facilities and the indentures governing our outstanding notes. If new indebtedness is added to our current debt levels, the related risks that we now face could intensify.

We may not be able to generate sufficient cash to service all of our indebtedness and may not be able to refinance our indebtedness on favorable terms. If we are unable to do so, we may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We cannot assure you that we will maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness.

As of March 31, 2009, our substantial indebtedness included $13.356 billion of indebtedness under our senior secured credit facilities that matures in 2012 and 2013, $6.000 billion of second lien notes maturing in 2014, 2016 and 2017 and $6.826 billion of unsecured senior notes and debentures that mature on various dates from 2009 to 2095 (including $5.437 billion maturing through 2016). Because a significant portion of our indebtedness matures in the next few years, we may find it necessary or prudent to refinance that indebtedness with longer-maturity debt at a higher interest rate. In April 2009, for example, we issued $1.500 billion of 8 1/2% Senior Secured Notes due 2019. We used the net proceeds of that offering to prepay term loans under our cash flow credit facility, which currently bears interest at a lower floating rate. Our ability to refinance our indebtedness on favorable terms, or at all, is directly affected by the current global economic and financial crisis. In addition, our ability to incur secured indebtedness (which may enable us to achieve better pricing than the incurrence of unsecured indebtedness) depends in part on the value of our assets, which depends, in turn, on the strength of our cash flows and results of operations, and on economic and market conditions and other factors.

If our cash flows and capital resources are insufficient to fund our debt service obligations or we are unable to refinance our indebtedness, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure our indebtedness. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. If our operating results and available cash are insufficient to meet our debt service obligations, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. We may not be able to consummate those dispositions, or the proceeds from the dispositions may not be adequate to meet any debt service obligations then due.

Our debt agreements contain restrictions that limit our flexibility in operating our business.

Our senior secured credit facilities and the indentures governing our outstanding notes contain various covenants that limit our ability to engage in specified types of transactions. These covenants limit our and certain of our subsidiaries’ ability to, among other things:

•	incur additional indebtedness or issue certain preferred shares;

•	pay dividends on, repurchase or make distributions in respect of our capital stock or make other restricted payments;

•	make certain investments;

•	sell or transfer assets;

•	create liens;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets; and

•	enter into certain transactions with our affiliates.

Under our asset-based revolving credit facility, when (and for as long as) the combined availability under our asset-based revolving credit facility and our senior secured revolving credit facility is less than a specified amount for a certain period of time or, if a payment or bankruptcy event of default has occurred and is continuing, funds deposited into any of our depository accounts will be transferred on a daily basis into a blocked account with the administrative agent and applied to prepay loans under the asset-based revolving credit facility and to cash collateralize letters of credit issued thereunder.

Under our senior secured credit facilities, we are required to satisfy and maintain specified financial ratios. Our ability to meet those financial ratios can be affected by events beyond our control, and there can be no assurance that we will continue to meet those ratios. A breach of any of these covenants could result in a default under both our cash flow credit facility and our asset-based revolving credit facility. Upon the occurrence of an event of default under our senior secured credit facilities, our lenders could elect to declare all amounts outstanding under our senior secured credit facilities to be immediately due and payable and terminate all commitments to extend further credit. If we were unable to repay those amounts, the lenders under our senior secured credit facilities could proceed against the collateral granted to them to secure such indebtedness. We have pledged a significant portion of our assets as collateral under our senior secured credit facilities. If any of the lenders under our senior secured credit facilities accelerate the repayment of borrowings, we cannot assure you that we will have sufficient assets to repay our senior secured credit facilities and the notes.

Risks Related to the Notes

Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market for the notes exists or will continue.

We do not intend to apply for a listing of the notes on a securities exchange or automated dealer quotation system. We cannot assure you as to the liquidity of markets that may develop for the notes, your ability to sell the notes or the price at which you would be able to sell the notes. No financial institution is obligated to make a market in any of the notes, and any financial institutions that do so may discontinue their market-making activities at any time without notice. Therefore, an active market for any of the notes, if developed, may not continue. Because Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and their respective affiliates (collectively, the “market makers”) may be considered affiliates of ours, they are required to deliver a current “market-maker” prospectus in connection with any secondary market sale of the notes, which may affect their ability to continue market-making activities. Historically, the market for non investment-grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. The market, if any, for any of the notes may not be free from similar disruptions and any such disruptions may adversely affect the prices at which you may sell your notes. In addition, the notes may trade at a discount from your purchase price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

If we default on our obligations to pay our indebtedness, we may not be able to make payments on the notes.

Any default under the agreements governing our indebtedness, including a default under our senior secured credit facilities that is not waived by the required lenders or a default under any of the indentures governing the notes, and the remedies sought by the holders of such indebtedness, could prevent us from paying principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including covenants in our senior secured credit facilities and the indentures governing the notes), we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under our senior secured credit facilities could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to obtain waivers from the required lenders under our senior secured credit facilities to avoid being in default. If we breach our covenants under our senior secured credit facilities and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under the instruments governing that indebtedness, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

Federal and state fraudulent transfer laws may permit a court to void the notes, and with respect to the senior secured notes, the guarantees, and, if that occurs, you may not receive any payments on the notes.

Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the notes and, with respect to the senior secured notes, the incurrence of the guarantees. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the notes or guarantees could be voided as a fraudulent transfer or conveyance if (1) we or any of the guarantors, as applicable, issued the notes or incurred the guarantees with the intent of hindering, delaying or defrauding creditors or (2) we or any of the guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for either issuing the notes or incurring the guarantees and, in the case of (2) only, one of the following is also true at the time thereof:

•	we or any of the guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the notes or the incurrence of the guarantees;

•	the issuance of the notes or the incurrence of the guarantees left us or any of the guarantors, as applicable, with an unreasonably small amount of capital to carry on the business;

•	we or any of the guarantors intended to, or believed that we or such guarantor would, incur debts beyond our or such guarantor’s ability to pay as they mature; or

•	we were or any of the guarantors was a defendant in an action for money damages, or had a judgment for money damages docketed against us or such guarantor if, in either case, after final judgment, the judgment was unsatisfied.

If a court were to find that the issuance of the notes or the incurrence of any guarantee were a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or such guarantee or further subordinate the notes or such guarantee to presently existing and future indebtedness of ours or of the related guarantor, or require the holders of the notes to repay any amounts received with respect to such guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes. Further, the voidance of the notes could result in an event of default with respect to our and our subsidiaries’ other debt that could result in acceleration of such debt.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or an antecedent debt is secured or satisfied. A debtor will generally not be considered to have received value in connection with a debt offering if the debtor uses the proceeds of that offering to make a dividend payment or otherwise retire or redeem equity securities issued by the debtor.

We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were solvent at the relevant time or, regardless of the standard that a court uses, that the issuance of the guarantees would not be further subordinated to our or any of our guarantors’ other debt. Generally, however, an entity would be considered insolvent if, at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

Risks Related to the Senior Notes

The senior notes are unsecured and effectively junior to our secured indebtedness, including our senior secured credit facilities and our senior secured notes, to the extent of the value of the collateral securing such secured indebtedness.

Our obligations under our senior notes are unsecured and are effectively junior to our secured indebtedness to the extent of the value of the collateral securing such secured indebtedness. Our senior secured credit facilities and our senior secured notes are collateralized by, among other things, the capital stock of any wholly owned first-tier subsidiary of our company or of any U.S. subsidiary guarantor, substantially all of our and the U.S. subsidiary guarantors’ other tangible and intangible assets and accounts receivable of our company and certain of our domestic subsidiaries, subject to exceptions. Our senior secured credit facilities and the indentures governing our senior secured notes also permit us to incur additional secured indebtedness. The senior notes are effectively subordinated to all such secured indebtedness to the extent of the value of that collateral. If an event of default occurs under the senior secured credit facilities or under the indentures governing our senior secured notes, the holders of such senior secured indebtedness will have a prior right to our assets, to the exclusion of the holders of our senior notes, even if we are in default with respect to such notes. In that event, our assets would first be used to repay in full all indebtedness and other obligations secured by them (including all amounts outstanding under the senior secured credit facilities and the senior secured notes), resulting in all or a portion of our assets being unavailable to satisfy the claims of the holders of the senior notes and other unsecured indebtedness. Therefore, in the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization, or other bankruptcy proceeding, holders of the senior notes will participate in our remaining assets ratably with each other and with all holders of our unsecured indebtedness that is deemed to be of the same class as such notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the senior notes. As a result, holders of such notes may receive less, ratably, than holders of secured indebtedness.

As of March 31, 2009, on an as adjusted basis after giving effect to our offering of $1.500 billion aggregate principal amount of first lien notes in April 2009 and the use of proceeds therefrom, we had outstanding an aggregate principal amount of $19.855 billion of senior secured indebtedness. This senior secured indebtedness includes that outstanding under our senior secured credit facilities, including letters of credit, the senior secured notes, capital leases and other secured debt. We also had an additional $2.198 billion available for borrowing under our senior secured revolving credit facilities after giving effect to certain outstanding letters of credit.

Claims of holders of our senior notes will be structurally subordinate to claims of creditors of all of our subsidiaries that do not guarantee such notes.

The senior notes are not guaranteed by any of our subsidiaries. Accordingly, claims of holders of the senior notes are structurally subordinate to the claims of creditors of these non-guarantor subsidiaries, including trade creditors. All obligations of our subsidiaries that do not guarantee the senior notes will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to holders of the senior notes. In addition, the indentures governing the notes permit, subject to some limitations, these subsidiaries to incur additional indebtedness and do not contain limitations on the amount of certain other liabilities, such as trade payables, that may be incurred by these subsidiaries.

Risks Related to the Senior Secured Notes

The value of the collateral securing the senior secured notes may not be sufficient to satisfy our obligations under such notes.

No appraisal of the value of the collateral was made in connection with the offerings of each series of senior secured notes, and the fair market value of the collateral is subject to fluctuations based on factors that include, among others, general economic conditions and similar factors. The amount to be received upon a sale of the collateral would be dependent on numerous factors, including, but not limited to, the actual fair market value of the collateral at such time, the timing and the manner of the sale and the availability of buyers. By its nature, portions of the collateral may be illiquid and may have no readily ascertainable market value. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, the collateral may not be sold in a timely or orderly manner and the proceeds from any sale or liquidation of this collateral may not be sufficient to pay our obligations under the senior secured notes.

To the extent that liens securing obligations under the senior secured credit facilities, pre-existing liens, liens permitted under the indentures governing the senior secured notes and other rights, including liens on excluded assets, such as those securing purchase money obligations and capital lease obligations granted to other parties (in addition to the holders of any other obligations secured by higher-priority liens), encumber any of the collateral securing the senior secured notes and the guarantees, those parties have or may exercise rights and remedies with respect to the collateral that could adversely affect the value of the collateral and the ability of the collateral agents, the trustees or the holders of the senior secured notes to realize or foreclose on the collateral.

In addition, the senior secured notes and the related guarantees are not secured by any of the European collateral described under “Description of Other Indebtedness — Senior Secured Credit Facilities — Guarantee and Security.”

There may not be sufficient collateral to pay off all amounts we may borrow under our senior secured credit facilities, the existing senior secured notes and additional notes that we may offer that would be secured on the same basis as the existing senior secured notes. Consequently, liquidating the collateral securing the senior secured notes may not result in proceeds in an amount sufficient to pay any amounts due under such notes after also satisfying the obligations to pay any creditors with prior liens. In addition, we may be required to repay obligations under our cash flow credit facility with proceeds from a sale of assets before repaying the senior secured notes. If the proceeds of any sale of collateral are not sufficient to repay all amounts due on the senior secured notes, the holders of such notes (to the extent not repaid from the proceeds of the sale of the collateral) would have only a senior unsecured, unsubordinated claim against our and the subsidiary guarantors’ remaining assets.

Claims of holders of our senior secured notes are structurally subordinate to claims of creditors of all of our non-U.S. subsidiaries and some of our U.S. subsidiaries because they do not guarantee such notes.

The senior secured notes are not guaranteed by any of our non-U.S. subsidiaries, our less than wholly-owned U.S. subsidiaries or certain other U.S. subsidiaries. Accordingly, claims of holders of the senior secured notes are structurally subordinate to the claims of creditors of these non-guarantor subsidiaries, including trade creditors. All obligations of our non-guarantor subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us or a guarantor of the senior secured notes.

On an as adjusted basis after giving effect to our offering of $1.500 billion aggregate principal amount of first lien notes in April 2009 and the use of proceeds therefrom, our non-guarantor subsidiaries would have accounted for approximately $11.867 billion, or 41.8%, of our total revenues for the year ended December 31, 2008, approximately $3.038 billion, or 40.9%, of our total revenues for the three months ended March 31, 2009, approximately $9.876 billion, or 40.7%, of our total assets, and approximately $7.517 billion, or 22.5%, of our total liabilities, in each case as of December 31, 2008, and approximately $9.817 billion, or 40.4%, of our total assets, and approximately $7.224 billion, or 21.9%, of our total liabilities, in each case as of March 31, 2009.

There are circumstances other than repayment or discharge of the senior secured notes under which the collateral securing such notes and guarantees will be released automatically, without your consent or the consent of the applicable trustee.

Under various circumstances, collateral securing the senior secured notes will be released automatically, including:

•	a sale, transfer or other disposal of such collateral in a transaction not prohibited under the indentures governing the senior secured notes;

•	with respect to collateral held by a guarantor, upon the release of such guarantor from its guarantee;

•	with respect to collateral that is capital stock, upon the dissolution of the issuer of such capital stock in accordance with the indentures governing the senior secured notes;

•	with respect to any collateral in which the second lien notes have a second-priority or third-priority lien, upon any release by the lenders under our senior secured credit facilities of their first-priority or second-priority security interest in such collateral unless such release occurs in connection with a discharge in full in cash of first lien obligations, which discharge is not in connection with a foreclosure of, or other exercise of remedies with respect to, non-receivables collateral by the first lien secured parties (such discharge not in connection with any such foreclosure or exercise of remedies, a “Payment Discharge”); provided that, in the case of a Payment Discharge, the lien on any non-receivables collateral disposed of in satisfaction in whole or in part of first lien obligations shall be automatically released but any proceeds thereof not used for purposes of the discharge of first lien obligations in full in cash or otherwise in accordance with the indentures governing the second lien notes shall be subject to a lien in favor of the collateral agent for the second lien noteholders;

•	with respect to any receivables collateral in which the first lien notes have a second-priority lien, upon any release by the lenders under our asset-based revolving credit facility of their first-priority security interest in such collateral; provided that, if the release occurs in connection with a foreclosure or exercise of remedies by the collateral agent for the lenders under our asset-based revolving credit facility, the lien on that collateral will be automatically released but any proceeds thereof not used to repay the obligations under our asset-based revolving credit facility will be subject to lien in favor of the collateral agent for the first lien noteholders and our cash flow credit facility; and

•	with respect to the collateral upon which the first notes have a first-priority lien, upon any release in connection with a foreclosure or exercise of remedies with respect to that collateral directed by the authorized representative of the lenders under our cash flow credit facility during any period that such authorized representative controls actions with respect to the collateral pursuant to the first lien intercreditor agreement. Even though the holders of the notes share ratably with the lenders under our cash flow credit facility, the authorized representative of the lenders under our cash flow credit facility will initially control actions with respect to the collateral, whether or not the holders of the first lien notes agree or disagree with those actions. See “— Risks Related to the First Lien Senior Secured Notes — Even though the holders of the first lien notes have the benefit of a first-priority lien on the collateral that secures our cash flow credit facility, the representative of the lenders under the cash flow credit facility will initially control most actions with respect to that collateral.”

In addition, the guarantee of a subsidiary guarantor will be automatically released to the extent it is released under the senior secured credit facilities or in connection with a sale of such subsidiary guarantor in a transaction not prohibited by the indentures.

The indentures governing the senior secured notes also permit us to designate one or more of our restricted subsidiaries that is a guarantor of the senior secured notes as an unrestricted subsidiary. If we designate a subsidiary guarantor as an unrestricted subsidiary for purposes of the indentures governing the senior secured notes, all of the liens on any collateral owned by such subsidiary or any of its subsidiaries and any guarantees of the notes by such subsidiary or any of its subsidiaries will be released under the indentures but not necessarily under our senior secured credit facilities. Designation of an unrestricted subsidiary will reduce the aggregate value of the collateral securing the notes to the extent that liens on the assets of the unrestricted subsidiary and its subsidiaries are released. In addition, the creditors of the unrestricted subsidiary and its subsidiaries will have a senior claim on the assets of such unrestricted subsidiary and its subsidiaries. See “Description of Notes.”

We will in most cases have control over the collateral, and the sale of particular assets by us could reduce the pool of assets securing the senior secured notes and the guarantees.

The collateral documents allow us to remain in possession of, retain exclusive control over, freely operate, and collect, invest and dispose of any income from, the collateral securing the senior secured notes and the guarantees, except, under certain circumstances, cash transferred to accounts controlled by the administrative agent under our asset-based revolving credit facility.

In addition, we are not required to comply with all or any portion of Section 314(d) of the Trust Indenture Act of 1939 (the “Trust Indenture Act”) if we determine, in good faith based on advice of counsel, that, under the terms of that Section and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or such portion of Section 314(d) of the Trust Indenture Act is inapplicable to the released collateral. For example, so long as no default or event of default under the indentures governing the senior secured notes would result therefrom and such transaction would not violate the Trust Indenture Act, we may, among other things, without any release or consent by the applicable trustees, conduct ordinary course activities with respect to collateral, such as selling, factoring, abandoning or otherwise disposing of collateral and making ordinary course cash payments (including repayments of indebtedness). See “Description of Notes.”

The imposition of certain permitted liens will cause the assets on which such liens are imposed to be excluded from the collateral securing the senior secured notes and the guarantees. There are also certain other categories of property that are also excluded from the collateral.

The indentures governing the senior secured notes permit liens in favor of third parties to secure additional debt, including purchase money indebtedness and capital lease obligations, and any assets subject to such liens will be automatically excluded from the collateral securing the senior secured notes and the guarantees. Our ability to incur purchase money indebtedness and capital lease obligations is subject to the limitations as described in “Description of Notes.” In addition, certain categories of assets are excluded from the collateral securing the senior secured notes and the guarantees. Excluded assets include the assets of our non-guarantor subsidiaries and equity investees, certain capital stock and other securities of our subsidiaries and equity investees, certain properties that do not secure our senior secured credit facilities, deposit accounts, other bank or securities accounts, cash, leaseholds and motor vehicles, and the proceeds from any of the foregoing. The assets excluded from the collateral for the second lien secured notes include the properties defined as “principal properties” under our indenture dated as of December 16, 1993, so long as that indenture remains in effect. Although the first lien secured notes share a lien on such “principal properties,” that lien is limited to securing a portion of the indebtedness under the senior secured notes and our cash flow credit facility that, in the aggregate, does not exceed 10% of our consolidated net tangible assets. See “Description of Notes.” If an event of default occurs and the senior secured notes are accelerated, such notes and the guarantees will rank equally with the holders of other unsubordinated and unsecured indebtedness of the relevant entity with respect to such excluded property.

On an as adjusted basis after giving effect to our offering of $1.500 billion aggregate principal amount of first lien notes in April 2009 and the use of proceeds therefrom, our non-guarantor subsidiaries would have accounted for approximately $9.817 billion, or 40.4%, of our total assets as of March 31, 2009.

The pledge of the capital stock, other securities and similar items of our subsidiaries that secure the senior secured notes will automatically be released from the lien on them and no longer constitute collateral for so long as the pledge of such capital stock or such other securities would require the filing of separate financial statements with the SEC for that subsidiary.

The senior secured notes and the guarantees are secured by a pledge of the stock of some of our subsidiaries. Under the SEC regulations in effect as of the issue date of the senior secured notes, if the par value, book value as carried by us or market value (whichever is greatest) of the capital stock, other securities or similar items of a subsidiary pledged as part of the collateral is greater than or equal to 20% of the aggregate principal amount of the senior secured notes then outstanding, such a subsidiary would be required to provide separate financial statements to the SEC. Therefore, the indentures governing the senior secured notes and the collateral documents provide that any capital stock and other securities of any of our subsidiaries will be excluded from the collateral for so long as the pledge of such capital stock or other securities to secure the senior secured notes would cause such subsidiary to be required to file separate financial statements with the SEC pursuant to Rule 3-16 of Regulation S-X (as in effect from time to time).

As a result, holders of the senior secured notes could lose a portion or all of their security interest in the capital stock or other securities of those subsidiaries during such period. It may be more difficult, costly and time-consuming for holders of the senior secured notes to foreclose on the assets of a subsidiary than to foreclose on its capital stock or other securities, so the proceeds realized upon any such foreclosure could be significantly less than those that would have been received upon any sale of the capital stock or other securities of such subsidiary. See “Description of Notes.”

Your rights in the collateral may be adversely affected by the failure to perfect security interests in certain collateral in the future.

Applicable law requires that certain property and rights acquired after the grant of a general security interest, such as real property, equipment subject to a certificate and certain proceeds, can only be perfected at the time such property and rights are acquired and identified. The trustees or the collateral agents for the senior secured notes may not monitor, or we may not inform the trustees or the collateral agents for the senior secured notes of, the future acquisition of property and rights that constitute collateral, and necessary action may not be taken to properly perfect the security interest in such after-acquired collateral. The collateral agents for the senior secured notes have no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interest in favor of the senior secured notes against third parties. Such failure may result in the loss of the security interest therein or the priority of the security interest in favor of the senior secured notes against third parties.

The collateral is subject to casualty risks.

We intend to maintain insurance or otherwise insure against hazards in a manner appropriate and customary for our business. There are, however, certain losses that may be either uninsurable or not economically insurable, in whole or in part. Insurance proceeds may not compensate us fully for our losses. If there is a complete or partial loss of any of the pledged collateral, the insurance proceeds may not be sufficient to satisfy all of the secured obligations, including the senior secured notes and the guarantees.

We may not be able to repurchase the senior secured notes upon a change of control.

Upon the occurrence of specific kinds of change of control events, we will be required to offer to repurchase all outstanding senior secured notes at 101% of their principal amount plus accrued and unpaid interest. The source of funds for any such purchase of such notes will be our available cash or cash generated from our subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the senior secured notes upon a change of control because we may not have sufficient financial resources to purchase all of the senior secured notes that are tendered upon a change of control. Further, we are contractually restricted under the terms of our senior secured credit facilities from repurchasing all of the notes tendered by holders upon a change of control. Accordingly, we may not be able to satisfy our obligations to purchase the senior secured notes unless we are able to refinance or obtain waivers under the instruments governing that indebtedness. Our failure to repurchase the senior secured notes upon a change of control would cause a default under the indentures governing the senior secured notes and a cross-default under the instruments governing our senior secured credit facilities. The instruments governing our senior secured credit facilities also provide that a change of control will be a default that permits lenders to accelerate the maturity of borrowings thereunder. Any of our future debt agreements may contain similar provisions.

In the event of our bankruptcy, the ability of the holders of the senior secured notes to realize upon the collateral will be subject to certain bankruptcy law limitations.

The ability of holders of the senior secured notes to realize upon the collateral will be subject to certain bankruptcy law limitations in the event of our bankruptcy. Under applicable U.S. federal bankruptcy laws, secured creditors are prohibited from repossessing their security from a debtor in a bankruptcy case without bankruptcy court approval and may be prohibited from disposing of security repossessed from such a debtor without bankruptcy court approval. Moreover, applicable federal bankruptcy laws generally permit the debtor to continue to retain collateral, including cash collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.”

The meaning of the term “adequate protection” may vary according to the circumstances, but is intended generally to protect the value of the secured creditor’s interest in the collateral at the commencement of the bankruptcy case and may include cash payments or the granting of additional security if and at such times as the court, in its discretion, determines that a diminution in the value of the collateral occurs as a result of the stay of repossession or the disposition of the collateral during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a U.S. bankruptcy court, we cannot predict whether or when the collateral agents and/or the trustees under the indentures which govern senior secured notes could foreclose upon or sell the collateral or whether or to what extent holders of senior secured notes would be compensated for any delay in payment or loss of value of the collateral through the requirement of “adequate protection.”

Moreover, the collateral agents for the senior secured notes may need to evaluate the impact of the potential liabilities before determining to foreclose on collateral consisting of real property, if any, because secured creditors that hold a security interest in real property may be held liable under environmental laws for the costs of remediating or preventing the release or threatened releases of hazardous substances at such real property. Consequently, the collateral agents for the senior secured notes may decline to foreclose on such collateral or exercise remedies available in respect thereof if they do not receive indemnification to their satisfaction from the holders of the senior secured notes.

Certain series of senior secured notes were issued with original issue discount for U.S. federal income tax purposes.

The 9 5/8%/10 3/8% senior secured toggle notes due 2016, the 9 7/8% senior secured notes due 2017 and the 8 1/2% senior secured notes due 2019 (collectively, the “OID Notes”) were issued with original issue discount (“OID”) for U.S. federal income tax purposes. Thus, in addition to stated interest on the OID Notes, U.S. holders (as defined in “Certain U.S. Federal Tax Consequences”) will be required to include amounts representing the OID in gross income on a constant yield to maturity basis in advance of the receipt of cash payment thereof, regardless of a U.S. holder’s method of accounting for U.S. federal income tax purposes. With respect to the 9 5/8%/10 3/8% senior secured toggle notes due 2016, U.S. holders will be required to include such OID in gross income even if we do not pay cash interest. For more information about the U.S. federal income tax consequences of owning the OID Notes, see “Certain U.S. Federal Tax Consequences.”

If a bankruptcy petition were filed by or against us, holders of the OID Notes may receive a lesser amount for their claim than they would have been entitled to receive under the indenture governing such notes.

If a bankruptcy petition were filed by or against us under the U.S. Bankruptcy Code after the issuance of the OID Notes, the claim by any holder of the notes for the principal amount of the notes may be limited to an amount equal to the sum of:

•	the original issue price for such notes; and

•	that portion of the original issue discount that does not constitute “unmatured interest” for purposes of the U.S. Bankruptcy Code.

Any original issue discount that was not amortized as of the date of the bankruptcy filing would constitute unmatured interest. Accordingly, holders of the OID Notes under these circumstances may receive a lesser amount than they would be entitled to receive under the terms of the indenture governing such notes, even if sufficient funds are available.

Risks Related to the Second Lien Senior Secured Notes

Other secured indebtedness, including our senior secured credit facilities and first lien notes, is effectively senior to the second lien notes to the extent of the value of the collateral securing such indebtedness on a higher priority basis.

Our cash flow credit facility and our first lien notes are collateralized by a first-priority lien, subject to permitted liens, in, among other things, the capital stock of any wholly owned first-tier subsidiary of our company or of any U.S. subsidiary guarantor and substantially all of our and the U.S. subsidiary guarantors’ other tangible and intangible assets, subject to exceptions. In addition, our asset-based revolving credit facility has a first-priority lien in the accounts receivable of our company and certain of our subsidiaries, and our first lien notes and our cash flow credit facility, other than the European term loan facility, have a second-priority lien in those receivables (except for those of certain special purpose subsidiaries that only guarantee and pledge their assets under our asset-based revolving credit facility). Our senior secured credit facilities and the indentures governing our senior secured notes also permit us to incur additional indebtedness secured on a first-priority basis by such assets in the future. The first- and second-priority liens in the collateral securing indebtedness under our senior secured credit facilities and our first lien notes, as the case may be, and any such future indebtedness is higher in priority as to such collateral than the security interests securing the second lien notes and the guarantees of such notes. The second lien notes and the related guarantees are secured, subject to permitted liens, by a second-priority lien or a third-priority lien, as the case may be, in the assets that secure our cash flow credit facility and first lien notes on a first-priority or second-priority basis, as the case may be. Holders of the indebtedness under our senior secured credit facilities, the first lien notes and any other indebtedness collateralized by a higher-priority lien in such collateral will be entitled to receive proceeds from the realization of value of such collateral to repay such indebtedness in full before the holders of the second lien notes will be entitled to any recovery from such collateral. As a result, holders of the second lien notes will only be entitled to receive proceeds from the realization of value of assets securing our senior secured credit facilities and first lien notes on a higher-priority basis after all indebtedness and other obligations under our senior secured credit facilities, first lien notes and any other obligations secured by higher-priority liens on such assets are repaid in full. The second lien notes are effectively junior in right of payment to indebtedness under our senior secured credit facilities, the first lien notes and any other indebtedness collateralized by a higher-priority lien in our assets, to the extent of the realizable value of such collateral. In addition, the indentures governing the second lien notes permit us to incur additional indebtedness secured by a lien that ranks equally with the second lien notes. Any such indebtedness may further limit the recovery from the realization of the value of such collateral available to satisfy holders of the second lien notes.

As of March 31, 2009, on an as adjusted basis after giving effect to our offering of $1.500 billion aggregate principal amount of first lien notes in April 2009 and the use of proceeds therefrom, we had outstanding an aggregate principal amount of $13.855 billion of senior secured indebtedness secured by liens ranking senior to those securing the second lien notes. This indebtedness includes that outstanding under our senior secured credit facilities, including letters of credit, the first lien notes, capital leases and other debt secured on a first priority basis. We also had an additional $2.198 billion available for borrowing under our senior secured revolving credit facilities after giving effect to certain outstanding letters of credit.

The lien ranking provisions of the indentures and other agreements relating to the collateral securing the second lien notes limit the rights of holders of such notes with respect to that collateral, even during an event of default.

The rights of the holders of the second lien notes with respect to the collateral that secures the notes on a second-priority or third-priority basis, as the case may be, are substantially limited by the terms of the lien ranking agreements set forth in the indentures and the intercreditor agreements, even during an event of default. Under the indentures and the intercreditor agreements, at any time that obligations that have the benefit of the higher-priority liens are outstanding, any actions that may be taken with respect to such collateral, including the ability to cause the commencement of enforcement proceedings against such collateral and to control the conduct of such proceedings, and the approval of amendments to, releases of such collateral from the lien of, and waivers of past defaults under, such documents relating to such collateral, will be at the direction of the holders of the obligations secured by the first-priority and second-priority liens, as applicable, and the holders of the notes secured by lower-priority liens may be adversely affected.

In addition, the indentures and the intercreditor agreements contain certain provisions benefiting holders of indebtedness under our senior secured credit facilities, including provisions requiring the second lien trustees and the second lien collateral agent not to object following the filing of a bankruptcy petition to a number of important matters regarding the collateral. After such filing, the value of this collateral could materially deteriorate, and holders of the second lien notes would be unable to raise an objection. In addition, the right of holders of obligations secured by first-priority and second-priority liens, as applicable, to foreclose upon and sell such collateral upon the occurrence of an event of default also would be subject to limitations under applicable bankruptcy laws if we or any of our subsidiaries become subject to a bankruptcy proceeding.

The collateral that secures the second lien notes and guarantees on a lower-priority basis will also be subject to any and all exceptions, defects, encumbrances, liens and other imperfections as may be accepted by the lenders under our senior secured credit facilities, the holders of our first lien notes and other creditors that have the benefit of higher-priority liens on such collateral from time to time, whether on or after the date the second lien notes and guarantees are issued. The existence of any such exceptions, defects, encumbrances, liens and other imperfections could adversely affect the value of the collateral securing the second lien notes as well as the ability of the second lien collateral agent to realize or foreclose on such collateral.

The lenders under our senior secured credit facilities will have the discretion to release the guarantors under the instruments governing that indebtedness in a variety of circumstances, which will cause those guarantors to be released from their guarantees of the second lien notes.

While any obligations under our senior secured credit facilities remain outstanding, any guarantee of the second lien notes may be released without action by, or consent of, any holder of the second lien notes or the trustees under the indentures governing the second lien notes, at the discretion of lenders under our senior secured credit facilities, if the related guarantor is no longer a guarantor of obligations under that indebtedness or any other indebtedness. See “Description of Notes.” The lenders under our senior secured credit facilities will have the discretion to release the guarantees under the senior secured credit facilities in a variety of circumstances. You will not have a claim as a creditor against any subsidiary that is no longer a guarantor of the second lien notes, and the indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries will effectively be senior to claims of holders of such notes.

Risks Related to the First Lien Senior Secured Notes

The secured indebtedness under our senior secured asset-based revolving credit facility is effectively senior to the first lien notes to the extent of the value of the receivables collateral securing such facility on a first-priority basis.

Our asset-based revolving credit facility has a first-priority lien in the accounts receivable of our company and our domestic subsidiaries, with certain exceptions. Our other senior secured credit facilities have, and our first lien notes have, a second-priority lien in those receivables (except for those of certain special purpose subsidiaries that only guarantee and pledge their assets under our asset-based revolving credit facility). The indentures governing both the second lien notes and the first lien notes permit us to incur additional indebtedness secured on a first-priority basis by such assets in the future. The first-priority liens in the collateral securing indebtedness under our asset-based revolving credit facility and any such future indebtedness is higher in priority as to such collateral than the security interests securing the first lien notes and the guarantees. Holders of the indebtedness under our asset-based revolving credit facility and any other indebtedness secured by higher priority liens on such collateral will be entitled to receive proceeds from the realization of value of such collateral to repay such indebtedness in full before the holders of the first lien notes will be entitled to any recovery from such collateral. As a result, holders of the first lien notes will only be entitled to receive proceeds from the realization of value of assets securing our asset-based revolving credit facility on a higher priority basis after all indebtedness and other obligations under our asset-based revolving credit facility and any other obligations secured by higher priority liens on such assets are repaid in full. The first lien notes are effectively junior in right of payment to indebtedness under our asset-based revolving credit facility and any other indebtedness secured by higher priority liens on such collateral to the extent of the realizable value of such collateral. Even if there were receivables collateral or proceeds left over to pay the first lien notes and the cash flow credit facility after a foreclosure on that collateral and payment of the outstanding amounts under the asset-based revolving credit facility, that collateral would be subject to the first lien intercreditor agreement, and the representative of the lenders under the cash flow credit facility would initially control actions with respect to that collateral. See “— Even though the holders of the first lien notes have the benefit of a first-priority lien on the collateral that secures our cash flow credit facility, the representative of the lenders under the cash flow credit facility will initially control actions with respect to that collateral.”

As of March 31, 2009, the first lien notes would have been effectively junior to $1.715 billion of indebtedness outstanding under our asset-based revolving credit facility to the extent of the value of collateral securing such indebtedness.

The lien ranking provisions of the indenture and other agreements relating to the collateral securing the first lien notes limit the rights of holders of the first lien notes with respect to that collateral, even during an event of default.

The rights of the holders of the first lien notes with respect to the receivables collateral that secures the asset-based revolving credit facility on a first-priority basis and that secures our cash flow credit facility and the first lien notes on a second-priority basis are substantially limited by the terms of the lien ranking agreements set forth in the indenture governing the first lien notes and the applicable receivables intercreditor agreement, even during an event of default. Under the indenture governing the first lien notes and the applicable receivables intercreditor agreement, at any time that obligations that have the benefit of the higher priority liens are outstanding, any actions that may be taken with respect to such collateral, including the ability to cause the commencement of enforcement proceedings against such collateral, to control the conduct of such proceedings and to approve amendments to releases of such collateral from the lien of, and waive past defaults under, such documents relating to such collateral, will be at the direction of the holders of the obligations secured by the first-priority liens, and the holders of the first lien notes secured by lower-priority liens may be adversely affected.

In addition, the indenture governing the first lien notes and the applicable receivables intercreditor agreement contain certain provisions benefiting holders of indebtedness under our asset-based revolving credit facility, including provisions requiring the trustee and the collateral agent for the first lien notes not to object following the filing of a bankruptcy petition to certain important matters regarding the receivables collateral. After such filing, the value of this collateral could materially deteriorate, and holders of the first lien notes would be unable to raise an objection.

The receivables collateral that secures the first lien notes and guarantees on a lower-priority basis will also be subject to any and all exceptions, defects, encumbrances, liens and other imperfections as may be accepted by the lenders under our asset-based revolving credit facility, whether on or after the date the first lien notes and guarantees were issued. The existence of any such exceptions, defects, encumbrances, liens and other imperfections could adversely affect the value of the collateral securing the first lien notes, as well as the ability of the collateral agent to realize or foreclose on such collateral.

Even though the holders of the first lien notes have the benefit of a first-priority lien on the collateral that secures our cash flow credit facility, the representative of the lenders under the cash flow credit facility will initially control actions with respect to that collateral.

The rights of the holders of the first lien notes with respect to the collateral that secures such notes on a first-priority basis are subject to a first lien intercreditor agreement among all holders of obligations secured by that collateral on a first-priority basis, including the obligations under our cash flow credit facility. Under that intercreditor agreement, any actions that may be taken with respect to such collateral, including the ability to cause the commencement of enforcement proceedings against such collateral, to control such proceedings and to approve amendments to releases of such collateral from the lien of, and waive past defaults under, such documents relating to such collateral, will be at the direction of the authorized representative of the lenders under the cash flow credit facility until (1) our obligations under the cash flow credit facility are discharged (which discharge does not include certain refinancings of the cash flow credit facility) or (2) 90 days after the occurrence of an event of default under the indenture governing the first lien notes, if the authorized representative of the holders of the first lien notes represents the largest outstanding principal amount of indebtedness secured by a first-priority lien on the collateral (other than the cash flow credit facility) and has complied with the applicable notice provisions.

However, even if the authorized representative of the first lien notes gains the right to direct the collateral agent in the circumstances described in clause (2) above, the authorized representative must stop doing so (and those powers with respect to the collateral would revert to the authorized representative of the lenders under the cash flow credit facility) if the lenders’ authorized representative has commenced and is diligently pursuing enforcement action with respect to the collateral or the grantor of the security interest in that collateral (whether our company or the applicable subsidiary guarantor) is then a debtor under or with respect to (or otherwise subject to) an insolvency or liquidation proceeding.

In addition, the senior secured credit facilities and the indenture governing the first lien notes permit us to issue additional series of notes that also have a first-priority lien on the same collateral. At any time that the representative of the lenders under the cash flow credit facility does not have the right to take actions with respect to the collateral pursuant to the first lien intercreditor agreement, that right passes to the authorized representative of the holders of the next largest outstanding principal amount of indebtedness secured by a first-priority lien on the collateral. If we issue additional first lien notes in the future in a greater principal amount than the existing first lien notes, then the authorized representative for those additional notes would be next in line to exercise rights under the first lien intercreditor agreement, rather than the authorized representative for the existing first lien notes.

Under the first lien intercreditor agreement, the authorized representative of the holders of the first lien notes may not object following the filing of a bankruptcy petition to any debtor-in-possession financing or to the use of the shared collateral to secure that financing, subject to conditions and limited exceptions. After such a filing, the value of this collateral could materially deteriorate, and holders of the first lien notes would be unable to raise an objection.

The collateral that secures the first lien notes and guarantees on a first-priority basis will also be subject to any and all exceptions, defects, encumbrances, liens and other imperfections as may be accepted by the authorized representative of the lenders under our cash flow credit facility during any period that such authorized representative controls actions with respect to the collateral pursuant to the first lien intercreditor agreement. The existence of any such exceptions, defects, encumbrances, liens and other imperfections could adversely affect the value of the collateral securing the first lien notes as well as the ability of the collateral agent to realize or foreclose on such collateral for the benefit of the holders of the first lien notes.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include all statements that do not relate solely to historical or current facts, and you can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “projects,” “continue,” “initiative” or “anticipates” or similar expressions that concern our prospects, objectives, strategies, plans or intentions. All statements made relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results or to the impact of existing or proposed laws or regulations described, or incorporated by reference, in this prospectus are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect our actual results.

Some of the important factors that could cause actual results to differ materially from our expectations are disclosed under “Risk Factors” and elsewhere in this prospectus as well as in our 2008 10-K and 2009 First Quarter 10-Q incorporated herein by reference. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.

We do not undertake any obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

USE OF PROCEEDS

This prospectus is delivered in connection with the sale of notes by Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and their affiliates in market-making transactions. We will not receive any of the proceeds from such transactions.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Secured Credit Facilities

On November 17, 2006 in connection with our recapitalization, we entered into the senior secured credit facilities with Banc of America Securities LLC, J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and bookrunners, Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A. and Citicorp North America, Inc., as co-syndication agents and Merrill Lynch Capital Corporation, as documentation agent.

The senior secured credit facilities provide senior secured financing of $16.800 billion, consisting of:

•	$12.800 billion-equivalent in term loan facilities, comprised of a $2.750 billion senior secured term loan A facility with a term of six years, a $8.800 billion senior secured term loan B facility with a term of seven years and a €1.000 billion ($1.250 billion) senior secured European term loan facility with a term of seven years; and

•	$4.000 billion in revolving credit facilities, comprised of a $2.000 billion senior secured asset-based revolving credit facility available in dollars with a term of six years and a $2.000 billion senior secured revolving credit facility available in dollars, euros and pounds sterling with a term of six years. Availability under the asset-based revolving credit facility is subject to a borrowing base of 85% of eligible accounts receivable less customary reserves.

We refer to these senior secured credit facilities, excluding the asset-based revolving credit facility, as the “cash flow credit facility” and, collectively with the asset-based revolving credit facility, the “senior secured credit facilities.”

HCA Inc. is the primary borrower under the senior secured credit facilities, except that a U.K. subsidiary is the borrower under the European term loan facility. The revolving credit facilities include capacity available for the issuance of letters of credit and for borrowings on same-day notice, referred to as the swingline loans. A portion of the letter of credit availability under the cash-flow revolving credit facility is available in euros, dollars and pounds sterling. Lenders under the cash flow credit facility are subject to a loss sharing agreement pursuant to which, upon the occurrence of certain events, including a bankruptcy event of default under the cash flow credit facility, each such lender will automatically be deemed to have exchanged its interest in a particular tranche of the cash flow credit facility for a pro rata percentage in all of the tranches of the cash flow credit facility.

The asset-based revolving credit facility is documented in a separate loan agreement from the other senior secured credit facilities.

On February 16, 2007, we amended our cash flow credit facility to reduce the applicable margins with respect to the term borrowings thereunder. On June 20, 2007, we amended our asset-based revolving credit facility to reduce the applicable margin with respect to borrowings thereunder.

On March 2, 2009, we amended our cash flow credit facility to allow for one or more future issuances of additional secured notes, which may include notes that are secured on a pari passu basis or on a junior basis with the obligations under the cash flow credit facility, so long as (1) such notes do not require, subject to certain exceptions, scheduled repayments, payment of principal or redemption prior to the scheduled term loan B maturity date as currently in effect, (2) the terms of such notes, taken as a whole, are not more restrictive than those in the cash flow credit facility and (3) the proceeds from any such issuance are used within three business days of receipt to permanently prepay term loans under the cash flow credit facility in accordance with the terms of the cash flow credit facility. The U.S. security documents related to the cash flow credit facility were also amended and restated or, in the case of the U.S. mortgages, will be amended and restated, in connection with the amendment in order to give effect to the security interests to be granted to holders of such additional secured notes.

On March 2, 2009, we also amended our asset-based revolving credit facility to allow for one or more future issuances of additional secured notes or loans, which may include notes or loans that are secured on a pari passu basis or on a junior basis with the obligations under the cash flow credit facility, so long as (1) such notes or loans do not require, subject to certain exceptions, scheduled repayments, payment of principal or redemption prior to the scheduled term loan B final maturity date as currently in effect, (2) the terms of such notes or loans, as applicable, taken as a whole, are not more restrictive than those in the cash flow credit facility and (3) the proceeds from any such issuance are used within three business days of receipt to permanently prepay term loans under the cash flow credit facility in accordance with the terms of the cash flow credit facility. The amendment to the asset-based revolving credit facility also altered the excess facility availability requirement to include a separate minimum facility availability requirement applicable to the asset-based revolving credit facility and increased the applicable LIBOR and asset-based revolving margins for all borrowings under the asset-based revolving credit facility by 0.25% each.

See also our 2008 10-K under “Item 13. Certain Relationships and Related Transactions” for a description of certain relationships between our company and Bank of America, N.A., the administrative agent under the cash flow credit facility and the asset-based revolving credit facility.

Interest Rate and Fees

Borrowings under the senior secured credit facilities bear interest at a rate equal to, at our option, either (a) LIBOR for deposits in the applicable currency plus an applicable margin or (b) the higher of (1) the prime rate of Bank of America, N.A. and (2) the federal funds effective rate plus 0.50%, plus an applicable margin. The applicable margins currently in effect for borrowings are (w) under the asset-based revolving credit facility, 0.50% with respect to base rate borrowings and 1.50% with respect to LIBOR borrowings, (x) under the senior secured revolving credit facility and the term loan B facility, 1.25% with respect to base rate borrowings and 2.25% with respect to LIBOR borrowings, (y) under the term loan A facility, 1.00% with respect to base rate borrowings and 2.00% with respect to LIBOR borrowings and (z) under the European term loan facility, 2.00% with respect to LIBOR borrowings. The applicable margins may be reduced or increased depending on our leverage ratios.

In addition to paying interest on outstanding principal under the senior secured credit facilities, we are required to pay a commitment fee to the lenders under the revolving credit facilities in respect of the unutilized commitments thereunder. The initial commitment fee rate is 0.50% per annum for the revolving credit facility and 0.375% for the asset-based revolving credit facility. Each of these commitment fee rates may be reduced subject to our reducing our leverage to specified ratios. We must also pay customary letter of credit fees.

Prepayments

The cash flow credit facility requires us to prepay outstanding term loans, subject to certain exceptions, with:

•	50% (which percentage will be reduced to 25% if our total leverage ratio is 5.50x or less and to 0% if our total leverage ratio is 5.00x or less) of our annual excess cash flow;

•	100% of the net cash proceeds of all nonordinary course asset sales or other dispositions of property, other than the Receivables Collateral, as defined below, if we do not (1) reinvest or commit to reinvest those proceeds in assets to be used in our business or to make certain other permitted investments within 15 months as long as, in the case of any such commitment to reinvest or make certain other permitted investments, such investment is completed within such 15-month period or, if later, within 180 days after such commitment is made or (2) apply such proceeds within 15 months to repay debt of HCA Inc. that was outstanding on the effective date of the Merger scheduled to mature prior to the earliest final maturity of the senior secured credit facilities then outstanding; and

•	100% of the net cash proceeds of any incurrence of debt, other than proceeds from the receivables facilities and other debt permitted under the senior secured credit facilities.

The foregoing mandatory prepayments are applied among the term loan facilities (1) during the first three years after the effective date of the Merger, pro rata to such facilities based on the respective aggregate amounts of unpaid principal installments thereof due during such period, with amounts allocated to each facility being applied to the remaining installments thereof in direct order of maturity and (2) thereafter, pro rata to such facilities, with amounts allocated to each facility being applied, in the case of the term loan A facility, pro rata to the remaining installments thereof and, in the case of the term loan B facility or the European term loan facility, to the next eight unpaid scheduled installments of principal of such facility and then pro rata to the remaining amortization payments under such facility. Notwithstanding the foregoing, (i) proceeds of asset sales by foreign subsidiaries are applied solely to prepay European term loans until such term loans have been repaid in full and (ii) we are not required to prepay loans under the term loan A facility or the term loan B facility with net cash proceeds of asset sales or with excess cash flow, in each case attributable to foreign subsidiaries, to the extent that the repatriation of such amounts is prohibited or delayed by applicable local law or would result in material adverse tax consequences.

The asset-based revolving credit facility requires us to prepay outstanding loans if borrowings exceed the borrowing base.

We may voluntarily repay outstanding loans under the senior secured credit facilities at any time without premium or penalty, other than customary “breakage” costs with respect to LIBOR loans.

Amortization

We are required to repay the loans under the term loan facilities as follows:

•	the term loan A facility amortizes in quarterly installments such that the aggregate amount of the original funded principal amount of such facility repaid pursuant to such amortization payments in each year, commencing with the year ending December 31, 2007, is equal to $112.5 million in years 1 and 2, $225 million in years 3 and 4, $450 million in year 5 and $1.625 billion in year 6; and

•	each of the term loan B facility and the European term loan facility amortizes in equal quarterly installments that commenced on March 31, 2007 in aggregate annual amounts equal to 1% of the original funded principal amount of such facility, with the balance being payable on the final maturity date of such term loans.

Principal amounts outstanding under the revolving credit facilities are due and payable in full at maturity, six years from the date of the closing of the senior secured credit facilities.

Guarantee and Security

All obligations under the senior secured credit facilities are unconditionally guaranteed by substantially all existing and future, direct and indirect, wholly-owned material domestic subsidiaries that are “Unrestricted Subsidiaries” under the 1993 Indenture (except for certain special purpose subsidiaries that only guarantee and pledge their assets under the asset-based revolving credit facility), and the obligations under the European term loan facility are also unconditionally guaranteed by HCA Inc. and each of our existing and future wholly owned material subsidiaries formed under the laws of England and Wales, subject, in each of the foregoing cases, to any applicable legal, regulatory or contractual constraints and to the requirement that such guarantee does not cause adverse tax consequences.

All obligations under the asset-based revolving credit facility, and the guarantees of those obligations, are secured, subject to permitted liens and other exceptions, by a first-priority lien on substantially all of the receivables of the borrowers and each guarantor under such asset-based revolving credit facility (the “Receivables Collateral”).

All obligations under the cash flow credit facility and the guarantees of such obligations, are secured, subject to permitted liens and other exceptions, by:

•	a first-priority lien on the capital stock owned by HCA Inc. or by any U.S. guarantor in each of their respective first-tier subsidiaries (limited, in the case of foreign subsidiaries, to 65% of the voting stock of such subsidiaries);

•	a first-priority lien on substantially all present and future assets of HCA Inc. and of each U.S. guarantor other than (i) “Principal Properties” (as defined in the 1993 Indenture), except for certain “Principal Properties” the aggregate amount of indebtedness secured thereby in respect of the cash flow credit facility and the notes offered hereby and any future First Lien Obligations, taken as a whole, do not exceed 10% of “Consolidated Net Tangible Assets” (as defined under the 1993 Indenture), (ii) certain other real properties and (iii) deposit accounts, other bank or securities accounts, cash, leaseholds, motor-vehicles and certain other exceptions (such collateral under this and the preceding bullet, the “Non-Receivables Collateral”); and

•	a second-priority lien on certain of the Receivables Collateral (such portion of the Receivables Collateral, the “Shared Receivables Collateral”; the Receivables Collateral that does not secure such cash flow credit facility on a second-priority basis is referred to as the “Separate Receivables Collateral”).

The obligations of the borrowers and the guarantors under the European term loan facility are also secured by substantially all present and future assets of the European subsidiary borrower and each European guarantor (the “European Collateral”), subject to permitted liens and other exceptions (including, without limitation, exceptions for deposit accounts, other bank or securities accounts, cash, leaseholds, motor-vehicles and certain other exceptions) and subject to such security interests otherwise being permitted by applicable law and contract and not resulting in adverse tax consequences. The notes offered hereby will not be secured by any of the European Collateral.

Certain Covenants and Events of Default

The senior secured credit facilities contain a number of covenants that, among other things, restrict, subject to certain exceptions, our ability to:

•	incur additional indebtedness;

•	create liens;

•	enter into sale and leaseback transactions;

•	engage in mergers or consolidations;

•	sell or transfer assets;

•	pay dividends and distributions or repurchase our capital stock;

•	make investments, loans or advances;

•	prepay certain subordinated indebtedness (including the notes and certain other indebtedness existing on the effective date of the Merger (“Retained Indebtedness”)), subject to exceptions for repayments of Retained Indebtedness maturing prior to the senior secured credit facilities and, in certain cases, to satisfaction of a maximum first-lien leverage condition;

•	make certain acquisitions;

•	engage in certain transactions with affiliates;

•	amend material agreements governing certain subordinated indebtedness (including the senior secured second-lien notes offered hereby); and

•	change our lines of business.

In addition, the senior secured credit facilities require us to maintain the following financial covenants:

•	in the case of the asset-based revolving credit facility, a minimum interest coverage ratio (applicable only when availability under such facility is less than 10% of the borrowing base thereunder); and

•	in the case of the other senior secured credit facilities, a maximum total leverage ratio.

The senior secured credit facilities also contain certain customary affirmative covenants and events of default, including a change of control.

Existing Indebtedness

Existing Senior Notes, Debentures and Medium-Term Notes

As of March 31, 2009, we had outstanding an aggregate principal amount of $6.296 billion and £122 million of senior notes and debentures, consisting of the following series:

•	$3,488,000 aggregate principal amount of 5.50% Senior Notes due 2009;

•	$440,020,000 aggregate principal amount of 8.75% Senior Notes due 2010;

•	£122, 259,000 aggregate principal amount of 8.75% Senior Notes due 2010;

•	$273,321,000 aggregate principal amount of 7.875% Senior Notes due 2011;

•	$402,499,000 aggregate principal amount of 6.95% Senior Notes due 2012;

•	$500,000,000 aggregate principal amount of 6.30% Senior Notes due 2012;

•	$500,000,000 aggregate principal amount of 6.25% Senior Notes due 2013;

•	$500,000,000 aggregate principal amount of 6.75% Senior Notes due 2013;

•	$500,000,000 aggregate principal amount of 5.75% Senior Notes due 2014;

•	$750,000,000 aggregate principal amount of 6.375% Senior Notes due 2015;

•	$1,000,000,000 aggregate principal amount of 6.50% Senior Notes due 2016;

•	$291,436,000 aggregate principal amount of 7.69% Notes due 2025;

•	$250,000,000 aggregate principal amount of 7.50% Senior Notes due 2033;

•	$150,000,000 aggregate principal amount of 7.19% Debentures due 2015;

•	$135,645,000 aggregate principal amount of 7.50% Debentures due 2023;

•	$150,000,000 aggregate principal amount of 8.36% Debentures due 2024;

•	$150,000,000 aggregate principal amount of 7.05% Debentures due 2027;

•	$100,000,000 aggregate principal amount of 7.75% Debentures due 2036; and

•	$200,000,000 aggregate principal amount of 7.50% Debentures due 2095.

As of March 31, 2009, we also had outstanding $121,180,000 aggregate principal amount of our 8.70% Medium-Term Notes due 2010; $121,110,000 aggregate principal amount of our 9.00% Medium-Term Notes due 2014; and $125,000,000 aggregate principal amount of our 7.58% Medium-Term Notes due 2025.

All of our outstanding series of senior notes, debentures and medium-term notes were issued under the 1993 Indenture. The terms of the 1993 Indenture governing the existing senior notes, debentures and medium-term notes provide that in addition to customary events of default and a customary covenant limiting mergers and consolidations of HCA, the aggregate amount of all other indebtedness of HCA secured by mortgages on “Principal Properties” (as such term is defined in the indenture) together with the aggregate principal amount of all indebtedness of restricted subsidiaries (as such term is defined in the indenture) and the attributable debt in respect of sale-leasebacks of Principal Properties, may not exceed 15% of the consolidated net tangible assets of HCA and its consolidated subsidiaries, subject to exceptions for certain permitted mortgages and debt. See “Description of Notes — Senior Notes, Debentures and Medium-Term Notes Issued Under the 1993 Indenture.”

Existing Senior Secured Notes

Also in connection with the Recapitalization, we issued $4.200 billion of senior secured notes (comprised of $1.000 billion of 9 1/8% notes due 2014 and $3.200 billion of 9 1/4% notes due 2016) and $1.500 billion of 95/8/10 3/8% senior secured toggle notes (which allow us, at our option, to pay interest in kind during the first five years at the higher interest rate of 10 3/8%) due 2016. See “Description of Notes — Senior Secured Notes Issued Under the 2006 Indenture.”

As of March 31, 2009, we had outstanding an aggregate principal amount of $5.700 billion of senior secured notes consisting of the following series:

•	$1,000,000,000 aggregate principal amount of 9 1/8% Senior Secured Notes due 2014;

•	$3,200,000,000 aggregate principal amount of 9 1/4% Senior Secured Notes due 2016; and

•	$1,500,000,000 aggregate principal amount of 95/8/10 3/8% Senior Secured Toggle Notes due 2016.

In November 2008, we elected to make an interest payment on the senior secured toggle notes for the interest period ending in May 2009 by paying in kind (“PIK”) at the PIK interest rate of 10 3/8% instead of paying interest in cash. On May 15, 2009, the aggregate principal amount of the senior secured toggle notes increased by $77,813,000 as a result of the PIK interest payment.

On February 19, 2009, we issued $310 million aggregate principal amount of 9 7/8% senior secured notes due 2017 at a price of 96.673% of their face value, resulting in approximately $300 million of gross proceeds. These notes and the related guarantees are secured by second-priority liens, subject to permitted liens, on our and our subsidiary guarantors’ assets, subject to certain exceptions, that secure our cash flow credit facility on a first-priority basis and are secured by third-priority liens, subject to permitted liens, on our and our subsidiary guarantors’ assets that secure our asset-based revolving credit facility on a first priority basis and our other cash flow credit facility on a second-priority basis. See “Description of Notes — Senior Secured Notes Issued Under the 2009 Second Lien Indenture.”

On April 22, 2009 we issued $1.500 billion aggregate principal amount of 8 1/2% senior secured notes due 2019 at a price of 96.755% of their face value, resulting in approximately $1.451 billion of gross proceeds. These notes and the related guarantees are secured by first-priority liens, subject to permitted liens, on our and our subsidiary guarantors’ assets, subject to certain exceptions, that secure our cash flow credit facility on a first-priority basis and are secured by second priority liens, subject to permitted liens, on our and our subsidiary guarantors’ assets that secure our asset-based revolving credit facility on a first priority basis and our other cash flow credit facility on a second-priority basis. See “Description of Notes — Senior Secured Notes Issued Under the 2009 First Lien Indenture.”

Other Existing Secured Indebtedness

We had outstanding approximately $385 million of capital leases and other secured debt as of March 31, 2009.

Under our lease with HRT of Roanoke, Inc., effective December 20, 2005, we make annual payments for rent and additional expenses for the use of premises in Roanoke and Salem, Virginia. The rent payments will increase each year beginning January 1, 2007 by the lesser of 3% or the change in the Consumer Price Index. The lease is for a fixed-term of 12 years with the option to extend the lease for another ten years.

Under our lease with Medical City Dallas Limited, effective March 18, 2004, we make annual payments for rent for the use of premises that are a part of a complex known as “Medical City Dallas” located in Dallas, Texas. The rent payment is adjusted yearly based on the fair market value of the premises and a capitalization rate. The initial term is 240 months with the option to extend for two more terms of 240 months each.

DESCRIPTION OF NOTES

We have issued senior debt securities, debentures and medium-term notes, each as described below under “— Senior Notes, Debentures and Medium-Term Notes Issued Under the 1993 Indenture” and senior secured notes as described under “— Senior Secured Notes Issued Under the 2006 Indenture,” “— Senior Secured Notes Issued Under the 2009 Second Lien Indenture” and “— Senior Secured Notes Issued Under the 2009 First Lien Indenture.” The terms used in each respective section apply only to that section, and the summaries contained therein are qualified in their entirety by the actual text of the applicable agreements and indentures, each of which are filed as an exhibit to the registration statement, of which this prospectus is a part or which may be requested by contacting us at the address set forth under “Where You Can Find More Information about HCA Inc.”

Senior Notes, Debentures and Medium-Term Notes Issued Under the 1993 Indenture

General

The below description of the debt securities begins with a summary of certain of the terms of the Indenture. Following that summary, specific securities and relevant terms are listed, divided into two categories of debt securities issued: (a) notes and debentures and (b) medium-term notes. Each series of these debt securities has been issued under the Indenture, dated as of December 16, 1993, between Columbia Healthcare Corporation and The First National Bank of Chicago, as Trustee, as supplemented or amended by the First Supplemental Indenture, dated as of May 25, 2000, between the Issuer and Bank One Trust Company, N.A., as Trustee, the Second Supplemental Indenture, dated as of July 1, 2001, between the Issuer and Bank One Trust Company, N.A., as Trustee, the Third Supplemental Indenture, dated as of December 5, 2001, between the Issuer and The Bank of New York, and the Fourth Supplemental Indenture, dated as of November 14, 2006, between the Company and The Bank of New York, as Trustee (“Trustee”) (as may be further amended or supplemented, the “Indenture”).

Ranking

The debt securities are our senior unsecured obligations and rank equally in right of payment to any of our existing and future senior indebtedness, are senior in right of payment to all of our existing and future subordinated indebtedness, are effectively subordinated in right of payment to our secured obligations to the extent of the value of the collateral securing such obligations and are structurally subordinated in right of payment to all existing and future indebtedness of our subsidiaries that do not guarantee the debt securities. In a liquidation or reorganization of any of our subsidiaries, the right of holders of the debt securities to participate in any distribution is subject to the prior claims of creditors of that subsidiary, except to the extent that we are a creditor.

Limitations on Us and Our Subsidiaries

Limitation on Mortgages

The Indenture provides that neither we nor any of our subsidiaries will issue, assume or guarantee any indebtedness or obligation secured by mortgages, liens, pledges or other encumbrances (referred to collectively as “mortgages”) upon any principal property (as defined below under “ — Certain Definitions”), unless the debt securities shall be secured equally and ratably with (or prior to) such debt. This restriction will not apply to:

•	mortgages securing the purchase price or cost of construction of property or additions, substantial repairs, alterations or improvements, if the debt and the mortgages are incurred within 18 months of the acquisition or completion of construction and full operation or additions, repairs, alterations or improvements;

•	mortgages existing on property at the time of its acquisition by us or our subsidiary or on the property of a corporation at the time of the acquisition of such corporation by us or our subsidiary;

•	mortgages to secure debt on which the interest payments are exempt from federal income tax under Section 103 of the Internal Revenue Code;

•	mortgages in favor of us or a consolidated subsidiary;

•	mortgages existing on the date of the Indenture;

•	certain mortgages to governmental entities;

•	mortgages incurred in connection with the borrowing of funds used to repay debt within 120 days in the same principal amount secured by other mortgages on principal property with at least the same appraised fair market value;

•	mortgages incurred within 90 days (or any longer period, not in excess of one year, as permitted by law) after acquisition of the related property or equipment arising solely in connection with the transfer of tax benefits in accordance with Section 168(f)(8) of the Internal Revenue Code; and

•	any extension, renewal or replacement of any mortgage referred to above, provided the amount secured is not increased and it relates to the same property.

Limitation on Sale and Lease-Back Transactions

The Indenture provides that neither we nor any subsidiary will enter into any sale and lease-back transaction with respect to any principal property involving a lease of more than three years with another person (other than our company or a subsidiary) unless either:

•	we or our subsidiary could incur indebtedness secured by a mortgage on the property to be leased; or

•	within 120 days, we apply the greater of the net proceeds of the sale of the leased property or the fair value of the leased property, as determined by our chief financial officer (less the principal amount of any debt securities delivered within 120 days for retirement or cancellation or other funded debt voluntarily retired within 120 days) to the voluntary retirement of our long-term funded debt or the acquisition or construction of a principal property.

Limitation on Subsidiary Debt and Preferred Stock

The Indenture provides that none of our restricted subsidiaries may, directly or indirectly, create, incur, issue, assume or otherwise become liable with respect to, extend the maturity of, or become responsible for the payment of, any debt or preferred stock except:

•	debt outstanding on the date of the Indenture; or

•	debt representing the assumption by one restricted subsidiary of debt of another;

•	debt or preferred stock of any corporation or partnership existing when it becomes a subsidiary;

•	debt of a restricted subsidiary arising from agreements providing for indemnification, adjustment of purchase price or similar obligations or from guarantees, letters of credit, surety bonds or performance bonds securing any of our obligations or those of our subsidiaries incurred or assumed in connection with the disposition of any business, property or subsidiary, except for the purpose of financing an acquisition, provided that the maximum aggregate liability does not exceed the gross proceeds from the disposition;

•	debt of a restricted subsidiary in respect of performance, surety and other similar bonds, bankers acceptances and letters of credit provided in the ordinary course of business;

•	debt secured by a mortgage incurred to finance the purchase price or cost of construction of property or additions, substantial repairs, alterations or improvements, if the mortgage and debt are incurred within 18 months of the later of the acquisition or completion of construction and full operation or additions, repairs, alterations or improvements and the mortgage does not relate to any other property;

•	permitted subsidiary refinancing debt (as defined below under “— Certain Definitions”);

•	debt, including guarantees, of a restricted subsidiary to us or another subsidiary as long as we hold it; or

•	any obligation pursuant to a permitted sale and lease-back transaction.

Exempted Transactions

Even if otherwise prohibited by these limitations, if the aggregate outstanding principal amount of all our other debt and that of our subsidiaries subject to these limitations does not exceed 15% of our consolidated net tangible assets, then:

•	we or any of our subsidiaries may issue, assume or guarantee debt secured by mortgages;

•	we or any of our subsidiaries may enter into any sale and lease-back transaction; and

•	any restricted subsidiary may issue, assume or become liable for any debt or preferred stock.

Events of Default

Under the Indenture, an event of default applicable to the debt securities of any series means:

•	failure to pay the principal or any premium on any debt securities of that series when due;

•	failure to pay any interest on any debt securities of that series when due, continued for 30 days;

•	failure to deposit any sinking fund payment in respect of any debt securities of that series when due;

•	failure to perform, or the breach of, any of our other applicable covenants or warranties in the Indenture, continued for 60 days after written notice;

•	events in bankruptcy, insolvency or reorganization; and

•	any other event of default provided with respect to debt securities of that series.

If any event of default with respect to debt securities of any series occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount, or in the case of discount securities, the applicable portion of the principal amount, of all the debt securities of that series to be due and payable immediately. The holders may, under certain circumstances, rescind and annul this acceleration prior to obtaining a judgment or decree.

Other than the duties of the Trustee during a default to act with the required standard of care, the Trustee is not obligated to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders unless the holders shall have offered to the Trustee reasonable indemnity. Subject to these indemnification provisions and certain other conditions described in the Indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the debt securities of that series.

We will furnish the Trustee annually with a statement as to our performance of our obligations under the Indenture and as to any default in our performance.

Modification and Waiver

We and the Trustee may modify and amend the Indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected voting separately. We must have the consent of the holder of each outstanding debt security affected to:

•	change the stated maturity of the principal of, or any installment of interest on, any debt security;

•	reduce the principal, premium or interest on any debt security;

•	reduce the amount of principal of discount securities payable upon acceleration of the maturity;

•	change the currency of payment of principal, premium or interest on any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt securities; or

•	reduce the percentage of holders of any series whose consent is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or certain defaults.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of that series, waive any past default under the Indenture with respect to debt securities of that series. However, such holders may not waive a past default in the payment of principal, premium or interest, or any sinking fund installment with respect to the debt securities, or waive a covenant or provision that cannot be modified or amended without the consent of the holders of each outstanding debt security affected.

We and the Trustee may modify and amend the Indenture without the consent of the holders of the debt securities to, among other things:

•	evidence the succession of another corporation to our company;

•	add to the covenants for the benefit of the holders or surrender any right or power conferred upon our company;

•	add additional events of default;

•	secure the debt securities;

•	supplement the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities; provided that this action does not adversely affect the holders of debt securities in any material respect;

•	establish the form and terms of debt securities of any new series;

•	provide for a successor trustee or for co-trustees;

•	cure any ambiguity, correct or supplement any provision of the Indenture that may be defective or inconsistent with any other provision, or make any other provisions that are not inconsistent with any provision of the Indenture; provided that those other provisions do not adversely affect the interests of the holders of outstanding debt securities of any series in any material respect; or

•	change any place where principal, premium (if any) and interest is payable, where debt securities may be surrendered for registration, transfer or exchange or where notices or demands on our company may be served.

Consolidation, Merger, Sale or Lease of Assets

We may consolidate with or merge into, or transfer or lease our assets substantially as an entirety to any corporation without the consent of the holders of any of the outstanding debt securities under the Indenture if:

•	the successor corporation is a corporation organized under the laws of the United States, any state there of or the District of Columbia and expressly assumes our obligations on the debt securities and under the Indenture;

•	after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing;

•	if, as a result of the transaction, our company would become subject to a mortgage, pledge, lien, security interest or other encumbrance that would not be permitted by the Indenture, we or the successor corporation will secure the debt securities equally and ratably with (or prior to) all indebtedness secured thereby; and

•	we have delivered to the Trustee an officers’ certificate and an opinion of counsel stating that the transaction complies with the Indenture and that all conditions precedent have been complied with.

Defeasance

If so specified in the terms of any series of debt securities, we may be discharged from all obligations under the debt securities of any series, and we will not be subject to the limitations in the Indenture discussed in the above sections (known as legal defeasance) or we may cease to be under any obligation to comply with specified covenants in the Indenture (known as covenant defeasance), if (1) we deposit with the Trustee trust money or U.S. government obligations that are sufficient to pay all principal, premium and interest on the debt securities of the series and certain other conditions are met. We would deliver to the Trustee an opinion of counsel to the effect that the deposit and related defeasance would not (1) cause the holders of the debt securities of the series to recognize income, gain or loss for United States income tax purposes or (2) result in the delisting of the debt securities from any national securities exchange (if so listed).

Optional Redemption

If the terms of any series of debt securities (other than the £150,000,000 in aggregate principal amount of 8.75% Senior Notes Due 2010, which are discussed below under the heading “— Provisions that Apply Only to the £150,000,000 8.75% Senior Notes Due 2010”) indicate that they are redeemable at the option of our company, the debt securities of that series will be redeemable, at our option, at any time in whole, or in part from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the notes to be redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate (as defined below), plus the number of basis points specified in the terms of the debt securities. In each case, we will pay accrued and unpaid interest on the principal amount being redeemed to the date of redemption.

We will mail notice of any redemption between 30 and 60 days preceding the redemption date to each holder of the debt securities to be redeemed.

The notice of the redemption for such debt securities will state, among other things, the principal amount of the debt securities to be redeemed, the redemption price and the place or places that payment will be made upon presentation and surrender of the debt securities to be redeemed.

Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the debt securities or portions called for redemption.

Method for Determining the Treasury Rate for any Optional Redemption of the 5.50% Senior Notes due 2009, the 6.30% Senior Notes due 2012, the 6.25% Senior Notes due 2013, the 6.75% Senior Notes due 2013, the 5.75% Senior Notes due 2014, the 6.375% Senior Notes due 2015, the 6.50% Senior Notes due 2016 and the 7.50% Senior Notes due 2033

With respect to each of the series of redeemable debt securities listed above, for the purposes of determining the applicable redemption price, “Treasury Rate” and the other defined terms listed below have the respective meanings assigned to them in this subsection.

“Treasury Rate” means, with respect to any redemption date, the rate per year equal to: (1) the yield under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that, if no maturity is within three months before or after the Remaining Life of the notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third business day preceding the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker and having a maturity comparable to the remaining term of the debt securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such debt securities.

“Remaining Life” means the maturity of a United States Treasury security selected by an Independent Investment Banker that is comparable to the remaining term of such debt securities.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Trustee after consultation with us.

“Comparable Treasury Price” means, with respect to any redemption date, (a) the average of the Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (b) if the Trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all the quotations.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by the Reference Treasury Dealer at 5:00 p.m. on the third business day preceding the redemption date.

“Reference Treasury Dealer” means each of the financial institutions specified in the terms of the securities and their respective successors; provided however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), we shall substitute another Primary Treasury Dealer.

Method for Determining the Treasury Rate for any Optional Redemption of the 8.75% Senior Notes due 2010, the 7.875% Senior Notes due 2011, the 6.95% Senior Notes due 2012 and the 7.19% Debentures due 2015

With respect to each of the series of redeemable debt securities listed above, for the purposes of determining the applicable redemption price, “Treasury Rate” and the other defined terms listed below have the respective meanings assigned to them in this subsection.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker and having a maturity comparable to the remaining term of the debt securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such debt securities.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Trustee after consultation with us, except that with respect to the 7.19% Debentures due 2015, such term means Morgan Stanley & Co. Incorporated or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent banking institution of national standing appointed by the Trustee.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding the redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities” or (2) if the release (or any successor release) is not published or does not contain the prices on that business day, (a) the average of the Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (b) if the Trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all the quotations.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by the Reference Treasury Dealer at 5:00 p.m. on the third business day preceding the redemption date.

“Reference Treasury Dealer” means each of the financial institutions specified in the terms of the securities and their respective successors; provided however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), we shall substitute another Primary Treasury Dealer.

Provisions that Apply Only to the £150,000,000 8.75% Senior Notes Due 2010

Optional Redemption of the £150,000,000 8.75% Senior Notes Due 2010

The £150,000,000 in aggregate principal amount of 8.75% Senior Notes Due 2010 (the “2010 Pounds Sterling Notes”) will be redeemable as a whole or in part, at our option, at any time after November 1, 2003, at a redemption price equal to the greater of (1) 100% of the principal amount of such notes and (2) as determined by the Calculation Agent, the price at which the Gross Redemption Yield on the outstanding principal amount of the notes on the Reference Date is equal to the Gross Redemption Yield (determined by reference to the middle-market price) at 3:00 p.m. (London time) on that date on the Benchmark Gilt, plus 50 basis points, in either case, plus accrued and unpaid interest on the notes up to, but excluding, the date specified as the redemption date (the “Redemption Price”).

“Gross Redemption Yield” means a yield calculated on the basis indicated by the Joint Index and Classification Committee of the Institute and Faculty of Actuaries as reported in the Journal of the Institute of Actuaries, Vol. 105, Part 1, 1978, page 18 or on such other basis as the Trustee may approve.

“Reference Date” means the date which is the first dealing day in London prior to the publication of the notice of redemption referred to below.

“Benchmark Gilt” means the 5.75% Treasury Stock due December 7, 2009 or such other United Kingdom government stock as the Calculation Agent may, with the advice of three brokers and/or United Kingdom gilt-edged market makers or such other three persons operating in the United Kingdom gilt-edged market as the Calculation Agent may determine from time to time to be the most appropriate benchmark United Kingdom government stock for the notes.

“Calculation Agent” means Deutsche Bank AG London or any successor entity.

We will give notice of any redemption between 30 and 60 days preceding the redemption date to each holder of the notes to be redeemed.

In the case of any partial redemption, selection of the notes for redemption will be made by the Trustee in compliance with the requirements of the principal securities exchange, if any, on which the notes are listed or, if the notes are not so listed or such exchange prescribes no method of selection, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no note of £1,000 in original principal amount or less shall be redeemed in part. If any note is to be redeemed in part only, the notice of redemption relating to the note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued and delivered to the Trustee, or its nominee, or, in the case of notes in definitive form, issued in the name of the holder thereof, in each case upon cancellation of the original note.

Unless we default in payment of the Redemption Price, on and after the redemption date, interest will cease to accrue on the notes or portions called for redemption.

Tax Redemption of the £150,000,000 8.75% Senior Notes Due 2010

The 2010 Pounds Sterling Notes may be redeemed at our option, in whole but not in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, together with interest accrued and unpaid to the date fixed for redemption, at any time, on giving not less than 30 nor more than 60 days’ notice, which notice shall be irrevocable, if:

•	we have or will become obliged to pay Additional Amounts (as defined under “— Additional Amounts” below) as a result of any change in or amendment to the laws, regulations or rulings of the United States or any political subdivision or any taxing authority of or in the United States affecting taxation, or any change in or amendment to an official application, interpretation, administration or enforcement of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after November 1, 2000; or

•	any action shall have been taken by a taxing authority, or any action has been brought in a court of competent jurisdiction, in the United States or any political subdivision or taxing authority of or in the United States, including any of those actions specified in the first bullet point above, whether or not such action was taken or brought with respect to our company, or any change, clarification, amendment, application or interpretation of such laws, regulations or rulings shall be officially proposed, in any such case, on or after October 25, 2000, which results in a substantial likelihood that we will be required to pay Additional Amounts on the next interest payment date.

However, no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which we would be, in the case of a redemption for the reasons specified in the first bullet point above, or there would be a substantial likelihood that we would be, in the case of a redemption for the reasons specified in the second bullet point above, obligated to pay such Additional Amounts if a payment in respect of the notes were then due.

Prior to the publication of any notice of redemption pursuant to this subsection, we will deliver to the Trustee:

•	a certificate signed by one of our duly authorized officers stating that we are entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to our right so to redeem have occurred; and

•	a written opinion of independent legal counsel of recognized standing to the effect that we have or will become obligated to pay such Additional Amounts as a result of such change or amendment or that there is a substantial likelihood that we will be required to pay such Additional Amounts as a result of such action or proposed change, clarification, amendment, application or interpretation, as the case may be.

Such notice, once delivered by us to the Trustee, will be irrevocable.

Additional Amounts

All payments of principal and interest in respect of the 2010 Pounds Sterling Notes will be made without deduction or withholding for or on account of any present or future taxes, duties, assessments or other governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by the United States or any political subdivision or taxing authority of or in the United States, unless such withholding or deduction is required by law.

In the event such withholding or deduction is required by law, subject to the limitations described below, we will pay as additional interest on the notes to the holder or beneficial owner of any note who is a non-U.S. holder (as defined below), such additional amounts (“Additional Amounts”) as may be necessary in order that every net payment by us or any paying agent of principal of or interest on the notes (including upon redemption), after deduction or withholding for or on account of any present or future tax, duty, assessment or other governmental charge imposed upon or as a result of such payment by the United States or any political subdivision or taxing authority of or in the United States, will not be less than the amount provided for in such note to be then due and payable before any such tax, duty, assessment or other governmental charge.

However, our obligation to pay Additional Amounts shall not apply to:

(a) any tax, duty, assessment or other governmental charge which would not have been so imposed but for:

(1) the existence of any present or former connection between such holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity) and the United States, including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or other equity owner or person having such a power) being or having been a citizen or resident or treated as a resident of the United States or being or having been engaged in a trade or business in the United States or being or having been present in the United States or having had a permanent establishment in the United States;

(2) the failure of such holder or beneficial owner to comply with any requirement under United States tax laws and regulations to establish entitlement to a partial or complete exemption from such tax, duty, assessment or other governmental charge (including, but not limited to, the requirement to provide Internal Revenue Service Forms W-8BEN, Forms W-8ECI, or any subsequent versions thereof or successor thereto); or

(3) such holder’s or beneficial owner’s present or former status as a personal holding company or a foreign personal holding company with respect to the United States, as a controlled foreign corporation with respect to the United States, as a passive foreign investment company with respect to the United States, as a private foundation or other tax exempt organization with respect to the United States or as a corporation which accumulates earnings to avoid United States federal income tax;

(b) any tax, duty, assessment or other governmental charge imposed by reason of the holder or beneficial owner:

(1) owning or having owned, directly or indirectly, actually or constructively, 10% or more of the total combined voting power of all classes of HCA Inc.’s stock;

(2) being a bank receiving interest described in section 881(c)(3)(A) of the Internal Revenue Code; or

(3) being a controlled foreign corporation with respect to the United States that is related to HCA Inc. by stock ownership;

(c) any tax, duty, assessment or other governmental charge which would not have been so imposed but for the presentation by the holder or beneficial owner of such note for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment of the note is duly provided for and notice is given to holders, whichever occurs later, except to the extent that the holder or beneficial owner would have been entitled to such additional amounts on presenting such note on any date during such 30-day period;

(d) any estate, inheritance, gift, sales, transfer, personal property, wealth, interest equalization or similar tax, assessment or other governmental charge;

(e) any tax, duty, assessment or other governmental charge which is payable otherwise than by withholding from payment of principal of or interest on such note;

(f) any tax, duty, assessment or other governmental charge which is payable by a holder that is not the beneficial owner of the note, or a portion of the note, or that is a fiduciary, partnership, limited liability company or other similar entity, but only to the extent that a beneficial owner, a beneficiary or settlor with respect to such fiduciary or member of such partnership, limited liability company or similar entity would not have been entitled to the payment of an additional amount had such beneficial owner, settlor, beneficiary or member received directly its beneficial or distributive share of the payment;

(g) any tax, duty, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any note, if such payment can be made without such withholding by any other paying agent; or

(h) any combination of items (a), (b), (c), (d), (e), (f) and (g).

For purposes of this subsection, the holding of or the receipt of any payment with respect to a note will not constitute a connection (1) between the holder or beneficial owner and the United States or (2) between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity, and the United States or any political subdivision or taxing authority thereof or therein.

Any reference in this prospectus, in the Indenture or in the notes to principal or interest with respect to the 2010 Pounds Sterling Notes shall be deemed to refer also to Additional Amounts which may be payable under the provisions of this subsection.

We will pay all stamp and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority therein with respect to the issuance of the notes.

Except as specifically provided in the notes, we will not be required to make any payment with respect to any tax, duty, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority of or in the United States.

Unless previously redeemed or repurchased and cancelled, the notes will be payable at par, including Additional Amounts, if any, on November 1, 2010 or such earlier date on which the applicable notes shall be due and payable in accordance with the terms and conditions of the applicable notes. However, if the maturity date of the applicable notes is not a Business Day, the notes will be payable on the next succeeding business day and no interest shall accrue for the period from the maturity date to such payment date.

For purposes of the 2010 Pounds Sterling Notes, a “non-U.S. holder” is a beneficial owner of the notes that is not a U.S. holder. A “U.S. holder” is a beneficial owner of the notes that is for United States federal income tax purposes:

•	a United States citizen or resident alien individual;

•	a corporation or partnership created or organized in or under the laws of the United States or any State thereof (including the District of Columbia);

•	an estate if its income is subject to United States federal income taxation regardless of its source; or

•	a trust (1) that validly elects to be treated as a United States person for United States federal income tax purposes or (2)(a) the administration over which a U.S. court can exercise primary supervision and (b) all of the substantial decisions of which one or more United States persons has the authority to control.

Issuance of Additional Debt Securities

If the terms of any series of debt securities so indicate, we may, without the consent of the holders of that series of debt securities, increase the principal amount of the debt securities of that series by issuing additional debt securities in the future on the same terms and conditions, except for any differences in the issue price and interest accrued prior to the issue date of the additional debt securities, and with the same CUSIP number as existing debt securities of that series. The existing debt securities of that series and any additional debt securities of that series would rank equally and ratably for all purposes under the Indenture.

Governing Law

We will construe the Indenture and the debt securities in accordance with the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the Indenture.

“joint venture subsidiary” means a subsidiary as of the date of the Indenture of which we, directly or indirectly, own less than 100% of the voting securities entitling the holders thereof to elect a majority of the directors (or, in the case of a partnership, of which we, directly or indirectly, own less than 100% of the general partnership interests therein).

“permitted subsidiary refinancing debt” means debt of any subsidiary, the proceeds of which are used to renew, extend, refinance or refund outstanding debt of that subsidiary; provided that the debt is scheduled to mature no earlier than the debt being renewed, extended, refinanced or refunded; provided, further, that the debt will be permitted subsidiary refinancing debt only to the extent that the aggregate principal amount of that debt (or, if that debt is issued at a price less than the principal amount thereof, the aggregate amount of gross proceeds therefrom) does not exceed the aggregate principal amount then outstanding under the debt being renewed, extended, refinanced or refunded (or if the debt being renewed, extended, refinanced or refunded was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with generally accepted accounting principles.)

“principal property” means each acute care hospital providing general medical and surgical services (excluding equipment, personal property and hospitals that primarily provide specialty medical services, such as psychiatric and obstetrical and gynecological services) owned solely by our company and/or one or more of our subsidiaries and located in the United States of America.

“restricted subsidiary” means (1) any subsidiary other than an unrestricted subsidiary and (2) any subsidiary that was an unrestricted subsidiary but which, subsequent to the date hereof, is designated by our company (by board resolution) to be a restricted subsidiary; provided, that we may not designate any such subsidiary to be a restricted subsidiary if we would thereby breach any covenant or agreement contained in the Indenture (on the assumption that any transaction to which that subsidiary was a party at the time of such designation and which would have given rise to debt or preferred stock or constituted a sale and lease-back transaction at the time it was entered into had that subsidiary then been a restricted subsidiary was entered into at the time of that designation).

“subsidiary” means (1) any corporation of which at least a majority of the outstanding stock having ordinary voting power to elect a majority of the directors of that corporation, whether or not at the time stock of any other class or classes of that corporation have or might have voting power by reason of the happening of any contingency, is at the time, directly or indirectly, owned or controlled by our company or by one or more of our subsidiaries, or by our company and one or more of our subsidiaries or (2) any partnership or joint venture of which at least a majority of the equity ownership, whether in the form of membership, general, special or limited partnership interests or otherwise, is directly or indirectly owned or controlled by our company or by one or more of our subsidiaries, or by our company and one or more of our subsidiaries; provided, that the term “subsidiary” does not include any corporation or partnership controlled by our company (referred to in this definition as an “affiliated entity”) that:

•	does not transact any substantial portion of its business or regularly maintain any substantial portion of its operating assets within the continental limits of the United States of America;

•	is principally engaged in the business of financing (including, without limitation, the purchase, holding, sale or discounting of or lending upon any notes, contracts, leases or other forms of obligations) the sale or lease of merchandise, equipment or services (1) by our company, (2) by a subsidiary (whether such sales or leases have been made before or after the date when the corporation or partnership became a subsidiary), (3) by another affiliated entity or (4) by any corporation or partnership prior to the time when substantially all its assets have been or are acquired by our company;

•	is principally engaged in the business of owning, leasing, dealing in or developing real property;

•	is principally engaged in the holding of stock in, and/or the financing of operations of, an affiliated entity; or

•	is principally engaged in the business of (1) offering health benefit products or (2) insuring against professional and general liability risks of our company.

“unrestricted subsidiary” means (1) any subsidiary acquired or organized after the date hereof; provided, that the subsidiary is not a successor, directly or indirectly, to, and does not directly or indirectly own any equity interest in, any restricted subsidiary; (2) any subsidiary the principal business of which consists of obtaining financing in capital markets outside the United States of America or financing the acquisition or disposition of machinery, equipment, inventory, accounts receivable and other real, personal and intangible property by persons including our company or a subsidiary; (3) any subsidiary the principal business of which is owning, leasing, dealing in or developing real property for residential or office building purposes or land, buildings or related real property owned by our company or any subsidiary as of the date of the Indenture; (4) any joint venture subsidiary; or (5) stock or other securities of an unrestricted subsidiary of the character described in clauses (1) through (4) of this definition, unless and until, in each of the cases specified in this paragraph, any such subsidiary has been designated a restricted subsidiary pursuant to clause (2) of the definition of “restricted subsidiary.”

Senior Notes and Debentures

The principal terms of the debt securities issued and outstanding as of the date of this prospectus are set forth below. Interest on the below series of debt securities accrues at the annual rate indicated in the title of the series and is payable on the indicated interest payment dates to the registered holders on the preceding record date. The debt securities of the series listed below are not subject to a sinking fund.

5.50% Senior Notes Due 2009

•	Principal amount of the series: $500,000,000

•	Maturity date: December 1, 2009

•	Interest payment dates: June 1 and December 1

•	Record dates: May 15 and November 15

•	Issuance date: November 19, 2004

•	Redemption prior to maturity: Redeemable at any time at our option, in whole or in part, subject to an applicable premium (based on the Treasury Rate plus 30 basis points)

8.75% Senior Notes Due 2010

•	Principal amount of the series: $750,000,000

•	Maturity date: September 1, 2010

•	Interest payment dates: March 1 and September 1

•	Record dates: February 15 and August 15

•	Issuance date: August 23, 2000

•	Redemption prior to maturity: Redeemable at any time at our option, in whole or in part, subject to an applicable premium (based on the Treasury Rate plus 50 basis points)

8.75% Senior Notes Due 2010

•	Principal amount of the series: £150,000,000

•	Maturity date: November 1, 2010

•	Interest payment dates: May 1 and November 1

•	Record dates: April 15 and October 15

•	Issuance date: November 1, 2000

•	Redemption prior to maturity: Redeemable after November 1, 2003 at an applicable premium and redeemable at any time upon certain events related to U.S. taxation, in each case as described above under “— Provisions that Apply Only to the 2010 Pounds Sterling Note”

7.875% Senior Notes Due 2011

•	Principal amount of the series: $500,000,000

•	Maturity date: February 1, 2011

•	Interest payment dates: February 1 and August 1

•	Record dates: January 15 and July 15

•	Issuance date: January 26, 2001

•	Redemption prior to maturity: Redeemable at any time at our option, in whole or in part, subject to an applicable premium (based on the Treasury Rate plus 50 basis points)

6.95% Senior Notes Due 2012

•	Principal amount of the series: $500,000,000

•	Maturity date: May 1, 2012

•	Interest payment dates: May 1 and November 1

•	Record dates: April 15 and October 15

•	Issuance date: April 26, 2002

•	Redemption prior to maturity: Redeemable at any time at our option, in whole or in part, subject to an applicable premium (based on the Treasury Rate plus 25 basis points)

6.30% Senior Notes Due 2012

•	Principal amount of the series: $500,000,000

•	Maturity date: October 1, 2012

•	Interest payment dates: April 1 and October 1

•	Record dates: March 15 and September 15

•	Issuance date: September 23, 2002

•	Redemption prior to maturity: Redeemable at any time at our option, in whole or in part, subject to an applicable premium (based on the Treasury Rate plus 37.5 basis points)

6.25% Senior Notes Due 2013

•	Principal amount of the series: $500,000,000

•	Maturity date: February 15, 2013

•	Interest payment dates: August 15 and February 15

•	Record dates: August 1 and February 1

•	Issuance date: February 10, 2003

•	Redemption prior to maturity: Redeemable at any time at our option, in whole or in part, subject to an applicable premium (based on the Treasury Rate plus 35 basis points)

6.75% Senior Notes Due 2013

•	Principal amount of the series: $500,000,000

•	Maturity date: July 15, 2013

•	Interest payment dates: January 15 and July 15

•	Record dates: January 1 and July 1

•	Issuance date: July 28, 2003

•	Redemption prior to maturity: Redeemable at any time at our option, in whole or in part, subject to an applicable premium (based on the Treasury Rate plus 35 basis points)

5.75% Senior Notes Due 2014

•	Principal amount of the series: $500,000,000

•	Maturity date: March 15, 2014

•	Interest payment dates: March 15 and September 15

•	Record dates: March 1 and September 1

•	Issuance date: March 8, 2004

•	Redemption prior to maturity: Redeemable at any time at our option, in whole or in part, subject to an applicable premium (based on the Treasury Rate plus 30 basis points)

6.375% Senior Notes Due 2015

•	Principal amount of the series: $750,000,000

•	Maturity date: January 15, 2015

•	Interest payment dates: January 15 and July 15

•	Record dates: January 1 and July 1

•	Issuance date: November 19, 2004

•	Redemption prior to maturity: Redeemable at any time at our option, in whole or in part, subject to an applicable premium (based on the Treasury Rate plus 35 basis points)

6.50% Senior Notes due 2016

•	Principal amount of the series: $1,000,000,000

•	Maturity date: February 15, 2016

•	Interest payment dates: February 15 and August 15

•	Record dates: February 1 and August 1

•	Issuance date: February 8, 2006

•	Redemption prior to maturity: Redeemable at any time at our option, in whole or in part, subject to an applicable premium (based on the Treasury Rate plus 30 basis points)

7.69% Notes Due 2025

•	Principal amount of the series: $300,000,000

•	Maturity date: June 15, 2025

•	Interest payment dates: June 15 and December 15

•	Record dates: June 1 and December 1

•	Issuance date: June 30, 1995

•	Redemption prior to maturity: Not redeemable prior to maturity

7.50% Senior Notes Due 2033

•	Principal amount of the series: $250,000,000

•	Maturity date: November 6, 2033

•	Interest payment dates: May 6 and November 6

•	Record dates: April 21, and October 21

•	Issuance date: November 6, 2003

•	Redemption prior to maturity: Redeemable at any time at our option, in whole or in part, subject to an applicable premium (based on the Treasury Rate plus 37.5 basis points)

7.19% Debentures Due 2015

•	Principal amount of the series: $150,000,000

•	Maturity date: November 15, 2015

•	Interest payment dates: May 15 and November 15

•	Record dates: May 1 and November 1

•	Issuance date: November 27, 1995

•	Redemption prior to maturity: Redeemable at any time at our option, in whole or in part, subject to an applicable premium (based on the Treasury Rate plus 20 basis points)

7.50% Debentures Due 2023

•	Principal amount of the series: $150,000,000

•	Maturity date: December 15, 2023

•	Interest payment dates: June 15 and December 15

•	Record dates: June 1 and December 1

•	Issuance date: December 16, 1993

•	Redemption prior to maturity: Not redeemable prior to maturity

8.36% Debentures Due 2024

•	Principal amount of the series: $150,000,000

•	Maturity date: April 15, 2024

•	Interest payment dates: April 15 and October 15

•	Record dates: April 1 and October 1

•	Issuance date: April 27, 1994

•	Redemption prior to maturity: Not redeemable prior to maturity

7.05% Debentures Due 2027

•	Principal amount of the series: $150,000,000

•	Maturity date: December 1, 2027

•	Interest payment dates: June 1 and December 1

•	Record dates: May 15 and November 15

•	Issuance date: December 8, 1995

•	Redemption prior to maturity: Not redeemable prior to maturity

7.75% Debentures Due 2036

•	Principal amount of the series: $100,000,000

•	Maturity date: July 15, 2036

•	Interest payment dates: July 15 and January 15

•	Record dates: July 1 and January 1

•	Issuance date: July 8, 1996

•	Redemption prior to maturity: Not redeemable prior to maturity

7.50% Debentures Due 2095

•	Principal amount of the series: $200,000,000

•	Maturity date: November 15, 2095

•	Interest payment dates: May 15 and November 15

•	Record dates: May 1 and November 1

•	Issuance date: November 27, 1995

•	Redemption prior to maturity: Not redeemable prior to maturity

Medium-Term Notes

In the table below, we specify the following terms of the Medium-Term Notes (the “Medium-Term Notes”): issuance date; principal amount; maturity date; interest rate; and redemption terms, if any.

The Medium-Term Notes are not subject to a sinking fund and are not redeemable prior to maturity unless indicated below.

Issuance Date	Principal Amount	Maturity Date	Interest Rate/Redemption Terms

February 8, 1995	$150,000,000	February 10, 2010	8.70%
			Not redeemable prior to maturity
January 20, 1995	$150,000,000	December 15, 2014	9.00%
			Not redeemable prior to maturity
September 14, 1995	$125,000,000	September 15, 2025	7.58%
			Not redeemable prior to maturity

Senior Secured Notes Issued Under the 2006 Indenture

We have issued senior secured notes as described below under an indenture, dated as of November 17, 2006, among the Company, the guarantors named therein and The Bank of New York, as trustee. Terms used in this “— Senior Secured Notes Issued Under the 2006 Indenture” apply only to the Notes described herein.

General

Certain terms used in this description are defined under the subheading “Certain Definitions.” In this description, the terms “we,” “our,” “us” and “the Company” each refer to HCA Inc. (the “Issuer”) and its consolidated Subsidiaries.

The Issuer issued $1,000,000,000 aggregate principal amount of 9 1/8% senior secured notes due 2014 (the “2014 Cash Pay Notes”), $3,200,000,000 aggregate principal amount of 9 1/4% senior secured notes due 2016 (the “2016 Cash Pay Notes” and, together with the 2014 Cash Pay Notes, the “Cash Pay Notes”) and $1,500,000,000 aggregate principal amount of 9 5/8%/10 3/8% optional PIK interest senior secured notes due 2016 (the “Toggle Notes” and, together with the Cash Pay Notes, the “Notes”) under the indenture dated November 17, 2006 (the “Indenture”) among the Issuer, the Guarantors and The Bank of New York, as trustee (the “Trustee”). The Notes were issued in a private transaction that was not subject to the registration requirements of the Securities Act. Except as set forth herein, the terms of the Notes are substantially identical and include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

The following description is only a summary of the material provisions of the Indenture, does not purport to be complete and is qualified in its entirety by reference to the provisions of that agreement, including the definitions therein of certain terms used below. We urge you to read the Indenture because it, and not this description, will define your rights as Holders of the Notes.

Brief Description of Notes

The Notes are:

•	general senior obligations of the Issuer;

•	secured on a second-priority basis, equally and ratably with all existing and future obligations of the Issuer and the Guarantors under any future Junior Lien Obligations, by all of the assets of the Issuer and the Guarantors which are not Principal Properties and which secure the General Credit Facility (other than the European Collateral), subject to the Liens securing the Issuer’s and the Guarantors’ obligations under the General Credit Facility and any other Priority Lien Obligations and other Permitted Liens;

•	secured on a third-priority basis, equally and ratably with all existing and future obligations of the Issuer and the Guarantors under any future Junior Lien Obligations, by all of the assets of the Issuer and the Guarantors securing the ABL Facility which also secure the General Credit Facility, subject to the Liens securing the Issuer’s and the Guarantors’ obligations under the Senior Credit Facilities and any other Priority Lien Obligations and other Permitted Liens;

•	effectively subordinated, to the extent of the value of the assets securing such Indebtedness (which, in any event, exclude the European Collateral, which does not secure the Notes), to the Issuer’s and the Guarantors’ obligations under the General Credit Facility and any future Priority Lien Obligations, that will be secured (A) on a first-priority basis by the same assets of the Issuer and the Guarantors that secure the Notes and by certain other assets of the Issuer and the Guarantors, including the Principal Properties, that do not secure the Notes and (B) on a second-priority basis by the Shared Receivables Collateral;

•	effectively subordinated to the Issuer’s and the Guarantors’ obligations under the ABL Facility, to the extent of the value of the Shared Receivables Collateral;

•	effectively subordinated to any obligations secured by Permitted Liens, to the extent of the value of the assets of the Issuer and the Guarantors subject to those Permitted Liens;

•	structurally subordinated to any existing and future indebtedness and liabilities of non-guarantor Subsidiaries, including the ABL Financing Entities and the Issuer’s Foreign Subsidiaries and any Unrestricted Subsidiaries;

•	ranked equally in right of payment with all existing and future senior Indebtedness of the Issuer and the Guarantors but, to the extent of the value of the Collateral, are effectively senior to all of the Issuer’s and the Guarantors’ unsecured senior Indebtedness (including the Existing Notes);

•	senior in right of payment to any future Subordinated Indebtedness (as defined with respect to the Notes) of the Issuer; and

•	initially unconditionally guaranteed on a joint and several and senior basis by each Restricted Subsidiary that guarantees the General Credit Facility (other than any Foreign Subsidiary).

Guarantees

The Guarantors, as primary obligors and not merely as sureties, jointly and severally fully and unconditionally guaranteed, on a senior basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under the Indenture and the Notes, whether for payment of principal of, premium, if any, or interest or Additional Interest in respect of the Notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture by executing the Indenture.

The Restricted Subsidiaries which guarantee the General Credit Facility guarantee the Notes. Each of the Guarantees of the Notes is a general senior obligation of each Guarantor and is secured by a second-priority lien on all of the assets of each Guarantor which secure the General Credit Facility and which are not Principal Properties and by a third-priority lien on all of the assets of each Guarantor which secure the ABL Facility. The Guarantees rank equally in right of payment with all existing and future senior Indebtedness of the Guarantor but, to the extent of the value of the Collateral, are effectively senior to all of the Guarantor’s unsecured senior Indebtedness and, to the extent of the Collateral, are effectively subordinated to the Guarantor’s Obligations under the Senior Credit Facilities and any future Priority Lien Obligations. The Guarantees are senior in right of payment to all existing and future Subordinated Indebtedness of each Guarantor. The Notes are structurally subordinated to Indebtedness and other liabilities of Subsidiaries of the Issuer that do not Guarantee the Notes.

Not all of the Issuer’s Subsidiaries Guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Issuer.

None of our Subsidiaries which are “Restricted Subsidiaries” for purposes of the Existing Notes Indenture, Foreign Subsidiaries, ABL Financing Entities, non-Wholly Owned Subsidiaries or any Receivables Subsidiaries guarantee the Notes. The obligations of each Guarantor under its Guarantee are limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance under applicable law.

On an as adjusted basis after giving effect to our offering of $1.500 billion aggregate principal amount of first lien notes in April 2009 and the use of proceeds therefrom, our non-guarantor subsidiaries would have accounted for approximately $11.867 billion, or 41.8%, of our total revenues for the year ended December 31, 2008, approximately $3.038 billion, or 40.9%, of our total revenues for the three months ended March 31, 2009, approximately $9.876 billion, or 40.7%, of our total assets, and approximately $7.517 billion, or 22.5%, of our total liabilities, in each case, as of December 31, 2008, and approximately $9.817 billion, or 40.4%, of our total assets, and approximately $7.224 billion, or 21.9%, of our total liabilities, in each case, as of March 31, 2009.

Any entity that makes a payment under its Guarantee is entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

If a Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk Factors — Risks Related to the Notes — Federal and state fraudulent transfer laws may permit a court to void the notes, and with respect to the senior secured notes, the guarantees, and, if that occurs, you may not receive any payment on the notes.”

Each Guarantee by a Guarantor provides by its terms that it will be automatically and unconditionally released and discharged upon:

(1) (a) any sale, exchange or transfer (by merger or otherwise) of the Capital Stock of such Guarantor (including any sale, exchange or transfer), after which the applicable Guarantor is no longer a Restricted Subsidiary or all or substantially all the assets of such Guarantor, which sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture;

(b) the release or discharge of the guarantee by such Guarantor of the Senior Credit Facilities or such other guarantee that resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee;

(c) the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of the Indenture; or

(d) the exercise by the Issuer of its legal defeasance option or covenant defeasance option as described under “Legal Defeasance and Covenant Defeasance” or the discharge of the Issuer’s obligations under the Indenture in accordance with the terms of the Indenture; and

(2) such Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Holding Company Structure

The Issuer is a holding company for its Subsidiaries, with no material operations of its own and only limited assets. Accordingly, the Issuer is dependent upon the distribution of the earnings of its Subsidiaries, whether in the form of dividends, advances or payments on account of intercompany obligations, to service its debt obligations.

Security

General

The Notes and the Guarantees are secured by perfected second-priority security interests in the Non-Receivables Collateral (second in priority to the Liens on the Non-Receivables Collateral securing the First Lien Obligations) and by perfected third-priority security interests in the Shared Receivables Collateral (third in priority to the first-priority and second-priority Liens on the Shared Receivables Collateral securing the ABL Obligations and the First Lien Obligations, respectively), in each case, subject to Permitted Liens; provided, that with respect to the portion of the Collateral comprised of real property, the Issuer and the Guarantors have such time as is reasonably necessary from the Issue Date to complete the actions required to perfect the second-priority Lien on such Collateral. The Cash Pay Notes and the Toggle Notes share in the benefit of such security interests pro rata based on the respective amounts of the Obligations thereunder. Notwithstanding the foregoing, neither the Notes nor the Guarantees are or will be secured by the European Collateral or the Separate Receivables Collateral and, until after the Discharge of the First Lien Obligations, the Notes and the Guarantees will not be secured by any Principal Properties. Upon the Discharge of First Lien Obligations and so long as no First Lien Obligations are outstanding, the Principal Properties that constituted “Collateral” under the First Lien Security Documents Facility will become Collateral with respect to the Notes, subject to the same limitation on the amount of Obligations secured thereby as contained in the First Lien Security Documents. See also “— Certain Limitations on the Collateral” below. Priority Lien Secured Parties have rights and remedies with respect to the Collateral that, if exercised, could adversely affect the value of the Collateral or the ability of the respective agents under the Intercreditor Agreements to realize or foreclose on the Collateral on behalf of holders of the Notes. For a description of the Shared Receivables Collateral and the Non-Receivables Collateral, see “Description of Other Indebtedness — Senior Secured Credit Facilities — Guarantee and Security.”

The Issuer and the Guarantors are and will be able to incur additional Indebtedness in the future which could share in the Collateral, including additional First Lien Obligations, additional ABL Obligations, additional Junior Lien Obligations and Obligations secured by Permitted Liens. The amount of such additional Obligations are and will be limited by the covenant described under “Certain Covenants — Liens” and the covenant described under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.” Under certain circumstances, the amount of any such additional Obligations could be significant.

After-Acquired Collateral

From and after the Issue Date and subject to certain limitations and exceptions, (a) if the Issuer or any Guarantor creates any additional security interest upon any property or asset that would constitute Collateral to secure any First Lien Obligations (other than Principal Properties prior to the Discharge of First Lien Obligations and so long as no First Lien Obligations are outstanding and other than European Collateral and Separate Receivables Collateral), it must concurrently grant a second-priority perfected security interest (subject to Permitted Liens) upon such property as security for the Notes and (b) if the Issuer or any Guarantor creates any additional security interest upon any property or asset that would constitute Shared Receivables Collateral to secure any Priority Lien Obligations, it must concurrently grant a third-priority perfected security interest (subject to Permitted Liens) upon such property as security for the Notes.

Liens with Respect to the Collateral

Security Documents and Intercreditor Agreements

The Issuer, the Guarantors and the Junior Lien Collateral Agent entered into the Security Documents with respect to the Collateral defining the terms of the security interests that secure the Notes and the Guarantees with respect to such Collateral. These security interests secure the payment and performance when due of all of the Obligations of the Issuer and the Guarantors under the Notes, the Indenture, the Guarantees and the Security Documents, as provided in the Security Documents.

The Junior Lien Collateral Agent and the First Lien Collateral Agent entered into the General Intercreditor Agreement (as the same may be amended from time to time, the “General Intercreditor Agreement”) with respect to the Collateral. The First Lien Collateral Agent is initially the Collateral Agent under the General Credit Facility. The Junior Lien Collateral Agent is initially the Trustee. Pursuant to the terms of the General Intercreditor Agreement, prior to the Discharge of First Lien Obligations, the First Lien Collateral Agent, acting on behalf of the First Lien Secured Parties, will determine the time and method by which the security interests in the Collateral will be enforced and will have the sole and exclusive right to manage, perform and enforce the terms of the Security Documents relating to the Collateral and to exercise and enforce all privileges, rights and remedies thereunder according to its direction, including to take or retake control or possession of such Collateral and to hold, prepare for sale, marshall, process, sell, lease, dispose of or liquidate such Collateral, including, without limitation, following the occurrence of a Default or Event of Default under the Indenture. The Junior Lien Collateral Agent will not be permitted to enforce the security interests even if any Event of Default under the Indenture has occurred and the Notes have been accelerated except (a) in any insolvency or liquidation proceeding, solely as necessary to file a proof of claim or statement of interest with respect to the Junior Lien Obligations or (b) as necessary to take any action in order to prove, preserve, perfect or protect (but not enforce) its security interest and rights in, and the perfection and priority of its Lien on, the Collateral. See “Risk Factors — Risks Related to the Notes — The lien ranking provisions of the Indenture and other agreements relating to the collateral securing the notes will limit the rights of holders of the notes with respect to that collateral, even during an event of default.” After the Discharge of First Lien Obligations, the Junior Lien Collateral Agent in accordance with the provisions of the Junior Lien Documents will distribute all cash proceeds (after payment of the costs of enforcement and collateral administration and any other amounts owed to the Junior Lien Collateral Agent) of the Collateral received by it under the Security Documents for the ratable benefit of the holders of Junior Lien Obligations. The proceeds from the sale of the Collateral remaining after the satisfaction of all First Lien Obligations may not be sufficient to satisfy the Junior Lien Obligations. By its nature some or all of the Collateral is and will be illiquid and may have no readily ascertainable market value. Accordingly, the Collateral may not be able to be sold in a short period of time, if salable. See “Risk Factors — Risks Related to the Notes — The value of the collateral securing the notes may not be sufficient to satisfy our obligations under the notes.”

The Junior Lien Collateral Agent, for itself and on behalf of each Junior Lien Secured Party, has agreed in the General Intercreditor Agreement that (a) it will not (and thereby waives any right to) take any action to challenge, contest or support any other Person in contesting or challenging, directly or indirectly, in any proceeding (including any insolvency or liquidation proceeding), the validity, perfection, priority or enforceability of a Lien securing any First Lien Obligations held (or purported to be held) by or on behalf of the First Lien Collateral Agent or any of the First Lien Secured Parties or any agent or trustee therefor in any Collateral or other First Lien Collateral and (b) it will not oppose or otherwise contest (or support any other Person contesting) any request for judicial relief made in any court by the First Lien Collateral Agent or any First Lien Secured Parties relating to the lawful enforcement of any First Priority Lien on Collateral or other First Lien Collateral.

In addition, the Security Documents provide that, prior to the Discharge of First Lien Obligations, (1) the First Lien Collateral Agent may take actions with respect to the Collateral (including the release of Collateral and the manner of realization (subject to the provisions described under “— Release of Collateral”)) without the consent of the Junior Lien Collateral Agent or other Junior Lien Secured Parties and (2) the Issuer and the Guarantors may require the Junior Lien Collateral Agent to agree to modify the Security Documents, or the General Intercreditor Agreement, without the consent of the Junior Lien Collateral Agent or other Junior Lien Secured Parties, to secure additional extensions of credit and add additional First Lien Secured Parties or Junior Lien Secured Parties so long as such modifications do not expressly violate the provisions of the General Credit Facility or the Indenture. In addition, the General Intercreditor Agreement provides that with respect to Collateral in the event that the First Lien Collateral Agent or the First Lien Secured Parties enter into any amendment, waiver or consent in respect of or replace any of the First Lien Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Lien Security Document or changing in any manner the rights of the First Lien Collateral Agent, the First Lien Secured Parties, the Issuer or any Guarantor thereunder (including the release of any Liens in

Collateral in accordance with the provisions described under “— Release of Collateral”), then such amendment, waiver or consent shall apply automatically to any comparable provision of each comparable Security Document in favor of the Junior Lien Obligations without the consent of the Junior Lien Collateral Agent, any Junior Lien Representative or any Junior Lien Secured Party and without any action by the Junior Lien Collateral Agent, any Junior Lien Representative, the Issuer or any Guarantor; provided that such amendment, waiver or consent does not materially adversely affect the rights of the Junior Lien Secured Parties or the interests of the Junior Lien Secured Parties in the Collateral in a manner materially different from that affecting the rights of the First Lien Secured Parties thereunder or therein. Any provider of additional extensions of credit shall be entitled to rely on the determination of an Officer that such modifications do not expressly violate the provisions of the General Credit Facility or the Indenture if such determination is set forth in an Officer’s Certificate delivered to such provider.

So long as the Discharge of First Lien Obligations has not occurred, the Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Non-Receivables Collateral upon the exercise of remedies will be applied by the First Lien Collateral Agent to the First Lien Obligations in such order as specified in the relevant First Lien Documents until the Discharge of First Lien Obligations has occurred. Upon the Discharge of First Lien Obligations, the First Lien Collateral Agent shall deliver to the Junior Lien Collateral Agent (for the benefit of all Junior Lien Secured Parties) any remaining proceeds of Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Junior Lien Collateral Agent to the Junior Lien Obligations in such order as specified in the Junior Lien Documents.

In addition, so long as the Discharge of First Lien Obligations has not occurred, neither the Junior Lien Collateral Agent nor any Junior Lien Representative shall acquire or hold any Lien on any assets of the Issuer or any Subsidiary (and neither the Issuer nor any Subsidiary shall grant such Lien) securing any Junior Lien Obligations that are not also subject to the First Priority Lien in respect of the First Lien Obligations under the First Lien Documents. If the Junior Lien Collateral Agent or any Junior Lien Representative shall acquire or hold any Lien on any assets of the Issuer or any Subsidiary that is not also subject to the First Priority Lien in respect of the First Lien Obligations under the First Lien Documents, then such Junior Lien Collateral Agent or other Junior Lien Representative shall, without the need for any further consent of any party and notwithstanding anything to the contrary in any other document, be deemed to also hold and have held such Lien for the benefit of the First Lien Collateral Agent as security for the First Lien Obligations (subject to the lien priority and other terms hereof).

The Junior Lien Collateral Agent and each other Junior Lien Secured Party have agreed that any Lien purported to be granted on any Collateral as security for First Lien Obligations shall be deemed to be and shall be deemed to remain senior in all respects and prior to all Liens on the Collateral securing any Junior Lien Obligations for all purposes regardless of whether the Lien purported to be granted is found to be improperly granted, improperly perfected, preferential, a fraudulent conveyance or legally or otherwise deficient or invalid, in whole or in part, in any manner.

Any Collateral or proceeds thereof received by any Junior Lien Secured Party at a time when such receipt is not expressly permitted by the terms of the General Intercreditor Agreement or prior to the Discharge of First Lien Obligations shall be segregated and held in trust for the benefit of and forthwith paid over to the First Lien Collateral Agent (and/or its designees) for the benefit of the First Lien Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.

If any First Lien Secured Party is required in any insolvency or liquidation proceeding or otherwise to turn over or otherwise pay to the estate of the Issuer or any other Guarantor (or any trustee, receiver or similar person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then as among the parties hereto, the First Lien Obligations shall be deemed to be reinstated to the extent of such Recovery and to be outstanding as if such payment had not occurred and such First Lien Secured Party shall be entitled to a reinstatement of First Lien Obligations with respect to all such recovered amounts and shall have all rights hereunder. If the General Intercreditor Agreement shall have been terminated prior to such Recovery, the General Intercreditor Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties thereto. Any Collateral or other First Lien Collateral or proceeds thereof received by any Junior Lien Secured Party prior to the time of such Recovery shall be deemed to have been received prior to the Discharge of First Lien Obligations and subject to the provisions of the immediately preceding paragraph.

In addition, if at any time in connection with or after the Discharge of First Lien Obligations the Issuer either in connection therewith or thereafter enters into any Refinancing of any First Lien Document evidencing a First Lien Obligation, then such Discharge of First Lien Obligations shall automatically be deemed not to have occurred for all purposes of the General Intercreditor Agreement, the First Lien Documents and the Junior Lien Documents, and the obligations under such Refinancing shall automatically be treated as First Lien Obligations for all purposes of the General Intercreditor Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth therein, the related documents shall be treated as First Lien Documents for all purposes of the General Intercreditor Agreement and the first lien collateral agent under such Refinanced First Lien Documents shall be First Lien Collateral Agent for all purposes of the General Intercreditor Agreement.

The General Intercreditor Agreement provides that, prior to the Discharge of First Lien Obligations, neither the Junior Lien Collateral Agent nor any other Junior Lien Secured Parties may assert or enforce any right of marshalling accorded to a junior lienholder, as against the First Lien Collateral Agent or any First Lien Secured Party (in their capacity as priority lienholders). Following the Discharge of First Lien Obligations, the Junior Lien Secured Parties may assert their right under the Uniform Commercial Code or otherwise to any proceeds remaining following a sale or other disposition of Collateral by, or on behalf of, the First Lien Collateral Agent or the First Lien Secured Parties. This waiver of all rights of marshalling prior to the Discharge of First Lien Obligations may result in proceeds from the sale of Collateral (in which the Junior Lien Secured Parties have second-priority Liens) being applied to repay First Lien Obligations prior to the application of the proceeds of Shared Receivables Collateral (in which the Junior Lien Secured Parties have third-priority Liens), the Principal Properties (in which the Junior Lien Secured Parties will not have a security interest prior to the Discharge of First Lien Obligations and during any time that any First Lien Obligations are outstanding) or the European Collateral or the Separate Receivables Collateral (in which the Junior Lien Secured Parties do not have a security interest). In that scenario, Junior Lien Secured Parties may recover less than they would have if such proceeds were applied in the order most favorable to the Junior Lien Secured Parties.

So long as the Discharge of First Lien Obligations has not occurred, whether or not any insolvency or liquidation proceeding has been commenced by or against the Issuer or any Guarantor, (i) neither the Junior Lien Collateral Agent, any Junior Lien Representative nor any Junior Lien Secured Party will (x) exercise or seek to exercise any rights or remedies (including setoff or the right to credit bid debt (except as set forth in the next paragraph below)) with respect to any Collateral in respect of any applicable Junior Lien Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or otherwise object to any foreclosure or enforcement proceeding or action brought with respect to the Collateral or any other collateral by the First Lien Collateral Agent or any First Lien Secured Party in respect of the First Lien Obligations, the exercise of any right by the First Lien Collateral Agent or any First Lien Secured Party (or any agent or sub-agent on their behalf) in respect of the First Lien Obligations under any control agreement, lockbox agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Junior Lien Collateral Agent, any Junior Lien Representative or any Junior Lien Secured Party either is a party or may have rights as a third-party beneficiary, or any other exercise by any such party of any rights and remedies as a secured party relating to the Collateral or any other collateral under the First Lien Documents or otherwise in respect of First Lien Obligations, or (z) object to any waiver or forbearance by the First Lien Secured Parties from or in respect of bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral or any other collateral in respect of First Lien Obligations and (ii) except as otherwise provided in the General

Intercreditor Agreement, the First Lien Collateral Agent and the First Lien Secured Parties shall have the sole and exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt), marshal, process and make determinations regarding the release, disposition or restrictions, or waiver or forbearance of rights or remedies with respect to the Collateral without any consultation with or the consent of the Junior Lien Collateral Agent, any Junior Lien Representative or any Junior Lien Secured Party.

Notwithstanding the foregoing, the General Intercreditor Agreement shall not be construed to in any way limit or impair the right of any Junior Lien Secured Party from exercising a credit bid with respect to the Junior Lien Obligations in a sale or other disposition of Collateral under Section 363 of the Bankruptcy Code; provided that in connection with and immediately after giving effect to such sale and credit bid there occurs a Discharge of First Lien Obligations.

In addition, the Junior Lien Collateral Agent, each Junior Lien Representative and each other Junior Lien Secured Party have agreed that if the Issuer or any Guarantor is subject to any insolvency or liquidation proceeding:

(1) if the First Lien Collateral Agent acting on behalf of First Lien Secured Parties desires to permit the use of cash collateral or to permit the Issuer or any Guarantor to obtain financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision in any Bankruptcy Law (“DIP Financing”), including if such DIP Financing is secured by Liens senior in priority to the Liens securing the Notes or other Junior Lien Obligations, then the Junior Lien Collateral Agent and each Junior Lien Representative, on behalf of itself and each applicable Junior Lien Secured Party, agrees not to object to such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection therewith (except to the extent permitted by the General Intercreditor Agreement, as set forth below) and, to the extent the Liens securing the First Lien Obligations are subordinated or pari passu with such DIP Financing, will subordinate its Liens in the Collateral and any other collateral to such DIP Financing (and all Obligations relating thereto) on the same basis as they are subordinated to the First Lien Obligations;

(2) none of them will object to, or otherwise contest (or support any other Person contesting), any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of the First Lien Obligations made by the First Lien Collateral Agent or any First Lien Secured Party;

(3) none of them will object to, or otherwise contest (or support any other Person contesting), any order relating to a sale of assets of any Issuer or Guarantor for which the First Lien Collateral Agent has consented that provides, to the extent that sale is to be free and clear of Liens, that the Liens securing the First Lien Obligations and the Junior Lien Obligations will attach to the proceeds of the sale on the same basis of priority as the existing Liens in accordance with the General Intercreditor Agreement;

(4) none of them will seek relief from the automatic stay or any other stay in any insolvency or liquidation proceeding in respect of the Collateral or any other First Lien Collateral, without the prior written consent of the First Lien Collateral Agent;

(5) none of them will object to, or otherwise contest (or support any other Person contesting), (a) any request by the First Lien Collateral Agent or any First Lien Secured Party for adequate protection or (b) any objection by the First Lien Collateral Agent or any First Lien Secured Party to any motion, relief, action or proceeding based on the First Lien Collateral Agent’s or such First Lien Secured Party’s claiming a lack of adequate protection;

(6) none of them will assert or enforce (or support any Person asserting or enforcing) any claim under Section 506(c) of the Bankruptcy Code senior to or on a parity with the Liens securing the First Lien Obligations for costs or expenses of preserving or disposing of any Collateral or First Lien Collateral;

(7) none of them will oppose or otherwise contest (or support any other Person contesting) any lawful exercise by the First Lien Collateral Agent or any First Lien Secured Party of the right to credit bid First Lien Obligations at any sale of Collateral or First Lien Collateral; and

(8) none of them will challenge (or support any other person challenging) the validity, enforceability, perfection or priority of the First Priority Liens on Collateral or First Lien Collateral (and the General Intercreditor Agreement will provide that the First Lien Secured Parties agree that none of them will challenge the validity, enforceability, perfection or priority of the Liens in favor of the Trustee and each other Junior Lien Secured Party on the Collateral).

In addition, neither the Junior Lien Collateral Agent, any Junior Lien Representative nor any other Junior Lien Secured Party will file or prosecute in any insolvency or liquidation proceeding any motion for adequate protection (or any comparable request for relief) based upon their respective security interests in the Collateral, except that:

(1) any of them may freely seek and obtain relief granting a junior Lien co-extensive in all respects with, but subordinated to, all Liens granted in the insolvency or liquidation proceeding to, or for the benefit of, the First Lien Secured Parties (and the General Intercreditor Agreement will provide that the First Lien Secured Parties will not object to the granting of such a junior Lien); and

(2) any of them may freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of First Lien Obligations.

Without limiting the generality of any provisions of the General Intercreditor Agreement, any vote to accept, and any other act to support the confirmation or approval of, any Non-Conforming Plan of Reorganization shall be inconsistent with and, accordingly, a violation of the terms of the General Intercreditor Agreement, and the First Lien Collateral Agent shall be entitled to have any such vote to accept a Non-Conforming Plan of Reorganization dismissed and any such support of any Non-Conforming Plan of Reorganization withdrawn.

Subject to the terms of the Security Documents, the Issuer and the Guarantors have the right to remain in possession and retain exclusive control of the Collateral securing the Notes and the Junior Lien Obligations (other than securities, instruments and chattel paper constituting part of the Collateral and deposited with the First Lien Collateral Agent in accordance with the provisions of the First Lien Security Documents and any Shared Receivables Collateral subject to a control agreement under the circumstances described in the First Lien Security Documents), to freely operate the Collateral and to collect, invest and dispose of any income therefrom.

The Junior Lien Collateral Agent and each Junior Lien Representative, on behalf of the Junior Lien Secured Parties, have acknowledged and agreed in the General Intercreditor Agreement that (a) the Junior Lien Secured Parties’ claims against the Issuer and/or any Guarantor in respect of the Collateral constitute junior claims separate and apart (and of a different class) from the senior claims of the First Lien Secured Parties against the Issuer and the Guarantor in respect of the Collateral, (b) the First Lien Obligations include all interest that accrues after the commencement of any insolvency or liquidation proceeding of the Issuer or any Guarantor at the rate provided for in the applicable First Lien Documents governing the same, whether or not a claim for post-petition interest is allowed or allowable in any such insolvency or liquidation proceeding and (c) the Intercreditor Agreement constitutes a “subordination agreement” under Section 510 of the Bankruptcy Code.

Release of Collateral

The Issuer and the Guarantors are entitled to the release of property and other assets constituting Collateral from the Liens securing the Notes and the Junior Lien Obligations under any one or more of the following circumstances:

(1) to enable us to consummate the sale, transfer or other disposition of such property or assets to the extent not prohibited under the covenant described under “— Repurchase at the Option of Holders — Asset Sales”;

(2) the release of Excess Proceeds or Collateral Excess Proceeds that remain unexpended after the conclusion of an Asset Sale Offer or a Collateral Asset Sale Offer conducted in accordance with the Indenture;

(3) in the case of a Guarantor that is released from its Guarantee with respect to the Notes pursuant to the terms of the Indenture, the release of the property and assets of such Guarantor;

(4) with the consent of the holders of at least 75% of the aggregate principal amount of the Notes then outstanding and affected thereby and a majority of all Junior Lien Obligations (including the Notes) then outstanding and affected thereby (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, Junior Lien Obligations); or

(5) as described under “— Amendment, Supplement and Waiver” below.

The Junior Liens on any Collateral securing the Junior Lien Obligations will also terminate and be released automatically if the First Priority Liens on such Collateral securing First Lien Obligations are released by the First Lien Collateral Agent on behalf of the First Lien Secured Parties, unless such release occurs in connection with, and after giving effect to, a Discharge of First Lien Obligations, which discharge is not in connection with a foreclosure of, or other exercise of remedies with respect to, Collateral by the First Lien Secured Parties (such discharge not in connection with any such foreclosure or exercise of remedies, a “Payment Discharge”) (provided that, in the case of a Payment Discharge, the Liens on any Collateral disposed of in connection with the satisfaction in whole or in part of First Lien Obligations shall be automatically released but any proceeds thereof not used for purposes of the Discharge of First Lien Obligations or otherwise in accordance with the Indenture shall be subject to Liens in favor of the Junior Lien Secured Parties). In the event of a Payment Discharge, the Junior Liens on Collateral shall become first-priority security interests, subject to Permitted Liens, any intercreditor agreements or arrangements among Junior Lien Secured Parties permitted under the General Intercreditor Agreement and, with respect to Shared Receivables Collateral, subject to the Shared Receivables Intercreditor Agreement; provided that if the Issuer or the Guarantors incur at any time thereafter any new or replacement First Lien Obligations permitted under the Indenture, then such Payment Discharge shall automatically be deemed not to have occurred for all purposes of the General Intercreditor Agreement, the First Lien Documents and the Junior Lien Documents, and such new Obligations shall automatically be treated as First Lien Obligations for all purposes of the General Intercreditor Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth therein, and the related documents shall be treated as First Lien Documents.

To the extent necessary and for so long as required for such Subsidiary not to be subject to any requirement pursuant to Rule 3-16 of Regulation S-X under the Securities Act to file separate financial statements with the SEC (or any other governmental agency), the Capital Stock of any Subsidiary of the Company shall not be included in the Collateral with respect to the respective Notes so affected (as described under “— Certain Limitations on the Collateral”) and shall not be subject to the Liens securing such Notes and the Junior Lien Obligations.

The Junior Liens on the Collateral securing the Notes and the Guarantees also will be released upon (i) payment in full of the principal of, together with accrued and unpaid interest (including Additional Interest, if any) on, the Notes and all other Obligations under the Indenture, the Guarantees and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest (including Additional Interest, if any), are paid or (ii) a legal defeasance or covenant defeasance under the Indenture as described below under “Legal Defeasance and Covenant Defeasance” or a discharge of the Indenture as described under “Satisfaction and Discharge.”

Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by an Officer of the Company, except in cases where Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert.

Notwithstanding anything to the contrary herein, the Issuer and its Subsidiaries will not be required to comply with all or any portion of Section 314(d) of the Trust Indenture Act if they determine, in good faith based on advice of counsel, that under the terms of that section and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of Section 314(d) of the Trust Indenture Act is inapplicable to the released Collateral.

Without limiting the generality of the foregoing, certain no action letters issued by the SEC have permitted an indenture qualified under the Trust Indenture Act to contain provisions permitting the release of collateral from Liens under such indenture in the ordinary course of the issuer’s business without requiring the issuer to provide certificates and other documents under Section 314(d) of the Trust Indenture Act. The Issuer and the Guarantors may, subject to the provisions of the Indenture, among other things, without any release or consent by the Junior Lien Collateral Agent, conduct ordinary course activities with respect to the Collateral, including, without limitation:

•	selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Lien of the Security Documents that has become worn out, defective, obsolete or not used or useful in the business;

•	abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Lien of the Indenture or any of the Security Documents;

•	surrendering or modifying any franchise, license or permit subject to the Lien of the Security Documents that it may own or under which it may be operating;

•	altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances;

•	granting a license of any intellectual property;

•	selling, transferring or otherwise disposing of inventory in the ordinary course of business;

•	collecting accounts receivable in the ordinary course of business as permitted by the covenant described under “Repurchase at the Option of Holders — Asset Sales”;

•	making cash payments (including for the repayment of Indebtedness or interest) from cash that is at any time part of the Collateral in the ordinary course of business that are not otherwise prohibited by the Indenture and the Security Documents; and

•	abandoning any intellectual property that is no longer used or useful in the Issuer’s business.

The Issuer must deliver an Officer’s Certificate to the Junior Lien Collateral Agent within 30 calendar days following the end of each six-month period beginning on May 15 and November 15 of each year, to the effect that all such releases and withdrawals during the preceding six-month period (or since the Issue Date, in the case of the first such certificate) in the ordinary course of the Issuer’s or the Guarantors’ business, as described in the preceding paragraph, were not prohibited by the Indenture.

Shared Receivables Intercreditor Agreement

In addition, the Junior Lien Collateral Agent, the First Lien Collateral Agent and the collateral agent with respect to the ABL Facility (the “ABL Collateral Agent”) entered into a Shared Receivables Intercreditor Agreement (as the same may be amended from time to time, the “Shared Receivables Intercreditor Agreement”) with respect to the Shared Receivables Collateral. The Shared Receivables Intercreditor Agreement contains provisions with respect to the Shared Receivables Collateral and the relative rights, privileges and obligations relating thereto as between (a) the Junior Lien Collateral Agent, the other Junior Lien Secured Parties, the First Lien Collateral Agent and the First Lien Secured Parties and (b) the ABL Collateral Agent and the ABL Secured Parties. The Shared Receivables Intercreditor Agreement provides for first-priority Liens in the Shared Receivables Collateral in favor of the ABL Secured Parties, second-priority Liens in the Shared Receivables Collateral in favor of the First Lien Secured Parties and third-priority security interests in the Shared Receivables Collateral in favor of the Junior Lien Secured Parties, in each case, subject to Permitted Liens. The relative rights, privileges and obligations with respect to the Shared Receivables Collateral of the ABL Secured Parties, on the one hand, and the Junior Lien Collateral Agent, the other Junior Lien Secured Parties, the First Lien Collateral Agent and the First Lien Secured Parties, on the other, are substantially identical to the relative rights, privileges and obligations with respect to the Non-Receivables Collateral of the First Lien Secured Parties, on the one hand, and the Junior Lien Secured Parties, on the other, respectively, except that the Liens of the Junior Lien Secured Parties in the Shared Receivables Collateral are third-priority Liens and except to the extent customary or necessary with respect to collateral of the type that constitutes Shared Receivables Collateral.

Certain Limitations on the Collateral

The Collateral securing the Notes does not and will not include any of the following assets:

(1) the property or assets owned by any Subsidiary of the Issuer that is not a Guarantor, including each ABL Financing Entity;

(2) any rights or interests of the Issuer or any Guarantor in, to or under any agreement, contract, license, instrument, document or other general intangible (referred to solely for purposes of this clause (2) as a “Contract”), any intellectual property or any security or other investment property (i) to the extent the security interest in such Collateral is prohibited by any applicable contract, agreement or other instrument without the consent of any other party thereto (other than a party to the General Credit Facility or the Indenture or, in the case of investment property, a Wholly-Owned Subsidiary), (ii) to the extent the security interest in such Contract would give any other party (other than a party to the General Credit Facility or the Indenture or, in the case of investment property, a Wholly-Owned Subsidiary) to such Collateral the right to terminate its obligations thereunder or (iii) to the extent all necessary consents to such grant of a security interest have not been obtained from the other parties thereto (other than to the extent that any such prohibition referred to in clauses (i), (ii) and (iii) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law)); provided that this limitation shall not affect, limit, restrict or impair the grant by the Issuer or such Guarantor of a security interest in any account receivable or any money or other amounts due or to become due under any Contract;

(3) any equipment of the Issuer or any Guarantor that is subject to, or secured by, a Capitalized Lease Obligation or Purchase Money Obligations and any equipment that constitutes an asset of an entity acquired in a transaction permitted by the Indenture to the extent that such equipment subject to a Lien permitted by the Indenture and the terms of the Indebtedness secured by such Lien prohibit assignment of, or granting of a security interest in, the Issuer’s or such Guarantor’s rights and interests therein (other than to the extent that any such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law); provided that immediately upon the repayment of all Indebtedness secured by such Lien, the Issuer or the Guarantor, as the case may be, shall be deemed to have granted a security interest in all the rights and interests with respect to such equipment;

(4) any Voting Stock that is issued by any Foreign Subsidiary, if and to the extent that the inclusion of such Voting Stock in the Collateral would cause the Collateral pledged by the Issuer or the applicable Guarantor, as the case may be, to include in the aggregate more than 65% of the total combined voting power of all classes of Voting Stock of such Foreign Subsidiary;

(5) any Capital Stock that is issued by a Subsidiary that is not owned directly by the Issuer or a Guarantor;

(6) prior to the Discharge of First Lien Obligations and so long as any First Lien Obligations are outstanding, any Principal Properties;

(7) any Capital Stock and other securities of a Subsidiary (excluding Healthtrust, Inc. — The Hospital Company, a Delaware corporation and its successors and assigns) to the extent that the pledge of such Capital Stock and other securities results in the Company’s being required to file separate financial statements of such Subsidiary with the SEC, but only to the extent necessary to not be subject to such requirement and only for so long as such requirement is in existence and only with respect to the relevant Notes affected; provided that neither the Issuer nor any Subsidiary shall take any action in the form of a reorganization, merger or other restructuring a principal purpose of which is to provide for the release of the Lien on any Capital Stock pursuant to this clause (7). In addition, in the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary of the Company due to the fact that such Subsidiary’s Capital Stock secures the Notes affected thereby, then the Capital Stock of such Subsidiary will automatically be deemed not to be part of the Collateral securing the relevant Notes affected thereby but only to the extent necessary to not be subject to such requirement and only for so long as required to not be subject to such requirement. In such event, the Security Documents may be amended or modified, without the consent of any holder of such Notes, to the extent necessary to release the security interests in favor of the applicable collateral agents on the shares of Capital Stock that are so deemed to no longer constitute part of the Collateral for the relevant Notes. In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s Capital Stock to secure the Notes in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of such Subsidiary, then the Capital Stock of such Subsidiary will automatically be deemed to be a part of the Collateral for the relevant Notes but only to the extent necessary to not be subject to any such financial statement requirement;

(8) certain non-Principal Properties that do not constitute Non-Receivables Collateral;

(9) any deposit accounts, other bank or securities accounts or cash of the Issuer or any Guarantor;

(10) any leaseholds and motor vehicles of the Issuer or any Guarantor;

(11) any Capital Stock or securities convertible into or exchangeable for Capital Stock (i) if, in the reasonable judgment of the Issuer, the cost or other consequences of pledging such Collateral shall be excessive in view of the benefits to be obtained by the Junior Lien Secured Parties therefrom or (ii) the pledge of such Collateral would result in adverse tax consequences to the Issuer or any of its Subsidiaries as reasonably determined by the Issuer and identified in writing to the Junior Lien Collateral Agent;

(12) any collateral to the extent the grant of the security interest therein would violate any requirement of law; and

(13) proceeds and products from any and all of the foregoing excluded collateral described in clauses (1) through (12), unless such proceeds or products would otherwise constitute Collateral securing the Notes.

Sufficiency of Collateral

The fair market value of the Collateral is subject to fluctuations based on factors that include, among others, the condition of the healthcare industry, the ability to sell the Collateral in an orderly sale, general economic conditions, the availability of buyers and similar factors. The amount to be received upon a sale of the Collateral would also be dependent on numerous factors, including, but not limited to, the actual fair market value of the Collateral at such time and the timing and the manner of the sale. By their nature, portions of the Collateral may be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time or in an orderly manner. In addition, in the event of a bankruptcy, the ability of the holders to realize upon any of the Collateral may be subject to certain bankruptcy law limitations as described below.

Certain Bankruptcy Limitations

The right of the Trustee to repossess and dispose of the Collateral upon the occurrence of an Event of Default would be significantly impaired by any Bankruptcy Law in the event that a bankruptcy case were to be commenced by or against the Company or any Guarantor prior to the Trustee’s having repossessed and disposed of the Collateral. Upon the commencement of a case for relief under the Bankruptcy Code, a secured creditor such as the Trustee is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security without bankruptcy court approval.

In view of the broad equitable powers of a U.S. bankruptcy court, it is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether or when the Trustee could repossess or dispose of the Collateral, the value of the Collateral at any time during a bankruptcy case or whether or to what extent holders of the Notes would be compensated for any delay in payment or loss of value of the Collateral. The Bankruptcy Code permits only the payment and/or accrual of post-petition interest, costs and attorneys’ fees to a secured creditor during a debtor’s bankruptcy case to the extent the value of such creditor’s interest in the Collateral is determined by the bankruptcy court to exceed the aggregate outstanding principal amount of the obligations secured by the Collateral.

Furthermore, in the event a domestic or foreign bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due on the Notes, the holders of the Notes would hold secured claims only to the extent of the value of the Collateral to which the holders of the Notes are entitled, and unsecured claims with respect to such shortfall.

Paying Agent and Registrar for the Notes

The Issuer must maintain one or more paying agents for the Notes in the Borough of Manhattan, City of New York. The initial paying agent for the Notes is the Trustee.

The Issuer must also maintain a registrar with offices in the Borough of Manhattan, City of New York. The initial registrar is the Trustee. The registrar maintains a register reflecting ownership of the Notes outstanding from time to time and makes payments on and facilitates transfer of Notes on behalf of the Issuer.

The Issuer may change the paying agents or the registrars without prior notice to the Holders. The Issuer or any of its Subsidiaries may act as a paying agent or registrar.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Issuer will not be required to transfer or exchange any Note selected for redemption. Also, the Issuer will not be required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Principal, Maturity and Interest

The Issuer issued $5,700,000,000 in aggregate principal amount of Notes in a private transaction that was not subject to the registration requirements of the Securities Act, of which $1,000,000,000 in aggregate principal amount are 2014 Cash Pay Notes, $3,200,000,000 in aggregate principal amount are 2016 Cash Pay Notes and $1,500,000,000 in aggregate principal amount are Toggle Notes. The 2014 Cash Pay Notes will mature on November 15, 2014, the 2016 Cash Pay Notes will mature on November 15, 2016 and the Toggle Notes will mature on November 15, 2016. Subject to compliance with the covenant described below under the caption “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” the Issuer may issue additional 2014 Cash Pay Notes, 2016 Cash Pay Notes and/or Toggle Notes from time to time after this offering under the Indenture (any such 2014 Cash Pay Notes, 2016 Cash Pay Notes or Toggle Notes, “Additional Notes”). In addition, in connection with the payment of PIK Interest or Partial PIK Interest in respect of the Toggle Notes, the Issuer is entitled to, without the consent of the Holders, increase the outstanding principal amount of the Toggle Notes or issue additional Toggle Notes (the “PIK Notes”) under the Indenture on the same terms and conditions as the Toggle Notes (in each case, the “PIK Payment”). The Cash Pay Notes and the Toggle Notes are each separate series of Notes but are treated as a single class of securities under the Indenture, except as otherwise stated herein. As a result, Holders of each series of Notes do not have separate rights to, among other things, give notice of Defaults or to direct the Trustee to exercise remedies during Event of Default or otherwise. Except as described under “Amendment, Supplement and Waiver,” the Notes offered by the Issuer, the PIK Notes and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “Notes” for all purposes of the Indenture and this “Description of Notes” include any PIK Notes and Additional Notes that are actually issued, and references to “principal amount” of the Notes includes any increase in the principal amount of the outstanding Notes as a result of a PIK Payment.

Cash Pay Notes

2014 Cash Pay Notes

Interest on the 2014 Cash Pay Notes accrues at the rate of 9 1/8% per annum and is payable semi-annually in arrears on May 15 and November 15, commencing on May 15, 2007, to the Holders of 2014 Cash Pay Notes of record on the immediately preceding May 1 and November 1. Interest on the 2014 Cash Pay Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest on the 2014 Cash Pay Notes is computed on the basis of a 360-day year comprised of twelve 30-day months.

2016 Cash Pay Notes

Interest on the 2016 Cash Pay Notes accrues at the rate of 9 1/4% per annum and is payable semi-annually in arrears on May 15 and November 15, commencing on May 15, 2007, to the Holders of 2016 Cash Pay Notes of record on the immediately preceding May 1 and November 1. Interest on the 2016 Cash Pay Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest on the 2016 Cash Pay Notes is computed on the basis of a 360-day year comprised of twelve 30-day months.

Toggle Notes

Interest on the Toggle Notes is payable semi-annually in arrears on May 15 and November 15, commencing on May 15, 2007, to the Holders of Toggle Notes of record on the immediately preceding May 1 and November 1. Interest on the Toggle Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest on the Toggle Notes is computed on the basis of a 360-day year comprised of twelve 30-day months.

For any interest payment period after the initial interest payment period and prior to November 15, 2011, the Issuer may, at its option, elect to pay interest on the Toggle Notes:

•	entirely in cash (“Cash Interest”);

•	entirely by increasing the principal amount of the outstanding Toggle Notes or by issuing PIK Notes (“PIK Interest”); or

•	on 50% of the outstanding principal amount of the Toggle Notes in cash and on 50% of the principal amount by increasing the principal amount of the outstanding Toggle Notes or by issuing PIK Notes (“Partial PIK Interest”).

The Issuer must elect the form of interest payment with respect to each interest period by delivering a notice to the Trustee prior to the beginning of each interest period. The Trustee shall promptly deliver a corresponding notice to the Holders. In the absence of such an election for any interest period, interest on the Toggle Notes shall be payable according to the election for the previous interest period. Interest for the first interest period commencing on the Issue Date shall be payable entirely in cash. After November 15, 2011, the Issuer will make all interest payments on the Toggle Notes entirely in cash. Notwithstanding anything to the contrary, the payment of accrued interest in connection with any redemption of Toggle Notes as described under “— Optional Redemption — Toggle Notes” or “Repurchase at the Option of Holders” shall be made solely in cash.

Cash Interest on the Toggle Notes accrues at a rate of 9 5/8% per annum and is payable in cash. PIK Interest on the Toggle Notes accrues at a rate of 10 3/8% per annum and is payable (x) with respect to Toggle Notes represented by one or more global notes registered in the name of, or held by, The Depository Trust Company (“DTC”) or its nominee on the relevant record date, by increasing the principal amount of the outstanding global Toggle Note by an amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest $1,000) and (y) with respect to Toggle Notes represented by certificated notes, by issuing PIK Notes in certificated form in an aggregate principal amount equal to the amount of PIK Interest for the applicable period (rounded up to the nearest whole dollar), and the Trustee will, at the request of the Issuer, authenticate and deliver such PIK Notes in certificated form for original issuance to the Holders on the relevant record date, as shown by the records of the register of Holders. In the event that the Issuer elects to pay Partial PIK Interest for any interest period, each Holder will be entitled to receive Cash Interest in respect of 50% of the principal amount of the Toggle Notes held by such Holder on the relevant record date and PIK Interest in respect of 50% of the principal amount of the Toggle Notes held by such Holder on the relevant record date. Following an increase in the principal amount of the outstanding global Toggle Notes as a result of a PIK Payment, the global Toggle Notes will bear interest on such increased principal amount from and after the date of such PIK Payment. Any PIK Notes issued in certificated form will be dated as of the applicable interest payment date and will bear interest from and after such date. All Toggle Notes issued pursuant to a PIK Payment will mature on November 15, 2016 and will be governed by, and subject to the terms, provisions and conditions of, the Indenture and shall have the same rights and benefits as the Toggle Notes issued on the Issue Date. Any certificated PIK Notes will be issued with the description PIK on the face of such PIK Note.

If the toggle notes would otherwise constitute “applicable high yield discount obligations” within the meaning of Section 163(i)(1) of the Code, at the end of the first accrual period ending after the fifth anniversary of the toggle notes’ issuance (the “AHYDO redemption date”), the Issuer will be required to redeem for cash a portion of each toggle note then outstanding equal to the “Mandatory Principal Redemption Amount” (such redemption, a “Mandatory Principal Redemption”). The redemption price for the portion of each toggle note redeemed pursuant to a Mandatory Principal Redemption will be 100% of the principal amount of such portion plus any accrued interest thereon on the date of redemption. The “Mandatory Principal Redemption Amount” means the portion of a toggle note required to be redeemed to prevent such toggle note from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code. No partial redemption or repurchase of the toggle notes prior to the AHYDO redemption date pursuant to any other provision of the indenture will alter the Issuer’s obligation to make the Mandatory Principal Redemption with respect to any toggle notes that remain outstanding on the AHYDO redemption date.

Additional Interest

Additional Interest may accrue on the Notes in certain circumstances pursuant to the Registration Rights Agreement. Any Additional Interest on the Notes will be payable in the same form elected by the Issuer for payment of interest for the applicable interest payment period. All references in the Indenture, in any context, to any interest or other amount payable on or with respect to the Notes shall be deemed to include any Additional Interest pursuant to the Registration Rights Agreement.

Principal of, premium, if any, and interest on the Notes will be payable at the office or agency of the Issuer maintained for such purpose within the City and State of New York or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the Notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuer, the Issuer’s office or agency in New York will be the office of the Trustee maintained for such purpose.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

Except as set forth in the last paragraph under “Principal, Maturity and Interest — Toggle Notes” the Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Notes as described under the caption “Repurchase at the Option of Holders.” The Issuer may at any time and from time to time purchase Notes in the open market or otherwise.

Optional Redemption

2014 Cash Pay Notes

Except as set forth below, the Issuer is not entitled to redeem 2014 Cash Pay Notes at its option prior to November 15, 2010.

At any time prior to November 15, 2010, the Issuer may redeem all or a part of the 2014 Cash Pay Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder of 2014 Cash Pay Notes or otherwise in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the 2014 Cash Pay Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the date of redemption (the “Redemption Date”), subject to the rights of Holders of 2014 Cash Pay Notes on the relevant record date to receive interest due on the relevant interest payment date.

On and after November 15, 2010, the Issuer may redeem the 2014 Cash Pay Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder of 2014 Cash Pay Notes or otherwise in accordance with the procedures of DTC, at the redemption prices (expressed as percentages of principal amount of the 2014 Cash Pay Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of 2014 Cash Pay Notes of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on November 15 of each of the years indicated below:

Year	Percentage

2010	104.563%
2011	102.281%
2012 and thereafter	100.000%

In addition, until November 15, 2009, the Issuer may, at its option, on one or more occasions redeem up to 35% of the aggregate principal amount of 2014 Cash Pay Notes at a redemption price equal to 109.125% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of 2014 Cash Pay Notes of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings; provided that at least 50% of the sum of the original aggregate principal amount of 2014 Cash Pay Notes issued under the Indenture and the original principal amount of any Additional Notes that are 2014 Cash Pay Notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

Any notice of any redemption may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or other corporate transaction.

If the Issuer redeems less than all of the outstanding 2014 Cash Pay Notes, the Trustee shall select the 2014 Cash Pay Notes to be redeemed in the manner described under “Repurchase at the Option of Holders — Selection and Notice.”

2016 Cash Pay Notes

Except as set forth below, the Issuer is not entitled to redeem 2016 Cash Pay Notes at its option prior to November 15, 2011.

At any time prior to November 15, 2011, the Issuer may redeem all or a part of the 2016 Cash Pay Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder of 2016 Cash Pay Notes or otherwise in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the 2016 Cash Pay Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the Redemption Date, subject to the rights of Holders of 2016 Cash Pay Notes on the relevant record date to receive interest due on the relevant interest payment date.

On and after November 15, 2011, the Issuer may redeem the 2016 Cash Pay Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder of 2016 Cash Pay Notes or otherwise in accordance with the procedures of DTC, at the redemption prices (expressed as percentages of principal amount of the 2016 Cash Pay Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of 2016 Cash Pay Notes of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on November 15 of each of the years indicated below:

Year	Percentage

2011	104.625
2012	103.083
2013	101.542
2014 and thereafter	100.000

In addition, until November 15, 2009, the Issuer may, at its option, on one or more occasions redeem up to 35% of the aggregate principal amount of 2016 Cash Pay Notes at a redemption price equal to 109.250% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of 2016 Cash Pay Notes of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings; provided that at least 50% of the sum of the original aggregate principal amount of 2016 Cash Pay Notes issued under the Indenture and the original principal amount of any Additional Notes that are 2016 Cash Pay Notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

Any notice of any redemption may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or other corporate transaction.

If the Issuer redeems less than all of the outstanding 2016 Cash Pay Notes, the Trustee shall select the 2016 Cash Pay Notes to be redeemed in the manner described under “Repurchase at the Option of Holders — Selection and Notice.”

Toggle Notes

Except as set forth below, the Issuer is not entitled to redeem Toggle Notes at its option prior to November 15, 2011.

At any time prior to November 15, 2011, the Issuer may redeem all or a part of the Toggle Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder of Toggle Notes or otherwise in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the Toggle Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the Redemption Date, subject to the rights of Holders of Toggle Notes on the relevant record date to receive interest due on the relevant interest payment date.

On and after November 15, 2011, the Issuer may redeem the Toggle Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder of Toggle Notes or otherwise in accordance with the procedures of DTC, at the redemption prices (expressed as percentages of principal amount of the Toggle Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of Toggle Notes of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on November 15 of each of the years indicated below:

Year	Percentage

2011	104.813
2012	103.208
2013	101.604
2014 and thereafter	100.000

In addition, until November 15, 2009, the Issuer may, at its option, on one or more occasions redeem up to 35% of the aggregate principal amount of Toggle Notes at a redemption price equal to 109.625% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of Toggle Notes of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings; provided that at least 50% of the sum of the original aggregate principal amount of Toggle Notes issued under the Indenture and the original principal amount of any Additional Notes that are Toggle Notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

Any notice of any redemption may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or other corporate transaction.

If the Issuer redeems less than all of the outstanding Toggle Notes, the Trustee shall select the Toggle Notes to be redeemed in the manner described under “Repurchase at the Option of Holders — Selection and Notice.”

Repurchase at the Option of Holders

Change of Control

The Notes provide that if a Change of Control occurs, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all the outstanding Notes as described under “Optional Redemption,” the Issuer will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register with a copy to the Trustee or otherwise in accordance with the procedures of DTC, with the following information:

(1) that a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control” and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4) that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the paying agent receives, not later than the close of business on the 30th day following the date of the Change of Control notice, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7) that if the Issuer is redeeming less than all of the Notes, the Holders of the remaining Notes will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof; and

(8) the other instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

(1) accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

The Senior Credit Facilities, and future credit agreements or other agreements relating to Senior Indebtedness to which the Issuer becomes a party may, provide that certain change of control events with respect to the Issuer would constitute a default thereunder (including a Change of Control under the Indenture). If we experience a change of control that triggers a default under our Senior Credit Facilities, we could seek a waiver of such default or seek to refinance our Senior Credit Facilities. In the event we do not obtain such a waiver or refinance the Senior Credit Facilities, such default could result in amounts outstanding under our Senior Credit Facilities being declared due and payable and could cause a Receivables Facility to be wound down.

Our ability to pay cash to the Holders of Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Initial Purchasers and us. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “Certain Covenants — Liens.” Such restrictions in the Indenture can be waived only with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

The Issuer is not required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Issuer to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Issuer to make an offer to repurchase the Notes as described above.

The provisions under the Indenture relating to the Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

Asset Sales

The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to consummate, directly or indirectly, an Asset Sale, unless:

(1) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of; and

(2) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(a) any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of the Issuer or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes, that are assumed by the transferee of any such assets and for which the Issuer and all of its Restricted Subsidiaries have been validly released by all creditors in writing,

(b) any securities received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, and

(c) any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed 5% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose.

Within 450 days after the receipt of any Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

(1) to permanently reduce:

(a) Obligations under Priority Lien Obligations and to correspondingly reduce commitments with respect thereto;

(b) Obligations under Senior Indebtedness (other than any Junior Lien Obligation) that is secured by a Lien permitted under the Indenture (which Lien is senior to the Lien of the Notes with respect to the Collateral), and to correspondingly reduce commitments with respect thereto;

(c) Obligations under Junior Lien Obligations (and to correspondingly reduce commitments with respect thereto) through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an Asset Sale Offer or a Collateral Asset Sale Offer in accordance with the procedures set forth below; provided that the Issuer shall equally and ratably reduce Obligations under the Notes as provided under “Optional Redemption,” through open-market purchases or otherwise by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer or a Collateral Asset Sale Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of the Notes that would otherwise be prepaid;

(d) Obligations under the Existing Notes which have a final maturity date (as in effect on the Issue Date) on or prior to November 15, 2016; provided that, at the time of, and after giving effect to, such repurchase, redemption or defeasance, the aggregate amount of Net Proceeds used to repurchase, redeem or defease Existing Notes pursuant to this subclause (d) following the Issue Date shall not exceed 5% of the consolidated total assets of the Issuer and its subsidiaries at such time; or

(e) Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuer or another Restricted Subsidiary (or any affiliate thereof);

(2) to make (a) an Investment in any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets, in each of (a), (b) and (c), used or useful in a Similar Business; or

(3) to make an investment in (a) any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties or (c) acquisitions of other assets that, in each of (a), (b) and (c), replace the businesses, properties and/or assets that are the subject of such Asset Sale;

provided that, in the case of clauses (2) and (3) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer, or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, the Issuer or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within 180 days of such cancellation or termination; provided, further, that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

Any Net Proceeds from Asset Sales of Collateral that are not invested or applied as set forth in the first sentence of the preceding paragraph will be deemed to constitute “Collateral Excess Proceeds.” When the aggregate amount of Collateral Excess Proceeds exceeds $200.0 million, the Issuer shall make an offer to all Holders of the Notes and, if required by the terms of any Junior Lien Obligations which are not subordinated to the Notes or Obligations secured by a Lien permitted under the Indenture (which Lien is not subordinate to the Lien of the Notes with respect to the Collateral), to the holders of such Junior Lien Obligations or such other Obligations (a “Collateral Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Junior Lien Obligations or such other Obligations that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Collateral Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer will commence a Collateral Asset Sale Offer with respect to Collateral Excess Proceeds within ten Business Days after the date that Collateral Excess Proceeds exceed $200.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee.

Any Net Proceeds from Asset Sales of non-Collateral that are not invested or applied as provided and within the time period set forth in the first sentence of the second preceding paragraph will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $200.0 million, the Issuer shall make an offer to all Holders of the Notes and, if required or permitted by the terms of any Senior Indebtedness, to the holders of such Senior Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Senior Indebtedness that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $200.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee.

To the extent that the aggregate amount of Notes and such Junior Lien Obligations or Obligations secured by a Lien permitted by the Indenture (which Lien is not subordinate to the Lien of the Notes with respect to the Collateral) tendered pursuant to a Collateral Asset Sale Offer is less than the Collateral Excess Proceeds, the Issuer may use any remaining Collateral Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. To the extent that the aggregate amount of Notes and such Senior Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Notes or Junior Lien Obligations or such other Obligations surrendered by such holders thereof exceeds the amount of Collateral Excess Proceeds, the Trustee shall select the Notes and such Junior Lien Obligations or such other Obligations to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Junior Lien Obligations or such other Obligations tendered. If the aggregate principal amount of Notes or the Senior Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such Senior Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Senior Indebtedness tendered. Upon completion of any such Collateral Asset Sale Offer or Asset Sale Offer, the amount of Collateral Excess Proceeds or Excess Proceeds, as the case may be, shall be reset at zero. Additionally, the Issuer may, at its option, make a Collateral Asset Sale Offer or an Asset Sale Offer using proceeds from any Asset Sale at any time after consummation of such Asset Sale; provided that such Collateral Asset Sale Offer or Asset Sale Offer shall be in an aggregate amount of not less than $50.0 million. Upon consummation of such Collateral Asset Sale Offer or Asset Sale Offer, any Net Proceeds not required to be used to purchase Notes shall not be deemed Excess Proceeds.

Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Collateral Asset Sale Offer or an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

Selection and Notice

If the Issuer is redeeming less than all of the Notes issued by it at any time, the Trustee will select the Notes to be redeemed (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, (b) on a pro rata basis to the extent practicable or (c) by lot or such other similar method in accordance with the procedures of DTC.

Notices of purchase or redemption shall be mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or Redemption Date to each Holder of Notes at such Holder’s registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

The Issuer will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the Redemption Date, interest ceases to accrue on Notes or portions thereof called for redemption.

Certain Covenants

Set forth below are summaries of certain covenants contained in the Indenture. If on any date following the Issue Date (i) the Notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Issuer and the Restricted Subsidiaries will not be subject to the following covenants (collectively, the “Suspended Covenants”):

(1) “Repurchase at the Option of Holders”;

(2) “— Limitation on Restricted Payments”;

(3) “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(4) clause (4) of the first paragraph of “— Merger, Consolidation or Sale of All or Substantially All Assets”;

(5) “— Transactions with Affiliates”; and

(6) “— Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.”

In the event that the Issuer and the Restricted Subsidiaries are not subject to the Suspended Covenants under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies (a) withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating and/or (b) the Issuer or any of its Affiliates enter into an agreement to effect a transaction that would result in a Change of Control and one or more of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to the Notes below an Investment Grade Rating, then the Issuer and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the Indenture with respect to future events, including, without limitation, a proposed transaction described in clause (b) above.

The period of time between the Suspension Date and the Reversion Date is referred to in this description as the “Suspension Period.” Additionally, upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Net Proceeds shall be reset at zero. In the event of any such reinstatement, no action taken or omitted to be taken by the Issuer or any of its Restricted Subsidiaries prior to such reinstatement will give rise to a Default or Event of Default under the Indentures with respect to Notes; provided that (1) with respect to Restricted Payments made after any such reinstatement, the amount of Restricted Payments made will be calculated as though the covenant described under the caption “— Limitation on Restricted Payments” had been in effect prior to, but not during the Suspension Period, provided that any Subsidiaries designated as Unrestricted Subsidiaries during the Suspension Period shall automatically become Restricted Subsidiaries on the Reversion Date (subject to the Issuer’s right to subsequently designate them as Unrestricted Subsidiaries in compliance with the covenants set out below) and (2) all Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be classified to have been incurred or issued pursuant to clause (3) of the second paragraph of “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.”

There can be no assurance that the Notes will ever achieve or maintain Investment Grade Ratings.

Limitation on Restricted Payments

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(I) declare or pay any dividend or make any payment or distribution on account of the Issuer’s, or any of its Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:

(a) dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or

(b) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(II) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer, including in connection with any merger or consolidation;

(III) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

(a) Indebtedness permitted under clauses (7) and (8) of the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(b) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(IV) make any Restricted Investment

(all such payments and other actions set forth in clauses (I) through (IV) above (other than any exception thereto) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (b) thereof only), (6)(c), (9) and (14) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

(a) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) beginning October 1, 2006, to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

(b) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by the Issuer since immediately after the Issue Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) from the issue or sale of:

(i) (A) Equity Interests of the Issuer, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received from the sale of:

(x) Equity Interests to members of management, directors or consultants of the Issuer, any direct or indirect parent company of the Issuer and the Issuer’s Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and

(y) Designated Preferred Stock; and

(B) to the extent such net cash proceeds are actually contributed to the Issuer, Equity Interests of the Issuer’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

(ii) debt securities of the Issuer that have been converted into or exchanged for such Equity Interests of the Issuer;

provided, however, that this clause (b) shall not include the proceeds from (V) Refunding Capital Stock (as defined below), (W) Equity Interests or convertible debt securities of the Issuer sold to a Restricted Subsidiary, as the case may be, (X) Disqualified Stock or debt securities that have been converted into Disqualified Stock, (Y) Excluded Contributions or (Z) the Delayed Equity Amount; plus

(c) 100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property contributed to the capital of the Issuer following the Issue Date (other than net cash proceeds to the extent such net cash proceeds (i) have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”, (ii) are contributed by a Restricted Subsidiary, (iii) constitute Excluded Contributions or (iv) constitute the Delayed Equity Amount); plus

(d) 100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by means of:

(i) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Issuer or its Restricted Subsidiaries, in each case after the Issue Date; or

(ii) the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after the Issue Date; plus

(e) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Issuer in good faith (or if such fair market value exceeds $250.0 million, in writing by an Independent Financial Advisor), at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary other than to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

The foregoing provisions will not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

(2) (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Treasury Capital Stock”) or Subordinated Indebtedness of the Issuer or any Equity Interests of any direct or indirect parent company of the Issuer, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent contributed to the Issuer (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”) and (b) if immediately prior to the retirement of

Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3) the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Issuer or a Guarantor made in exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Guarantor, as the case may be, which is incurred in compliance with “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as:

(a) the principal amount (or accreted value) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value, plus the amount of any reasonable premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness;

(b) such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value;

(c) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired; and

(d) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

(4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Issuer or any of its direct or indirect parent companies held by any future, present or former employee, director or consultant of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, including any Equity Interests rolled over by management of the Company or any of its direct or indirect parent companies in connection with the Transaction; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $75.0 million (which shall increase to $150.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent entity of the Issuer) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $225.0 million in any calendar year (which shall increase to $450.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent corporation of the Issuer)); provided further that such amount in any calendar year may be increased by an amount not to exceed:

(a) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer, Equity Interests of any of the Issuer’s direct or indirect parent companies, in each case to members of management, directors or consultants of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

(b) the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries after the Issue Date; less

(c) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

and provided, further, that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from members of management of the Issuer, any of the Issuer’s direct or indirect parent companies or any of the Issuer’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Issuer or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries or any class or series of Preferred Stock of any Restricted Subsidiary issued in accordance with the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” to the extent such dividends are included in the definition of “Fixed Charges”;

(6) (a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer after the Issue Date;

(b) the declaration and payment of dividends to a direct or indirect parent company of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent corporation issued after the Issue Date; provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the Issuer from the sale of such Designated Preferred Stock; or

(c) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided, however, in the case of each of (a) and (c) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Issuer and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(7) Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities, not to exceed 2.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(8) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(9) the declaration and payment of dividends on the Issuer’s common stock (or the payment of dividends to any direct or indirect parent entity to fund a payment of dividends on such entity’s common stock), following consummation of the first public offering of the Issuer’s common stock or the common stock of any of its direct or indirect parent companies after the Issue Date, of up to 6% per annum of the net cash proceeds received by or contributed to the Issuer in or from any such public offering, other than public offerings with respect to the Issuer’s common stock registered on Form S-8 and other than any public sale constituting an Excluded Contribution;

(10) Restricted Payments that are made with Excluded Contributions;

(11) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11) not to exceed 3.0% of Total Assets at the time made;

(12) distributions or payments of Receivables Fees;

(13) any Restricted Payment made as part of the Transaction and the fees and expenses related thereto or used to fund amounts owed to Affiliates (including dividends to any direct or indirect parent of the Issuer to permit payment by such parent of such amount), in each case to the extent permitted by the covenant described under “— Transactions with Affiliates”;

(14) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness in accordance with the provisions similar to those described under the captions “Repurchase at the Option of Holders — Change of Control” and “Repurchase at the Option of Holders — Asset Sales”; provided that all Notes tendered by Holders in connection with a Change of Control Offer, Collateral Asset Sale Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(15) the declaration and payment of dividends by the Issuer to, or the making of loans to, any direct or indirect parent in amounts required for any direct or indirect parent companies to pay, in each case without duplication,

(a) franchise and excise taxes and other fees, taxes and expenses required to maintain their corporate existence;

(b) foreign, federal, state and local income taxes, to the extent such income taxes are attributable to the income of the Issuer and its Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer and its Restricted Subsidiaries would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity;

(c) for as long as Hercules Holding II, LLC is a parent of the Issuer, distributions equal to any taxable income of Hercules Holding II, LLC resulting from the Hedging Arrangements multiplied by 45%;

(d) customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Issuer to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

(e) general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Issuer to the extent such costs and expenses are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries; and

(f) fees and expenses other than to Affiliates of the Issuer related to any unsuccessful equity or debt offering of such parent entity; and

(16) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents);

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (11) and (16), no Default shall have occurred and be continuing or would occur as a consequence thereof.

As of the Issue Date, all of the Issuer’s Subsidiaries were Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an

Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investment.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clause (7), (10) or (11) of the second paragraph of this covenant, or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries are not subject to any of the restrictive covenants set forth in the Indenture.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness), and the Issuer will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Issuer may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for the Issuer and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided, further, that Restricted Subsidiaries that are not Guarantors may not incur Indebtedness or Disqualified Stock or Preferred Stock if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), more than an aggregate of $2,000.0 million of Indebtedness or Disqualified Stock or Preferred Stock of Restricted Subsidiaries that are not Guarantors would be outstanding pursuant to this paragraph and clauses (12), (14) and (19) below at such time.

The foregoing limitations will not apply to:

(1) the incurrence of Indebtedness under (x) Credit Facilities (other than the ABL Facility) by the Issuer or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $16,500.0 million outstanding at any one time and (y) the ABL Facility by the Issuer or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount equal to the ABL Facility Cap;

(2) the incurrence by the Issuer and any Guarantor of Indebtedness represented by the Notes (including any PIK Notes and any Guarantee) (other than any Additional Notes (including Guarantees thereof));

(3) Indebtedness of the Issuer and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1) and (2)), including the Existing Notes;

(4) Indebtedness consisting of Capitalized Lease Obligations and Purchase Money Obligations; so long as such Indebtedness exists at the date of such purchase, lease or improvement, or is created within 270 days thereafter;

(5) Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation, medical malpractice or employee health claims, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation, medical malpractice or employee health claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(6) Indebtedness arising from agreements of the Issuer or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that such Indebtedness is not reflected on the balance sheet of the Issuer, or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6));

(7) Indebtedness of the Issuer to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness;

(8) Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided that if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor, such Indebtedness is expressly subordinated in right of payment to the Guarantee of the Notes of such Guarantor; provided, further, that any subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause;

(9) shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another of its Restricted Subsidiaries) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause;

(10) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be incurred pursuant to “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” exchange rate risk or commodity pricing risk;

(11) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(12) (a) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary equal to 200.0% of the net cash proceeds received by the Issuer since immediately after the Issue Date from the issue or sale of Equity Interests of the Issuer or cash contributed to the capital of the Issuer (in each case, other than Excluded Contributions or proceeds of Disqualified Stock or sales of Equity Interests to the Issuer or any of its Subsidiaries) as determined in accordance with clauses (3)(b) and (3)(c) of the first paragraph of “— Limitation on Restricted Payments” to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the second paragraph of “— Limitation on Restricted Payments” or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof) and (b) Indebtedness or Disqualified Stock of Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not at any one time outstanding exceed $1,500.0 million; provided, however that on a pro forma basis, together with any amounts incurred and outstanding by Restricted Subsidiaries that are not Guarantors pursuant to the second proviso to the first paragraph of this covenant and clauses (14) and (19), no more than $2,000.0 million of Indebtedness, Disqualified Stock or Preferred Stock at any one time outstanding and incurred pursuant to this clause (12)(b) shall be incurred by Restricted Subsidiaries that are not Guarantors (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (12)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (12)(b));

(13) the incurrence or issuance by the Issuer or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to refund or refinance any Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary incurred as permitted under the first paragraph of this covenant and clauses (2), (3), (4) and (12)(a) above, this clause (13) and clause (14) below or any Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary issued to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including reasonable tender premiums), defeasance costs and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(a) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced,

(b) to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu to the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated or pari passu to the Notes or the Guarantee at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

(c) shall not include Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Guarantor;

and, provided further, that subclause (a) of this clause (13) will not apply to any refunding or refinancing of any Priority Lien Obligations and Obligations secured by Permitted Liens;

(14) Indebtedness, Disqualified Stock or Preferred Stock of (x) the Issuer or a Restricted Subsidiary incurred to finance an acquisition or (y) Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into the Issuer or a Restricted Subsidiary in accordance with the terms of the Indenture; provided that after giving effect to such acquisition or merger, either

(a) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant, or

(b) the Fixed Charge Coverage Ratio of the Issuer and the Restricted Subsidiaries is greater than immediately prior to such acquisition or merger;

provided, however that on a pro forma basis, together with amounts incurred and outstanding pursuant to the second proviso to the first paragraph of this covenant and clauses (12) and (19), no more than $2,000.0 million of Indebtedness, Disqualified Stock or Preferred Stock at any one time outstanding and incurred by Restricted Subsidiaries that are not Guarantors pursuant to this clause (14) shall be incurred and outstanding;

(15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within two Business Days of its incurrence;

(16) Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to any Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(17) (a) any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary, so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture, or (b) any guarantee by a Restricted Subsidiary of Indebtedness of the Issuer; provided that such guarantee is incurred in accordance with the covenant described below under “— Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”;

(18) Indebtedness of Foreign Subsidiaries of the Issuer in an amount not to exceed at any one time outstanding and together with any other Indebtedness incurred under this clause (18) 7.5% of the Total Assets of the Foreign Subsidiaries (it being understood that any Indebtedness incurred pursuant to this clause (18) shall cease to be deemed incurred or outstanding for purposes of this clause (18) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiaries could have incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (18));

(19) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary incurred to finance or assumed in connection with an acquisition in a principal amount not to exceed $200.0 million in the aggregate at any one time outstanding together with all other Indebtedness, Disqualified Stock and/or Preferred Stock issued under this clause (19) (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (19) shall cease to be deemed incurred or outstanding for purposes of this clause (19) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (19)); provided, however, that, on a pro forma basis, together with amounts incurred and outstanding by Restricted Subsidiaries that are not Guarantors pursuant to the second proviso to the first paragraph of this covenant and clauses (12) and (14), no more than $2,000.0 million of Indebtedness would be incurred and outstanding by Restricted Subsidiaries that are not Guarantors;

(20) Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business;

(21) Indebtedness consisting of Indebtedness issued by the Issuer or any of its Restricted Subsidiaries to current or former officers, directors and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent described in clause (4) of the second paragraph under the caption “— Limitation on Restricted Payments”;

(22) Physician Support Obligations incurred by the Issuer or any Restricted Subsidiary; and

(23) Indebtedness of the Issuer or any of its Restricted Subsidiaries undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture operating one or more healthcare facilities, including, without limitation, hospitals, ambulatory surgery centers, outpatient diagnostic centers or imaging centers, in each case, in the ordinary course of business.

For purposes of determining compliance with this covenant:

(1) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (23) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer, in its sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses; provided that all Indebtedness outstanding under the Credit Facilities on the Issue Date will be treated as incurred on the Issue Date under clause (1) of the preceding paragraph; and

(2) at the time of incurrence, the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above.

Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

The Indenture provides that the Issuer will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuer or such Guarantor, as the case may be.

The Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Limitation on Prepayment or Modification of Existing Notes

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly purchase, redeem, defease or otherwise acquire or retire for value any of the Existing Notes prior to the final maturity date thereof (as in effect on the Issue Date); provided that the Issuer may:

(1) purchase, redeem, defease or otherwise acquire or retire for value any of the Existing Notes which have a final maturity date (as in effect on the Issue Date) on or prior to December 31, 2011; and

(2) purchase, redeem, defease or otherwise acquire or retire for value any other Existing Notes which have a final maturity date (as in effect on the Issue Date) on or prior to November 15, 2016; provided that, in the case of any such prepayment funded with the proceeds of the issuance of Secured Indebtedness, at the time of incurrence and after giving pro forma effect thereto and to the application of the proceeds thereof, (x) the Consolidated Secured Debt Ratio would be no greater than 5.25 to 1.0 and (y) the Consolidated Leverage Ratio would be no greater than 7.0 to 1.0.

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, amend the Existing Notes Indenture, or any supplemental indenture in respect thereof, in any way to advance the final maturity date or shorten the Weighted Average Life to Maturity of any series of the Existing Notes such that any Existing Notes with a maturity date following the maturity of the Notes would have a maturity date on or prior to the date one year following the maturity date of the 2016 Cash Pay Notes or which would prohibit the making of the Guarantees or the creation of Liens in favor of the Notes and the Guarantees on the Collateral.

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, designate any additional subsidiaries as “Restricted Subsidiaries” (as defined in the Existing Notes Indenture) for purposes of the Existing Notes Indenture.

Liens

The Issuer will not, and will not permit any Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness or any related Guarantee, on any asset or property of the Issuer or any Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

(1) in the case of Liens securing Subordinated Indebtedness, the Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

(2) in all other cases, the Notes or the Guarantees are equally and ratably secured or are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens;

except that the foregoing shall not apply to (a) Liens securing the Notes and the related Guarantees, (b) Liens securing Indebtedness permitted to be incurred under Credit Facilities, including any letter of credit relating thereto, that was permitted by the terms of the Indenture to be incurred pursuant to clause (1) of the second paragraph under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that, with respect to Liens securing Obligations permitted under this subclause (b), the Notes and the related Guarantees are secured by Liens on the assets subject to such Liens (except any European Collateral) to the extent, with the priority and subject to intercreditor arrangements, in each case no less favorable to the holders of the Notes than those described under “Security” above and (c) Liens which are senior in priority to the Liens securing the Notes and related Guarantees and are incurred to secure Obligations in respect of any Indebtedness permitted to be incurred pursuant to the covenant described above under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that, with respect to Liens securing Obligations permitted under this subclause (c), (i) at the time of incurrence and after giving pro forma effect thereto, the ratio of (1) the aggregate amount of Indebtedness subject to a Lien incurred pursuant to subclause (b) above, this subclause (c) and clause (6) of the definition of “Permitted Liens” (other than Liens securing Indebtedness incurred pursuant to clauses (4) and (18) of the covenant described above under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) to (2) the Issuer’s EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio would be no greater than 4.25 to 1.0 and (ii) the Notes and the Guarantees are secured by Liens with the priority and subject to intercreditor arrangements no less favorable to the holders of the Notes than those described under “— Security” above.

Merger, Consolidation or Sale of All or Substantially All Assets

The Issuer may not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) the Issuer is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the jurisdiction of organization of the Issuer or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”);

(2) the Successor Company, if other than the Issuer, expressly assumes all the obligations of the Issuer under the Notes and the Security Documents pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3) immediately after such transaction, no Default exists;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

(a) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” or

(b) the Fixed Charge Coverage Ratio for the Successor Company, the Issuer and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

(5) each Guarantor, unless it is the other party to the transactions described above, in which case clause (b) of the second succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture, the Notes and the Registration Rights Agreement;

(6) the Collateral owned by the Successor Company will (a) continue to constitute Collateral under the Indenture and the Security Documents, (b) be subject to a Lien in favor of the Junior Lien Collateral Agent for the benefit of the Trustee and the Holders of the Notes and (c) not be subject to any other Lien, other than Permitted Liens;

(7) to the extent any assets of the Person which is merged or consolidated with or into the Successor Company are assets of the type which would constitute Collateral under the Security Documents, the Successor Company will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in the Indenture or any of the Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Security Documents; and

(8) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture and, if a supplemental indenture or any supplement to any Security Document is required in connection with such transaction, such supplement shall comply with the applicable provisions of the Indenture.

The Successor Company will succeed to, and be substituted for the Issuer, as the case may be, under the Indenture, the Guarantees and the Notes, as applicable. Notwithstanding the foregoing clauses (3) and (4),

(1) any Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to the Issuer, and

(2) the Issuer may merge with an Affiliate of the Issuer, as the case may be, solely for the purpose of reincorporating the Issuer in a State of the United States or any state thereof, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby.

Subject to certain limitations described in the Indenture governing release of a Guarantee upon the sale, disposition or transfer of a Guarantor, no Guarantor will, and the Issuer will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not the Issuer or Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) (a) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(b) the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor’s related Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(c) immediately after such transaction, no Default exists; and

(d) the Issuer shall have delivered to the Trustee an Officer’s Certificate, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture; or

(2) the transaction is made in compliance with the covenant described under “Repurchase at the Option of Holders — Asset Sales.”

Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, any Guarantor may (i) merge into or transfer all or part of its properties and assets to another Guarantor or the Issuer, (ii) merge with an Affiliate of the Company solely for the purpose of reincorporating the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof or (iii) convert into a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor.

Transactions with Affiliates

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $40.0 million, unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2) the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $80.0 million, a resolution adopted by the majority of the board of directors of the Issuer approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above.

The foregoing provisions will not apply to the following:

(1) transactions between or among the Issuer or any of its Restricted Subsidiaries;

(2) Restricted Payments permitted by the provisions of the Indenture described above under the covenant “— Limitation on Restricted Payments” and the definition of “Permitted Investments”;

(3) the payment of management, consulting, monitoring and advisory fees and related expenses to the Investors and the Frist Entities pursuant to the Sponsor Management Agreement (plus any unpaid management, consulting, monitoring and advisory fees and related expenses accrued in any prior year)

and the termination fees pursuant to the Sponsor Management Agreement, in each case as in effect on the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous in the good faith judgment of the board of directors of the Issuer to the Holders when taken as a whole as compared to the Sponsor Management Agreement in effect on the Issue Date);

(4) the payment of reasonable and customary fees paid to, and indemnities provided for the benefit of, officers, directors, employees or consultants of Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(5) transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(6) any agreement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

(7) the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders when taken as a whole;

(8) the Transaction and the payment of all fees and expenses related to the Transaction, in each case as disclosed in the Offering Memorandum;

(9) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Issuer and its Restricted Subsidiaries, in the reasonable determination of the board of directors of the Issuer or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(10) the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any Permitted Holder or to any director, officer, employee or consultant;

(11) sales of accounts receivable, or participations therein, in connection with the ABL Facility and any Receivables Facility;

(12) payments by the Issuer or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the board of directors of the Issuer in good faith;

(13) payments or loans (or cancellation of loans) to employees or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and employment agreements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by the Issuer in good faith;

(14) investments by the Investors or the Frist Entities in securities of the Issuer or any of its Restricted Subsidiaries so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5% of the proposed or outstanding issue amount of such class of securities;

(15) payments to or from, and transactions with, any joint venture owning or operating one or more healthcare facilities, including, without limitation, hospitals, ambulatory surgery centers, outpatient diagnostic centers or imaging centers, in each case in the ordinary course of business (including, without limitation, any cash management activities related thereto); and

(16) payments by the Issuer (and any direct or indirect parent thereof) and its Subsidiaries pursuant to tax sharing agreements among the Issuer (and any such parent) and its Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Issuer and its Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent of amounts received from Unrestricted Subsidiaries) would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Issuer and its Restricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Issuer will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1) (a) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(b) pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(2) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

(a) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Credit Facilities and the related documentation and the Existing Notes Indenture and the related documentation;

(b) the Indenture and the Notes;

(c) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

(d) applicable law or any applicable rule, regulation or order;

(e) any agreement or other instrument of a Person acquired by the Issuer or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(f) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Issuer pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(g) Secured Indebtedness that limits the right of the debtor to dispose of the assets securing such Indebtedness that is otherwise permitted to be incurred pursuant to the covenants described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “— Liens”;

(h) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(i) other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(j) customary provisions in joint venture agreements and other agreements or arrangements relating solely to such joint venture;

(k) customary provisions contained in leases or licenses of intellectual property and other agreements, in each case entered into in the ordinary course of business;

(l) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (k) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and

(m) restrictions created in connection with any Receivables Facility that, in the good faith determination of the Issuer, are necessary or advisable to effect the transactions contemplated under such Receivables Facility.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

The Issuer will not permit any of its Wholly-Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiaries guarantee other capital markets debt securities of the Issuer or any Guarantor), other than a Guarantor, a Foreign Subsidiary or a Receivables Subsidiary, to guarantee the payment of any Indebtedness of the Issuer or any other Guarantor unless:

(1) such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the Indenture providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer or any Guarantor:

(a) if the Notes or such Guarantor’s Guarantee are subordinated in right of payment to such Indebtedness, the Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary’s guarantee with respect to such Indebtedness substantially to the same extent as the Notes are subordinated to such Indebtedness; and

(b) if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor’s Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes; and

(2) such Restricted Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee;

provided that this covenant shall not be applicable to (i) any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (ii) guarantees of the ABL Facility by the ABL Financing Entities or of any Receivables Facility by any Receivables Subsidiary.

Reports and Other Information

Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture requires the Issuer to file with the SEC (and make available to the Trustee and Holders of the Notes (without exhibits), without cost to any Holder, within 15 days after it files them with the SEC) from and after the Issue Date,

(1) within 90 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer) after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

(3) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

(4) any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

in each case in a manner that complies in all material respects with the requirements specified in such form; provided that the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuer will make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders of the Notes, in each case within 15 days after the time the Issuer would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act. In addition, to the extent not satisfied by the foregoing, the Issuer has agreed that, for so long as any Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

In the event that any direct or indirect parent company of the Issuer becomes a Guarantor of the Notes, the Indenture permits the Issuer to satisfy its obligations in this covenant with respect to financial information relating to the Issuer by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Issuer and its Restricted Subsidiaries on a standalone basis, on the other hand.

Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the exchange offers or the effectiveness of the shelf registration statement described in the Registration Rights Agreement (1) by the filing with the SEC of the exchange offer registration statement or shelf registration statement (or any other similar registration statement), and any amendments thereto, with such financial information that satisfies Regulation S-X, subject to exceptions consistent with the presentation of financial information in the Offering Memorandum, to the extent filed within the times specified above, or (2) by posting reports that would be required to be filed substantially in the form required by the SEC on the Company’s website (or that of any of its parent companies) or providing such reports to the Trustee within 15 days after the time the Issuer would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act, the financial information (including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section) that would be required to be included in such reports, subject to exceptions consistent with the presentation of financial information in the Offering Memorandum, to the extent filed within the times specified above.

Events of Default and Remedies

The Indenture provides that each of the following is an “Event of Default”:

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

(2) default for 30 days or more in the payment when due of interest or Additional Interest on or with respect to the Notes;

(3) failure by the Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less 30% in principal amount of the Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) and (2) above) contained in the Indenture or the Notes;

(4) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries, other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(a) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $200.0 million or more at any one time outstanding;

(5) failure by the Issuer or any Significant Subsidiary to pay final judgments aggregating in excess of $200.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6) certain events of bankruptcy or insolvency with respect to the Issuer or any Significant Subsidiary;

(7) the Guarantee of any Significant Subsidiary shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary, as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture; or

(8) with respect to any Collateral having a fair market value in excess of $200 million, individually or in the aggregate, (a) the security interest under the Security Documents, at any time, ceases to be in full force and effect for any reason other than in accordance with the terms of the Indenture, the Security Documents and the Intercreditor Agreements, (b) any security interest created thereunder or under the Indenture is declared invalid or unenforceable by a court of competent jurisdiction or (c) the Issuer or any Guarantor asserts, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable.

If any Event of Default (other than of a type specified in clause (6) above) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 30% in principal amount of the then total outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section, all outstanding Notes will become due and payable without further action or notice. The Indenture provides that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of the Notes.

The Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder. In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured.

Subject to the provisions of the Indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, the Trustee is under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 30% in principal amount of the total outstanding Notes have requested the Trustee to pursue the remedy;

(3) Holders of the Notes have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, under the Indenture the Holders of a majority in principal amount of the total outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

The Indenture provides that the Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, within five Business Days, upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor or any of their parent companies (other than the Issuer and the Guarantors) shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting the Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The obligations of the Issuer and the Guarantors under the Indenture will terminate (other than certain obligations) and will be released upon payment in full of all of the Notes. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the Notes and have the Issuer’s and each Guarantor’s obligation discharged with respect to its Guarantee (“Legal Defeasance”) and cure all then existing Events of Default except for:

(1) the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to the Indenture;

(2) the Issuer’s obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under “Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on such Notes, and the Issuer must specify whether such Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(a) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b) since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Credit Facilities or any other material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(6) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

(7) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(8) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes, when either:

(1) all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2) (a) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or may be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(b) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of

Liens in connection therewith) with respect to the Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit, and such deposit will not result in a breach or violation of, or constitute a default under, the Senior Credit Facilities or any other material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(c) the Issuer has paid or caused to be paid all sums payable by it under the Indenture; and

(d) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture, any Guarantee, any Security Document and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, and any existing Default or compliance with any provision of the Indenture, the Notes issued thereunder, any Guarantee or the Security Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, other than Notes beneficially owned by the Issuer or its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes); provided, however, that that if any amendment, waiver or other modification will affect only the Cash Pay Notes or Toggle Notes, only the consent of the Holders of at least a majority in principal amount of the then outstanding Cash Pay Notes or Toggle Notes (and not the consent of at least a majority of all Notes), as the case may be, shall be required.

The Indenture provides that, without the consent of each affected Holder of Notes, an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:

(1) reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes (other than provisions relating to the covenants described above under the caption “Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture or any Guarantee which cannot be amended or modified without the consent of all Holders;

(5) make any Note payable in money other than that stated therein;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

(7) make any change in these amendment and waiver provisions;

(8) impair the right of any Holder to receive payment of principal of, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(9) make any change to or modify the ranking of the Notes or the subordination of the Liens with respect to the Notes that would adversely affect the Holders; or

(10) except as expressly permitted by the Indenture, modify the Guarantees of any Significant Subsidiary in any manner adverse to the Holders of the Notes.

In addition, without the consent of at least 75% in aggregate principal amount of Notes then outstanding, an amendment, supplement or waiver may not:

(1) modify any Security Document or the provisions of the Indenture dealing with the Security Documents or application of trust moneys, or otherwise release any Collateral, in any manner materially adverse to the Holders other than in accordance with the Indenture, the Security Documents and the Intercreditor Agreements; or

(2) modify any Intercreditor Agreement in any manner materially adverse to the Holders other than in accordance with the Indenture, the Security Documents and the Intercreditor Agreements.

Notwithstanding the foregoing, the Issuer, any Guarantor (with respect to a Guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement the Indenture, any Security Document and any Guarantee or Notes without the consent of any Holder;

(1) to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) to provide for uncertificated Notes of such series in addition to or in place of certificated Notes;

(3) to comply with the covenant relating to mergers, consolidations and sales of assets;

(4) to provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders;

(5) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder;

(6) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

(7) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(8) to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(9) to provide for the issuance of Exchange Notes or private exchange notes, which are identical to Exchange Notes except that they are not freely transferable;

(10) to add a Guarantor under the Indenture;

(11) to conform the text of the Indenture, Security Documents, Guarantees or the Notes to any provision of this “Description of Notes” to the extent that such provision in this “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, Security Documents, Guarantee or Notes;

(12) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(13) to mortgage, pledge, hypothecate or grant any other Lien in favor of the Trustee for the benefit of the Holders of the Notes, as additional security for the payment and performance of all or any portion of the Obligations, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the Trustee or the Collateral Agent pursuant to the Indenture, any of the Security Documents or otherwise; or

(14) to release Collateral from the Lien of the Indenture and the Security Documents when permitted or required by the Security Documents or the Indenture.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Indenture provides that the Holders of a majority in principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of the Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The Indenture, the Notes and any Guarantee are governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person on a consolidated basis in accordance with GAAP, but excluding from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

“ABL Facility” means the Asset-Based Revolving Credit Agreement entered into as of the Issue Date by and among the Issuer, the lenders party thereto in their capacities as lenders thereunder and Bank of America, N.A., as Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” above).

“ABL Facility Cap” means an amount equal to the greater of (x) $2,000.0 million and (y) 75% of the consolidated accounts receivable of the Issuer and its subsidiaries determined in accordance with GAAP.

“ABL Financing Entity” means the Issuer and certain of its subsidiaries from time to time named as borrowers or guarantors under the ABL Facility.

“ABL Obligations” means Obligations under the ABL Facility.

“ABL Secured Parties” means each of (i) the ABL Collateral Agent on behalf of itself and the lenders under the ABL Facility and lenders or their affiliates counterparty to related Hedging Obligations and (ii) each other holder of ABL Obligations.

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of such Note; and

(2) (A) with respect to the 2016 Cash Pay Notes and the Toggle Notes, the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at November 15, 2011 (such redemption price being set forth in the tables appearing above under the captions “Optional Redemption — 2016 Cash Pay Notes” and “Optional Redemption — Toggle Notes”), plus (ii) all required interest payments (in the case of the Toggle Notes, calculated based on the cash interest rate payable on the Toggle Notes) due on such Note through November 15, 2011 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Note, or

(B) with respect to the 2014 Cash Pay Notes, the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such 2014 Cash Pay Note at November 15, 2010 (such redemption price being set forth in the tables appearing above under the caption “Optional Redemption — 2014 Cash Pay Notes”), plus (ii) all required interest payments due on such 2014 Cash Pay Note through November 15, 2010 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such 2014 Cash Pay Note.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Issuer or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions (other than Preferred Stock of Restricted Subsidiaries issued in compliance with the covenant described under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”);

in each case, other than:

(a) any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described above under “Certain Covenants — Merger, Consolidation or Sale of All or Substantially All Assets” or any disposition that constitutes a Change of Control pursuant to the Indenture;

(c) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under “Certain Covenants — Limitation on Restricted Payments”;

(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than $100.0 million;

(e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary of the Issuer to the Issuer or by the Issuer or a Restricted Subsidiary of the Issuer to another Restricted Subsidiary of the Issuer;

(f) to the extent allowable under Section 1031 of the Code or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g) the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

(h) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i) foreclosures on assets;

(j) sales of accounts receivable, or participations therein, in connection with the ABL Facility or any Receivables Facility;

(k) any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations permitted by the Indenture;

(l) dispositions in the ordinary course of business by any Restricted Subsidiary (including, without limitation, HCI) engaged in the insurance business in order to provide insurance to the Issuer and its Subsidiaries;

(m) sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(n) any issuance or sale of Equity Interests or dispositions in connection with ordinary course syndications of Subsidiaries or joint ventures owning or operating one or more healthcare facilities, including, without limitation, hospitals, ambulatory surgery centers, outpatient diagnostic centers or imaging centers in any transaction or series of related transactions with an aggregate fair market value of less than $100.0 million; and

(o) any issuance or sale of Equity Interests of any Restricted Subsidiary (including, without limitation, HealthTrust Purchasing Group, L.P.) to any Person operating in a Similar Business for which such Restricted Subsidiary provides shared purchasing, billing, collection or similar services in the ordinary course of business.

“Asset Sale Offer” has the meaning set forth in the fourth paragraph under “Repurchase at the Option of Holders — Asset Sales.”

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

“Cash Equivalents” means:

(1) United States dollars;

(2) euro or any national currency of any participating member state of the EMU or such local currencies held by the Company and its Restricted Subsidiaries from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government (or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of the U.S. government) with maturities of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(5) repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;

(7) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(8) investment funds investing 95% of their assets in securities of the types described in clauses (1) through (7) above;

(9) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(10) Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition; and

(11) Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Cash Interest” has the meaning set forth under “Principal, Maturity and Interest — Toggle Notes.”

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder; or

(2) the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies holding directly or indirectly 100% of the total voting power of the Voting Stock of the Issuer.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Collateral” means, collectively, the Shared Receivables Collateral and Non-Receivables Collateral.

“Collateral Asset Sale Offer” has the meaning set forth in the third paragraph under “Repurchase at the Option of Holders — Asset Sales.”

“Collateral Excess Proceeds” has the meaning set forth in the third paragraph under “Repurchase at the Option of Holders — Asset Sales.”

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and Capitalized Software Expenditures, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers’ acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (u) accretion or accrual of discounted liabilities not constituting Indebtedness, (v) any expense resulting from the discounting of the Existing Notes or other Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting, (w) any Additional Interest and any comparable “additional interest” with respect to other securities, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility); plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3) interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Leverage Ratio”, with respect to any Person as of any date of determination, means the ratio of (x) Consolidated Total Indebtedness of such Person as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (y) the aggregate amount of EBITDA of such Person for the period of the most recently ended four full consecutive fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to the Transaction to the extent incurred on or prior to December 31, 2007), severance, relocation costs, consolidation and closing costs, integration and facilities opening costs, business optimization costs, transition costs, restructuring costs, signing, retention or completion bonuses, and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded,

(2) the cumulative effect of a change in accounting principles during such period shall be excluded,

(3) any after-tax effect of income (loss) from disposed, abandoned or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded,

(4) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments other than in the ordinary course of business, as determined in good faith by the Issuer, shall be excluded,

(5) the Net Income for such period of any Person that is an Unrestricted Subsidiary shall be excluded, and, solely for the purpose of determining the amount available for Restricted Payments under clause 3(a) of the first paragraph of “Certain Covenants — Limitation on Restricted Payments,” the Net Income for such period of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be excluded; provided that Consolidated Net Income of the Issuer shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period,

(6) solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of “Certain Covenants — Limitation on Restricted Payments,” the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of the Issuer will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to the Issuer or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

(7) effects of adjustments (including the effects of such adjustments pushed down to the Issuer and its Restricted Subsidiaries) in the property, equipment, inventory, software and other intangible assets, deferred revenue and debt line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of recapitalization accounting or, if applicable, purchase accounting in relation to the Transaction or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(8) any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,

(9) any impairment charge or asset write-off, including, without limitation, impairment charges or asset write-offs related to intangible assets, long-lived assets or investments in debt and equity securities, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded,

(10) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, and any cash charges associated with the rollover, acceleration or payout of Equity Interests by management of the Company or any of its direct or indirect parent companies in connection with the Transaction, shall be excluded,

(11) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded,

(12) accruals and reserves that are established or adjusted within twelve months after the Issue Date that are so required to be established as a result of the Transaction in accordance with GAAP, or changes as a result of adoption or modification of accounting policies, shall be excluded, and

(13) to the extent covered by insurance and actually reimbursed, or, so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded.

Notwithstanding the foregoing, for the purpose of the covenant described under “Certain Covenants — Limitation on Restricted Payments” only (other than clause (3)(d) thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuer and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) thereof.

“Consolidated Secured Debt Ratio” as of any date of determination, means the ratio of (1) Consolidated Total Indebtedness of the Issuer and its Restricted Subsidiaries that is secured by Liens as of the end of the most recent fiscal period for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) the Issuer’s EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments (and excluding, for the avoidance of doubt, all obligations relating to Receivables Facilities) and (2) the aggregate amount of all outstanding Disqualified Stock of the Issuer and all Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Issuer.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds

(a) for the purchase or payment of any such primary obligation, or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Credit Facilities” means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Facilities, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Delayed Equity Amount” means any equity contribution of the Investors, the Frist Entities or certain other management investors described in the Offering Memorandum on or before March 31, 2007, the proceeds of which were used to repay borrowings under the senior secured revolving credit facility included in the General Credit Facility or the ABL Facility in the manner described in the Offering Memorandum.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer or any parent corporation thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer or the applicable parent corporation thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph under “Certain Covenants — Limitation on Restricted Payments.”

“Discharge of First Lien Obligations” shall mean the satisfaction and discharge of all of the First Lien Obligations in full in cash, pursuant to the First Lien Documents and the General Intercreditor Agreement.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

(1) increased (without duplication) by:

(a) provision for taxes based on income or profits or capital gains, including, without limitation, foreign, federal, state, franchise and similar taxes (such as the Pennsylvania capital tax) and foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations) of such Person paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income; plus

(b) Fixed Charges of such Person for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges), together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (1)(u), (v), (w), (x), (y) and (z) of the definition thereof, and, in each such case, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same was deducted (and not added back) in computing Consolidated Net Income; plus

(d) any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by the Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Notes and any Credit Facilities and (ii) any amendment or other modification of the Notes, and, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(e) the amount of any restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Issue Date and costs related to the closure and/or consolidation of facilities; plus

(f) any other non-cash charges, including any write-offs or write-downs, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(g) the amount of any minority interest expense consisting of income attributable to minority equity interests of third parties deducted (and not added back) in such period in calculating Consolidated Net Income; plus

(h) the amount of management, monitoring, consulting and advisory fees and related expenses paid in such period to the Investors and the Frist Entities to the extent otherwise permitted under “Certain Covenants — Transactions with Affiliates”; plus

(i) the amount of net cost savings projected by the Issuer in good faith to be realized as a result of specified actions taken or to be taken (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (w) such cost savings are reasonably identifiable and factually supportable, (x) such actions have been taken or are to be taken within 15 months after the date of determination to take such action, (y) no cost savings shall be added pursuant to this clause (i) to the extent duplicative of any expenses or charges relating to such cost savings that are included in clause (e) above with respect to such period and (z) the aggregate amount of cost savings added pursuant to this clause (i) shall not exceed $150.0 million for any four consecutive quarter period (which adjustments may be incremental to pro forma adjustments made pursuant to the second paragraph of the definition of “Fixed Charge Coverage Ratio”); plus

(j) the amount of loss on sales of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility; plus

(k) any costs or expense incurred by the Issuer or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or net cash proceeds of an issuance of Equity Interests of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under “Certain Covenants — Limitation on Restricted Payments”;

(2) decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period; and

(3) increased or decreased by (without duplication):

(a) any net gain or loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133; plus or minus, as applicable,

(b) any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency exchange risk).

“EMU” means the economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of the Issuer or any of its direct or indirect parent companies (excluding Disqualified Stock), other than:

(1) public offerings with respect to the Issuer’s or any direct or indirect parent company’s common stock registered on Form S-8;

(2) issuances to any Subsidiary of the Issuer; and

(3) any such public or private sale that constitutes an Excluded Contribution.

“euro” means the single currency of participating member states of the EMU.

“European Collateral” has the meaning set forth under “Description of Other Indebtedness — Senior Secured Credit Facilities — Guarantee and Security.”

“Event of Default” has the meaning set forth under “Events of Default and Remedies.”

“Excess Proceeds” has the meaning set forth in the fourth paragraph under “Repurchase at the Option of Holders — Asset Sales.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Notes” means any notes issued in exchange for the Notes pursuant to the Registration Rights Agreement or similar agreement.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by the Issuer after the Issue Date from

(1) contributions to its common equity capital, and

(2) the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph under “Certain Covenants — Limitation on Restricted Payments.”

“Existing Notes” means the $121.2 million aggregate principal amount of 8.700% medium-term notes due 2010, $691.2 million aggregate principal amount of 8.750% notes due 2010, £150.0 million aggregate principal amount of 8.750% notes due 2010, $475.8 million aggregate principal amount of 7.875% notes due 2011, $500.0 million aggregate principal amount of 6.950% notes due 2012, $500.0 million aggregate principal amount of 6.300% notes due 2012, $500.0 million aggregate principal amount of 6.250% notes due 2013, $500.0 million aggregate principal amount of 6.750% notes due 2013, $500.0 million aggregate principal amount of 5.750% notes due 2014, $121.1 million aggregate principal amount of 9.000% medium-term notes due 2014, $750.0 million aggregate principal amount of 6.375% notes due 2015, $150.0 million aggregate principal amount of 7.190% debentures due 2015, $1,000.0 million aggregate principal amount of 6.500% notes due 2016, $135.6 million aggregate principal amount of 7.500% debentures due 2023, $150.0 million aggregate principal amount of 8.360% debentures due 2024, $291.4 million aggregate principal amount of 7.690% notes due 2025, $125.0 million aggregate principal amount of 7.580% medium-term notes due 2025, $150.0 million aggregate principal amount of 7.050% debentures due 2027, $250.0 million aggregate principal amount of 7.500% notes due 2033, $100.0 million aggregate principal amount of 7.750% debentures due 2036 and $200.0 million aggregate principal amount of 7.500% debentures due 2095, each issued by the Issuer and outstanding on the Issue Date.

“Existing Notes Indenture” means that certain Indenture, dated as of December 16, 1993, between Columbia Healthcare Corporation and The First National Bank of Chicago, as Trustee, as amended by the First Supplemental Indenture, dated as of May 25, 2000, between the Issuer and Bank One Trust Company, N.A., as Trustee, the Second Supplemental Indenture, dated as of July 1, 2001, between the Issuer and Bank One Trust Company, N.A., as Trustee, and the Third Supplemental Indenture, dated as of December 5, 2001, between the Issuer and The Bank of New York, as Trustee.

“First Lien Collateral” means all of the assets of the Issuer or any Guarantor, whether real, personal or mixed, with respect to which a Lien has been granted as security for any First Lien Obligations pursuant to a First Lien Document.

“First Lien Collateral Agent” shall mean Bank of America, N.A., in its capacity as administrative agent and collateral agent for the lenders and other secured parties under the General Credit Facility and the other First Lien Documents, together with its successors and permitted assigns under the General Credit Facility exercising substantially the same rights and powers; and in each case provided that if such First Lien Collateral Agent is not Bank of America, N.A., such First Lien Collateral Agent shall have become a party to the Intercreditor Agreements and the other applicable First Lien Security Documents.

“First Lien Documents” means the credit, guarantee and security documents governing the First Lien Obligations, including, without limitation, the General Credit Facility and the First Lien Security Documents.

“First Lien Obligations” shall mean (a) all General Credit Facility Obligations and (b) all other Obligations of the Issuer and its Subsidiaries under any refinancings of the General Credit Facility Obligations (and any related Hedging Obligations). For the avoidance of doubt, Obligations with respect to the ABL Facility shall not constitute First Lien Obligations.

“First Lien Secured Parties” means, at any relevant time, the holders of First Lien Obligations at such time, including, without limitation, the lenders and agents under the General Credit Facility and the First Lien Collateral Agent.

“First Lien Security Documents” means the Security Documents (as defined in the General Credit Facility) and any other agreement, document or instrument pursuant to which a Lien is granted or purported to be granted securing First Lien Obligations or under which rights or remedies with respect to such Liens are governed.

“First Priority Liens” means the first priority Liens securing the First Lien Obligations.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Issuer or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If, since the beginning of such period, any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rate shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of:

(1) Consolidated Interest Expense of such Person for such period;

(2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

(3) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary.

“Frist Entities” means Dr. Thomas F. Frist, Jr., any Person controlled by Dr. Frist and any charitable organization selected by Dr. Frist that holds Equity Interests of the Issuer on the Issue Date.

“GAAP” means generally accepted accounting principles in the United States which are in effect on the Issue Date.

“General Credit Facility” means the credit agreement entered into as of the Issue Date by and among the Issuer, the European subsidiary borrowers party thereto, the lenders party thereto in their capacities as lenders thereunder and Bank of America, N.A., as U.S. Administrative Agent and as European Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” above).

“General Credit Facility Obligations” means “Obligations” as defined in the General Credit Facility.

“General Intercreditor Agreement” has the meaning set forth under “Security — Liens with Respect to the Collateral.”

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under the Indenture.

“Guarantor” means each Restricted Subsidiary that Guarantees the Notes in accordance with the terms of the Indenture.

“HCI” means Health Care Indemnity, Inc., an insurance company formed under the laws of the State of Colorado and a Wholly-Owned Subsidiary of the Issuer.

“Hedging Arrangements” means the fixed-pay interest rate swap agreements, entered into by Hercules Holding on or about September 13, 2006 and with respect to which the Issuer will be the counterparty in connection with the Recapitalization, relating to $8,000 million of the outstanding principal amount under the First Lien Obligations and the ABL Obligations.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“Indebtedness” means, with respect to any Person, without duplication:

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or

(d) representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise on, the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of the such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business or (b) obligations under or in respect of Receivables Facilities.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

“Initial Purchasers” means Citigroup Global Markets Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc. and Wachovia Capital Markets, LLC.

“insolvency or liquidation proceeding” means:

(1) any case commenced by or against the Issuer or any Guarantor under any Bankruptcy Law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Issuer or any Guarantor, any receivership or assignment for the benefit of creditors relating to the Issuer or any Guarantor or any similar case or proceeding relative to the Issuer or any Guarantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Issuer or any Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Issuer or any Guarantor are determined and any payment or distribution is or may be made on account of such claims.

“Intercreditor Agreements” means, collectively, the Shared Receivables Intercreditor Agreement and the General Intercreditor Agreement.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commissions, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “Certain Covenants — Limitation on Restricted Payments”:

(1) “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation; less

(b) the portion (proportionate to the Issuer equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Issuer.

“Investors” means Bain Capital Partners, LLC, Kohlberg Kravis Roberts & Co. L.P., Merrill Lynch Global Partners, Inc. and each of their respective Affiliates but not including, however, any portfolio companies of any of the foregoing.

“Issue Date” means November 17, 2006.

“Issuer” has the meaning set forth in the first paragraph under “General”; provided that when used in the context of determining the fair market value of an asset or liability under the Indenture, “Issuer” shall be deemed to mean the board of directors of the Issuer when the fair market value is equal to or in excess of $500.0 million (unless otherwise expressly stated).

“Junior Lien Collateral Agent” shall mean (i) so long as the Notes are outstanding, the Trustee, in its capacity as Trustee and collateral agent for the Holders and other secured parties under the Indenture and the Security Documents, and (ii) at any time thereafter, such agent or trustee as is designated “Junior Lien Collateral Agent” by Junior Lien Secured Parties holding a majority in principal amount of the Junior Lien Obligations then outstanding or pursuant to such other arrangements as agreed to among the holders of the Junior Lien Obligations, it being understood that as of the Issue Date, the Trustee shall be so designated Junior Lien Collateral Agent.

“Junior Lien Documents” means the credit and security documents governing the Junior Lien Obligations, including, without limitation, the Indenture, the related Security Documents and Intercreditor Agreements.

“Junior Lien Obligations” means the Notes and Obligations with respect to other Indebtedness permitted to be incurred under the Indenture and the General Credit Facility which is by its terms intended to be secured equally and ratably with the Notes or on a basis junior to the Liens securing the Notes; provided such Lien is permitted to be incurred under the Indenture and the General Credit Facility; provided, further, that the holders of such Indebtedness or their Junior Lien Representative is a party to the Security Documents in accordance with the terms thereof and has appointed the Junior Lien Collateral Agent as collateral agent for such holders of Junior Lien Obligations with respect to all or a portion of the Collateral.

“Junior Lien Representative” means any duly authorized representative of any holders of Junior Lien Obligations, which representative is party to the Security Documents.

“Junior Lien Secured Parties” means (i) Holders (including the Holders of any Additional Notes subsequently issued under and in compliance with the terms of the Indenture), (ii) the Junior Lien Collateral Agent and (iii) the holders from time to time of any other Junior Lien Obligations and each Junior Lien Representative.

“Junior Liens” means the Liens securing the Junior Lien Obligations.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness required (other than required by clause (1) of the second paragraph of “Repurchase at the Option of Holders — Asset Sales”) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Non-Conforming Plan of Reorganization” means any Plan of Reorganization that grants the Junior Lien Collateral Agent or any Junior Lien Secured Party any right or benefit, directly or indirectly, which right or benefit is prohibited at such time by the provisions of the General Intercreditor Agreement.

“Non-Receivables Collateral” has the meaning set forth under “Description of Other Indebtedness — Senior Secured Credit Facilities — Guarantee and Security,” subject to the provisions of the third and fourth sentences of the first paragraph under “— Security — General.”

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the offering memorandum, dated November 9, 2006, relating to the initial private offering of the Notes.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, that meets the requirements set forth in the Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Partial PIK Interest” has the meaning set forth under “Principal, Maturity and Interest — Toggle Notes.”

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person; provided, that any cash or Cash Equivalents received must be applied in accordance with the covenant described under “Repurchase at the Option of Holders — Asset Sales.”

“Permitted Holders” means each of the Investors, the Frist Entities, the Management Participants (as defined in the Offering Memorandum), Citigroup Inc. and Banc of America Securities LLC (which institutions are assignees of certain equity commitments of the Investors as of the Issue Date) who are holders of Equity Interests of the Issuer (or any of its direct or indirect parent companies) and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors, Frist Entities, members of management and assignees of the equity commitments of the Investors, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies.

“Permitted Investments” means:

(1) any Investment in the Issuer or any of its Restricted Subsidiaries;

(2) any Investment in cash and Cash Equivalents or Investment Grade Securities;

(3) any Investment by the Issuer or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided, that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(4) any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the provisions described under “Repurchase at the Option of Holders — Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the Issue Date;

(6) any Investment acquired by the Issuer or any of its Restricted Subsidiaries:

(a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or

(b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) Hedging Obligations permitted under clause (10) of the second paragraph of the covenant described in “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(8) any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding, not to exceed 5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(9) Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Issuer or any of its direct or indirect parent companies; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described in “Certain Covenants — Limitations on Restricted Payments”;

(10) guarantees of Indebtedness permitted under the covenant described in “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under “Certain Covenants — Transactions with Affiliates” (except transactions described in clauses (2), (5) and (9) of such paragraph);

(12) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

(13) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed 5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(14) Investments relating to an ABL Financing Entity or a Receivables Subsidiary that, in the good faith determination of the Issuer, are necessary or advisable to effect the ABL Facility or any Receivables Facility, as the case may be;

(15) advances to, or guarantees of Indebtedness of, employees not in excess of $50.0 million outstanding at any one time, in the aggregate;

(16) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests of the Issuer or any direct or indirect parent company thereof;

(17) Physician Support Obligations made by the Issuer or any Restricted Subsidiary;

(18) any Investment in any joint venture existing on the Issue Date that owns or operates one or more healthcare facilities, including, without limitation, hospitals, ambulatory surgery centers, outpatient diagnostic centers or imaging centers to the extent contemplated by the organizational documents of such joint venture as in existence on the Issue Date;

(19) any Investment in the ordinary course of business or as may be required by applicable law by any Restricted Subsidiary (including, without limitation, HCI) engaged in the insurance business in order to provide insurance to the Issuer and its Subsidiaries;

(20) any Investment pursuant to any customary buy/sell arrangement in favor of investors or joint venture parties in connection with syndications of healthcare facilities, including, without limitation, hospitals, ambulatory surgery centers, outpatient diagnostic centers or imaging centers; and

(21) any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) Liens securing Indebtedness permitted to be incurred pursuant to clause (4), (12), (13), (18) or (19) of the second paragraph under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that (a) Liens securing Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (13) relate only to Refinancing Indebtedness that serves to refund or refinance Indebtedness, Disqualified Stock or Preferred Stock incurred under clause (4) or (12) of the second paragraph under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” (b) Liens securing Indebtedness permitted to be incurred pursuant to clause (18) extend only to the assets of Foreign Subsidiaries, (c) Liens securing Indebtedness permitted to be incurred pursuant to clause (19) are solely on acquired property or the assets of the acquired entity, as the case may be and (d) Liens securing Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (4) of the second paragraph under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” extend only to the assets so financed, purchased, constructed or improved;

(7) Liens existing on the Issue Date (other than Liens in favor of the lenders under the Senior Credit Facilities);

(8) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(9) Liens on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligations;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries and do not secure any Indebtedness;

(14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(15) Liens in favor of the Issuer or any Guarantor;

(16) Liens on equipment of the Issuer or any of its Restricted Subsidiaries granted in the ordinary course of business;

(17) Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

(18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8) and (9); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8) and (9) at the time the original Lien became a Permitted Lien under the Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(19) deposits made in the ordinary course of business to secure liability to insurance carriers;

(20) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $100.0 million at any one time outstanding;

(21) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under the caption “Events of Default and Remedies” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(23) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(24) Liens deemed to exist in connection with Investments in repurchase agreements permitted under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreements;

(25) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(26) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business; and

(27) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Physician Support Obligation” means (1) a loan to or on behalf of, or a guarantee of Indebtedness or income of, a physician or healthcare professional providing service to patients in the service area of a healthcare facility operated by the Issuer, any of its Restricted Subsidiaries or any affiliated joint venture otherwise permitted by the Indenture made or given by the Issuer or any Restricted Subsidiary of the Issuer in the ordinary course of business and pursuant to a written agreement having a period not to exceed five years or (2) guarantees by the Issuer or any Restricted Subsidiary of the Issuer of leases and loans to acquire property (real or personal) for or on behalf of a physician or healthcare professional providing service to patients in the service area of a healthcare facility operated by the Issuer, any of its Restricted Subsidiaries or any affiliated joint venture otherwise permitted by the Indenture.

“PIK Interest” has the meaning set forth under “Principal, Maturity and Interest — Toggle Notes.”

“PIK Notes” has the meaning set forth under “Principal, Maturity and Interest.”

“PIK Payment” has the meaning set forth under “Principal, Maturity and Interest.”

“Plan of Reorganization” means any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any insolvency or liquidation proceeding.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution or winding up.

“Principal Property” means each acute care hospital providing general medical and surgical services (excluding equipment, personal property and hospitals that primarily provide specialty medical services, such as psychiatric and obstetrical and gynecological services) owned solely by the Issuer and/or one or more of its Subsidiaries (used in this definition as defined in the Existing Notes Indenture) and located in the United States of America.

“Priority Lien Obligations” means, collectively, ABL Obligations and First Lien Obligations.

“Priority Lien Secured Parties” means, collectively, the ABL Secured Parties and the First Lien Secured Parties.

“Purchase Money Obligations” means any Indebtedness incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (other than Capital Stock), and whether acquired through the direct acquisition of such property or assets, or otherwise.

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Issuer in good faith.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.

“Receivables Facility” means any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Issuer or any of its Restricted Subsidiaries purports to sell its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn funds such purchase by purporting to sell its accounts receivable to a Person that is not a Restricted Subsidiary or by borrowing from such a Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such a Person.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with any Receivables Facility.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of facilitating or entering into one or more Receivables Facilities, and in each case engages only in activities reasonably related or incidental thereto.

“Redemption Date” has the meaning set forth under “Optional Redemption — Cash Pay Notes.”

“Registration Rights Agreement” means the Registration Rights Agreement related to the Notes, dated as of the Issue Date, among the Issuer, the Guarantors and the Initial Purchasers.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon an Unrestricted

Subsidiary’s ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Documents” means, collectively, the Intercreditor Agreements, the security agreements relating to the Collateral and the mortgages and instruments filed and recorded in appropriate jurisdictions to preserve and protect the Liens on the Collateral (including, without limitation, financing statements under the Uniform Commercial Code of the relevant states) applicable to the Collateral, each as in effect on the Issue Date and as amended, amended and restated, modified, renewed or replaced from time to time.

“Senior Credit Facilities” means the ABL Facility and the General Credit Facility.

“Senior Indebtedness” means:

(1) all Indebtedness of the Issuer or any Guarantor outstanding under the Senior Credit Facilities or Notes and related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Issuer or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Issuer or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

(2) all Hedging Obligations (and guarantees thereof) owing to a Lender (as defined in the Senior Credit Facilities) or any Affiliate of such Lender (or any Person that was a Lender or an Affiliate of such Lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into); provided that such Hedging Obligations are permitted to be incurred under the terms of the Indenture;

(3) any other Indebtedness of the Issuer or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any related Guarantee; and

(4) all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3);

provided, however, that Senior Indebtedness shall not include:

(a) any obligation of such Person to the Issuer or any of its Subsidiaries;

(b) any liability for federal, state, local or other taxes owed or owing by such Person;

(c) any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(d) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(e) that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Indenture.

“Separate Receivables Collateral” has the meaning set forth under “Description of Other Indebtedness — Senior Secured Credit Facilities — Guarantee and Security.”

“Shared Receivables Collateral” has the meaning set forth under “Description of Other Indebtedness — Senior Secured Credit Facilities — Guarantee and Security.”

“Shared Receivables Intercreditor Agreement” has the meaning set forth under “Security — Liens with Respect to Shared Receivables Collateral.”

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means any business conducted or proposed to be conducted by the Issuer and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.

“Sponsor Management Agreement” means the management agreement between certain of the management companies associated with the Investors, the Frist Entities and the Issuer.

“Subordinated Indebtedness” means, with respect to the Notes,

(1) any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and

(2) any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof or is consolidated under GAAP with such Person at such time; and

(2) any partnership, joint venture, limited liability company or similar entity of which

(x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Total Assets” means the total assets of the Issuer and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Issuer or such other Person as may be expressly stated.

“Transaction” means the transactions contemplated by the Transaction Agreement, the issuance of the Notes and borrowings under the Senior Credit Facilities as in effect on the Issue Date.

“Transaction Agreement” means the Agreement and Plan of Merger, dated as of July 24, 2006, between Hercules Holding II, LLC, Hercules Acquisition Corporation and the Issuer, as amended prior to the Issue Date.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to November 15, 2010 with respect to the 2014 Cash Pay Notes and November 15, 2011 with respect to the 2016 Cash Pay Notes and the Toggle Notes; provided, however, that if the period from the Redemption Date to November 15, 2010 with respect to the 2014 Cash Pay Notes and November 15, 2011 with respect to the 2016 Cash Pay Notes and the Toggle Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-777bbbb).

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than solely any Subsidiary of the Subsidiary to be so designated); provided that

(1) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Issuer;

(2) such designation complies with the covenants described under “Certain Covenants — Limitation on Restricted Payments”; and

(3) each of:

(a) the Subsidiary to be so designated; and

(b) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary.

The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

(1) the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in the first paragraph under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(2) the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of the Issuer or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2) the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

Senior Secured Notes Issued Under the 2009 Second Lien Indenture

HCA Inc. has issued senior secured notes as described below under an indenture, dated as of February 19, 2009, among the Issuer, the Guarantors, The Bank of New York Mellon as collateral agent and The Bank of New York Mellon Trust Company, N.A., as trustee. Terms used in this “— Senior Secured Notes Issued Under the 2009 Second Lien Indenture” apply only to the Notes described herein.

General

Certain terms used in this description are defined under the subheading “Certain Definitions.” In this description, the terms “we,” “our,” “us” and “the Company” each refer to HCA Inc. (the “Issuer”) and its consolidated Subsidiaries.

The Issuer issued $310.0 million aggregate principal amount of 9 7/8% senior secured notes due 2017 (the “Notes”) under an indenture dated as of February 19, 2009 (the “Indenture”) among the Issuer, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The Notes were issued in a private transaction that was not subject to the registration requirements of the Securities Act. Except as set forth herein, the terms of the Notes are substantially identical and include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

The following description is only a summary of the material provisions of the Indenture, does not purport to be complete and is qualified in its entirety by reference to the provisions of those agreements, including the definitions therein of certain terms used below. We urge you to read the Indenture because it, and not this description, will define your rights as Holders of the Notes.

Brief Description of Notes

The Notes:

•	are general senior obligations of the Issuer;

•	are secured on a second-priority basis, equally and ratably with the 2006 Notes and all future obligations of the Issuer and the Guarantors under any future Junior Lien Obligations, by all of the assets of the Issuer and the Guarantors which are not Principal Properties and which secure the General Credit Facility (other than the European Collateral), subject to the Liens securing the Issuer’s and the Guarantors’ obligations under the General Credit Facility and any other Priority Lien Obligations and other Permitted Liens;

•	are secured on a third-priority basis, equally and ratably with the 2006 Notes and all future obligations of the Issuer and the Guarantors under any future Junior Lien Obligations, by all of the assets of the Issuer and the Guarantors securing the ABL Facility which also secure the General Credit Facility, subject to the Liens securing the Issuer’s and the Guarantors’ obligations under the Senior Credit Facilities and any other Priority Lien Obligations and other Permitted Liens;

•	are effectively subordinated, to the extent of the value of the assets securing such Indebtedness (which, in any event, exclude the European Collateral, which does not secure the Notes), to the Issuer’s and the

Guarantors’ obligations under the General Credit Facility and any future Priority Lien Obligations, that will be secured (A) on a first-priority basis by the same assets of the Issuers and the Guarantors that secure the Notes and by certain other assets of the Issuer and the Guarantors, including the Principal Properties, that do not secure the Notes and (B) on a second-priority basis by the Shared Receivables Collateral;

•	are effectively subordinated to the Issuer’s and the Guarantors’ obligations under the ABL Facility, to the extent of the value of the Shared Receivables Collateral;

•	are effectively subordinated to any obligations secured by Permitted Liens, to the extent of the value of the assets of the Issuer and the Guarantors subject to those Permitted Liens;

•	are structurally subordinated to any existing and future indebtedness and liabilities of non-guarantor Subsidiaries, including the ABL Financing Entities and the Issuer’s Foreign Subsidiaries and any Unrestricted Subsidiaries;

•	rank equally in right of payment with all existing and future senior Indebtedness of the Issuer and the Guarantors but, to the extent of the value of the Collateral, will be effectively senior to all of the Issuer’s and the Guarantors’ unsecured senior Indebtedness (including the Existing Notes);

•	are senior in right of payment to any future Subordinated Indebtedness (as defined with respect to the Notes) of the Issuer;

•	are initially unconditionally guaranteed on a joint and several and senior basis by each Restricted Subsidiary that guarantees the General Credit Facility (other than any Foreign Subsidiary); and

•	are subject to registration with the SEC pursuant to the Registration Rights Agreement.

Guarantees

The Guarantors, as primary obligors and not merely as sureties, jointly and severally fully and unconditionally guaranteed, on a senior basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under the Indenture and the Notes, whether for payment of principal of, premium, if any, or interest or Additional Interest in respect of the Notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture by executing the Indenture.

The Restricted Subsidiaries which guarantee the General Credit Facility guarantee the Notes. Each of the Guarantees of the Notes is a general senior obligation of each Guarantor and is secured by a second-priority lien on all of the assets of each Guarantor which secure the General Credit Facility and which are not Principal Properties and by a third-priority lien on all of the assets of each Guarantor which secure the ABL Facility. The Guarantees rank equally in right of payment with all existing and future senior Indebtedness of the Guarantor but, to the extent of the value of the Collateral, are effectively senior to all of the Guarantor’s unsecured senior Indebtedness and, to the extent of the Collateral, are effectively subordinated to the Guarantor’s Obligations under the Senior Credit Facilities and any future Priority Lien Obligations. The Guarantees are senior in right of payment to all existing and future Subordinated Indebtedness of each Guarantor. The Notes are structurally subordinated to Indebtedness and other liabilities of Subsidiaries of the Issuer that do not Guarantee the Notes.

Not all of the Issuer’s Subsidiaries Guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Issuer. None of our Subsidiaries which are “Restricted Subsidiaries” for purposes of the Existing Notes Indenture, Foreign Subsidiaries, ABL Financing Entities, non-Wholly Owned Subsidiaries or any Receivables Subsidiaries will guarantee the Notes.

On an as adjusted basis after giving effect to our offering of $1.500 billion aggregate principal amount of first lien notes in April 2009 and the use of proceeds therefrom, our non-guarantor subsidiaries would have accounted for approximately $11.867 billion, or 41.8%, of our total revenues for the year ended December 31, 2008, approximately $3.038 billion, or 40.9%, of our total revenues for the three months ended March 31, 2009, approximately $9.876 billion, or 40.7%, of our total assets, and approximately $7.517 billion, or 22.5%, of our total liabilities, in each case, as of December 31, 2008, and approximately $9.817 billion, or 40.4%, of our total assets, and approximately $7.224 billion, or 21.9%, of our total liabilities, in each case, as of March 31, 2009.

The obligations of each Guarantor under its Guarantee are limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance under applicable law.

Any entity that makes a payment under its Guarantee is entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

If a Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk Factors — Risks Related to the Notes — Federal and state fraudulent transfer laws may permit a court to void the notes, and with respect to the senior secured notes, the guarantees, and, if that occurs, you may not receive any payment on the notes.”

Each Guarantee by a Guarantor provides by its terms that it will be automatically and unconditionally released and discharged upon:

(1) (a) any sale, exchange or transfer (by merger or otherwise) of the Capital Stock of such Guarantor (including any sale, exchange or transfer), after which the applicable Guarantor is no longer a Restricted Subsidiary or all or substantially all the assets of such Guarantor, which sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture;

(b) the release or discharge of the guarantee by such Guarantor of the Senior Credit Facilities or such other guarantee that resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee;

(c) the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of the Indenture; or

(d) the exercise by the Issuer of its legal defeasance option or covenant defeasance option as described under “Legal Defeasance and Covenant Defeasance” or the discharge of the Issuer’s obligations under the Indenture in accordance with the terms of the Indenture; and

(2) such Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Holding Company Structure

The Issuer is a holding company for its Subsidiaries, with no material operations of its own and only limited assets. Accordingly, the Issuer is dependent upon the distribution of the earnings of its Subsidiaries, whether in the form of dividends, advances or payments on account of intercompany obligations, to service its debt obligations.

Security

General

The Notes and the Guarantees are secured by perfected second-priority security interests in the Non-Receivables Collateral (second in priority to the Liens on the Non-Receivables Collateral securing the First Lien Obligations) and by perfected third-priority security interests in the Shared Receivables Collateral (third in priority to the first-priority and second-priority Liens on the Shared Receivables Collateral securing the ABL Obligations and the First Lien Obligations, respectively), in each case, equally and ratably with the 2006 Notes and subject to Permitted Liens. Notwithstanding the foregoing, neither the Notes nor the Guarantees are secured by the European Collateral or the Separate Receivables Collateral and, until after the Discharge of the First Lien Obligations, the Notes and the Guarantees will not be secured by any Principal Properties. Upon the Discharge of First Lien Obligations and so long as no First Lien Obligations are outstanding, the Principal Properties that constituted “Collateral” under the First Lien Security Documents Facility will become Collateral with respect to the Notes, subject to the same limitation on the amount of Obligations secured thereby as contained in the First Lien Security Documents. See also “— Certain Limitations on the Collateral” below. Priority Lien Secured Parties have rights and remedies with respect to the Collateral that, if exercised, could adversely affect the value of the Collateral or the ability of the respective agents under the Intercreditor Agreements to realize or foreclose on the Collateral on behalf of holders of the Notes. For a description of the Shared Receivables Collateral and the Non-Receivables Collateral, see “Description of Other Indebtedness — Senior Secured Credit Facilities — Guarantee and Security.”

The Issuer and the Guarantors are and will be able to incur additional Indebtedness in the future which could share in the Collateral, including additional First Lien Obligations, additional ABL Obligations, additional Junior Lien Obligations and Obligations secured by Permitted Liens. The amount of such additional Obligations is and will be limited by the covenant described under “Certain Covenants — Liens” and the covenant described under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.” Under certain circumstances, the amount of any such additional Obligations could be significant.

After-Acquired Collateral

From and after the Issue Date and subject to certain limitations and exceptions, (a) if the Issuer or any Guarantor creates any additional security interest upon any property or asset that would constitute Collateral to secure any First Lien Obligations (other than Principal Properties prior to the Discharge of First Lien Obligations and so long as no First Lien Obligations are outstanding and other than European Collateral and Separate Receivables Collateral), it must concurrently grant a second-priority perfected security interest (subject to Permitted Liens) upon such property as security for the Notes and (b) if the Issuer or any Guarantor creates any additional security interest upon any property or asset that would constitute Shared Receivables Collateral to secure any Priority Lien Obligations, it must concurrently grant a third-priority perfected security interest (subject to Permitted Liens) upon such property as security for the Notes.

Liens with Respect to the Collateral

Security Documents and Intercreditor Agreements

The Issuer, the Guarantors and the Junior Lien Collateral Agent entered into Security Documents in connection with the 2006 Notes with respect to the Collateral defining the terms of the security interests that secure the 2006 Notes and the Guarantees with respect to such Collateral and that will define the terms of the security interests that secure the Notes and the Guarantees with respect to such collateral. These security interests will secure the payment and performance when due of all of the Obligations of the Issuers and the Guarantors under the Notes, the Indenture, the Guarantees and the Security Documents, as provided in the Security Documents.

The Junior Lien Collateral Agent and the First Lien Collateral Agent entered into a joinder to the General Intercreditor Agreement dated as of November 17, 2006 by and among the trustee under the 2006 Notes and the administrative agent under the General Credit Facility (as the same may be amended from time to time, the “General Intercreditor Agreement”) with respect to the Collateral. The First Lien Collateral Agent is initially the Collateral Agent under the General Credit Facility. The Junior Lien Collateral Agent is initially the trustee under the 2006 Notes. Pursuant to the terms of the General Intercreditor Agreement, prior to the Discharge of First Lien Obligations, the First Lien Collateral Agent, acting on behalf of the First Lien Secured Parties, will determine the time and method by which the security interests in the Collateral will be enforced and will have the sole and exclusive right to manage, perform and enforce the terms of the Security Documents relating to the Collateral and to exercise and enforce all privileges, rights and remedies thereunder according to its direction, including to take or retake control or possession of such Collateral and to hold, prepare for sale, marshall, process, sell, lease, dispose of or liquidate such Collateral, including, without limitation, following the occurrence of a Default or Event of Default under the Indenture. The Junior Lien Collateral Agent will not be permitted to enforce the security interests even if any Event of Default under the Indenture has occurred and the Notes have been accelerated except (a) in any insolvency or liquidation proceeding, solely as necessary to file a proof of claim or statement of interest with respect to the Junior Lien Obligations or (b) as necessary to take any action in order to prove, preserve, perfect or protect (but not enforce) its security interest and rights in, and the perfection and priority of its Lien on, the Collateral. See “Risk Factors — Risks Related to the Notes — The lien ranking provisions of the Indenture and other agreements relating to the collateral securing the notes will limit the rights of holders of the notes with respect to that collateral, even during an event of default.” After the Discharge of First Lien Obligations, the Junior Lien Collateral Agent in accordance with the provisions of the Junior Lien Documents will distribute all cash proceeds (after payment of the costs of enforcement and collateral administration and any other amounts owed to the Junior Lien Collateral Agent) of the Collateral received by it under the Security Documents for the ratable benefit of the holders of Junior Lien Obligations. The proceeds from the sale of the Collateral remaining after the satisfaction of all First Lien Obligations may not be sufficient to satisfy the Junior Lien Obligations. By its nature some or all of the Collateral is and will be illiquid and may have no readily ascertainable market value. Accordingly, the Collateral may not be able to be sold in a short period of time, if salable. See “Risk Factors — Risks Related to the Notes — The value of the collateral securing the notes may not be sufficient to satisfy our obligations under the notes.”

The Junior Lien Collateral Agent, for itself and on behalf of each Junior Lien Secured Party, has agreed pursuant to the General Intercreditor Agreement that (a) it will not (and thereby waives any right to) take any action to challenge, contest or support any other Person in contesting or challenging, directly or indirectly, in any proceeding (including any insolvency or liquidation proceeding), the validity, perfection, priority or enforceability of a Lien securing any First Lien Obligations held (or purported to be held) by or on behalf of the First Lien Collateral Agent or any of the First Lien Secured Parties or any agent or trustee therefor in any Collateral or other First Lien Collateral and (b) it will not oppose or otherwise contest (or support any other Person contesting) any request for judicial relief made in any court by the First Lien Collateral Agent or any First Lien Secured Parties relating to the lawful enforcement of any First Priority Lien on Collateral or other First Lien Collateral.

In addition, the Security Documents provide that, prior to the Discharge of First Lien Obligations, (1) the First Lien Collateral Agent may take actions with respect to the Collateral (including the release of Collateral and the manner of realization (subject to the provisions described under “— Release of Collateral”)) without the consent of the Junior Lien Collateral Agent or other Junior Lien Secured Parties and (2) the Issuer and the Guarantors may require the Junior Lien Collateral Agent to agree to modify the Security Documents, or the General Intercreditor Agreement, without the consent of the Junior Lien Collateral Agent or other Junior Lien Secured Parties, to secure additional extensions of credit and add additional First Lien Secured Parties or Junior Lien Secured Parties so long as such modifications do not expressly violate the provisions of the General Credit Facility or the Indenture. In addition, the General Intercreditor Agreement provides that with respect to Collateral in the event that the First Lien Collateral Agent or the First Lien Secured Parties enter into any amendment, waiver or consent in respect of or replace any of the First Lien Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Lien Security Document or changing in any manner the rights of the First Lien Collateral Agent, the First Lien Secured Parties, the Issuer or any Guarantor thereunder (including the release of any Liens in Collateral in accordance with the provisions described under “— Release of Collateral”), then such amendment, waiver or consent shall apply automatically to any comparable provision of each comparable Security Document in favor of the Junior Lien Obligations without the consent of the Junior Lien Collateral Agent, any Junior Lien Representative or any Junior Lien Secured Party and without any action by the Junior Lien Collateral Agent, any Junior Lien Representative, the Issuer or any Guarantor; provided that such amendment, waiver or consent does not materially adversely affect the rights of the Junior Lien Secured Parties or the interests of the Junior Lien Secured Parties in the Collateral in a manner materially different from that affecting the rights of the First Lien Secured Parties thereunder or therein. Any provider of additional extensions of credit shall be entitled to rely on the determination of an Officer that such modifications do not expressly violate the provisions of the General Credit Facility or the Indenture if such determination is set forth in an Officer’s Certificate delivered to such provider.

So long as the Discharge of First Lien Obligations has not occurred, the Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Non-Receivables Collateral upon the exercise of remedies will be applied by the First Lien Collateral Agent to the First Lien Obligations in such order as specified in the relevant First Lien Documents until the Discharge of First Lien Obligations has occurred. Upon the Discharge of First Lien Obligations, the First Lien Collateral Agent shall deliver to the Junior Lien Collateral Agent (for the benefit of all Junior Lien Secured Parties) any remaining proceeds of Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Junior Lien Collateral Agent to the Junior Lien Obligations in such order as specified in the Junior Lien Documents.

In addition, so long as the Discharge of First Lien Obligations has not occurred, neither the Junior Lien Collateral Agent nor any Junior Lien Representative shall acquire or hold any Lien on any assets of the Issuer or any Subsidiary (and neither the Issuer nor any Subsidiary shall grant such Lien) securing any Junior Lien Obligations that are not also subject to the First Priority Lien in respect of the First Lien Obligations under the First Lien Documents. If the Junior Lien Collateral Agent or any Junior Lien Representative shall acquire or hold any Lien on any assets of the Issuer or any Subsidiary that is not also subject to the First Priority Lien in respect of the First Lien Obligations under the First Lien Documents, then such Junior Lien Collateral Agent or other Junior Lien Representative shall, without the need for any further consent of any party and notwithstanding anything to the contrary in any other document, be deemed to also hold and have held such Lien for the benefit of the First Lien Collateral Agent as security for the First Lien Obligations (subject to the lien priority and other terms hereof).

The Junior Lien Collateral Agent and each other Junior Lien Secured Party have agreed that any Lien purported to be granted on any Collateral as security for First Lien Obligations shall be deemed to be and shall be deemed to remain senior in all respects and prior to all Liens on the Collateral securing any Junior Lien Obligations for all purposes regardless of whether the Lien purported to be granted is found to be improperly granted, improperly perfected, preferential, a fraudulent conveyance or legally or otherwise deficient or invalid, in whole or in part, in any manner.

Any Collateral or proceeds thereof received by any Junior Lien Secured Party at a time when such receipt is not expressly permitted by the terms of the General Intercreditor Agreement or prior to the Discharge of First Lien Obligations shall be segregated and held in trust for the benefit of and forthwith paid over to the First Lien Collateral Agent (and/or its designees) for the benefit of the First Lien Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.

If any First Lien Secured Party is required in any insolvency or liquidation proceeding or otherwise to turn over or otherwise pay to the estate of the Issuer or any other Guarantor (or any trustee, receiver or similar person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then as among the parties hereto, the First Lien Obligations shall be deemed to be reinstated to the extent of such Recovery and to be outstanding as if such payment had not occurred and such First Lien Secured Party shall be entitled to a reinstatement of First Lien Obligations with respect to all such recovered amounts and shall have all rights hereunder. If the General Intercreditor Agreement shall have been terminated prior to such Recovery, the General Intercreditor Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties thereto. Any Collateral or other First Lien Collateral or proceeds thereof received by any Junior Lien Secured Party prior to the time of such Recovery shall be deemed to have been received prior to the Discharge of First Lien Obligations and subject to the provisions of the immediately preceding paragraph.

In addition, if at any time in connection with or after the Discharge of First Lien Obligations the Issuer either in connection therewith or thereafter enters into any Refinancing of any First Lien Document evidencing a First Lien Obligation, then such Discharge of First Lien Obligations shall automatically be deemed not to have occurred for all purposes of the General Intercreditor Agreement, the First Lien Documents and the Junior Lien Documents, and the obligations under such Refinancing shall automatically be treated as First Lien Obligations for all purposes of the General Intercreditor Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth therein, the related documents shall be treated as First Lien Documents for all purposes of the General Intercreditor Agreement and the first lien collateral agent under such Refinanced First Lien Documents shall be First Lien Collateral Agent for all purposes of the General Intercreditor Agreement.

The General Intercreditor Agreement provides that, prior to the Discharge of First Lien Obligations, neither the Junior Lien Collateral Agent nor any other Junior Lien Secured Parties may assert or enforce any right of marshalling accorded to a junior lienholder, as against the First Lien Collateral Agent or any First Lien Secured Party (in their capacity as priority lienholders). Following the Discharge of First Lien Obligations, the Junior Lien Secured Parties may assert their right under the Uniform Commercial Code or otherwise to any proceeds remaining following a sale or other disposition of Collateral by, or on behalf of, the First Lien Collateral Agent or the First Lien Secured Parties. This waiver of all rights of marshalling prior to the Discharge of First Lien Obligations may result in proceeds from the sale of Collateral (in which the Junior Lien Secured Parties have second-priority Liens) being applied to repay First Lien Obligations prior to the application of the proceeds of Shared Receivables Collateral (in which the Junior Lien Secured Parties have third-priority Liens), the Principal Properties (in which the Junior Lien Secured Parties will not have a security interest prior to the Discharge of First Lien Obligations and during any time that any First Lien Obligations are outstanding) or the European Collateral or the Separate Receivables Collateral (in which the Junior Lien Secured Parties do not have a security interest). In that scenario, Junior Lien Secured Parties may recover less than they would have if such proceeds were applied in the order most favorable to the Junior Lien Secured Parties.

So long as the Discharge of First Lien Obligations has not occurred, whether or not any insolvency or liquidation proceeding has been commenced by or against the Issuer or any Guarantor, (i) neither the Junior Lien Collateral Agent, any Junior Lien Representative nor any Junior Lien Secured Party will (x) exercise or seek to exercise any rights or remedies (including setoff or the right to credit bid debt (except as set forth in the next paragraph below)) with respect to any Collateral in respect of any applicable Junior Lien Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or otherwise object to any foreclosure or enforcement proceeding or action brought with respect to the Collateral or any other collateral by the First Lien Collateral Agent or any First Lien Secured Party in respect of the First Lien Obligations, the exercise of any right by the First Lien Collateral Agent or any First Lien Secured Party (or any agent or sub-agent on their behalf) in respect of the First Lien Obligations under any control agreement, lockbox agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Junior Lien Collateral Agent, any Junior Lien Representative or any Junior Lien Secured Party either is a party or may have rights as a third-party beneficiary, or any other exercise by any such party of any rights and remedies as a secured party relating to the Collateral or any other collateral under the First Lien Documents or otherwise in respect of First Lien Obligations, or (z) object to any waiver or forbearance by the First Lien Secured Parties from or in respect of bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral or any other collateral in respect of First Lien Obligations and (ii) except as otherwise provided in the General Intercreditor Agreement, the First Lien Collateral Agent and the First Lien Secured Parties shall have the sole and exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt), marshal, process and make determinations regarding the release, disposition or restrictions, or waiver or forbearance of rights or remedies with respect to the Collateral without any consultation with or the consent of the Junior Lien Collateral Agent, any Junior Lien Representative or any Junior Lien Secured Party.

Notwithstanding the foregoing, the General Intercreditor Agreement shall not be construed to in any way limit or impair the right of any Junior Lien Secured Party from exercising a credit bid with respect to the Junior Lien Obligations in a sale or other disposition of Collateral under Section 363 of the Bankruptcy Code; provided that in connection with and immediately after giving effect to such sale and credit bid there occurs a Discharge of First Lien Obligations.

In addition, the Junior Lien Collateral Agent, each Junior Lien Representative and each other Junior Lien Secured Party have agreed that if the Issuer or any Guarantor is subject to any insolvency or liquidation proceeding:

(1) if the First Lien Collateral Agent acting on behalf of First Lien Secured Parties desires to permit the use of cash collateral or to permit the Issuer or any Guarantor to obtain financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision in any Bankruptcy Law (“DIP Financing”), including if such DIP Financing is secured by Liens senior in priority to the Liens securing the Notes or other Junior Lien Obligations, then the Junior Lien Collateral Agent and each Junior Lien Representative, on behalf of itself and each applicable Junior Lien Secured Party, agrees not to object to such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection therewith (except to the extent permitted by the General Intercreditor Agreement, as set forth below) and, to the extent the Liens securing the First Lien Obligations are subordinated or pari passu with such DIP Financing, will subordinate its Liens in the Collateral and any other collateral to such DIP Financing (and all Obligations relating thereto) on the same basis as they are subordinated to the First Lien Obligations;

(2) none of them will object to, or otherwise contest (or support any other Person contesting), any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of the First Lien Obligations made by the First Lien Collateral Agent or any First Lien Secured Party;

(3) none of them will object to, or otherwise contest (or support any other Person contesting), any order relating to a sale of assets of any Issuer or Guarantor for which the First Lien Collateral Agent has consented that provides, to the extent that sale is to be free and clear of Liens, that the Liens securing the First Lien Obligations and the Junior Lien Obligations will attach to the proceeds of the sale on the same basis of priority as the existing Liens in accordance with the General Intercreditor Agreement;

(4) none of them will seek relief from the automatic stay or any other stay in any insolvency or liquidation proceeding in respect of the Collateral or any other First Lien Collateral, without the prior written consent of the First Lien Collateral Agent;

(5) none of them will object to, or otherwise contest (or support any other Person contesting), (a) any request by the First Lien Collateral Agent or any First Lien Secured Party for adequate protection or (b) any objection by the First Lien Collateral Agent or any First Lien Secured Party to any motion, relief, action or proceeding based on the First Lien Collateral Agent’s or such First Lien Secured Party’s claiming a lack of adequate protection;

(6) none of them will assert or enforce (or support any Person asserting or enforcing) any claim under Section 506(c) of the Bankruptcy Code senior to or on a parity with the Liens securing the First Lien Obligations for costs or expenses of preserving or disposing of any Collateral or First Lien Collateral;

(7) none of them will oppose or otherwise contest (or support any other Person contesting) any lawful exercise by the First Lien Collateral Agent or any First Lien Secured Party of the right to credit bid First Lien Obligations at any sale of Collateral or First Lien Collateral; and

(8) none of them will challenge (or support any other person challenging) the validity, enforceability, perfection or priority of the First Priority Liens on Collateral or First Lien Collateral (and the General Intercreditor Agreement will provide that the First Lien Secured Parties agree that none of them will challenge the validity, enforceability, perfection or priority of the Liens in favor of the Trustee and each other Junior Lien Secured Party on the Collateral).

In addition, neither the Junior Lien Collateral Agent, any Junior Lien Representative nor any other Junior Lien Secured Party will file or prosecute in any insolvency or liquidation proceeding any motion for adequate protection (or any comparable request for relief) based upon their respective security interests in the Collateral, except that:

(1) any of them may freely seek and obtain relief granting a junior Lien co-extensive in all respects with, but subordinated to, all Liens granted in the insolvency or liquidation proceeding to, or for the benefit of, the First Lien Secured Parties (and the General Intercreditor Agreement will provide that the First Lien Secured Parties will not object to the granting of such a junior Lien); and

(2) any of them may freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of First Lien Obligations.

Without limiting the generality of any provisions of the General Intercreditor Agreement, any vote to accept, and any other act to support the confirmation or approval of, any Non-Conforming Plan of Reorganization shall be inconsistent with and, accordingly, a violation of the terms of the General Intercreditor Agreement, and the First Lien Collateral Agent shall be entitled to have any such vote to accept a Non-Conforming Plan of Reorganization dismissed and any such support of any Non-Conforming Plan of Reorganization withdrawn.

Subject to the terms of the Security Documents, the Issuer and the Guarantors have the right to remain in possession and retain exclusive control of the Collateral securing the Notes and the Junior Lien Obligations (other than securities, instruments and chattel paper constituting part of the Collateral and deposited with the First Lien Collateral Agent in accordance with the provisions of the First Lien Security Documents and any Shared Receivables Collateral subject to a control agreement under the circumstances described in the First Lien Security Documents), to freely operate the Collateral and to collect, invest and dispose of any income therefrom.

The Junior Lien Collateral Agent and each Junior Lien Representative, on behalf of the Junior Lien Secured Parties, have acknowledged and agreed in the General Intercreditor Agreement that (a) the Junior Lien Secured Parties’ claims against the Issuer and/or any Guarantor in respect of the Collateral constitute junior claims separate and apart (and of a different class) from the senior claims of the First Lien Secured Parties against the Issuer and the Guarantor in respect of the Collateral, (b) the First Lien Obligations include all interest that accrues after the commencement of any insolvency or liquidation proceeding of the Issuer or any Guarantor at the rate provided for in the applicable First Lien Documents governing the same, whether or not a claim for post-petition interest is allowed or allowable in any such insolvency or liquidation proceeding and (c) the Intercreditor Agreement constitutes a “subordination agreement” under Section 510 of the Bankruptcy Code.

Release of Collateral

The Issuer and the Guarantors are entitled to the release of property and other assets constituting Collateral from the Liens securing the Notes and the Junior Lien Obligations under any one or more of the following circumstances:

(1) to enable us to consummate the sale, transfer or other disposition of such property or assets to the extent not prohibited under the covenant described under “— Repurchase at the Option of Holders — Asset Sales”;

(2) the release of Excess Proceeds or Collateral Excess Proceeds that remain unexpended after the conclusion of an Asset Sale Offer or a Collateral Asset Sale Offer conducted in accordance with the Indenture;

(3) in the case of a Guarantor that is released from its Guarantee with respect to the Notes pursuant to the terms of the Indenture, the release of the property and assets of such Guarantor;

(4) with the consent of the holders of at least 75% of the aggregate principal amount of the Notes then outstanding and affected thereby and a majority of all Junior Lien Obligations (including the Notes) then outstanding and affected thereby (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, Junior Lien Obligations); or

(5) as described under “— Amendment, Supplement and Waiver” below.

The Junior Liens on any Collateral securing the Junior Lien Obligations will also terminate and be released automatically if the First Priority Liens on such Collateral securing First Lien Obligations are released by the First Lien Collateral Agent on behalf of the First Lien Secured Parties, unless such release occurs in connection with, and after giving effect to, a Discharge of First Lien Obligations, which discharge is not in connection with a foreclosure of, or other exercise of remedies with respect to, Collateral by the First Lien Secured Parties (such discharge not in connection with any such foreclosure or exercise of remedies, a “Payment Discharge”) (provided that, in the case of a Payment Discharge, the Liens on any Collateral disposed of in connection with the satisfaction in whole or in part of First Lien Obligations shall be automatically released but any proceeds thereof not used for purposes of the Discharge of First Lien Obligations or otherwise in accordance with the Indenture shall be subject to Liens in favor of the Junior Lien Secured Parties). In the event of a Payment Discharge, the Junior Liens on Collateral shall become first-priority security interests, subject to Permitted Liens, any intercreditor agreements or arrangements among Junior Lien Secured Parties permitted under the General Intercreditor Agreement and, with respect to Shared Receivables Collateral, subject to the Shared Receivables Intercreditor Agreement; provided that if the Issuer or the Guarantors incur at any time thereafter any new or replacement First Lien Obligations permitted under the Indenture, then such Payment Discharge shall automatically be deemed not to have occurred for all purposes of the General Intercreditor Agreement, the First Lien Documents and the Junior Lien Documents, and such new Obligations shall automatically be treated as First Lien Obligations for all purposes of the General Intercreditor Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth therein, and the related documents shall be treated as First Lien Documents.

To the extent necessary and for so long as required for such Subsidiary not to be subject to any requirement pursuant to Rule 3-16 of Regulation S-X under the Securities Act to file separate financial statements with the SEC (or any other governmental agency), the Capital Stock of any Subsidiary of the Company (excluding Healthtrust, Inc. — The Hospital Company, a Delaware corporation and its successors and assigns) shall not be included in the Collateral with respect to the respective Notes so affected (as described under “— Certain Limitations on the Collateral”) and shall not be subject to the Liens securing such Notes and the Junior Lien Obligations.

The Junior Liens on the Collateral securing the Notes and the Guarantees also will be released upon (i) payment in full of the principal of, together with accrued and unpaid interest (including Additional Interest, if any) on, the Notes and all other Obligations under the Indenture, the Guarantees and the Security Documents (including the 2006 Notes) that are due and payable at or prior to the time such principal, together with accrued and unpaid interest (including Additional Interest, if any), are paid or (ii) a legal defeasance or covenant defeasance under the Indenture as described below under “Legal Defeasance and Covenant Defeasance” or a discharge of the Indenture as described under “Satisfaction and Discharge.”

Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by an Officer of the Company, except in cases where Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert.

Notwithstanding anything to the contrary herein, the Issuer and its Subsidiaries will not be required to comply with all or any portion of Section 314(d) of the Trust Indenture Act if they determine, in good faith based on advice of counsel, that under the terms of that section and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of Section 314(d) of the Trust Indenture Act is inapplicable to the released Collateral.

Without limiting the generality of the foregoing, certain no action letters issued by the SEC have permitted an indenture qualified under the Trust Indenture Act to contain provisions permitting the release of collateral from Liens under such indenture in the ordinary course of the issuer’s business without requiring the issuer to provide certificates and other documents under Section 314(d) of the Trust Indenture Act. The Issuer and the Guarantors may, subject to the provisions of the Indenture, among other things, without any release or consent by the Junior Lien Collateral Agent, conduct ordinary course activities with respect to the Collateral, including, without limitation:

•	selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Lien of the Security Documents that has become worn out, defective, obsolete or not used or useful in the business;

•	abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Lien of the Indenture or any of the Security Documents;

•	surrendering or modifying any franchise, license or permit subject to the Lien of the Security Documents that it may own or under which it may be operating;

•	altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances;

•	granting a license of any intellectual property;

•	selling, transferring or otherwise disposing of inventory in the ordinary course of business;

•	collecting accounts receivable in the ordinary course of business as permitted by the covenant described under “Repurchase at the Option of Holders — Asset Sales”;

•	making cash payments (including for the repayment of Indebtedness or interest) from cash that is at any time part of the Collateral in the ordinary course of business that are not otherwise prohibited by the Indenture and the Security Documents; and

•	abandoning any intellectual property that is no longer used or useful in the Issuer’s business.

The Issuer must deliver an Officer’s Certificate to the Junior Lien Collateral Agent within 30 calendar days following the end of each six-month period beginning on May 15 and November 15 of each year, to the effect that all such releases and withdrawals during the preceding six-month period in the ordinary course of the Issuer’s or the Guarantors’ business, as described in the preceding paragraph, were not prohibited by the Indenture.

Shared Receivables Intercreditor Agreement

In addition, the Junior Lien Collateral Agent, have entered into a joinder to the Shared Receivables Intercreditor Agreement dated as of November 17, 2006 by and among the trustee under the 2006 Notes, the administrative agent under the General Credit Facility and the administrative agent under the ABL Facility (as the same may be amended from time to time, the “Shared Receivables Intercreditor Agreement”) with respect to the Shared Receivables Collateral. The Shared Receivables Intercreditor Agreement contains provisions with respect to the Shared Receivables Collateral and the relative rights, privileges and obligations relating thereto as between (a) the Junior Lien Collateral Agent, the other Junior Lien Secured Parties, the First Lien Collateral Agent and the First Lien Secured Parties and (b) the collateral agent with respect to the ABL Facility (the “ABL Collateral Agent”) and the ABL Secured Parties. The Shared Receivables Intercreditor Agreement provides for first-priority Liens in the Shared Receivables Collateral in favor of the ABL Secured Parties, second-priority Liens in the Shared Receivables Collateral in favor of the First Lien Secured Parties and third-priority security interests in the Shared Receivables Collateral in favor of the Junior Lien Secured Parties, in each case, subject to Permitted Liens. The relative rights, privileges and obligations with respect to the Shared Receivables Collateral of the ABL Secured Parties, on the one hand, and the Junior Lien Collateral Agent, the other Junior Lien Secured Parties, the First Lien Collateral Agent and the First Lien Secured Parties, on the other, are substantially identical to the relative rights, privileges and obligations with respect to the Non-

Receivables Collateral of the First Lien Secured Parties, on the one hand, and the Junior Lien Secured Parties, on the other, respectively, except that the Liens of the Junior Lien Secured Parties in the Shared Receivables Collateral are third-priority Liens and except to the extent customary or necessary with respect to collateral of the type that constitutes Shared Receivables Collateral.

Certain Limitations on the Collateral

The Collateral securing the Notes does not include any of the following assets:

(1) the property or assets owned by any Subsidiary of the Issuer that is not a Guarantor, including each ABL Financing Entity;

(2) any rights or interests of the Issuer or any Guarantor in, to or under any agreement, contract, license, instrument, document or other general intangible (referred to solely for purposes of this clause (2) as a “Contract”), any intellectual property or any security or other investment property (i) to the extent the security interest in such Collateral is prohibited by any applicable contract, agreement or other instrument without the consent of any other party thereto (other than a party to the General Credit Facility or the Indenture or, in the case of investment property, a Wholly-Owned Subsidiary), (ii) to the extent the security interest in such Contract would give any other party (other than a party to the General Credit Facility or the Indenture or, in the case of investment property, a Wholly-Owned Subsidiary) to such Collateral the right to terminate its obligations thereunder or (iii) to the extent all necessary consents to such grant of a security interest have not been obtained from the other parties thereto (other than to the extent that any such prohibition referred to in clauses (i), (ii) and (iii) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law); provided that this limitation shall not affect, limit, restrict or impair the grant by the Issuer or such Guarantor of a security interest in any account receivable or any money or other amounts due or to become due under any Contract;

(3) any equipment of the Issuer or any Guarantor that is subject to, or secured by, a Capitalized Lease Obligation or Purchase Money Obligations and any equipment that constitutes an asset of an entity acquired in a transaction permitted by the Indenture to the extent that such equipment subject to a Lien permitted by the Indenture and the terms of the Indebtedness secured by such Lien prohibit assignment of, or granting of a security interest in, the Issuer’s or such Guarantor’s rights and interests therein (other than to the extent that any such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law); provided that immediately upon the repayment of all Indebtedness secured by such Lien, the Issuer or the Guarantor, as the case may be, shall be deemed to have granted a security interest in all the rights and interests with respect to such equipment;

(4) any Voting Stock that is issued by any Foreign Subsidiary, if and to the extent that the inclusion of such Voting Stock in the Collateral would cause the Collateral pledged by the Issuer or the applicable Guarantor, as the case may be, to include in the aggregate more than 65% of the total combined voting power of all classes of Voting Stock of such Foreign Subsidiary;

(5) any Capital Stock that is issued by a Subsidiary that is not owned directly by the Issuer or a Guarantor;

(6) prior to the Discharge of First Lien Obligations and so long as any First Lien Obligations are outstanding, any Principal Properties;

(7) any Capital Stock and other securities of a Subsidiary (excluding Healthtrust, Inc. — The Hospital Company, a Delaware corporation and its successors and assigns) to the extent that the pledge of such Capital Stock and other securities results in the Company’s being required to file separate financial statements of such Subsidiary with the SEC, but only to the extent necessary to not be subject to such requirement and only for so long as such requirement is in existence and only with respect to the relevant Notes affected; provided that neither the Issuer nor any Subsidiary shall take any action in the form of a reorganization, merger or other restructuring a principal purpose of which is to provide for the release of the Lien on any Capital Stock pursuant to this clause (7). In addition, in the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary of the Company (excluding Healthtrust, Inc. — The Hospital Company, a Delaware corporation and its successors and assigns) due to the fact that such Subsidiary’s Capital Stock secures the Notes affected thereby, then the Capital Stock of such Subsidiary will automatically be deemed not to be part of the Collateral securing the relevant Notes affected thereby but only to the extent necessary to not be subject to such requirement and only for so long as required to not be subject to such requirement. In such event, the Security Documents may be amended or modified, without the consent of any holder of such Notes, to the extent necessary to release the security interests in favor of the applicable collateral agents on the shares of Capital Stock that are so deemed to no longer constitute part of the Collateral for the relevant Notes. In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s Capital Stock to secure the Notes in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of such Subsidiary, then the Capital Stock of such Subsidiary will automatically be deemed to be a part of the Collateral for the relevant Notes but only to the extent necessary to not be subject to any such financial statement requirement;

(8) certain non-Principal Properties that do not constitute Non-Receivables Collateral;

(9) any deposit accounts, other bank or securities accounts or cash of the Issuer or any Guarantor;

(10) any leaseholds and motor vehicles of the Issuer or any Guarantor;

(11) any Capital Stock or securities convertible into or exchangeable for Capital Stock (i) if, in the reasonable judgment of the Issuer, the cost or other consequences of pledging such Collateral shall be excessive in view of the benefits to be obtained by the Junior Lien Secured Parties therefrom or (ii) the pledge of such Collateral would result in adverse tax consequences to the Issuer or any of its Subsidiaries as reasonably determined by the Issuer and identified in writing to the Junior Lien Collateral Agent;

(12) any collateral to the extent the grant of the security interest therein would violate any requirement of law; and

(13) proceeds and products from any and all of the foregoing excluded collateral described in clauses (1) through (12), unless such proceeds or products would otherwise constitute Collateral securing the Notes.

Sufficiency of Collateral

The fair market value of the Collateral is subject to fluctuations based on factors that include, among others, the condition of the healthcare industry, the ability to sell the Collateral in an orderly sale, general economic conditions, the availability of buyers and similar factors. The amount to be received upon a sale of the Collateral would also be dependent on numerous factors, including, but not limited to, the actual fair market value of the Collateral at such time and the timing and the manner of the sale. By their nature, portions of the Collateral may be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time or in an orderly manner. In addition, in the event of a bankruptcy, the ability of the holders to realize upon any of the Collateral may be subject to certain bankruptcy law limitations as described below.

Certain Bankruptcy Limitations

The right of the Trustee to repossess and dispose of the Collateral upon the occurrence of an Event of Default would be significantly impaired by any Bankruptcy Law in the event that a bankruptcy case were to be commenced by or against the Company or any Guarantor prior to the Trustee’s having repossessed and disposed of the Collateral. Upon the commencement of a case for relief under the Bankruptcy Code, a secured creditor such as the Trustee is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security without bankruptcy court approval.

In view of the broad equitable powers of a U.S. bankruptcy court, it is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether or when the Trustee could repossess or dispose of the Collateral, the value of the Collateral at any time during a bankruptcy case or whether or to what extent holders of the Notes would be compensated for any delay in payment or loss of value of the Collateral. The Bankruptcy Code permits only the payment and/or accrual of post-petition interest, costs and attorneys’ fees to a secured creditor during a debtor’s bankruptcy case to the extent the value of such creditor’s interest in the Collateral is determined by the bankruptcy court to exceed the aggregate outstanding principal amount of the obligations secured by the Collateral.

Furthermore, in the event a domestic or foreign bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due on the Notes, the holders of the Notes would hold secured claims only to the extent of the value of the Collateral to which the holders of the Notes are entitled, and unsecured claims with respect to such shortfall.

Paying Agent and Registrar for the Notes

The Issuer must maintain one or more paying agents for the Notes in the Borough of Manhattan, City of New York or Atlanta, Georgia. The initial paying agent for the Notes is the Trustee.

The Issuer must also maintain a registrar with offices in the Borough of Manhattan, City of New York or Atlanta, Georgia. The initial registrar is the Trustee. The registrar maintains a register reflecting ownership of the Notes outstanding from time to time and makes payments on and facilitates transfer of Notes on behalf of the Issuer.

The Issuer may change the paying agents or the registrars without prior notice to the Holders. The Issuer or any of its Subsidiaries may act as a paying agent or registrar.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Issuer will not be required to transfer or exchange any Note selected for redemption. Also, the Issuer will not be required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Principal, Maturity and Interest

The Issuer issued $310.0 million in aggregate principal amount of Notes in this offering. The Notes will mature on February 15, 2017. Subject to compliance with the covenant described below under the caption “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” the Issuer may issue additional Notes, from time to time after this offering under the Indenture (any such Notes, “Additional Notes”). Except as described under “Amendment, Supplement and Waiver,” the Notes offered by the Issuer and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “Notes” for all purposes of the Indenture and this “Description of Notes” include any Additional Notes that are actually issued.

Interest on the Notes will accrue at the rate of 9 7/8% per annum and is payable semi-annually in arrears on February 15 and August 15 commencing August 15, 2009, to the Holders of record on the immediately preceding February 1 and August 1. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Additional Interest

Additional Interest may accrue on the Notes in certain circumstances pursuant to the Registration Rights Agreement. All references in the Indenture, in any context, to any interest or other amount payable on or with respect to the Notes shall be deemed to include any Additional Interest pursuant to the Registration Rights Agreement. Principal of, premium, if any, and interest on the Notes will be payable at the office or agency of the Issuer maintained for such purpose within the City and State of New York or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the Notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuer, the Issuer’s office or agency in New York will be the office of the Trustee maintained for such purpose.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Issuer will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Notes as described under the caption “Repurchase at the Option of Holders.” The Issuer may at any time and from time to time purchase Notes in the open market or otherwise.

Optional Redemption

Except as set forth below, the Issuer is not entitled to redeem Notes at its option prior to February 15, 2013.

At any time prior to February 15, 2013, the Issuer may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder or otherwise in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the date of redemption (the “Redemption Date”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

On and after February 15, 2013, the Issuer may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder or otherwise in accordance with the procedures of DTC, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on February 15 of each of the years indicated below:

Year	Percentage

2013	104.938%
2014	102.469%
2015 and thereafter	100.000%

In addition, until February 15, 2012, the Issuer may, at its option, on one or more occasions redeem up to 35% of the aggregate principal amount of Notes at a redemption price equal to 109.875% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings; provided that at least 50% of the sum of the original aggregate principal amount of Notes issued under the Indenture and the original principal amount of any Additional Notes that are Notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

Any notice of any redemption may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or other corporate transaction.

If the Issuer redeems less than all of the outstanding Notes, the Trustee shall select the Notes to be redeemed in the manner described under “Repurchase at the Option of Holders — Selection and Notice.”

Repurchase at the Option of Holders

Change of Control

The Notes provide that if a Change of Control occurs, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all the outstanding Notes as described under “Optional Redemption,” the Issuer will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register with a copy to the Trustee or otherwise in accordance with the procedures of DTC, with the following information:

(1) that a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control” and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4) that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the paying agent receives, not later than the close of business on the 30th day following the date of the Change of Control notice, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7) that if the Issuer is redeeming less than all of the Notes, the Holders of the remaining Notes will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof; and

(8) the other instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

(1) accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

The Senior Credit Facilities provide, and future credit agreements or other agreements relating to Senior Indebtedness to which the Issuer becomes a party may, provide that certain change of control events with respect to the Issuer would constitute a default thereunder (including a Change of Control under the Indenture). If we experience a change of control that triggers a default under our Senior Credit Facilities, we could seek a waiver of such default or seek to refinance our Senior Credit Facilities. In the event we do not obtain such a waiver or refinance the Senior Credit Facilities, such default could result in amounts outstanding under our Senior Credit Facilities being declared due and payable and could cause a Receivables Facility to be wound down.

Our ability to pay cash to the Holders of Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Initial Purchasers and us. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “Certain Covenants — Liens.” Such restrictions in the Indenture can be waived only with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

The Issuer is not required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Issuer to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Issuer to make an offer to repurchase the Notes as described above.

The provisions under the Indenture relating to the Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

Asset Sales

The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to consummate, directly or indirectly, an Asset Sale, unless:

(1) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of; and

(2) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(a) any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of the Issuer or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes, that are assumed by the transferee of any such assets and for which the Issuer and all of its Restricted Subsidiaries have been validly released by all creditors in writing,

(b) any securities received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, and

(c) any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed 5% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose.

Within 450 days after the receipt of any Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

(1) to permanently reduce:

(a) Obligations under Priority Lien Obligations and to correspondingly reduce commitments with respect thereto;

(b) Obligations under Senior Indebtedness (other than any Junior Lien Obligation) that is secured by a Lien permitted under the Indenture (which Lien is senior to the Lien of the Notes with respect to the Collateral), and to correspondingly reduce commitments with respect thereto;

(c) Obligations under Junior Lien Obligations (and to correspondingly reduce commitments with respect thereto) through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an Asset Sale Offer or a Collateral Asset Sale Offer in accordance with the procedures set forth below; provided that the Issuer shall equally and ratably reduce Obligations under the Notes as provided under “Optional Redemption”, through open-market purchases or otherwise by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer or a Collateral Asset Sale Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of the Notes that would otherwise be prepaid;

(d) Obligations under the Existing Notes which have a final maturity date (as in effect on the Issue Date) on or prior to November 15, 2016; provided that, at the time of, and after giving effect to, such repurchase, redemption or defeasance, the aggregate amount of Net Proceeds used to repurchase, redeem or defease Existing Notes pursuant to this subclause (d) following the Issue Date shall not exceed 5% of the consolidated total assets of the Issuer and its subsidiaries at such time; or

(e) Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuer or another Restricted Subsidiary (or any affiliate thereof);

(2) to make (a) an Investment in any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets, in each of (a), (b) and (c), used or useful in a Similar Business; or

(3) to make an investment in (a) any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties or (c) acquisitions of other assets that, in each of (a), (b) and (c), replace the businesses, properties and/or assets that are the subject of such Asset Sale;

provided that, in the case of clauses (2) and (3) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer, or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, the Issuer or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within 180 days of such cancellation or termination; provided, further, that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

Any Net Proceeds from Asset Sales of Collateral that are not invested or applied as set forth in the first sentence of the preceding paragraph will be deemed to constitute “Collateral Excess Proceeds.” When the aggregate amount of Collateral Excess Proceeds exceeds $200.0 million, the Issuer shall make an offer to all Holders of the Notes and, if required by the terms of any Junior Lien Obligations, including the 2006 Notes, which are not subordinated to the Notes or Obligations secured by a Lien permitted under the Indenture (which Lien is not subordinate to the Lien of the Notes with respect to the Collateral), to the holders of such Junior Lien Obligations or such other Obligations (a “Collateral Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Junior Lien Obligations or such other Obligations that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Collateral Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer will commence a Collateral Asset Sale Offer with respect to Collateral Excess Proceeds within ten Business Days after the date that Collateral Excess Proceeds exceed $200.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee.

Any Net Proceeds from Asset Sales of non-Collateral that are not invested or applied as provided and within the time period set forth in the first sentence of the second preceding paragraph will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $200.0 million, the Issuer shall make an offer to all Holders of the Notes and, if required or permitted by the terms of any Senior Indebtedness, to the holders of such Senior Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Senior Indebtedness that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $200.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee.

To the extent that the aggregate amount of Notes and such Junior Lien Obligations or Obligations secured by a Lien permitted by the Indenture (which Lien is not subordinate to the Lien of the Notes with respect to the Collateral) tendered pursuant to a Collateral Asset Sale Offer is less than the Collateral Excess Proceeds, the Issuer may use any remaining Collateral Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. To the extent that the aggregate amount of Notes and such Senior Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Notes or Junior Lien Obligations or such other Obligations surrendered by such holders thereof exceeds the amount of Collateral Excess Proceeds, the Trustee shall select the Notes and such Junior Lien Obligations or such other Obligations to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Junior Lien Obligations or such other Obligations tendered. If the aggregate principal amount of Notes or the Senior Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such Senior Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Senior Indebtedness tendered. Upon completion of any such Collateral Asset Sale Offer or Asset Sale Offer, the amount of Collateral Excess Proceeds or Excess Proceeds, as the case may be, shall be reset at zero. Additionally, the Issuer may, at its option, make a Collateral Asset Sale Offer or an Asset Sale Offer using proceeds from any Asset Sale at any time after consummation of such Asset Sale; provided that such Collateral Asset Sale Offer or Asset Sale Offer shall be in an aggregate amount of not less than $50.0 million. Upon consummation of such Collateral Asset Sale Offer or Asset Sale Offer, any Net Proceeds not required to be used to purchase Notes shall not be deemed Excess Proceeds.

Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Collateral Asset Sale Offer or an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

Selection and Notice

If the Issuer is redeeming less than all of the Notes issued by it at any time, the Trustee will select the Notes to be redeemed (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, (b) on a pro rata basis to the extent practicable or (c) by lot or such other similar method in accordance with the procedures of DTC.

Notices of purchase or redemption shall be mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or Redemption Date to each Holder of Notes at such Holder’s registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

The Issuer will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the Redemption Date, interest ceases to accrue on Notes or portions thereof called for redemption.

Certain Covenants

Set forth below are summaries of certain covenants contained in the Indenture. If on any date following the Issue Date (i) the Notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Issuer and the Restricted Subsidiaries will not be subject to the following covenants (collectively, the “Suspended Covenants”):

(1) “Repurchase at the Option of Holders”;

(2) “— Limitation on Restricted Payments”;

(3) “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(4) clause (4) of the first paragraph of “— Merger, Consolidation or Sale of All or Substantially All Assets”;

(5) “— Transactions with Affiliates”; and

(6) “— Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.”

In the event that the Issuer and the Restricted Subsidiaries are not subject to the Suspended Covenants under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies (a) withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating and/or (b) the Issuer or any of its Affiliates enters into an agreement to effect a transaction that would result in a Change of Control and one or more of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to the Notes below an Investment Grade Rating, then the Issuer and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the Indenture with respect to future events, including, without limitation, a proposed transaction described in clause (b) above.

The period of time between the Suspension Date and the Reversion Date is referred to in this description as the “Suspension Period.” Additionally, upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Net Proceeds shall be reset at zero. In the event of any such reinstatement, no action taken or omitted to be taken by the Issuer or any of its Restricted Subsidiaries prior to such reinstatement will give rise to a Default or Event of Default under the Indentures with respect to Notes; provided that (1) with respect to Restricted Payments made after any such reinstatement, the amount of Restricted Payments made will be calculated as though the covenant described under the caption “— Limitation on Restricted Payments” had been in effect prior to, but not during the Suspension Period, provided that any Subsidiaries designated as Unrestricted Subsidiaries during the Suspension Period shall automatically become Restricted Subsidiaries on the Reversion Date (subject to the Issuer’s right to subsequently designate them as Unrestricted Subsidiaries in compliance with the covenants set out below), and (2) all Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be classified to have been incurred or issued pursuant to clause (3) of the second paragraph of “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.”

There can be no assurance that the Notes will ever achieve or maintain Investment Grade Ratings.

Limitation on Restricted Payments

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(I) declare or pay any dividend or make any payment or distribution on account of the Issuer’s, or any of its Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:

(a) dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or

(b) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(II) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer, including in connection with any merger or consolidation;

(III) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

(a) Indebtedness permitted under clauses (7) and (8) of the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(b) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(IV) make any Restricted Investment

(all such payments and other actions set forth in clauses (I) through (IV) above (other than any exception thereto) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after November 17, 2006 (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (b) thereof only), (6)(c), (9) and (14) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

(a) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) beginning October 1, 2006, to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

(b) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by the Issuer since immediately after November 17, 2006 (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) from the issue or sale of:

(i) (A) Equity Interests of the Issuer, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received from the sale of:

(x) Equity Interests to members of management, directors or consultants of the Issuer, any direct or indirect parent company of the Issuer and the Issuer’s Subsidiaries after November 17, 2006 to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and

(y) Designated Preferred Stock; and

(B) to the extent such net cash proceeds are actually contributed to the Issuer, Equity Interests of the Issuer’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

(ii) debt securities of the Issuer that have been converted into or exchanged for such Equity Interests of the Issuer;

provided, however, that this clause (b) shall not include the proceeds from (V) Refunding Capital Stock (as defined below), (W) Equity Interests or convertible debt securities of the Issuer sold to a Restricted Subsidiary, as the case may be, (X) Disqualified Stock or debt securities that have been converted into Disqualified Stock, (Y) Excluded Contributions or (Z) the Delayed Equity Amount; plus

(c) 100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property contributed to the capital of the Issuer following November 17, 2006 (other than net cash proceeds to the extent such net cash proceeds (i) have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” (ii) are contributed by a Restricted Subsidiary, (iii) constitute Excluded Contributions or (iv) constitute the Delayed Equity Amount); plus

(d) 100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by means of:

(i) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Issuer or its Restricted Subsidiaries, in each case after November 17, 2006; or

(ii) the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after November 17, 2006; plus

(e) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after November 17, 2006, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Issuer in good faith (or if such fair market value exceeds $250.0 million, in writing by an Independent Financial Advisor), at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary other than to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

The foregoing provisions will not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

(2) (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Treasury Capital Stock”) or Subordinated Indebtedness of the Issuer or any Equity Interests of any direct or indirect parent company of the Issuer, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent contributed to the Issuer (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”) and (b) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3) the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Issuer or a Guarantor made in exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Guarantor, as the case may be, which is incurred in compliance with “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as:

(a) the principal amount (or accreted value) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value, plus the amount of any reasonable premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness;

(b) such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value;

(c) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired; and

(d) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

(4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Issuer or any of its direct or indirect parent companies held by any future, present or former employee, director or consultant of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, including any Equity Interests rolled over by management of the Company or any of its direct or indirect parent companies in connection with the Transaction; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $75.0 million (which shall increase to

$150.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent entity of the Issuer) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $225.0 million in any calendar year (which shall increase to $450.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent corporation of the Issuer)); provided further that such amount in any calendar year may be increased by an amount not to exceed:

(a) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer, Equity Interests of any of the Issuer’s direct or indirect parent companies, in each case to members of management, directors or consultants of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after November 17, 2006, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

(b) the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries after November 17, 2006; less

(c) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

and provided, further, that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from members of management of the Issuer, any of the Issuer’s direct or indirect parent companies or any of the Issuer’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Issuer or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries or any class or series of Preferred Stock of any Restricted Subsidiary issued in accordance with the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” to the extent such dividends are included in the definition of “Fixed Charges”;

(6) (a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer after November 17, 2006;

(b) the declaration and payment of dividends to a direct or indirect parent company of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent corporation issued after the Issue Date; provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the Issuer from the sale of such Designated Preferred Stock; or

(c) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided, however, in the case of each of (a) and (c) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Issuer and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(7) Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities, not to exceed 2.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(8) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(9) the declaration and payment of dividends on the Issuer’s common stock (or the payment of dividends to any direct or indirect parent entity to fund a payment of dividends on such entity’s common stock), following consummation of the first public offering of the Issuer’s common stock or the common stock of any of its direct or indirect parent companies after November 17, 2006, of up to 6% per annum of the net cash proceeds received by or contributed to the Issuer in or from any such public offering, other than public offerings with respect to the Issuer’s common stock registered on Form S-8 and other than any public sale constituting an Excluded Contribution;

(10) Restricted Payments that are made with Excluded Contributions;

(11) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11) not to exceed 3.0% of Total Assets at the time made;

(12) distributions or payments of Receivables Fees;

(13) any Restricted Payment used to fund amounts owed to Affiliates (including dividends to any direct or indirect parent of the Issuer to permit payment by such parent of such amount), in each case to the extent permitted by the covenant described under “— Transactions with Affiliates”;

(14) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness in accordance with the provisions similar to those described under the captions “Repurchase at the Option of Holders — Change of Control” and “Repurchase at the Option of Holders — Asset Sales”; provided that all Notes tendered by Holders in connection with a Change of Control Offer, Collateral Asset Sale Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(15) the declaration and payment of dividends by the Issuer to, or the making of loans to, any direct or indirect parent in amounts required for any direct or indirect parent companies to pay, in each case without duplication,

(a) franchise and excise taxes and other fees, taxes and expenses required to maintain their corporate existence;

(b) foreign, federal, state and local income taxes, to the extent such income taxes are attributable to the income of the Issuer and its Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer and its Restricted Subsidiaries would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity;

(c) for as long as Hercules Holding II, LLC is a parent of the Issuer, distributions equal to any taxable income of Hercules Holding II, LLC resulting from the Hedging Arrangements multiplied by 45%;

(d) customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Issuer to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

(e) general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Issuer to the extent such costs and expenses are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries; and

(f) fees and expenses other than to Affiliates of the Issuer related to any unsuccessful equity or debt offering of such parent entity; and

(16) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents);

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (11) and (16), no Default shall have occurred and be continuing or would occur as a consequence thereof.

As of the Issue Date, all of the Issuer’s Subsidiaries are Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investment.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clause (7), (10) or (11) of the second paragraph of this covenant, or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries are not be subject to any of the restrictive covenants set forth in the Indenture.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness), and the Issuer will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Issuer may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for the Issuer and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided, further, that Restricted Subsidiaries that are not Guarantors may not incur Indebtedness or Disqualified Stock or Preferred Stock if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), more than an aggregate of $2,000.0 million of Indebtedness or Disqualified Stock or Preferred Stock of Restricted Subsidiaries that are not Guarantors would be outstanding pursuant to this paragraph and clauses (12), (14) and (19) below at such time.

The foregoing limitations will not apply to:

(1) the incurrence of Indebtedness under (x) Credit Facilities (other than the ABL Facility) by the Issuer or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $16,500.0 million outstanding at any one time and (y) the ABL Facility by the Issuer or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount equal to the ABL Facility Cap;

(2) the incurrence by the Issuer and any Guarantor of Indebtedness represented by the Notes (including any Guarantee) (other than any Additional Notes and any Exchange Notes (including Guarantees thereof));

(3) Indebtedness of the Issuer and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1) and (2)), including the 2006 Notes and the Existing Notes;

(4) Indebtedness consisting of Capitalized Lease Obligations and Purchase Money Obligations; so long as such Indebtedness exists at the date of such purchase, lease or improvement, or is created within 270 days thereafter;

(5) Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation, medical malpractice or employee health claims, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation, medical malpractice or employee health claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(6) Indebtedness arising from agreements of the Issuer or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that such Indebtedness is not reflected on the balance sheet of the Issuer, or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6));

(7) Indebtedness of the Issuer to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness;

(8) Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided that if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor, such Indebtedness is expressly subordinated in right of payment to the Guarantee of the Notes of such Guarantor; provided, further, that any subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (8);

(9) shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another of its Restricted Subsidiaries) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (9);

(10) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be incurred pursuant to “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” exchange rate risk or commodity pricing risk;

(11) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(12) (a) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary equal to 200.0% of the net cash proceeds received by the Issuer since immediately after November 17, 2006 from the issue or sale of Equity Interests of the Issuer or cash contributed to the capital of the Issuer (in each case, other than Excluded Contributions or proceeds of Disqualified Stock or sales of Equity Interests to the Issuer or any of its Subsidiaries) as determined in accordance with clauses (3)(b) and (3)(c) of the first paragraph of “— Limitation on Restricted Payments” to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the second paragraph of “— Limitation on Restricted Payments” or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof) and (b) Indebtedness or Disqualified Stock of Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not at any one time outstanding exceed $1,500.0 million; provided, however, that on a pro forma basis, together with any amounts incurred and outstanding by Restricted Subsidiaries that are not Guarantors pursuant to the second proviso to the first paragraph of this covenant and clauses (14) and (19), no more than $2,000.0 million of Indebtedness, Disqualified Stock or Preferred Stock at any one time outstanding and incurred pursuant to this clause (12)(b) shall be incurred by Restricted Subsidiaries that are not Guarantors (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (12)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (12)(b));

(13) the incurrence or issuance by the Issuer or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to refund or refinance any Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary incurred as permitted under the first paragraph of this covenant and clauses (2), (3), (4) and (12)(a) above, this clause (13) and clause (14) below or any Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary issued to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including reasonable tender premiums), defeasance costs and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(a) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced,

(b) to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu to the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated or pari passu to the Notes or the Guarantee at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

(c) shall not include Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Guarantor;

and, provided, further, that subclause (a) of this clause (13) will not apply to any refunding or refinancing of any Priority Lien Obligations and Obligations secured by Permitted Liens;

(14) Indebtedness, Disqualified Stock or Preferred Stock of (x) the Issuer or a Restricted Subsidiary incurred to finance an acquisition or (y) Persons that are acquired by the Issuer or any Restricted

Subsidiary or merged into the Issuer or a Restricted Subsidiary in accordance with the terms of the Indenture; provided that after giving effect to such acquisition or merger, either

(a) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant, or

(b) the Fixed Charge Coverage Ratio of the Issuer and the Restricted Subsidiaries is greater than immediately prior to such acquisition or merger;

provided, however, that on a pro forma basis, together with amounts incurred and outstanding pursuant to the second proviso to the first paragraph of this covenant and clauses (12) and (19), no more than $2,000.0 million of Indebtedness, Disqualified Stock or Preferred Stock at any one time outstanding and incurred by Restricted Subsidiaries that are not Guarantors pursuant to this clause (14) shall be incurred and outstanding;

(15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within two Business Days of its incurrence;

(16) Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to any Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(17) (a) any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary, so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture, or (b) any guarantee by a Restricted Subsidiary of Indebtedness of the Issuer; provided that such guarantee is incurred in accordance with the covenant described below under “— Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”;

(18) Indebtedness of Foreign Subsidiaries of the Issuer in an amount not to exceed at any one time outstanding and together with any other Indebtedness incurred under this clause (18) 7.5% of the Total Assets of the Foreign Subsidiaries (it being understood that any Indebtedness incurred pursuant to this clause (18) shall cease to be deemed incurred or outstanding for purposes of this clause (18) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiaries could have incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (18));

(19) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary incurred to finance or assumed in connection with an acquisition in a principal amount not to exceed $200.0 million in the aggregate at any one time outstanding together with all other Indebtedness, Disqualified Stock and/or Preferred Stock issued under this clause (19) (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (19) shall cease to be deemed incurred or outstanding for purposes of this clause (19) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (19)); provided, however, that on a pro forma basis, together with amounts incurred and outstanding by Restricted Subsidiaries that are not Guarantors pursuant to the second proviso to the first paragraph of this covenant and clauses (12) and (14), no more than $2,000.0 million of Indebtedness would be incurred and outstanding by Restricted Subsidiaries that are not Guarantors;

(20) Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business;

(21) Indebtedness consisting of Indebtedness issued by the Issuer or any of its Restricted Subsidiaries to current or former officers, directors and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent described in clause (4) of the second paragraph under the caption “— Limitation on Restricted Payments”;

(22) Physician Support Obligations incurred by the Issuer or any Restricted Subsidiary; and

(23) Indebtedness of the Issuer or any of its Restricted Subsidiaries undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture operating one or more healthcare facilities, including, without limitation, hospitals, ambulatory surgery centers, outpatient diagnostic centers or imaging centers, in each case, in the ordinary course of business.

For purposes of determining compliance with this covenant:

(1) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (23) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer, in its sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses; provided that all Indebtedness outstanding under the Credit Facilities on November 17, 2006 will be treated as incurred on November 17, 2006 under clause (1) of the preceding paragraph; and

(2) at the time of incurrence, the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above.

Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

The Indenture provides that the Issuer will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuer or such Guarantor, as the case may be.

The Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Limitation on Prepayment or Modification of Existing Notes

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly purchase, redeem, defease or otherwise acquire or retire for value any of the Existing Notes prior to the final maturity date thereof (as in effect on November 17, 2006); provided that the Issuer may:

(1) purchase, redeem, defease or otherwise acquire or retire for value any of the Existing Notes which have a final maturity date (as in effect on November 17, 2006) on or prior to December 31, 2011; and

(2) purchase, redeem, defease or otherwise acquire or retire for value any other Existing Notes which have a final maturity date (as in effect on November 17, 2006) on or prior to November 15, 2016; provided that, in the case of any such prepayment funded with the proceeds of the issuance of Secured Indebtedness, at the time of incurrence and after giving pro forma effect thereto and to the application of the proceeds thereof, (x) the Consolidated Secured Debt Ratio would be no greater than 5.25 to 1.0 and (y) the Consolidated Leverage Ratio would be no greater than 7.0 to 1.0.

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, amend the Existing Notes Indenture, or any supplemental indenture in respect thereof, in any way to advance the final maturity date or shorten the Weighted Average Life to Maturity of any series of the Existing Notes such that any Existing Notes with a maturity date following the maturity of the Notes would have a maturity date on or prior to the date one year following the maturity date of the 9 1/4% 2006 Notes or which would prohibit the making of the Guarantees or the creation of Liens in favor of the Notes and the Guarantees on the Collateral.

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, designate any additional subsidiaries as “Restricted Subsidiaries” (as defined in the Existing Notes Indenture) for purposes of the Existing Notes Indenture.

Liens

The Issuer will not, and will not permit any Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness or any related Guarantee, on any asset or property of the Issuer or any Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

(1) in the case of Liens securing Subordinated Indebtedness, the Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

(2) in all other cases, the Notes or the Guarantees are equally and ratably secured or are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens;

except that the foregoing shall not apply to (a) Liens securing the Notes and the related Guarantees, (b) Liens securing Indebtedness permitted to be incurred under Credit Facilities, including any letter of credit relating thereto, that was permitted by the terms of the Indenture to be incurred pursuant to clause (1) of the second paragraph under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that, with respect to Liens securing Obligations permitted under this subclause (b), the Notes and the related Guarantees are secured by Liens on the assets subject to such Liens (except any European Collateral) to the extent, with the priority and subject to intercreditor arrangements, in each case no less favorable to the holders of the Notes than those described under “Security” above and (c) Liens which are senior in priority to the Liens securing the Notes and related Guarantees and are incurred to secure Obligations in respect of any Indebtedness permitted to be incurred pursuant to the covenant described above under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that, with respect to Liens securing Obligations permitted under this subclause (c), (i) at the time of incurrence and after giving pro forma effect thereto, the ratio of (1) the aggregate amount of Indebtedness subject to a Lien incurred pursuant to subclause (b) above, this subclause (c) and clause (6) of the definition of “Permitted Liens” (other than Liens securing Indebtedness incurred pursuant to clauses (4) and (18) of the covenant described above under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) to (2) the Issuer’s EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio would be no greater than 4.25 to 1.0 and (ii) the Notes and the Guarantees are secured by Liens with the priority and subject to intercreditor arrangements no less favorable to the holders of the Notes than those described under “— Security” above.

Merger, Consolidation or Sale of All or Substantially All Assets

The Issuer may not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) the Issuer is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the jurisdiction of organization of the Issuer or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”);

(2) the Successor Company, if other than the Issuer, expressly assumes all the obligations of the Issuer under the Notes and the Security Documents pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3) immediately after such transaction, no Default exists;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

(a) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” or

(b) the Fixed Charge Coverage Ratio for the Successor Company, the Issuer and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

(5) each Guarantor, unless it is the other party to the transactions described above, in which case clause (b) of the second succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture, the Notes and the Registration Rights Agreement;

(6) the Collateral owned by the Successor Company will (a) continue to constitute Collateral under the Indenture and the Security Documents, (b) be subject to a Lien in favor of the Junior Lien Collateral Agent for the benefit of the Trustee and the Holders of the Notes and (c) not be subject to any other Lien, other than Permitted Liens;

(7) to the extent any assets of the Person which is merged or consolidated with or into the Successor Company are assets of the type which would constitute Collateral under the Security Documents, the Successor Company will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in the Indenture or any of the Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Security Documents; and

(8) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture and, if a supplemental indenture or any supplement to any Security Document is required in connection with such transaction, such supplement shall comply with the applicable provisions of the Indenture.

The Successor Company will succeed to, and be substituted for the Issuer, as the case may be, under the Indenture, the Guarantees and the Notes, as applicable. Notwithstanding the foregoing clauses (3) and (4),

(1) any Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to the Issuer, and

(2) the Issuer may merge with an Affiliate of the Issuer, as the case may be, solely for the purpose of reincorporating the Issuer in a State of the United States or any state thereof, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby.

Subject to certain limitations described in the Indenture governing release of a Guarantee upon the sale, disposition or transfer of a Guarantor, no Guarantor will, and the Issuer will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not the Issuer or Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) (a) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(b) the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor’s related Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(c) immediately after such transaction, no Default exists; and

(d) the Issuer shall have delivered to the Trustee an Officer’s Certificate, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture; or

(2) the transaction is made in compliance with the covenant described under “Repurchase at the Option of Holders — Asset Sales.”

Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, any Guarantor may (i) merge into or transfer all or part of its properties and assets to another Guarantor or the Issuer, (ii) merge with an Affiliate of the Company solely for the purpose of reincorporating the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof or (iii) convert into a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor.

Transactions with Affiliates

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $40.0 million, unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2) the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $80.0 million, a resolution adopted by the majority of the board of directors of the Issuer approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above.

The foregoing provisions will not apply to the following:

(1) transactions between or among the Issuer or any of its Restricted Subsidiaries;

(2) Restricted Payments permitted by the provisions of the Indenture described above under the covenant “— Limitation on Restricted Payments” and the definition of “Permitted Investments”;

(3) the payment of management, consulting, monitoring and advisory fees and related expenses to the Investors and the Frist Entities pursuant to the Sponsor Management Agreement (plus any unpaid management, consulting, monitoring and advisory fees and related expenses accrued in any prior year) and the termination fees pursuant to the Sponsor Management Agreement, in each case as in effect on the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous in the good faith judgment of the board of directors of the Issuer to the Holders when taken as a whole as compared to the Sponsor Management Agreement in effect on the Issue Date);

(4) the payment of reasonable and customary fees paid to, and indemnities provided for the benefit of, officers, directors, employees or consultants of Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(5) transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(6) any agreement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

(7) the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders when taken as a whole;

(8) [reserved];

(9) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Issuer and its Restricted Subsidiaries, in the reasonable determination of the board of directors of the Issuer or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(10) the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any Permitted Holder or to any director, officer, employee or consultant;

(11) sales of accounts receivable, or participations therein, in connection with the ABL Facility and any Receivables Facility;

(12) payments by the Issuer or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the board of directors of the Issuer in good faith;

(13) payments or loans (or cancellation of loans) to employees or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and employment agreements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by the Issuer in good faith;

(14) investments by the Investors or the Frist Entities in securities of the Issuer or any of its Restricted Subsidiaries so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5% of the proposed or outstanding issue amount of such class of securities;

(15) payments to or from, and transactions with, any joint venture owning or operating one or more healthcare facilities, including, without limitation, hospitals, ambulatory surgery centers, outpatient diagnostic centers or imaging centers, in each case in the ordinary course of business (including, without limitation, any cash management activities related thereto); and

(16) payments by the Issuer (and any direct or indirect parent thereof) and its Subsidiaries pursuant to tax sharing agreements among the Issuer (and any such parent) and its Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Issuer and its Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent of amounts received from Unrestricted Subsidiaries) would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Issuer and its Restricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Issuer will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1) (a) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(b) pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(2) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries, except (in each case) for such encumbrances or restrictions existing under or by reason of:

(a) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Credit Facilities and the related documentation, the Existing Notes Indenture and the related documentation and the 2006 Notes Indenture and the related documentation;

(b) the Indenture and the Notes;

(c) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

(d) applicable law or any applicable rule, regulation or order;

(e) any agreement or other instrument of a Person acquired by the Issuer or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(f) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Issuer pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(g) Secured Indebtedness that limits the right of the debtor to dispose of the assets securing such Indebtedness that is otherwise permitted to be incurred pursuant to the covenants described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “— Liens”;

(h) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(i) other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(j) customary provisions in joint venture agreements and other agreements or arrangements relating solely to such joint venture;

(k) customary provisions contained in leases or licenses of intellectual property and other agreements, in each case entered into in the ordinary course of business;

(l) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (k) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and

(m) restrictions created in connection with any Receivables Facility that, in the good faith determination of the Issuer, are necessary or advisable to effect the transactions contemplated under such Receivables Facility.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

The Issuer will not permit any of its Wholly-Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiaries guarantee other capital markets debt securities of the Issuer or any Guarantor), other than a Guarantor, a Foreign Subsidiary or a Receivables Subsidiary, to guarantee the payment of any Indebtedness of the Issuer or any other Guarantor unless:

(1) such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the Indenture providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer or any Guarantor:

(a) if the Notes or such Guarantor’s Guarantee is subordinated in right of payment to such Indebtedness, the Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary’s guarantee with respect to such Indebtedness substantially to the same extent as the Notes are subordinated to such Indebtedness; and

(b) if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor’s Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes; and

(2) such Restricted Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee;

provided that this covenant shall not be applicable to (i) any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (ii) guarantees of the ABL Facility by the ABL Financing Entities or of any Receivables Facility by any Receivables Subsidiary.

Reports and Other Information

Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture requires the Issuer to file with the SEC (and make available to the Trustee and Holders of the Notes (without exhibits), without cost to any Holder, within 15 days after it files them with the SEC) from and after the Issue Date,

(1) within 90 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer) after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

(3) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

(4) any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

in each case in a manner that complies in all material respects with the requirements specified in such form; provided that the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuer will make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders of the Notes, in each case within 15 days after the time the Issuer would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act. In addition, to the extent not satisfied by the foregoing, the Issuer has agreed that, for so long as any Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

In the event that any direct or indirect parent company of the Issuer becomes a Guarantor of the Notes, the Indenture permits the Issuer to satisfy its obligations in this covenant with respect to financial information relating to the Issuer by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Issuer and its Restricted Subsidiaries on a standalone basis, on the other hand.

Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement described in the Registration Rights Agreement (1) by the filing with the SEC of the exchange offer registration statement or shelf registration statement (or any other similar registration statement), and any amendments thereto, with such financial information that satisfies Regulation S-X, subject to exceptions consistent with the presentation of financial information in the Offering Memorandum, to the extent filed within the times specified above, or (2) by posting reports that would be required to be filed substantially in the form required by the SEC on the Company’s website (or that of any of its parent companies) or providing such reports to the Trustee within 15 days after the time the Issuer would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act, the financial information (including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section) that would be required to be included in such reports, subject to exceptions consistent with the presentation of financial information in the Offering Memorandum, to the extent filed within the times specified above.

Events of Default and Remedies

The Indenture provides that each of the following is an “Event of Default”:

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

(2) default for 30 days or more in the payment when due of interest or Additional Interest on or with respect to the Notes;

(3) failure by the Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less 30% in principal amount of the Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) and (2) above) contained in the Indenture or the Notes;

(4) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries, other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(a) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $200.0 million or more at any one time outstanding;

(5) failure by the Issuer or any Significant Subsidiary to pay final judgments aggregating in excess of $200.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6) certain events of bankruptcy or insolvency with respect to the Issuer or any Significant Subsidiary;

(7) the Guarantee of any Significant Subsidiary shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary, as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture; or

(8) with respect to any Collateral having a fair market value in excess of $200 million, individually or in the aggregate, (a) the security interest under the Security Documents, at any time, ceases to be in full force and effect for any reason other than in accordance with the terms of the Indenture, the Security Documents and the Intercreditor Agreements, (b) any security interest created thereunder or under the Indenture is declared invalid or unenforceable by a court of competent jurisdiction or (c) the Issuer or any Guarantor asserts, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable.

If any Event of Default (other than of a type specified in clause (6) above) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 30% in principal amount of the then total outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section, all outstanding Notes will become due and payable without further action or notice. The Indenture provides that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of the Notes.

The Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder. In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured.

Subject to the provisions of the Indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, the Trustee is under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 30% in principal amount of the total outstanding Notes have requested the Trustee to pursue the remedy;

(3) Holders of the Notes have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, under the Indenture the Holders of a majority in principal amount of the total outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

The Indenture provides that the Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, within five Business Days, upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor or any of their parent companies (other than the Issuer and the Guarantors) shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting the Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The obligations of the Issuer and the Guarantors under the Indenture will terminate (other than certain obligations) and will be released upon payment in full of all of the Notes. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the Notes and have the Issuer’s and each Guarantor’s obligation discharged with respect to its Guarantee (“Legal Defeasance”) and cure all then existing Events of Default except for:

(1) the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to the Indenture;

(2) the Issuer’s obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under “Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on such Notes, and the Issuer must specify whether such Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(a) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b) since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Credit Facilities or any other material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(6) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

(7) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(8) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes, when either:

(1) all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2) (a) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or may be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the

Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(b) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to the Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit, and such deposit will not result in a breach or violation of, or constitute a default under, the Senior Credit Facilities or any other material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(c) the Issuer has paid or caused to be paid all sums payable by it under the Indenture; and

(d) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture, any Guarantee, any Security Document and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, and any existing Default or compliance with any provision of the Indenture, the Notes issued thereunder, any Guarantee or the Security Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, other than Notes beneficially owned by the Issuer or its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

The Indenture provides that, without the consent of each affected Holder of Notes, an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:

(1) reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes (other than provisions relating to the covenants described above under the caption “Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture or any Guarantee which cannot be amended or modified without the consent of all Holders;

(5) make any Note payable in money other than that stated therein;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

(7) make any change in these amendment and waiver provisions;

(8) impair the right of any Holder to receive payment of principal of, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(9) make any change to or modify the ranking of the Notes or the subordination of the Liens with respect to the Notes that would adversely affect the Holders; or

(10) except as expressly permitted by the Indenture, modify the Guarantees of any Significant Subsidiary in any manner adverse to the Holders of the Notes.

In addition, without the consent of at least 75% in aggregate principal amount of Notes then outstanding, an amendment, supplement or waiver may not:

(1) modify any Security Document or the provisions of the Indenture dealing with the Security Documents or application of trust moneys, or otherwise release any Collateral, in any manner materially adverse to the Holders other than in accordance with the Indenture, the Security Documents and the Intercreditor Agreements; or

(2) modify any Intercreditor Agreement in any manner materially adverse to the Holders other than in accordance with the Indenture, the Security Documents and the Intercreditor Agreements.

Notwithstanding the foregoing, the Issuer, any Guarantor (with respect to a Guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement the Indenture, any Security Document and any Guarantee or Notes without the consent of any Holder;

(1) to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) to provide for uncertificated Notes of such series in addition to or in place of certificated Notes;

(3) to comply with the covenant relating to mergers, consolidations and sales of assets;

(4) to provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders;

(5) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder;

(6) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

(7) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(8) to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(9) to provide for the issuance of Exchange Notes or private exchange notes, which are identical to Exchange Notes except that they are not freely transferable;

(10) to add a Guarantor under the Indenture;

(11) to conform the text of the Indenture, Security Documents, Guarantees or the Notes to any provision of this “Description of Notes” to the extent that such provision in this “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, Security Documents, Guarantee or Notes;

(12) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(13) to mortgage, pledge, hypothecate or grant any other Lien in favor of the Trustee for the benefit of the Holders of the Notes, as additional security for the payment and performance of all or any portion of the Obligations, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the Trustee or the Collateral Agent pursuant to the Indenture, any of the Security Documents or otherwise; or

(14) to release Collateral from the Lien of the Indenture and the Security Documents when permitted or required by the Security Documents or the Indenture.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Indenture provides that the Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of the Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The Indenture, the Notes and any Guarantee are governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person on a consolidated basis in accordance with GAAP, but excluding from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

“2006 Notes” means the $1,000,000,000 aggregate principal amount of 9 1/8% Senior Secured Notes due 2014, the $3,200,000,000 aggregate principal amount of 9 1/4% Senior Secured Notes due 2016 and the $1,500,000,000 9 5/8%/10 3/8% Senior Secured Toggle Notes due 2016, each issued by the Issuer under the 2006 Notes Indenture.

“2006 Notes Indenture” means that certain Indenture, dated as of November 17, 2006, among the Issuer, the guarantors named on Schedule I thereto and The Bank of New York, as trustee.

“ABL Facility” means the Asset-Based Revolving Credit Agreement entered into as of November 17, 2006 by and among the Issuer, the lenders party thereto in their capacities as lenders thereunder and Bank of America, N.A., as Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” above).

“ABL Facility Cap” means an amount equal to the greater of (x) $2,000.0 million and (y) 75% of the consolidated accounts receivable of the Issuer and its subsidiaries determined in accordance with GAAP.

“ABL Financing Entity” means the Issuer and certain of its subsidiaries from time to time named as borrowers or guarantors under the ABL Facility.

“ABL Obligations” means Obligations under the ABL Facility.

“ABL Secured Parties” means each of (i) the ABL Collateral Agent on behalf of itself and the lenders under the ABL Facility and lenders or their affiliates counterparty to related Hedging Obligations and (ii) each other holder of ABL Obligations.

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of such Note; and

(2) the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at February 15, 2013 (such redemption price being set forth in the tables appearing above under the caption “Optional Redemption”), plus (ii) all required interest payments due on such Note through February 15, 2013 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Note.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Issuer or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions (other than Preferred Stock of Restricted Subsidiaries issued in compliance with the covenant described under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”);

in each case, other than:

(a) any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described above under “Certain Covenants — Merger, Consolidation or Sale of All or Substantially All Assets” or any disposition that constitutes a Change of Control pursuant to the Indenture;

(c) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under “Certain Covenants — Limitation on Restricted Payments”;

(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than $100.0 million;

(e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary of the Issuer to the Issuer or by the Issuer or a Restricted Subsidiary of the Issuer to another Restricted Subsidiary of the Issuer;

(f) to the extent allowable under Section 1031 of the Code or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g) the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

(h) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i) foreclosures on assets;

(j) sales of accounts receivable, or participations therein, in connection with the ABL Facility or any Receivables Facility;

(k) any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after November 17, 2006, including Sale and Lease-Back Transactions and asset securitizations permitted by the Indenture;

(l) dispositions in the ordinary course of business by any Restricted Subsidiary (including, without limitation, HCI) engaged in the insurance business in order to provide insurance to the Issuer and its Subsidiaries;

(m) sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(n) any issuance or sale of Equity Interests or dispositions in connection with ordinary course syndications of Subsidiaries or joint ventures owning or operating one or more healthcare facilities, including, without limitation, hospitals, ambulatory surgery centers, outpatient diagnostic centers or imaging centers in any transaction or series of related transactions with an aggregate fair market value of less than $100.0 million; and

(o) any issuance or sale of Equity Interests of any Restricted Subsidiary (including, without limitation, HealthTrust Purchasing Group, L.P.) to any Person operating in a Similar Business for which such Restricted Subsidiary provides shared purchasing, billing, collection or similar services in the ordinary course of business.

“Asset Sale Offer” has the meaning set forth in the fourth paragraph under “Repurchase at the Option of Holders — Asset Sales.”

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

“Cash Equivalents” means:

(1) United States dollars;

(2) euros or any national currency of any participating member state of the EMU or such local currencies held by the Company and its Restricted Subsidiaries from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government (or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of the U.S. government) with maturities of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(5) repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;

(7) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(8) investment funds investing 95% of their assets in securities of the types described in clauses (1) through (7) above;

(9) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(10) Indebtedness or Preferred Stock issued by Persons with a rating of A or higher from S&P or A2 or higher from Moody’s with maturities of 24 months or less from the date of acquisition; and

(11) Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder; or

(2) the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies holding directly or indirectly 100% of the total voting power of the Voting Stock of the Issuer.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Collateral” means, collectively, the Shared Receivables Collateral and Non-Receivables Collateral.

“Collateral Asset Sale Offer” has the meaning set forth in the third paragraph under “Repurchase at the Option of Holders — Asset Sales.”

“Collateral Excess Proceeds” has the meaning set forth in the third paragraph under “Repurchase at the Option of Holders — Asset Sales.”

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and Capitalized Software Expenditures, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers’ acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (u) accretion or accrual of discounted liabilities not constituting Indebtedness, (v) any expense resulting from the discounting of the Existing Notes or other Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting, (w) any Additional Interest and any comparable “additional interest” with respect to other securities, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility); plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3) interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Leverage Ratio”, with respect to any Person as of any date of determination, means the ratio of (x) Consolidated Total Indebtedness of such Person as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (y) the aggregate amount of EBITDA of such Person for the period of the most recently ended four full consecutive fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses, severance, relocation costs, consolidation and closing costs, integration and facilities opening costs, business optimization costs, transition costs, restructuring costs, signing, retention or completion bonuses, and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded,

(2) the cumulative effect of a change in accounting principles during such period shall be excluded,

(3) any after-tax effect of income (loss) from disposed, abandoned or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded,

(4) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments other than in the ordinary course of business, as determined in good faith by the Issuer, shall be excluded,

(5) the Net Income for such period of any Person that is an Unrestricted Subsidiary shall be excluded, and, solely for the purpose of determining the amount available for Restricted Payments under clause 3(a) of the first paragraph of “Certain Covenants — Limitation on Restricted Payments,” the Net Income for such period of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be excluded; provided that Consolidated Net Income of the Issuer shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period,

(6) solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of “Certain Covenants — Limitation on Restricted Payments,” the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of the Issuer will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to the Issuer or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

(7) effects of adjustments (including the effects of such adjustments pushed down to the Issuer and its Restricted Subsidiaries) in the property, equipment, inventory, software and other intangible assets, deferred revenue and debt line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of recapitalization accounting or, if applicable, purchase accounting in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(8) any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,

(9) any impairment charge or asset write-off, including, without limitation, impairment charges or asset write-offs related to intangible assets, long-lived assets or investments in debt and equity securities, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded,

(10) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, and any cash charges associated with the rollover, acceleration or payout of Equity Interests by management of the Company or any of its direct or indirect parent companies in connection with the Transaction, shall be excluded,

(11) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded,

(12) accruals and reserves that are established or adjusted within twelve months after November 17, 2006 that are so required to be established as a result of the Transaction in accordance with GAAP, or changes as a result of adoption or modification of accounting policies, shall be excluded, and

(13) to the extent covered by insurance and actually reimbursed, or, so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded.

Notwithstanding the foregoing, for the purpose of the covenant described under “Certain Covenants — Limitation on Restricted Payments” only (other than clause (3)(d) thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuer and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) thereof.

“Consolidated Secured Debt Ratio” as of any date of determination, means the ratio of (1) Consolidated Total Indebtedness of the Issuer and its Restricted Subsidiaries that is secured by Liens as of the end of the most recent fiscal period for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) the Issuer’s EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments (and excluding, for the avoidance of doubt, all obligations relating to Receivables Facilities) and (2) the aggregate amount of all outstanding Disqualified Stock of the Issuer and all Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Issuer.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds

(a) for the purchase or payment of any such primary obligation, or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Credit Facilities” means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Facilities, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Delayed Equity Amount” means any equity contribution of the Investors, the Frist Entities or certain other management investors described in the Offering Memorandum on or before March 31, 2007, the proceeds of which are used to repay borrowings under the senior secured revolving credit facility included in the General Credit Facility or the ABL Facility in the manner described in the Offering Memorandum.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer or any parent corporation thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer or the applicable parent corporation thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph under “Certain Covenants — Limitation on Restricted Payments.”

“Discharge of First Lien Obligations” shall mean the satisfaction and discharge of all of the First Lien Obligations in full in cash, pursuant to the First Lien Documents and the General Intercreditor Agreement.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

(1) increased (without duplication) by:

(a) provision for taxes based on income or profits or capital gains, including, without limitation, foreign, federal, state, franchise and similar taxes (such as the Pennsylvania capital tax) and foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations) of such Person paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income; plus

(b) Fixed Charges of such Person for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges), together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (1)(u), (v), (w), (x), (y) and (z) of the definition thereof, and, in each such case, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same was deducted (and not added back) in computing Consolidated Net Income; plus

(d) any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by the Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Notes and any Credit Facilities and (ii) any amendment or other modification of the Notes, and, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(e) the amount of any restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after November 17, 2006 and costs related to the closure and/or consolidation of facilities; plus

(f) any other non-cash charges, including any write-offs or write-downs, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(g) the amount of any minority interest expense consisting of income attributable to minority equity interests of third parties deducted (and not added back) in such period in calculating Consolidated Net Income; plus

(h) the amount of management, monitoring, consulting and advisory fees and related expenses paid in such period to the Investors and the Frist Entities to the extent otherwise permitted under “Certain Covenants — Transactions with Affiliates”; plus

(i) the amount of net cost savings projected by the Issuer in good faith to be realized as a result of specified actions taken or to be taken (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (w) such cost savings are reasonably identifiable and factually supportable, (x) such actions have been taken or are to be taken within 15 months after the date of determination to take such action, (y) no cost savings shall be added pursuant to this clause (i) to the extent duplicative of any expenses or charges relating to such cost savings that are included in clause (e) above with respect to such period and (z) the aggregate amount of cost savings added pursuant to this clause (i) shall not exceed $150.0 million for any four consecutive quarter period (which adjustments may be incremental to pro forma adjustments made pursuant to the second paragraph of the definition of “Fixed Charge Coverage Ratio”); plus

(j) the amount of loss on sales of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility; plus

(k) any costs or expense incurred by the Issuer or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or net cash proceeds of an issuance of Equity Interests of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under “Certain Covenants — Limitation on Restricted Payments”;

(2) decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period; and

(3) increased or decreased by (without duplication):

(a) any net gain or loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133; plus or minus, as applicable,

(b) any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency exchange risk).

“EMU” means the economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of the Issuer or any of its direct or indirect parent companies (excluding Disqualified Stock), other than:

(1) public offerings with respect to the Issuer’s or any direct or indirect parent company’s common stock registered on Form S-8;

(2) issuances to any Subsidiary of the Issuer; and

(3) any such public or private sale that constitutes an Excluded Contribution.

“euro” means the single currency of participating member states of the EMU.

“European Collateral” has the meaning set forth under “Description of Other Indebtedness — Senior Secured Credit Facilities — Guarantee and Security.”

“Event of Default” has the meaning set forth under “Events of Default and Remedies.”

“Excess Proceeds” has the meaning set forth in the fourth paragraph under “Repurchase at the Option of Holders — Asset Sales.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Notes” means any notes issued in exchange for the Notes pursuant to the Registration Rights Agreement or similar agreement.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by the Issuer after November 17, 2006 from

(1) contributions to its common equity capital, and

(2) the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph under “Certain Covenants — Limitation on Restricted Payments.”

“Existing Notes” means the $121.2 million aggregate principal amount of 8.700% medium-term notes due 2010, $691.2 million aggregate principal amount of 8.750% notes due 2010, £150.0 million aggregate principal amount of 8.750% notes due 2010, $475.8 million aggregate principal amount of 7.875% notes due 2011, $500.0 million aggregate principal amount of 6.950% notes due 2012, $500.0 million aggregate principal amount of 6.300% notes due 2012, $500.0 million aggregate principal amount of 6.250% notes due 2013, $500.0 million aggregate principal amount of 6.750% notes due 2013, $500.0 million aggregate principal amount of 5.750% notes due 2014, $121.1 million aggregate principal amount of 9.000% medium-term notes due 2014, $750.0 million aggregate principal amount of 6.375% notes due 2015, $150.0 million aggregate principal amount of 7.190% debentures due 2015, $1,000.0 million aggregate principal amount of 6.500% notes due 2016, $135.6 million aggregate principal amount of 7.500% debentures due 2023, $150.0 million aggregate principal amount of 8.360% debentures due 2024, $291.4 million aggregate principal amount of 7.690% notes due 2025, $125.0 million aggregate principal amount of 7.580% medium-term notes due 2025, $150.0 million aggregate principal amount of 7.050% debentures due 2027, $250.0 million aggregate principal amount of 7.500% notes due 2033, $100.0 million aggregate principal amount of 7.750% debentures due 2036 and $200.0 million aggregate principal amount of 7.500% debentures due 2095, each issued by the Issuer and outstanding on November 17, 2006.

“Existing Notes Indenture” means that certain Indenture, dated as of December 16, 1993, between Columbia Healthcare Corporation and The First National Bank of Chicago, as Trustee, as amended by the First Supplemental Indenture, dated as of May 25, 2000, between the Issuer and Bank One Trust Company, N.A., as Trustee, the Second Supplemental Indenture, dated as of July 1, 2001, between the Issuer and Bank One Trust Company, N.A., as Trustee, and the Third Supplemental Indenture, dated as of December 5, 2001, between the Issuer and The Bank of New York, as Trustee.

“First Lien Collateral” means all of the assets of the Issuer or any Guarantor, whether real, personal or mixed, with respect to which a Lien has been granted as security for any First Lien Obligations pursuant to a First Lien Document.

“First Lien Collateral Agent” shall mean Bank of America, N.A., in its capacity as administrative agent and collateral agent for the lenders and other secured parties under the General Credit Facility and the other First Lien Documents, together with its successors and permitted assigns under the General Credit Facility exercising substantially the same rights and powers; and in each case provided that if such First Lien Collateral Agent is not Bank of America, N.A., such First Lien Collateral Agent shall have become a party to the Intercreditor Agreements and the other applicable First Lien Security Documents.

“First Lien Documents” means the credit, guarantee and security documents governing the First Lien Obligations, including, without limitation, the General Credit Facility and the First Lien Security Documents.

“First Lien Obligations” shall mean (a) all General Credit Facility Obligations and (b) all other Obligations of the Issuer and its Subsidiaries under any refinancings of the General Credit Facility Obligations (and any related Hedging Obligations). For the avoidance of doubt, Obligations with respect to the ABL Facility shall not constitute First Lien Obligations.

“First Lien Secured Parties” means, at any relevant time, the holders of First Lien Obligations at such time, including, without limitation, the lenders and agents under the General Credit Facility and the First Lien Collateral Agent.

“First Lien Security Documents” means the Security Documents (as defined in the General Credit Facility) and any other agreement, document or instrument pursuant to which a Lien is granted or purported to be granted securing First Lien Obligations or under which rights or remedies with respect to such Liens are governed.

“First Priority Liens” means the first priority Liens securing the First Lien Obligations.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Issuer or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If, since the beginning of such period, any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rate shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of:

(1) Consolidated Interest Expense of such Person for such period;

(2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

(3) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary.

“Frist Entities” means Dr. Thomas F. Frist, Jr., any Person controlled by Dr. Frist and any charitable organization selected by Dr. Frist that holds Equity Interests of the Issuer on November 17, 2006.

“GAAP” means generally accepted accounting principles in the United States which are in effect on November 17, 2006.

“General Credit Facility” means the credit agreement entered into as of November 17, 2006 by and among the Issuer, the European subsidiary borrowers party thereto, the lenders party thereto in their capacities as lenders thereunder and Bank of America, N.A., as U.S. Administrative Agent and as European Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” above).

“General Credit Facility Obligations” means “Obligations” as defined in the General Credit Facility.

“General Intercreditor Agreement” has the meaning set forth under “Security — Liens with Respect to the Collateral.”

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under the Indenture.

“Guarantor” means each Restricted Subsidiary that Guarantees the Notes in accordance with the terms of the Indenture.

“HCI” means Health Care Indemnity, Inc., an insurance company formed under the laws of the State of Colorado and a Wholly-Owned Subsidiary of the Issuer.

“Hedging Arrangements” means the fixed-pay interest rate swap agreements, entered into by Hercules Holding on or about September 13, 2006 and with respect to which the Issuer will be the counterparty in connection with the Recapitalization, relating to $8,000 million of the outstanding principal amount under the First Lien Obligations and the ABL Obligations.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“Indebtedness” means, with respect to any Person, without duplication:

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or

(d) representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise on, the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of the such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business or (b) obligations under or in respect of Receivables Facilities.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

“Initial Purchasers” means Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc., Wachovia Capital Markets, LLC and the other initial purchasers party to the purchase agreement related to the Notes.

“insolvency or liquidation proceeding” means:

(1) any case commenced by or against the Issuer or any Guarantor under any Bankruptcy Law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Issuer or any Guarantor, any receivership or assignment for the benefit of creditors relating to the Issuer or any Guarantor or any similar case or proceeding relative to the Issuer or any Guarantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Issuer or any Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Issuer or any Guarantor are determined and any payment or distribution is or may be made on account of such claims.

“Intercreditor Agreements” means, collectively, the Shared Receivables Intercreditor Agreement and the General Intercreditor Agreement.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commissions, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “Certain Covenants — Limitation on Restricted Payments”:

(1) “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation; less

(b) the portion (proportionate to the Issuer equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Issuer.

“Investors” means Bain Capital Partners, LLC, Kohlberg Kravis Roberts & Co. L.P., Merrill Lynch Global Partners, Inc. and each of their respective Affiliates but not including, however, any portfolio companies of any of the foregoing.

“Issue Date” means February 19, 2009.

“Issuer” has the meaning set forth in the first paragraph under “General”; provided that when used in the context of determining the fair market value of an asset or liability under the Indenture, “Issuer” shall be deemed to mean the board of directors of the Issuer when the fair market value is equal to or in excess of $500.0 million (unless otherwise expressly stated).

“Junior Lien Collateral Agent” shall mean (i) so long as the Notes are outstanding, The Bank of New York Mellon, in its capacity as trustee and collateral agent for the holders of the 2006 Notes and other secured parties under the 2006 Notes Indenture and the Security Documents (including the Holders), and (ii) at any time thereafter, such agent or trustee as is designated “Junior Lien Collateral Agent” by Junior Lien Secured Parties holding a majority in principal amount of the Junior Lien Obligations then outstanding or pursuant to such other arrangements as agreed to among the holders of the Junior Lien Obligations, it being understood that as of the Issue Date, the trustee under the 2006 Notes Indenture shall be the Junior Lien Collateral Agent.

“Junior Lien Documents” means the credit and security documents governing the Junior Lien Obligations, including, without limitation, the Indenture, the related Security Documents and Intercreditor Agreements.

“Junior Lien Obligations” means the Notes and Obligations with respect to other Indebtedness (including the 2006 Notes and any permitted refinancing thereof) permitted to be incurred under the Indenture and the General Credit Facility which is by its terms intended to be secured equally and ratably with the Notes or on a basis junior to the Liens securing the Notes; provided such Lien is permitted to be incurred under the Indenture and the General Credit Facility; provided, further, that the holders of such Indebtedness or their Junior Lien Representative is a party to the Security Documents in accordance with the terms thereof and has appointed the Junior Lien Collateral Agent as collateral agent for such holders of Junior Lien Obligations with respect to all or a portion of the Collateral.

“Junior Lien Representative” means any duly authorized representative of any holders of Junior Lien Obligations, which representative is party to the Security Documents.

“Junior Lien Secured Parties” means (i) Holders (including the Holders of any Additional Notes subsequently issued under and in compliance with the terms of the Indenture), (ii) the Junior Lien Collateral Agent and (iii) the holders from time to time of any other Junior Lien Obligations and each Junior Lien Representative.

“Junior Liens” means the Liens securing the Junior Lien Obligations.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness required (other than required by clause (1) of the second paragraph of “Repurchase at the Option of Holders — Asset Sales”) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Non-Conforming Plan of Reorganization” means any Plan of Reorganization that grants the Junior Lien Collateral Agent or any Junior Lien Secured Party any right or benefit, directly or indirectly, which right or benefit is prohibited at such time by the provisions of the General Intercreditor Agreement.

“Non-Receivables Collateral” has the meaning set forth under “Description of Other Indebtedness — Senior Secured Credit Facilities — Guarantee and Security,” subject to the provisions of the third and fourth sentences of the first paragraph under “— Security — General.”

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the offering memorandum, dated February 11, 2009, relating to the initial private offering of the Notes.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer or a Guarantor, as applicable.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer or on behalf of a Guarantor by an Officer of such Guarantor, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer or Guarantor, as applicable, that meets the requirements set forth in the Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person; provided, that any cash or Cash Equivalents received must be applied in accordance with the covenant described under “Repurchase at the Option of Holders — Asset Sales.”

“Permitted Holders” means each of the Investors, the Frist Entities, members of management of the Issuer (or its direct or indirect parent) and any assignees of the equity commitments of the Investors on November 17, 2006 who are (or will be, pursuant to the agreements described under “Management — Equity Investment by Senior Management Participants” and “— Equity Investment by Other Management Participants”) holders of Equity Interests of the Issuer (or any of its direct or indirect parent companies) and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors, Frist Entities, members of management and assignees of the equity commitments of the Investors, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies.

“Permitted Investments” means:

(1) any Investment in the Issuer or any of its Restricted Subsidiaries;

(2) any Investment in cash and Cash Equivalents or Investment Grade Securities;

(3) any Investment by the Issuer or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such

Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(4) any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the provisions described under “Repurchase at the Option of Holders — Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the Issue Date;

(6) any Investment acquired by the Issuer or any of its Restricted Subsidiaries:

(a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or

(b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) Hedging Obligations permitted under clause (10) of the second paragraph of the covenant described in “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(8) any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding, not to exceed 5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(9) Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Issuer or any of its direct or indirect parent companies; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described in “Certain Covenants — Limitations on Restricted Payments”;

(10) guarantees of Indebtedness permitted under the covenant described in “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under “Certain Covenants — Transactions with Affiliates” (except transactions described in clauses (2), (5) and (9) of such paragraph);

(12) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

(13) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed 5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(14) Investments relating to an ABL Financing Entity or a Receivables Subsidiary that, in the good faith determination of the Issuer, are necessary or advisable to effect the ABL Facility or any Receivables Facility, as the case may be;

(15) advances to, or guarantees of Indebtedness of, employees not in excess of $50.0 million outstanding at any one time, in the aggregate;

(16) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests of the Issuer or any direct or indirect parent company thereof;

(17) Physician Support Obligations made by the Issuer or any Restricted Subsidiary;

(18) any Investment in any joint venture existing on the Issue Date that owns or operates one or more healthcare facilities, including, without limitation, hospitals, ambulatory surgery centers, outpatient diagnostic centers or imaging centers to the extent contemplated by the organizational documents of such joint venture as in existence on the Issue Date;

(19) any Investment in the ordinary course of business or as may be required by applicable law by any Restricted Subsidiary (including, without limitation, HCI) engaged in the insurance business in order to provide insurance to the Issuer and its Subsidiaries;

(20) any Investment pursuant to any customary buy/sell arrangement in favor of investors or joint venture parties in connection with syndications of healthcare facilities, including, without limitation, hospitals, ambulatory surgery centers, outpatient diagnostic centers or imaging centers; and

(21) any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) Liens securing Indebtedness permitted to be incurred pursuant to clause (4), (12), (13), (18) or (19) of the second paragraph under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that (a) Liens securing Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (13) relate only to Refinancing Indebtedness that serves to refund or refinance Indebtedness, Disqualified Stock or Preferred Stock incurred under clause (4) or (12) of the second paragraph under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” (b) Liens securing

Indebtedness permitted to be incurred pursuant to clause (18) extend only to the assets of Foreign Subsidiaries, (c) Liens securing Indebtedness permitted to be incurred pursuant to clause (19) are solely on acquired property or the assets of the acquired entity, as the case may be and (d) Liens securing Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (4) of the second paragraph under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” extend only to the assets so financed, purchased, constructed or improved;

(7) Liens existing on the Issue Date (other than Liens in favor of (i) the lenders under the Senior Credit Facilities ranking senior to the Liens securing the Notes and (ii) the holders of the 2006 Notes);

(8) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(9) Liens on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligations;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries and do not secure any Indebtedness;

(14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(15) Liens in favor of the Issuer or any Guarantor;

(16) Liens on equipment of the Issuer or any of its Restricted Subsidiaries granted in the ordinary course of business;

(17) Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

(18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8) and (9); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8) and (9) at the time the original Lien became a Permitted Lien under the Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(19) deposits made in the ordinary course of business to secure liability to insurance carriers;

(20) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $100.0 million at any one time outstanding;

(21) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under the caption “Events of Default and Remedies” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(23) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(24) Liens deemed to exist in connection with Investments in repurchase agreements permitted under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreements;

(25) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(26) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business; and

(27) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Physician Support Obligation” means (1) a loan to or on behalf of, or a guarantee of Indebtedness or income of, a physician or healthcare professional providing service to patients in the service area of a healthcare facility operated by the Issuer, any of its Restricted Subsidiaries or any affiliated joint venture otherwise permitted by the Indenture made or given by the Issuer or any Restricted Subsidiary of the Issuer in the ordinary course of business and pursuant to a written agreement having a period not to exceed five years or (2) guarantees by the Issuer or any Restricted Subsidiary of the Issuer of leases and loans to acquire property (real or personal) for or on behalf of a physician or healthcare professional providing service to patients in the service area of a healthcare facility operated by the Issuer, any of its Restricted Subsidiaries or any affiliated joint venture otherwise permitted by the Indenture.

“Plan of Reorganization” means any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any insolvency or liquidation proceeding.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution or winding up.

“Principal Property” means each acute care hospital providing general medical and surgical services (excluding equipment, personal property and hospitals that primarily provide specialty medical services, such as psychiatric and obstetrical and gynecological services) owned solely by the Issuer and/or one or more of its Subsidiaries (used in this definition as defined in the Existing Notes Indenture) and located in the United States of America.

“Priority Lien Obligations” means, collectively, ABL Obligations and First Lien Obligations.

“Priority Lien Secured Parties” means, collectively, the ABL Secured Parties and the First Lien Secured Parties.

“Purchase Money Obligations” means any Indebtedness incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (other than Capital Stock), and whether acquired through the direct acquisition of such property or assets, or otherwise.

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Issuer in good faith.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.

“Receivables Facility” means any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Issuer or any of its Restricted Subsidiaries purports to sell its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn funds such purchase by purporting to sell its accounts receivable to a Person that is not a Restricted Subsidiary or by borrowing from such a Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such a Person.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with any Receivables Facility.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of facilitating or entering into one or more Receivables Facilities, and in each case engages only in activities reasonably related or incidental thereto.

“Redemption Date” has the meaning set forth under “Optional Redemption.”

“Registration Rights Agreement” means the Registration Rights Agreement related to the Notes, dated as of the Issue Date, among the Issuer, the Guarantors and the Initial Purchasers.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon an Unrestricted Subsidiary’s ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Documents” means, collectively, the Intercreditor Agreements, the security agreements relating to the Collateral and the mortgages and instruments filed and recorded in appropriate jurisdictions to preserve and protect the Liens on the Collateral (including, without limitation, financing statements under the Uniform Commercial Code of the relevant states) applicable to the Collateral, each as in effect on the Issue Date and as amended, amended and restated, modified, renewed or replaced from time to time.

“Senior Credit Facilities” means the ABL Facility and the General Credit Facility.

“Senior Indebtedness” means:

(1) all Indebtedness of the Issuer or any Guarantor outstanding under the Senior Credit Facilities or Notes and related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Issuer or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Issuer or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

(2) all Hedging Obligations (and guarantees thereof) owing to a Lender (as defined in the Senior Credit Facilities) or any Affiliate of such Lender (or any Person that was a Lender or an Affiliate of such Lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into); provided that such Hedging Obligations are permitted to be incurred under the terms of the Indenture;

(3) any other Indebtedness of the Issuer or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any related Guarantee; and

(4) all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3);

provided, however, that Senior Indebtedness shall not include:

(a) any obligation of such Person to the Issuer or any of its Subsidiaries;

(b) any liability for federal, state, local or other taxes owed or owing by such Person;

(c) any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(d) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(e) that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Indenture.

“Separate Receivables Collateral” has the meaning set forth under “Description of Other Indebtedness — Senior Secured Credit Facilities — Guarantee and Security.”

“Shared Receivables Collateral” has the meaning set forth under “Description of Other Indebtedness — Senior Secured Credit Facilities — Guarantee and Security.”

“Shared Receivables Intercreditor Agreement” has the meaning set forth under “Security — Liens with Respect to Shared Receivables Collateral.”

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means any business conducted or proposed to be conducted by the Issuer and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.

“Sponsor Management Agreement” means the management agreement between certain of the management companies associated with the Investors, the Frist Entities and the Issuer.

“Subordinated Indebtedness” means, with respect to the Notes,

(1) any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and

(2) any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof or is consolidated under GAAP with such Person at such time; and

(2) any partnership, joint venture, limited liability company or similar entity of which

(x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Total Assets” means the total assets of the Issuer and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Issuer or such other Person as may be expressly stated.

“Transaction” means the transactions contemplated by the Transaction Agreement, the issuance of the Notes and borrowings under the Senior Credit Facilities as in effect on November 17, 2006.

“Transaction Agreement” means the Agreement and Plan of Merger, dated as of July 24, 2006, between Hercules Holding II, LLC, Hercules Acquisition Corporation and the Issuer, as the same may be amended prior to the Issue Date.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to February 15, 2013; provided, however, that if the period from the Redemption Date to February 15, 2013 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-777bbbb).

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than solely any Subsidiary of the Subsidiary to be so designated); provided that

(1) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Issuer;

(2) such designation complies with the covenants described under “Certain Covenants — Limitation on Restricted Payments”; and

(3) each of:

(a) the Subsidiary to be so designated; and

(b) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary.

The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

(1) the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in the first paragraph under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(2) the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of the Issuer or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2) the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

Senior Secured Notes Issued Under the 2009 First Lien Indenture

HCA Inc. has issued senior secured notes as described below under an indenture, dated as of April 22, 2009, among the Issuer, the Guarantors, Deutsche Bank Trust Company Americas, paying agent, registrar and transfer agent and Law Debenture Trust Company of New York, as trustee. Terms used in this “— Senior Secured Notes Issued Under the 2009 First Lien Indenture” apply only to the Notes described herein.

General

Certain terms used in this description are defined under the subheading “Certain Definitions. ” In this description, the terms “we,” “our,” “us” and “the Company” each refer to HCA Inc. (the “Issuer”) and its consolidated Subsidiaries.

The Issuer issued $1,500,000,000 aggregate principal amount of 8 1/2% senior secured notes due 2019 (the “Notes”) under an indenture to be dated as of the closing date of the offering of the Notes (the “Indenture”) among the Issuer, the Guarantors and Law Debenture Trust Company of New York, as trustee (the “Trustee”), Deutsche Bank Trust Company Americas, as Paying Agent, Registrar and Transfer Agent and Bank of America, N.A., as collateral agent. The Notes were issued in a private transaction that was not subject to the registration requirements of the Securities Act. Except as set forth herein, the terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

The following description is only a summary of the material provisions of the Indenture, does not purport to be complete and is qualified in its entirety by reference to the provisions of those agreements, including the definitions therein of certain terms used below. We urge you to read the Indenture because it, and not this description, will define your rights as Holders of the Notes.

Brief Description of Notes

The Notes:

•	are general senior obligations of the Issuer;

•	are secured on a first-priority basis, equally and ratably with all existing and future obligations of the Issuer and the Guarantors under any existing and future First Lien Obligations, by all of the assets of the Issuer and the Guarantors which secure the General Credit Facility (other than the European Collateral), subject to the Liens securing the Issuer’s and the Guarantors’ ABL Obligations and other Permitted Liens;

•	are secured on a second-priority basis, equally and ratably with all existing and future obligations of the Issuer and the Guarantors under any existing and future First Lien Obligations, by all of the assets of the Issuer and the Guarantors securing the ABL Facility which also secure the General Credit Facility, subject to the Liens securing the Issuer’s and the Guarantors’ ABL Obligations and other Permitted Liens;

•	are effectively subordinated to the Issuer’s and the Guarantors’ obligations under the ABL Facility, to the extent of the value of the Shared Receivables Collateral;

•	are effectively subordinated to any obligations secured by Permitted Liens, to the extent of the value of the assets of the Issuer and the Guarantors subject to those Permitted Liens;

•	are structurally subordinated to any existing and future indebtedness and liabilities of non-guarantor Subsidiaries, including the ABL Financing Entities and the Issuer’s Foreign Subsidiaries and any Unrestricted Subsidiaries and including indebtedness under the Company’s senior secured European term loan facility included in the General Credit Facility;

•	rank equally in right of payment with all existing and future senior Indebtedness of the Issuer and the Guarantors but, to the extent of the value of the Collateral, are effectively senior to all of the Issuer’s and the Guarantors’ unsecured senior Indebtedness (including the Existing Notes) and Junior Lien Obligations (including the Existing Second Priority Notes);

•	are senior in right of payment to any future Subordinated Indebtedness (as defined with respect to the Notes) of the Issuer;

•	are initially unconditionally guaranteed on a joint and several and senior basis by each Restricted Subsidiary that guarantees the General Credit Facility (other than any Foreign Subsidiary); and

•	are subject to registration with the SEC pursuant to the Registration Rights Agreement.

Guarantees

The Guarantors, as primary obligors and not merely as sureties, jointly and severally fully and unconditionally guaranteed, on a senior basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under the Indenture and the Notes, whether for payment of principal of, premium, if any, or interest or Additional Interest in respect of the Notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture by executing the Indenture.

The Restricted Subsidiaries which guarantee the General Credit Facility guarantee the Notes. Each of the Guarantees of the Notes is a general senior obligation of each Guarantor and is secured by a first-priority lien on all of the assets of each Guarantor which secure the General Credit Facility (other than the European Collateral) and by a second-priority lien on all of the assets of each Guarantor which secure the ABL Facility. The Guarantees rank equally in right of payment with all existing and future senior Indebtedness of the Guarantor but, to the extent of the value of the Collateral, are effectively senior to all of the Guarantor’s unsecured senior Indebtedness and Junior Lien Obligations and, to the extent of the Shared Receivables Collateral, are effectively subordinated to the Guarantor’s Obligations under the ABL Facility and any future ABL Obligations. The Guarantees are senior in right of payment to all existing and future Subordinated Indebtedness of each Guarantor. The Notes are structurally subordinated to Indebtedness and other liabilities of Subsidiaries of the Issuer that do not Guarantee the Notes.

Not all of the Issuer’s Subsidiaries Guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Issuer. None of our Subsidiaries which are “Restricted Subsidiaries” for purposes of the Existing Notes Indenture, Foreign Subsidiaries, ABL Financing Entities, non-Wholly Owned Subsidiaries or any Receivables Subsidiaries will guarantee the Notes.

On an as adjusted basis after giving effect to our offering of $1.500 billion aggregate principal amount of first lien notes in April 2009 and the use of proceeds therefrom, our non-guarantor subsidiaries would have accounted for approximately $11.867 billion, or 41.8%, of our total revenues for the year ended December 31, 2008, approximately $3.038 billion, or 40.9%, of our total revenues for the three months ended March 31, 2009, approximately $9.876 billion, or 40.7%, of our total assets, and approximately $7.517 billion, or 22.5%, of our total liabilities, in each case, as of December 31, 2008, and approximately $9.817 billion, or 40.4%, of our total assets, and approximately $7.224 billion, or 21.9%, of our total liabilities, in each case, as of March 31, 2009.

The obligations of each Guarantor under its Guarantee are limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance under applicable law.

Any entity that makes a payment under its Guarantee is entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

If a Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk Factors — Risks Related to the Notes — Federal and state fraudulent transfer laws may permit a court to void the notes, and with respect to the senior secured notes, the guarantees, and, if that occurs, you may not receive any payment on the notes.”

Each Guarantee by a Guarantor provides by its terms that it will be automatically and unconditionally released and discharged upon:

1. (a) any sale, exchange or transfer (by merger or otherwise) of the Capital Stock of such Guarantor (including any sale, exchange or transfer), after which the applicable Guarantor is no longer a Restricted Subsidiary or all or substantially all the assets of such Guarantor, which sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture;

the release or discharge of the guarantee by such Guarantor of the Senior Credit Facilities or such other guarantee that resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee;

the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of the Indenture; or

the exercise by the Issuer of its legal defeasance option or covenant defeasance option as described under “Legal Defeasance and Covenant Defeasance” or the discharge of the Issuer’s obligations under the Indenture in accordance with the terms of the Indenture; and

2. such Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Holding Company Structure

The Issuer is a holding company for its Subsidiaries, with no material operations of its own and only limited assets. Accordingly, the Issuer is dependent upon the distribution of the earnings of its Subsidiaries, whether in the form of dividends, advances or payments on account of intercompany obligations, to service its debt obligations.

Security

General

The Notes and the Guarantees are secured by perfected first-priority security interests in the Non-Receivables Collateral and by perfected second-priority security interests in the Shared Receivables Collateral (second in priority to the first-priority Liens on the Shared Receivables Collateral securing the ABL Obligations), in each case, subject to Permitted Liens. Notwithstanding the foregoing, neither the Notes nor the Guarantees are secured by the European Collateral or the Separate Receivables Collateral. The ABL Secured Parties have rights and remedies with respect to the Shared Receivables Collateral that, if exercised, could adversely affect the value of the Shared Receivables Collateral or the ability of the respective agents under the Intercreditor Agreements to realize or foreclose on the Shared Receivables Collateral on behalf of the First Lien Secured Parties. First Lien Secured Parties other than the Holders of the Notes have rights and remedies with respect to the Collateral that, if exercised, could also adversely affect the value of the Collateral on behalf of the Holders of the Notes, particularly the rights described below under “— First Lien Intercreditor Agreement.” For a description of the Shared Receivables Collateral and the Non-Receivables Collateral, see “Description of Other Indebtedness — Senior Secured Credit Facilities — Guarantee and Security.”

The Issuer and the Guarantors are and will be able to incur additional Indebtedness in the future which could share in the Collateral, including additional First Lien Obligations, additional ABL Obligations, additional Junior Lien Obligations and Obligations secured by Permitted Liens. The amount of such additional Obligations is and will be limited by the covenant described under “Certain Covenants — Liens” and the covenant described under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.” Under certain circumstances, the amount of any such additional Obligations could be significant.

After-Acquired Collateral

From and after the Issue Date and subject to certain limitations and exceptions, (a) if the Issuer or any Guarantor creates any additional security interest upon any property or asset that would constitute Collateral to secure any First Lien Obligations (other than European Collateral and Separate Receivables Collateral), it must concurrently grant a first-priority perfected security interest (subject to Permitted Liens) upon such property as security for the Notes and (b) if the Issuer or any Guarantor creates any additional security interest upon any property or asset that would constitute Shared Receivables Collateral to secure any ABL Obligations, it must concurrently grant a second-priority perfected security interest (subject to Permitted Liens) upon such property as security for the Notes.

Liens with Respect to the Collateral

The Issuer, the Guarantors and the First Lien Collateral Agent entered into Security Documents in connection with the General Credit Facility with respect to the Collateral defining the terms of the security interests that secure the General Credit Facility with respect to such Collateral and that also define the terms of the security interests that secure the Notes and the Guarantees with respect to such Collateral. These security interests secure the payment and performance when due of all of the Obligations of the Issuers and the Guarantors under the Notes, the Indenture, the Guarantees and the Security Documents, as provided in the Security Documents.

First Lien Intercreditor Agreement

The Trustee and the First Lien Collateral Agent entered into a First Lien Intercreditor Agreement (as the same may be amended from time to time, the “First Lien Intercreditor Agreement”) with the Authorized Representative of the General Credit Facility Obligations with respect to the Collateral, which may be amended from time to time without the consent of the Holders to add other parties holding First Lien Obligations permitted to be incurred under the Indenture, General Credit Facility and the First Lien Intercreditor Agreement. The First Lien Collateral Agent is initially the collateral agent under the General Credit Facility.

Under the First Lien Intercreditor Agreement, as described below, the “Applicable Authorized Representative” has the right to direct foreclosures and take other actions with respect to the Common Collateral, and the Authorized Representatives of other Series of First Lien Obligations have no right to take actions with respect to the Common Collateral. The Applicable Authorized Representative is initially the administrative agent under the General Credit Facility, and the Trustee for the Holders, as Authorized Representative in respect of the Notes, has no rights to take any action under the First Lien Intercreditor Agreement.

The administrative agent under the General Credit Facility will remain the Applicable Authorized Representative until the earlier of (1) the Discharge of General Credit Facility Obligations and (2) the Non-Controlling Authorized Representative Enforcement Date (such date, the “Applicable Authorized Agent

Date”). After the Applicable Authorized Agent Date, the Applicable Authorized Representative will be the Authorized Representative of the Series of Additional First Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of First Lien Obligations, other than the General Credit Facility Obligations, with respect to the Common Collateral (the “Major Non-Controlling Authorized Representative”).

The “Non-Controlling Authorized Representative Enforcement Date” is the date that is 90 days (throughout which 90-day period the applicable Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (a) an event of default, as defined in the Indenture or other applicable indenture for that Series of First Lien Obligations, and (b) the First Lien Collateral Agent’s and each other Authorized Representative’s receipt of written notice from that Authorized Representative certifying that (i) such Authorized Representative is the Major Non-Controlling Authorized Representative and that an event of default, as defined in the Indenture or other applicable indenture for that Series of First Lien Obligations, has occurred and is continuing and (ii) the First Lien Obligations of that Series are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the Indenture or other applicable indenture for that Series of First Lien Obligations; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the administrative agent under the General Credit Facility or the First Lien Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Common Collateral or (2) at any time the Issuer or the Guarantor that has granted a security interest in such Common Collateral is then a debtor under or with respect to (or otherwise subject to) any insolvency or liquidation proceeding.

The Applicable Authorized Representative shall have the sole right to instruct the First Lien Collateral Agent to act or refrain from acting with respect to the Common Collateral, (b) the First Lien Collateral Agent shall not follow any instructions with respect to such Common Collateral from any representative of any Non-Controlling Secured Party or other First Lien Secured Party (other than the Applicable Authorized Representative), and (c) no Authorized Representative of any Non-Controlling Secured Party or other First Lien Secured Party (other than the Applicable Authorized Representative) will instruct the First Lien Collateral Agent to commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interests in or realize upon, or take any other action available to it in respect of, the Common Collateral.

Notwithstanding the equal priority of the Liens, the First Lien Collateral Agent, acting on the instructions of the Applicable Authorized Representative, may deal with the Common Collateral as if such Applicable Authorized Representative had a senior Lien on such Collateral. No representative of any Non-Controlling Secured Party may contest, protest or object to any foreclosure proceeding or action brought by the First Lien Collateral Agent, Applicable Authorized Representative or Controlling Secured Party. The Trustee and each other Authorized Representative will agree that it will not accept any Lien on any Collateral for the benefit of the Holders (other than funds deposited for the discharge or defeasance of the Notes) other than pursuant to the First Lien Security Documents. Each of the First Lien Secured Parties also will agree that it will not contest or support any other person in contesting, in any proceeding (including any insolvency or liquidation proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the First Lien Secured Parties in all or any part of the Collateral, or the provisions of the First Lien Intercreditor Agreement.

If a First Lien Event of Default has occurred and is continuing and the First Lien Collateral Agent is taking action to enforce rights in respect of any Common Collateral, or any distribution is made with respect to any Common Collateral in any bankruptcy case of the Issuer or any Guarantor, the proceeds of any sale, collection or other liquidation of any such Collateral by the First Lien Collateral Agent or any other First Lien Secured Party (or received pursuant to any other intercreditor agreement), as applicable, and proceeds of any such distribution (subject, in the case of any such distribution, to the paragraph immediately following) to which the First Lien Obligations are entitled under any other intercreditor agreement shall be applied among the First Lien Obligations to the payment in full of the First Lien Obligations on a ratable basis, after payment of all amounts owing to the First Lien Collateral Agent.

Notwithstanding the foregoing, with respect to any Common Collateral for which a third party (other than a First Lien Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of First Lien Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of First Lien Obligations (such third party, an “Intervening Creditor”), the value of any Common Collateral or proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Common Collateral or proceeds to be distributed in respect of the Series of First Lien Obligations with respect to which such Impairment exists.

None of the First Lien Secured Parties may institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the First Lien Collateral Agent or any other First Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Common Collateral. In addition, none of the First Lien Secured Parties may seek to have any Common Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral. If any First Lien Secured Party obtains possession of any Common Collateral or realizes any proceeds or payment in respect thereof, at any time prior to the discharge of each of the First Lien Obligations, then it must hold such Common Collateral, proceeds or payment in trust for the other First Lien Secured Parties and promptly transfer such Common Collateral, proceeds or payment to the First Lien Collateral Agent to be distributed in accordance with the First Lien Intercreditor Agreement.

If the Issuer or any Guarantor becomes subject to any bankruptcy case, the First Lien Intercreditor Agreement provides that (1) if the Issuer or any Guarantor shall, as debtor(s)-in-possession, move for approval of financing (the “DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, each First Lien Secured Party will agree not to object to any such financing or to the Liens on the Common Collateral securing the same (the “DIP Financing Liens”) or to any use of cash collateral that constitutes Common Collateral, unless any Controlling Secured Party, or an Authorized Representative of any Controlling Secured Party, shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Common Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Common Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any First Lien Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Common Collateral granted to secure the First Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Common Collateral as set forth in the First Lien Intercreditor Agreement), in each case so long as;

(A) the First Lien Secured Parties of each Series retain the benefit of their Liens on all such Common Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other First Lien Secured Parties (other than any Liens of the First Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the bankruptcy case,

(B) the First Lien Secured Parties of each Series are granted Liens on any additional collateral pledged to any First Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-a-vis the First Lien Secured Parties as set forth in the First Lien Intercreditor Agreement,

(C) if any amount of such DIP Financing or cash collateral is applied to repay any of the First Lien Obligations, such amount is applied pursuant to the First Lien Intercreditor Agreement, and

(D) if any First Lien Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection is applied pursuant to the First Lien Intercreditor Agreement;

provided that the First Lien Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the First Lien Secured Parties of such Series or its representative that shall not constitute Common Collateral; and provided, further, that the First Lien Secured Parties receiving adequate protection shall not object to any other First Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such First Lien Secured Parties in connection with a DIP Financing or use of cash collateral.

The First Lien Secured Parties acknowledge that the First Lien Obligations of any Series may, subject to the limitations set forth in the other First Lien Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in the First Lien Intercreditor Agreement defining the relative rights of the First Lien Secured Parties of any Series.

Additional General Intercreditor Agreement

The First Lien Collateral Agent is a party to an Additional General Intercreditor Agreement dated as of the Issue Date, (as the same may be amended from time to time, the “Additional General Intercreditor Agreement”), by and among the First Lien Collateral Agent, the Junior Lien Collateral Agent and the trustees under the Existing Second Priority Notes Indentures, by which the Notes are given the same ranking and rights with respect to the Collateral as provided to the General Credit Facility under the General Intercreditor Agreement, dated as of November 17, 2006, by and among the First Lien Collateral Agent and the Junior Lien Collateral Agent. Pursuant to the terms of the Additional General Intercreditor Agreement and subject to the First-Lien Intercreditor Agreement, prior to the Discharge of New First Lien Obligations, the First Lien Collateral Agent, acting on behalf of the New First Lien Secured Parties, will determine the time and method by which the security interests in the Collateral will be enforced and will have the sole and exclusive right to manage, perform and enforce the terms of the Security Documents relating to the Collateral and to exercise and enforce all privileges, rights and remedies thereunder according to its direction, including to take or retake control or possession of such Collateral and to hold, prepare for sale, marshall, process, sell, lease, dispose of or liquidate such Collateral, including, without limitation, following the occurrence of a Default or Event of Default under the Indenture. The Junior Lien Collateral Agent will not be permitted to enforce the security interests even if any event of default under an Existing Second Priority Notes Indenture has occurred and the Existing Second Priority Notes issued thereunder have been accelerated except (a) in any insolvency or liquidation proceeding, solely as necessary to file a proof of claim or statement of interest with respect to the Junior Lien Obligations or (b) as necessary to take any action in order to prove, preserve, perfect or protect (but not enforce) its security interest and rights in, and the perfection and priority of its Lien on, the Collateral.

The Junior Lien Collateral Agent, for itself and on behalf of each Junior Lien Secured Party, has agreed pursuant to the Additional General Intercreditor Agreement that (a) it will not (and thereby waives any right to) take any action to challenge, contest or support any other Person in contesting or challenging, directly or indirectly, in any proceeding (including any insolvency or liquidation proceeding), the validity, perfection, priority or enforceability of a Lien securing any New First Lien Obligations held (or purported to be held) by or on behalf of the First Lien Collateral Agent or any of the New First Lien Secured Parties or any agent or trustee therefor in any Collateral or other collateral securing both the New First Lien Obligations and any Junior Lien Obligations and (b) it will not oppose or otherwise contest (or support any other Person contesting) any request for judicial relief made in any court by the First Lien Collateral Agent or any New First Lien Secured Parties relating to the lawful enforcement of any First Priority Lien on Collateral or other collateral securing both the New First Lien Obligations and any Junior Lien Obligations.

In addition, the Security Documents provide that, subject to the First Lien Intercreditor Agreement, prior to the Discharge of New First Lien Obligations, the First Lien Collateral Agent may take actions with respect to the Collateral (including the release of Collateral and the manner of realization (subject to the provisions described under “— Release of Collateral”)) without the consent of the Junior Lien Collateral Agent or other Junior Lien Secured Parties.

The Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Non-Receivables Collateral upon the exercise of remedies will be applied to the First Lien Obligations to be distributed in accordance with the First Lien Intercreditor Agreement prior to application to any Junior Lien Obligations in such order as specified in the relevant First Lien Documents until the Discharge of New First Lien Obligations has occurred.

In addition, so long as the Discharge of New First Lien Obligations has not occurred, neither the Junior Lien Collateral Agent nor any Junior Lien Representative shall acquire or hold any Lien on any assets of the Issuer or any Subsidiary (and neither the Issuer nor any Subsidiary shall grant such Lien) securing any Junior Lien Obligations that are not also subject to the First Priority Lien in respect of the New First Lien Obligations under the First Lien Documents.

The Junior Lien Collateral Agent and each other Junior Lien Secured Party have agreed that any Lien purported to be granted on any collateral as security for New First Lien Obligations shall be deemed to be and shall be deemed to remain senior in all respects and prior to all Liens on such collateral securing any Junior Lien Obligations for all purposes regardless of whether the Lien purported to be granted is found to be improperly granted, improperly perfected, preferential, a fraudulent conveyance or legally or otherwise deficient in any manner.

If any New First Lien Secured Party is required in any insolvency or liquidation proceeding or otherwise to turn over or otherwise pay to the estate of the Issuer or any other Guarantor (or any trustee, receiver or similar person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then as among the parties hereto, the New First Lien Obligations shall be deemed to be reinstated to the extent of such Recovery and to be outstanding as if such payment had not occurred and such New First Lien Secured Party shall be entitled to a reinstatement of New First Lien Obligations with respect to all such recovered amounts and shall have all rights hereunder. If the Additional General Intercreditor Agreement shall have been terminated prior to such Recovery, the Additional General Intercreditor Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties thereto.

The Additional General Intercreditor Agreement provides that so long as the Discharge of New First Lien Obligations has not occurred, whether or not any insolvency or liquidation proceeding has been commenced by or against the Issuer or any Guarantor, (i) neither the Junior Lien Collateral Agent, any Junior Lien Representative nor any Junior Lien Secured Party will (x) exercise or seek to exercise any rights or remedies (including setoff or the right to credit bid debt (except under limited circumstances)) with respect to any collateral securing both the New First Lien Obligations and any Junior Lien Obligations in respect of any applicable Junior Lien Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or otherwise object to any foreclosure or enforcement proceeding or action brought with respect to the Collateral or any other collateral by the First Lien Collateral Agent or any New First Lien Secured Party in respect of the New First Lien Obligations, the exercise of any right by the First Lien Collateral Agent or any New First Lien Secured Party (or any agent or sub-agent on their behalf) in respect of the New First Lien Obligations under any control agreement, lockbox agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Junior Lien Collateral Agent, any Junior Lien Representative or any Junior Lien Secured Party either is a party or may have rights as a third-party beneficiary, or any other exercise by any such party of any rights and remedies as a secured party relating to such collateral or any other collateral under the First Lien Documents or otherwise in respect of New First Lien Obligations, or (z) object to any waiver or forbearance by the First Lien Secured Parties from or in respect of bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to such collateral or any other collateral in respect of New First Lien Obligations and (ii) except as otherwise provided in the Additional General Intercreditor Agreement, the First Lien Collateral Agent and the New First Lien Secured Parties shall have the sole and exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt), marshal, process and make determinations regarding the release, disposition or restrictions, or waiver or forbearance of rights or remedies with respect to such collateral without any consultation with or the consent of the Junior Lien Collateral Agent, any Junior Lien Representative or any Junior Lien Secured Party.

In addition, the Junior Lien Collateral Agent, each Junior Lien Representative and each other Junior Lien Secured Party have agreed, among other things, that if the Issuer or any Guarantor is subject to any insolvency or liquidation proceeding if the First Lien Collateral Agent, subject to the First Lien Intercreditor Agreement, desires to permit the use of cash collateral or to permit the Issuer or any Guarantor to obtain financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision in any Bankruptcy Law (“DIP Financing”), including if such DIP Financing is secured by Liens senior in priority to the Liens securing the Junior Lien Obligations, then the Junior Lien Collateral Agent and each Junior Lien Representative, on behalf of itself and each applicable Junior Lien Secured Party, agrees not to object to such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection therewith (except to the extent permitted by the Additional General Intercreditor Agreement) and, to the extent the Liens securing the new First Lien Obligations are subordinated or pari passu with such DIP Financing, will subordinate its Liens in the Collateral and any other collateral to such DIP Financing (and all Obligations relating thereto) on the same basis as they are subordinated to the New First Lien Obligations.

Subject to the terms of the Security Documents, the Issuer and the Guarantors have the right to remain in possession and retain exclusive control of the Collateral securing the Notes and the Notes Obligations (other than securities, instruments and chattel paper constituting part of the Collateral and deposited with the First Lien Collateral Agent in accordance with the provisions of the First Lien Security Documents and any Shared Receivables Collateral subject to a control agreement under the circumstances described in the First Lien Security Documents), to freely operate the Collateral and to collect, invest and dispose of any income therefrom.

Release of Collateral

Under the First Lien Intercreditor Agreement, if at any time the Applicable Authorized Representative forecloses upon or otherwise exercises remedies against any Common Collateral, then (whether or not any insolvency or liquidation proceeding is pending at the time) the Liens in favor of the First Lien Collateral Agent for the benefit of the Trustee and the Holders of the Notes and each other Series of First Lien Secured Parties upon such Common Collateral will automatically be released and discharged. However, any proceeds of any Common Collateral realized therefrom will be applied as described under “— First Lien Intercreditor Agreement.”

Under the Additional Receivables Intercreditor Agreement, if at any time the Issuer or any Guarantor or any ABL Secured Party delivers notice that any Shared Receivables Collateral is sold, transferred or otherwise disposed of by the owner of that Collateral in a transaction permitted under the ABL Facility, the General Credit Facility and the Indenture or the ABL Secured Parties are releasing or have released their Liens on such Shared Receivables Collateral in connection with a disposition in connection with an exercise of remedies with respect to such Collateral, then the Liens on such Shared Receivables Collateral securing New First Lien Obligations or Junior Lien Obligations will automatically be released and discharged as and when, but only to the extent, such Liens on such Shared Receivables Collateral securing ABL Obligations are released and discharged, provided that in the case of a disposition in connection with an exercise of remedies, any proceeds thereof not applied to repay ABL Obligations shall be subject to the Liens securing the First Lien Obligations and the Junior Lien Obligations and shall be applied pursuant to the Additional Receivables Intercreditor Agreement and the First Lien Intercreditor Agreement.

The Issuer and the Guarantors are entitled to the release of property and other assets constituting Collateral from the Liens securing the Notes and the Notes Obligations under any one or more of the following circumstances:

(1) to enable us to consummate the sale, transfer or other disposition of such property or assets to the extent not prohibited under the covenant described under “— Repurchase at the Option of Holders — Asset Sales”;

(2) the release of Excess Proceeds or Collateral Excess Proceeds that remain unexpended after the conclusion of an Asset Sale Offer or a Collateral Asset Sale Offer conducted in accordance with the Indenture;

(3) in the case of a Guarantor that is released from its Guarantee with respect to the Notes pursuant to the terms of the Indenture, the release of the property and assets of such Guarantor;

(4) with the consent of the holders of at least 75% of the aggregate principal amount of the Notes then outstanding and affected thereby and a majority of all Junior Lien Obligations (including the Existing Second Priority Notes) then outstanding and affected thereby (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, Junior Lien Obligations); or

(5) as described under “— Amendment, Supplement and Waiver” below.

To the extent necessary and for so long as required for such Subsidiary not to be subject to any requirement pursuant to Rule 3-16 of Regulation S-X under the Securities Act to file separate financial statements with the SEC (or any other governmental agency), the Capital Stock of any Subsidiary of the Company (excluding Healthtrust, Inc. — The Hospital Company, a Delaware corporation and its successors and assigns) shall not be included in the Collateral with respect to the respective Notes so affected (as described under “— Certain Limitations on the Collateral”) and shall not be subject to the Liens securing such Notes and the Notes Obligations.

The Liens on the Collateral securing the Notes and the Guarantees also will be released upon (i) payment in full of the principal of, together with accrued and unpaid interest (including Additional Interest, if any) on, the Notes and all other Obligations under the Indenture, the Guarantees and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest (including Additional Interest, if any), are paid or (ii) a legal defeasance or covenant defeasance under the Indenture as described below under “Legal Defeasance and Covenant Defeasance” or a discharge of the Indenture as described under “Satisfaction and Discharge.”

Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by an Officer of the Company, except in cases where Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert.

Notwithstanding anything to the contrary herein, the Issuer and its Subsidiaries will not be required to comply with all or any portion of Section 314(d) of the Trust Indenture Act if they determine, in good faith based on advice of counsel, that under the terms of that section and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of Section 314(d) of the Trust Indenture Act is inapplicable to the released Collateral.

Without limiting the generality of the foregoing, certain no action letters issued by the SEC have permitted an indenture qualified under the Trust Indenture Act to contain provisions permitting the release of collateral from Liens under such indenture in the ordinary course of the issuer’s business without requiring the issuer to provide certificates and other documents under Section 314(d) of the Trust Indenture Act. The Issuer and the Guarantors may, subject to the provisions of the Indenture, among other things, without any release or consent by the First Lien Collateral Agent, conduct ordinary course activities with respect to the Collateral, including, without limitation:

•	selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Lien of the Security Documents that has become worn out, defective, obsolete or not used or useful in the business;

•	abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Lien of the Indenture or any of the Security Documents;

•	surrendering or modifying any franchise, license or permit subject to the Lien of the Security Documents that it may own or under which it may be operating;

•	altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances;

•	granting a license of any intellectual property;

•	selling, transferring or otherwise disposing of inventory in the ordinary course of business;

•	collecting accounts receivable in the ordinary course of business as permitted by the covenant described under “Repurchase at the Option of Holders — Asset Sales”;

•	making cash payments (including for the repayment of Indebtedness or interest) from cash that is at any time part of the Collateral in the ordinary course of business that are not otherwise prohibited by the Indenture and the Security Documents; and

•	abandoning any intellectual property that is no longer used or useful in the Issuer’s business.

The Issuer must deliver an Officer’s Certificate to the First Lien Collateral Agent within 30 calendar days following the end of each six-month period beginning on May 15 and November 15 of each year, to the effect that all such releases and withdrawals during the preceding six-month period in the ordinary course of the Issuer’s or the Guarantors’ business, as described in the preceding paragraph, were not prohibited by the Indenture.

Additional Receivables Intercreditor Agreement

In addition, the First Lien Collateral Agent is a party to an Additional Receivables Intercreditor Agreement, dated as of the Issue Date, (as the same may be amended from time to time, the “Additional Receivables Intercreditor Agreement”), by and between the First Lien Collateral Agent and the collateral agent under the ABL Facility (the “ABL Collateral Agent”), by which the Notes are given the same ranking and rights with respect to the Shared Receivables Collateral as provided to the General Credit Facility under the Receivables Intercreditor Agreement dated as of November 17, 2006 by and among the Junior Lien Collateral Agent, the First Lien Collateral Agent and the ABL Collateral Agent. The Additional Receivables Intercreditor Agreement contains provisions with respect to the Shared Receivables Collateral and the relative rights, privileges and obligations relating thereto as between (a) the First Lien Collateral Agent and the New First Lien Secured Parties and (b) the ABL Collateral Agent and the ABL Secured Parties. The Additional Receivables Intercreditor Agreement provides for first-priority Liens in the Shared Receivables Collateral in favor of the ABL Secured Parties and junior priority Liens in the Shared Receivables Collateral in favor of the New First Lien Secured Parties, subject to Permitted Liens. The relative rights, privileges and obligations with respect to the Shared Receivables Collateral of the ABL Secured Parties, on the one hand, and the New First Lien Secured Parties, on the other, are substantially similar to the relative rights, privileges and obligations with respect to the Non-Receivables Collateral of the New First Lien Secured Parties, on the one hand, and the Junior Lien Secured Parties, on the other, respectively, except that the Liens of the New First Lien Secured Parties in the Shared Receivables Collateral are second-priority Liens and the Liens of the ABL Secured Parties in the Shared Receivables Collateral are first-priority liens and except to the extent customary or necessary with respect to collateral of the type that constitutes Shared Receivables Collateral.

The relative rights, privileges and obligations with respect to the Shared Receivables Collateral (a) as between the First Lien Collateral Agent and the First Lien Secured Parties, on the one hand, and the Junior Lien Collateral Agent and the Junior Lien Secured Parties, on the other, are governed by the Additional General Intercreditor Agreement described above and (b) as among the First Lien Secured Parties, are governed by the First Lien Intercreditor Agreement described above.

Certain Limitations on the Collateral

The Collateral securing the Notes does not include any of the following assets:

(1) the property or assets owned by any Subsidiary of the Issuer that is not a Guarantor, including each ABL Financing Entity;

(2) any rights or interests of the Issuer or any Guarantor in, to or under any agreement, contract, license, instrument, document or other general intangible (referred to solely for purposes of this clause (2) as a “Contract”), any intellectual property or any security or other investment property (i) to the extent the security interest in such Collateral is prohibited by any applicable contract, agreement or other instrument without the consent of any other party thereto (other than a party to the General Credit Facility or the Indenture or, in the case of investment property, a Wholly-Owned Subsidiary), (ii) to the extent the security interest in such Contract would give any other party (other than a party to the General Credit Facility or the Indenture or, in the case of investment property, a Wholly-Owned Subsidiary) to such Collateral the right to terminate its obligations thereunder or (iii) to the extent all necessary consents to such grant of a security interest have not been obtained from the other parties thereto (other than to the extent that any such prohibition referred to in clauses (i), (ii) and (iii) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law); provided that this limitation shall not affect, limit, restrict or impair the grant by the Issuer or such Guarantor of a security interest in any account receivable or any money or other amounts due or to become due under any Contract;

(3) any equipment of the Issuer or any Guarantor that is subject to, or secured by, a Capitalized Lease Obligation or Purchase Money Obligations and any equipment that constitutes an asset of an entity acquired in a transaction permitted by the Indenture to the extent that such equipment subject to a Lien permitted by the Indenture and the terms of the Indebtedness secured by such Lien prohibit assignment of, or granting of a security interest in, the Issuer’s or such Guarantor’s rights and interests therein (other than to the extent that any such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law); provided that immediately upon the repayment of all Indebtedness secured by such Lien, the Issuer or the Guarantor, as the case may be, shall be deemed to have granted a security interest in all the rights and interests with respect to such equipment;

(4) any Voting Stock that is issued by any Foreign Subsidiary, if and to the extent that the inclusion of such Voting Stock in the Collateral would cause the Collateral pledged by the Issuer or the applicable Guarantor, as the case may be, to include in the aggregate more than 65% of the total combined voting power of all classes of Voting Stock of such Foreign Subsidiary;

(5) any Capital Stock that is issued by a Subsidiary that is not owned directly by the Issuer or a Guarantor;

(6) any Capital Stock and other securities of a Subsidiary (excluding Healthtrust, Inc. — The Hospital Company, a Delaware corporation and its successors and assigns) to the extent that the pledge of such Capital Stock and other securities results in the Company’s being required to file separate financial statements of such Subsidiary with the SEC, but only to the extent necessary to not be subject to such requirement and only for so long as such requirement is in existence and only with respect to the relevant Notes affected; provided that neither the Issuer nor any Subsidiary shall take any action in the form of a reorganization, merger or other restructuring a principal purpose of which is to provide for the release of the Lien on any Capital Stock pursuant to this clause (6). In addition, in the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary of the Company (excluding Healthtrust, Inc. — The Hospital Company, a Delaware corporation and its successors and assigns) due to the fact that such Subsidiary’s Capital Stock secures the Notes affected thereby, then the Capital Stock of such Subsidiary will automatically be deemed not to be part of the Collateral securing the relevant Notes affected thereby but only to the extent necessary to not be subject to such requirement and only for so long as required to not be subject to such requirement. In such event, the Security Documents may be amended or modified, without the consent of any holder of such Notes, to the extent necessary to release the security interests in favor of the First Lien Collateral Agent on the shares of Capital Stock that are so deemed to no longer constitute part of the Collateral for the relevant Notes. In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s Capital Stock to secure the Notes in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of such Subsidiary, then the Capital Stock of such Subsidiary will automatically be deemed to be a part of the Collateral for the relevant Notes;

(7) certain non-Principal Properties that do not constitute Non-Receivables Collateral;

(8) any deposit accounts, other bank or securities accounts or cash of the Issuer or any Guarantor;

(9) any leaseholds and motor vehicles of the Issuer or any Guarantor;

(10) any Capital Stock or securities convertible into or exchangeable for Capital Stock (i) if, in the reasonable judgment of the Issuer, the cost or other consequences of pledging such Collateral shall be excessive in view of the benefits to be obtained by the First Lien Secured Parties therefrom or (ii) the pledge of such Collateral would result in adverse tax consequences to the Issuer or any of its Subsidiaries as reasonably determined by the Issuer and identified in writing to the First Lien Collateral Agent;

(11) any collateral to the extent the grant of the security interest therein would violate any requirement of law; and

(12) proceeds and products from any and all of the foregoing excluded collateral described in clauses (1) through (11), unless such proceeds or products would otherwise constitute Collateral securing the Notes.

Sufficiency of Collateral

The fair market value of the Collateral is subject to fluctuations based on factors that include, among others, the condition of the health care industry, the ability to sell the Collateral in an orderly sale, general economic conditions, the availability of buyers and similar factors. The amount to be received upon a sale of the Collateral would also be dependent on numerous factors, including, but not limited to, the actual fair market value of the Collateral at such time and the timing and the manner of the sale. By their nature, portions of the Collateral may be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time or in an orderly manner. In addition, in the event of a bankruptcy, the ability of the holders to realize upon any of the Collateral may be subject to certain bankruptcy law limitations as described below.

Certain Bankruptcy Limitations

The right of the Trustee to repossess and dispose of the Collateral upon the occurrence of an Event of Default would be significantly impaired by any Bankruptcy Law in the event that a bankruptcy case were to be commenced by or against the Company or any Guarantor prior to the Trustee’s having repossessed and disposed of the Collateral. Upon the commencement of a case for relief under the Bankruptcy Code, a secured creditor such as the Trustee is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security without bankruptcy court approval.

In view of the broad equitable powers of a U.S. bankruptcy court, it is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether or when the Trustee could repossess or dispose of the Collateral, the value of the Collateral at any time during a bankruptcy case or whether or to what extent Holders of the Notes would be compensated for any delay in payment or loss of value of the Collateral. The Bankruptcy Code permits only the payment and/or accrual of post-petition interest, costs and attorneys’ fees to a secured creditor during a debtor’s bankruptcy case to the extent the value of such creditor’s interest in the Collateral is determined by the bankruptcy court to exceed the aggregate outstanding principal amount of the obligations secured by the Collateral.

Furthermore, in the event a domestic or foreign bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due on the Notes, the Holders of the Notes would hold secured claims only to the extent of the value of the Collateral to which the Holders of the Notes are entitled, and unsecured claims with respect to such shortfall.

Paying Agent and Registrar for the Notes

The Issuer must maintain one or more paying agents for the Notes in the Borough of Manhattan, City of New York. The initial paying agent for the Notes is Deutsche Bank Trust Company Americas.

The Issuer must also maintain a registrar with offices in the Borough of Manhattan, City of New York. The initial registrar is Deutsche Bank Trust Company Americas. The registrar maintains a register reflecting ownership of the Notes outstanding from time to time and will make payments on and facilitate transfer of Notes on behalf of the Issuer.

The Issuer may change the paying agents or the registrars without prior notice to the Holders. The Issuer or any of its Subsidiaries may act as a paying agent or registrar.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Issuer will not be required to transfer or exchange any Note selected for redemption. Also, the Issuer will not be required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Principal, Maturity and Interest

The Issuer issued $1,500,000,000 in aggregate principal amount of Notes in this offering. The Notes will mature on April 15, 2019. Subject to compliance with the covenant described below under the caption “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” the Issuer may issue additional Notes, from time to time after this offering under the Indenture (any such Notes, “Additional Notes”). Except as described under “Amendment, Supplement and Waiver,” the Notes of the Issuer and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “Notes” for all purposes of the Indenture and this “Description of Notes” include any Additional Notes that are actually issued.

Interest on the Notes will accrue at the rate of 8 1/2% per annum and is payable semi-annually in arrears on April 15 and October 15 commencing October 15, 2009, to the Holders of record on the immediately preceding April 1 and October 1. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest on the Notes is computed on the basis of a 360-day year comprised of twelve 30-day months.

Additional Interest

Additional Interest may accrue on the Notes in certain circumstances pursuant to the Registration Rights Agreement. All references in the Indenture, in any context, to any interest or other amount payable on or with respect to the Notes shall be deemed to include any Additional Interest pursuant to the Registration Rights Agreement. Principal of, premium, if any, and interest on the Notes is payable at the office or agency of the Issuer maintained for such purpose within the City and State of New York or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the Notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuer, the Issuer’s office or agency in New York will be the office of the Registrar and Paying Agent maintained for such purpose.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Issuer will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Notes as described under the caption “Repurchase at the Option of Holders.” The Issuer may at any time and from time to time purchase Notes in the open market or otherwise.

Optional Redemption

Except as set forth below, the Issuer is not entitled to redeem Notes at its option prior to April 15, 2014.

At any time prior to April 15, 2014, the Issuer may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder or otherwise in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the date of redemption (the “Redemption Date”), subject to the rights of Holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date.

On and after April 15, 2014 the Issuer may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder or otherwise in accordance with the procedures of DTC, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on April 15 of each of the years indicated below:

Year	Percentage

2014	104.250%
2015	102.833%
2016	101.417%
2017 and thereafter	100.000%

In addition, until April 15, 2012, the Issuer may, at its option, on one or more occasions redeem up to 35% of the aggregate principal amount of Notes at a redemption price equal to 108.500% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings; provided that at least 50% of the sum of the original aggregate principal amount of Notes issued under the Indenture and the original principal amount of any Additional Notes that are Notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

Any notice of any redemption may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or other corporate transaction.

If the Issuer redeems less than all of the outstanding Notes, the Registrar and Paying Agent shall select the Notes to be redeemed in the manner described under “Repurchase at the Option of Holders — Selection and Notice.”

Repurchase at the Option of Holders

Change of Control

The Notes provide that if a Change of Control occurs, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all the outstanding Notes as described under “Optional Redemption,” the Issuer will make an offer to purchase all of the Notes pursuant to the offer described below

(the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee and the Registrar, to each Holder of Notes to the address of such Holder appearing in the security register with a copy to the Trustee and the Registrar or otherwise in accordance with the procedures of DTC, with the following information:

(1) that a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control” and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4) that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the paying agent receives, not later than the close of business on the 30th day following the date of the Change of Control notice, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7) that if the Issuer is redeeming less than all of the Notes, the Holders of the remaining Notes will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof; and

(8) the other instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

(1) accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

The Senior Credit Facilities provide, and future credit agreements or other agreements relating to Senior Indebtedness to which the Issuer becomes a party may provide, that certain change of control events with respect to the Issuer would constitute a default thereunder (including a Change of Control under the Indenture). If we experience a change of control that triggers a default under our Senior Credit Facilities, we could seek a waiver of such default or seek to refinance our Senior Credit Facilities. In the event we do not obtain such a waiver or refinance the Senior Credit Facilities, such default could result in amounts outstanding under our Senior Credit Facilities being declared due and payable and could cause a Receivables Facility to be wound down.

Our ability to pay cash to the Holders of the Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Initial Purchasers and us. After the Issue Date, we have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “Certain Covenants — Liens.” Such restrictions in the Indenture can be waived only with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

The Issuer is not required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Issuer to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Issuer to make an offer to repurchase the Notes as described above.

The provisions under the Indenture relating to the Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

Asset Sales

The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to consummate, directly or indirectly, an Asset Sale, unless:

(1) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of; and

(2) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(a) any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of the Issuer or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes, that are assumed by the transferee of any such assets and for which the Issuer and all of its Restricted Subsidiaries have been validly released by all creditors in writing,

(b) any securities received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, and

(c) any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed 5% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose.

Within 450 days after the receipt of any Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

(1) to permanently reduce:

(a) Obligations constituting First Lien Obligations (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto) (provided that (x) to the extent that the terms of First Lien Obligations other than Obligations under the Notes require that such First Lien Obligations are repaid with the Net Proceeds of Asset Sales prior to repayment of other Indebtedness, the Issuer and its Restricted Subsidiaries shall be entitled to repay such other First Lien Obligations prior to repaying the Obligations under the Notes and (y) subject to the foregoing clause (x), if the Issuer or any Guarantor shall so reduce First Lien Obligations, the Issuer will equally and ratably reduce Obligations under the Notes through open-market purchases (provided that such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, on the pro rata principal amount of Notes);

(b) Obligations under the Existing Notes which have a final maturity date (as in effect on the Issue Date) on or prior to the maturity date of the Notes; provided that, at the time of, and after giving effect to, such repurchase, redemption or defeasance, the aggregate amount of Net Proceeds used to repurchase, redeem or defease Existing Notes pursuant to this subclause (b) following the Issue Date shall not exceed 5% of the consolidated total assets of the Issuer and is subsidiaries at such time; or

(c) Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuer or another Restricted Subsidiary (or any affiliate thereof);

(2) to make (a) an Investment in any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets, in each of (a), (b) and (c), used or useful in a Similar Business; or

(3) to make an investment in (a) any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties or (c) acquisitions of other assets that, in each of (a), (b) and (c), replace the businesses, properties and/or assets that are the subject of such Asset Sale;

provided that, in the case of clauses (2) and (3) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer, or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, the Issuer or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within 180 days of such cancellation or termination; provided, further, that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

Any Net Proceeds from Asset Sales of Collateral that are not invested or applied as set forth in the first sentence of the preceding paragraph will be deemed to constitute “Collateral Excess Proceeds.” When the aggregate amount of Collateral Excess Proceeds exceeds $200.0 million, the Issuer shall make an offer to all Holders of the Notes and, if required by the terms of any First Lien Obligations or Obligations secured by a Lien permitted under the Indenture (which Lien is not subordinate to the Lien of the Notes with respect to the Collateral), to the holders of such First Lien Obligations or such other Obligations (a “Collateral Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such First Lien Obligations or such other Obligations that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Collateral Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer will commence a Collateral Asset Sale Offer with respect to Collateral Excess Proceeds within ten Business Days after the date that Collateral Excess Proceeds exceed $200.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee.

Any Net Proceeds from Asset Sales of non-Collateral that are not invested or applied as provided and within the time period set forth in the first sentence of the second preceding paragraph will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $200.0 million, the Issuer shall make an offer to all Holders of the Notes and, if required or permitted by the terms of any Senior Indebtedness, to the holders of such Senior Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Senior Indebtedness that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $200.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee.

To the extent that the aggregate amount of Notes and such other First Lien Obligations or Obligations secured by a Lien permitted by the Indenture (which Lien is not subordinate to the Lien of the Notes with respect to the Collateral) tendered pursuant to a Collateral Asset Sale Offer is less than the Collateral Excess Proceeds, the Issuer may use any remaining Collateral Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. To the extent that the aggregate amount of Notes and such

Senior Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Notes or other First Lien Obligations or such other Obligations surrendered by such holders thereof exceeds the amount of Collateral Excess Proceeds, the Trustee shall select the Notes and such other First Lien Obligations or such other Obligations to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such other First Lien Obligations or such other Obligations tendered. If the aggregate principal amount of Notes or the Senior Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such Senior Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Senior Indebtedness tendered. Upon completion of any such Collateral Asset Sale Offer or Asset Sale Offer, the amount of Collateral Excess Proceeds or Excess Proceeds, as the case may be, shall be reset at zero. Additionally, the Issuer may, at its option, make a Collateral Asset Sale Offer or an Asset Sale Offer using proceeds from any Asset Sale at any time after consummation of such Asset Sale; provided that such Collateral Asset Sale Offer or Asset Sale Offer shall be in an aggregate amount of not less than $50.0 million. Upon consummation of such Collateral Asset Sale Offer or Asset Sale Offer, any Net Proceeds not required to be used to purchase Notes shall not be deemed Excess Proceeds.

Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Collateral Asset Sale Offer or an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

Selection and Notice

If the Issuer is redeeming less than all of the Notes issued by it at any time, the Registrar and Paying Agent will select the Notes to be redeemed (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, (b) on a pro rata basis to the extent practicable or (c) by lot or such other similar method in accordance with the procedures of DTC.

Notices of purchase or redemption shall be mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or Redemption Date to each Holder of Notes at such Holder’s registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

The Issuer will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the Redemption Date, interest ceases to accrue on Notes or portions thereof called for redemption.

Certain Covenants

Set forth below are summaries of certain covenants contained in the Indenture. If on any date following the Issue Date (i) the Notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Issuer and the

Restricted Subsidiaries will not be subject to the following covenants (collectively, the “Suspended Covenants”):

(1) “Repurchase at the Option of Holders”;

(2) “— Limitation on Restricted Payments”;

(3) “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(4) clause (4) of the first paragraph of “— Merger, Consolidation or Sale of All or Substantially All Assets”;

(5) “— Transactions with Affiliates”; and

(6) “— Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.”

In the event that the Issuer and the Restricted Subsidiaries are not subject to the Suspended Covenants under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies (a) withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating and/or (b) the Issuer or any of its Affiliates enters into an agreement to effect a transaction that would result in a Change of Control and one or more of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to the Notes below an Investment Grade Rating, then the Issuer and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the Indenture with respect to future events, including, without limitation, a proposed transaction described in clause (b) above.

The period of time between the Suspension Date and the Reversion Date is referred to in this description as the “Suspension Period.” Additionally, upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Net Proceeds shall be reset at zero. In the event of any such reinstatement, no action taken or omitted to be taken by the Issuer or any of its Restricted Subsidiaries prior to such reinstatement will give rise to a Default or Event of Default under the Indentures with respect to Notes; provided that (1) with respect to Restricted Payments made after any such reinstatement, the amount of Restricted Payments made will be calculated as though the covenant described under the caption “— Limitation on Restricted Payments” had been in effect prior to, but not during the Suspension Period, provided that any Subsidiaries designated as Unrestricted Subsidiaries during the Suspension Period shall automatically become Restricted Subsidiaries on the Reversion Date (subject to the Issuer’s right to subsequently designate them as Unrestricted Subsidiaries in compliance with the covenants set out below), and (2) all Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be classified to have been incurred or issued pursuant to clause (3) of the second paragraph of “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.”

There can be no assurance that the Notes will ever achieve or maintain Investment Grade Ratings.

Limitation on Restricted Payments

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(I) declare or pay any dividend or make any payment or distribution on account of the Issuer’s, or any of its Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:

(a) dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or

(b) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted

Subsidiary other than a Wholly-Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(II) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer, including in connection with any merger or consolidation;

(III) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

(a) Indebtedness permitted under clauses (7) and (8) of the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(b) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(IV) make any Restricted Investment

(all such payments and other actions set forth in clauses (I) through (IV) above (other than any exception thereto) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after November 17, 2006 (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (b) thereof only), (6)(c), (9) and (14) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

(a) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) beginning October 1, 2006, to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

(b) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by the Issuer since immediately after November 17, 2006 (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) from the issue or sale of:

(i) (A) Equity Interests of the Issuer, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received from the sale of:

(x) Equity Interests to members of management, directors or consultants of the Issuer, any direct or indirect parent company of the Issuer and the Issuer’s Subsidiaries after

November 17, 2006 to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and

(y) Designated Preferred Stock; and

(B) to the extent such net cash proceeds are actually contributed to the Issuer, Equity Interests of the Issuer’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

(ii) debt securities of the Issuer that have been converted into or exchanged for such Equity Interests of the Issuer;

provided, however, that this clause (b) shall not include the proceeds from (V) Refunding Capital Stock (as defined below), (W) Equity Interests or convertible debt securities of the Issuer sold to a Restricted Subsidiary, as the case may be, (X) Disqualified Stock or debt securities that have been converted into Disqualified Stock, (Y) Excluded Contributions or (Z) the Delayed Equity Amount; plus

(c) 100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property contributed to the capital of the Issuer following November 17, 2006 (other than net cash proceeds to the extent such net cash proceeds (i) have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” (ii) are contributed by a Restricted Subsidiary, (iii) constitute Excluded Contributions or (iv) constitute the Delayed Equity Amount); plus

(d) 100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by means of:

(i) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Issuer or its Restricted Subsidiaries, in each case after November 17, 2006; or

(ii) the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after November 17, 2006; plus

(e) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after November 17, 2006, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Issuer in good faith (or if such fair market value exceeds $250.0 million, in writing by an Independent Financial Advisor), at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary other than to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

The foregoing provisions will not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

(2) (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Treasury Capital Stock”) or Subordinated Indebtedness of the Issuer or any Equity Interests of any direct or indirect parent company of the Issuer, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent contributed to the Issuer (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”) and (b) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3) the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Issuer or a Guarantor made in exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Guarantor, as the case may be, which is incurred in compliance with “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as:

(a) the principal amount (or accreted value) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value, plus the amount of any reasonable premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness;

(b) such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value;

(c) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired; and

(d) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

(4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Issuer or any of its direct or indirect parent companies held by any future, present or former employee, director or consultant of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, including any Equity Interests rolled over by management of the Company or any of its direct or indirect parent companies in connection with the Transaction; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $75.0 million (which shall increase to $150.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent entity of the Issuer) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $225.0 million in any calendar year (which shall increase to $450.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent corporation of the Issuer)); provided further that such amount in any calendar year may be increased by an amount not to exceed:

(a) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer, Equity Interests of any of the Issuer’s direct or indirect parent companies, in each case to members of management, directors or consultants of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after November 17, 2006, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

(b) the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries after November 17, 2006; less

(c) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

and provided, further, that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from members of management of the Issuer, any of the Issuer’s direct or indirect parent companies or any of the Issuer’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Issuer or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries or any class or series of Preferred Stock of any Restricted Subsidiary issued in accordance with the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” to the extent such dividends are included in the definition of “Fixed Charges”;

(6) (a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer after November 17, 2006;

(b) the declaration and payment of dividends to a direct or indirect parent company of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent corporation issued after the Issue Date; provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the Issuer from the sale of such Designated Preferred Stock; or

(c) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided, however, in the case of each of (a) and (c) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Issuer and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(7) Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities, not to exceed 2.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(8) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(9) the declaration and payment of dividends on the Issuer’s common stock (or the payment of dividends to any direct or indirect parent entity to fund a payment of dividends on such entity’s common stock), following consummation of the first public offering of the Issuer’s common stock or the common stock of any of its direct or indirect parent companies after November 17, 2006, of up to 6% per annum of the net cash proceeds received by or contributed to the Issuer in or from any such public offering, other than public offerings with respect to the Issuer’s common stock registered on Form S-8 and other than any public sale constituting an Excluded Contribution;

(10) Restricted Payments that are made with Excluded Contributions;

(11) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11) not to exceed 3.0% of Total Assets at the time made;

(12) distributions or payments of Receivables Fees;

(13) any Restricted Payment used to fund amounts owed to Affiliates (including dividends to any direct or indirect parent of the Issuer to permit payment by such parent of such amount), in each case to the extent permitted by the covenant described under “— Transactions with Affiliates”;

(14) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness in accordance with the provisions similar to those described under the captions “Repurchase at the Option of Holders — Change of Control” and “Repurchase at the Option of Holders — Asset Sales”; provided that all Notes tendered by Holders in connection with a Change of Control Offer, Collateral Asset Sale Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(15) the declaration and payment of dividends by the Issuer to, or the making of loans to, any direct or indirect parent in amounts required for any direct or indirect parent companies to pay, in each case without duplication,

(a) franchise and excise taxes and other fees, taxes and expenses required to maintain their corporate existence;

(b) foreign, federal, state and local income taxes, to the extent such income taxes are attributable to the income of the Issuer and its Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer and its Restricted Subsidiaries would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity;

(c) for as long as Hercules Holding II, LLC is a parent of the Issuer, distributions equal to any taxable income of Hercules Holding II, LLC resulting from the Hedging Arrangements multiplied by 45%;

(d) customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Issuer to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

(e) general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Issuer to the extent such costs and expenses are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries; and

(f) fees and expenses other than to Affiliates of the Issuer related to any unsuccessful equity or debt offering of such parent entity; and

(16) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents);

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (11) and (16), no Default shall have occurred and be continuing or would occur as a consequence thereof.

As of the Issue Date, all of the Issuer’s Subsidiaries are Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investment.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clause (7), (10) or (11) of the second paragraph of this covenant, or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries are not subject to any of the restrictive covenants set forth in the Indenture.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness), and the Issuer will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Issuer may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for the Issuer and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided, further, that Restricted Subsidiaries that are not Guarantors may not incur Indebtedness or Disqualified Stock or Preferred Stock if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), more than an aggregate of $2,000.0 million of Indebtedness or Disqualified Stock or Preferred Stock of Restricted Subsidiaries that are not Guarantors would be outstanding pursuant to this paragraph and clauses (12), (14) and (19) below at such time.

The foregoing limitations will not apply to:

(1) the incurrence of Indebtedness under (x) Credit Facilities (other than the ABL Facility) by the Issuer or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $16,500.0 million (including any Indebtedness incurred and represented by the Notes (including the Guarantees) or any Additional First Lien Obligations by the Issuer or any Guarantor, the proceeds of which Notes or Additional First Lien Obligations are used to repay such Credit Facilities) outstanding at any one time and (y) the ABL Facility by the Issuer or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount equal to the ABL Facility Cap;

(2) reserved;

(3) Indebtedness of the Issuer and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clause (1)), including the Existing Second Priority Notes and the Existing Notes;

(4) Indebtedness consisting of Capitalized Lease Obligations and Purchase Money Obligations; so long as such Indebtedness exists at the date of such purchase, lease or improvement, or is created within 270 days thereafter;

(5) Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation, medical malpractice or employee health claims, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation, medical malpractice or employee health claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(6) Indebtedness arising from agreements of the Issuer or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that such Indebtedness is not reflected on the balance sheet of the Issuer, or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6));

(7) Indebtedness of the Issuer to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness;

(8) Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided that if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor, such Indebtedness is expressly subordinated in right of payment to the Guarantee of the Notes of such Guarantor; provided, further, that any subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (8);

(9) shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another of its Restricted Subsidiaries) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (9);

(10) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be incurred pursuant to “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” exchange rate risk or commodity pricing risk;

(11) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(12) (a) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary equal to 200.0% of the net cash proceeds received by the Issuer since immediately after November 17, 2006 from the issue or sale of Equity

Interests of the Issuer or cash contributed to the capital of the Issuer (in each case, other than Excluded Contributions or proceeds of Disqualified Stock or sales of Equity Interests to the Issuer or any of its Subsidiaries) as determined in accordance with clauses (3)(b) and (3)(c) of the first paragraph of “— Limitation on Restricted Payments” to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the second paragraph of “— Limitation on Restricted Payments” or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof) and (b) Indebtedness or Disqualified Stock of Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not at any one time outstanding exceed $1,500.0 million; provided, however, that on a pro forma basis, together with any amounts incurred and outstanding by Restricted Subsidiaries that are not Guarantors pursuant to the second proviso to the first paragraph of this covenant and clauses (14) and (19), no more than $2,000.0 million of Indebtedness, Disqualified Stock or Preferred Stock at any one time outstanding and incurred pursuant to this clause (12)(b) shall be incurred by Restricted Subsidiaries that are not Guarantors (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (12)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (12)(b));

(13) the incurrence or issuance by the Issuer or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to refund or refinance any Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary incurred as permitted under the first paragraph of this covenant and clauses (3), (4) and (12)(a) above, this clause (13) and clause (14) below or any Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary issued to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including reasonable tender premiums), defeasance costs and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(a) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced,

(b) to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu to the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated or pari passu to the Notes or the Guarantee at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

(c) shall not include Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Guarantor;

and, provided, further, that subclause (a) of this clause (13) will not apply to any refunding or refinancing of any ABL Obligations and Obligations secured by Permitted Liens;

(14) Indebtedness, Disqualified Stock or Preferred Stock of (x) the Issuer or a Restricted Subsidiary incurred to finance an acquisition or (y) Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into the Issuer or a Restricted Subsidiary in accordance with the terms of the Indenture; provided that after giving effect to such acquisition or merger, either

(a) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant, or

(b) the Fixed Charge Coverage Ratio of the Issuer and the Restricted Subsidiaries is greater than immediately prior to such acquisition or merger;

provided, however, that on a pro forma basis, together with amounts incurred and outstanding pursuant to the second proviso to the first paragraph of this covenant and clauses (12) and (19), no more than $2,000.0 million of Indebtedness, Disqualified Stock or Preferred Stock at any one time outstanding and incurred by Restricted Subsidiaries that are not Guarantors pursuant to this clause (14) shall be incurred and outstanding;

(15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within two Business Days of its incurrence;

(16) Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to any Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(17) (a) any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary, so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture, or (b) any guarantee by a Restricted Subsidiary of Indebtedness of the Issuer; provided that such guarantee is incurred in accordance with the covenant described below under “— Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”;

(18) Indebtedness of Foreign Subsidiaries of the Issuer in an amount not to exceed at any one time outstanding and together with any other Indebtedness incurred under this clause (18) 7.5% of the Total Assets of the Foreign Subsidiaries (it being understood that any Indebtedness incurred pursuant to this clause (18) shall cease to be deemed incurred or outstanding for purposes of this clause (18) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiaries could have incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (18));

(19) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary incurred to finance or assumed in connection with an acquisition in a principal amount not to exceed $200.0 million in the aggregate at any one time outstanding together with all other Indebtedness, Disqualified Stock and/or Preferred Stock issued under this clause (19) (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (19) shall cease to be deemed incurred or outstanding for purposes of this clause (19) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (19)); provided, however, that on a pro forma basis, together with amounts incurred and outstanding by Restricted Subsidiaries that are not Guarantors pursuant to the second proviso to the first paragraph of this covenant and clauses (12) and (14), no more than $2,000.0 million of Indebtedness would be incurred and outstanding by Restricted Subsidiaries that are not Guarantors;

(20) Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business;

(21) Indebtedness consisting of Indebtedness issued by the Issuer or any of its Restricted Subsidiaries to current or former officers, directors and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent described in clause (4) of the second paragraph under the caption “— Limitation on Restricted Payments”;

(22) Physician Support Obligations incurred by the Issuer or any Restricted Subsidiary; and

(23) Indebtedness of the Issuer or any of its Restricted Subsidiaries undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture operating one or more health care facilities, including, without limitation, hospitals, ambulatory surgery centers, outpatient diagnostic centers or imaging centers, in each case, in the ordinary course of business.

For purposes of determining compliance with this covenant:

(1) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (23) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer, in its sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses; provided that all Indebtedness outstanding under the Credit Facilities on November 17, 2006 will be treated as incurred on November 17, 2006 under clause (1) of the preceding paragraph; and

(2) at the time of incurrence, the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above.

Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

The Indenture provides that the Issuer will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuer or such Guarantor, as the case may be.

The Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Limitation on Prepayment or Modification of Existing Notes

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly purchase, redeem, defease or otherwise acquire or retire for value any of the Existing Notes prior to the final maturity date thereof (as in effect on the Issue Date); provided that the Issuer may:

(1) purchase, redeem, defease or otherwise acquire or retire for value any of the Existing Notes which have a final maturity date (as in effect on the Issue Date) on or prior to December 31, 2011; and

(2) purchase, redeem, defease or otherwise acquire or retire for value any other Existing Notes which have a final maturity date (as in effect on the Issue Date) on or prior to the maturity date of the Notes; provided that, in the case of any such prepayment funded with the proceeds of the issuance of Secured Indebtedness, at the time of incurrence and after giving pro forma effect thereto and to the application of the proceeds thereof, (x) the Consolidated Secured Debt Ratio would be no greater than 5.25 to 1.0 and (y) the Consolidated Leverage Ratio would be no greater than 7.0 to 1.0.

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, amend the Existing Notes Indenture, or any supplemental indenture in respect thereof, in any way to advance the final maturity date or shorten the Weighted Average Life to Maturity of any series of the Existing Notes such that any Existing Notes with a maturity date following the maturity of the Notes would have a maturity date on or prior to the date one year following the maturity date of the Notes or which would prohibit the making of the Guarantees or the creation of Liens in favor of the Notes and the Guarantees on the Collateral.

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, designate any additional subsidiaries as “Restricted Subsidiaries” (as defined in the Existing Notes Indenture) for purposes of the Existing Notes Indenture.

Liens

The Issuer will not, and will not permit any Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness or any related Guarantee, on any asset or property of the Issuer or any Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, other than Liens securing Indebtedness that are junior in priority to the Liens on such property, assets or proceeds securing the Notes and related Guarantees.

The foregoing shall not apply to (a) Liens securing the Notes and the related Guarantees, (b) Liens securing Indebtedness permitted to be incurred under Credit Facilities, including any letter of credit relating thereto, that was permitted by the terms of the Indenture to be incurred pursuant to clause (1) of the second paragraph under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that, with respect to Liens securing Obligations permitted under this subclause (b), the Notes and the related Guarantees are secured by Liens on the assets subject to such Liens (except any European Collateral) to the extent, with the priority and subject to intercreditor arrangements, in each case no less favorable to the Holders of the Notes than those described under “Security” above and (c) Liens which are pari passu in priority to the Liens securing the Notes and related Guarantees and are incurred to secure Obligations in respect of any Indebtedness permitted to be incurred pursuant to the covenant described above under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that, with respect to Liens securing Obligations permitted under this subclause (c), at the time of incurrence and after giving pro forma effect thereto, the ratio of (1) the aggregate amount of Indebtedness secured by property, assets or proceeds that secure the Notes and related Guarantees that are subject to a Lien that is pari passu or senior in priority to the Liens securing the Notes and the related Guarantees incurred pursuant to subclause (b) above, this subclause (c) and clause (6) of the definition of “Permitted Liens” (other than Liens securing Indebtedness incurred pursuant to clauses (4) and (18) of the covenant described above under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) to (2) the Issuer’s EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio would be no greater than 4.25 to 1.0; provided that, with respect to Liens securing Obligations permitted under this subclause (c), the Notes and the related Guarantees are secured by Liens on the assets subject to such Liens (except any European Collateral) to the extent, with the priority and subject to intercreditor arrangements, in each case no less favorable to the Holders of the Notes than those described under “Security” above.

Merger, Consolidation or Sale of All or Substantially All Assets

The Issuer may not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) the Issuer is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the jurisdiction of organization of the Issuer or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”);

(2) the Successor Company, if other than the Issuer, expressly assumes all the obligations of the Issuer under the Notes and the Security Documents pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3) immediately after such transaction, no Default exists;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

(a) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” or

(b) the Fixed Charge Coverage Ratio for the Successor Company, the Issuer and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

(5) each Guarantor, unless it is the other party to the transactions described above, in which case clause (b) of the second succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture, the Notes and the Registration Rights Agreement;

(6) the Collateral owned by the Successor Company will (a) continue to constitute Collateral under the Indenture and the Security Documents, (b) be subject to a Lien in favor of the Junior Lien Collateral Agent for the benefit of the Trustee and the Holders of the Notes and (c) not be subject to any other Lien, other than Permitted Liens;

(7) to the extent any assets of the Person which is merged or consolidated with or into the Successor Company are assets of the type which would constitute Collateral under the Security Documents, the Successor Company will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in the Indenture or any of the Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Security Documents; and

(8) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture and, if a supplemental indenture or any supplement to any Security Document is required in connection with such transaction, such supplement shall comply with the applicable provisions of the Indenture.

The Successor Company will succeed to, and be substituted for the Issuer, as the case may be, under the Indenture, the Guarantees and the Notes, as applicable. Notwithstanding the foregoing clauses (3) and (4),

(1) any Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to the Issuer, and

(2) the Issuer may merge with an Affiliate of the Issuer, as the case may be, solely for the purpose of reincorporating the Issuer in a State of the United States or any state thereof, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby.

Subject to certain limitations described in the Indenture governing release of a Guarantee upon the sale, disposition or transfer of a Guarantor, no Guarantor will, and the Issuer will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not the Issuer or Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) (a) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(b) the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor’s related Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(c) immediately after such transaction, no Default exists; and

(d) the Issuer shall have delivered to the Trustee an Officer’s Certificate, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture; or

(2) the transaction is made in compliance with the covenant described under “Repurchase at the Option of Holders — Asset Sales.”

Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, any Guarantor may (i) merge into or transfer all or part of its properties and assets to another Guarantor or the Issuer, (ii) merge with an Affiliate of the Company solely for the purpose of reincorporating the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof or (iii) convert into a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor.

Transactions with Affiliates

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $40.0 million, unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2) the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $80.0 million, a resolution adopted by the majority of the board of directors of the Issuer approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above.

The foregoing provisions will not apply to the following:

(1) transactions between or among the Issuer or any of its Restricted Subsidiaries;

(2) Restricted Payments permitted by the provisions of the Indenture described above under the covenant “— Limitation on Restricted Payments” and the definition of “Permitted Investments”;

(3) the payment of management, consulting, monitoring and advisory fees and related expenses to the Investors and the Frist Entities pursuant to the Sponsor Management Agreement (plus any unpaid management, consulting, monitoring and advisory fees and related expenses accrued in any prior year) and the termination fees pursuant to the Sponsor Management Agreement, in each case as in effect on the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous in the good faith judgment of the board of directors of the Issuer to the Holders when taken as a whole as compared to the Sponsor Management Agreement in effect on the Issue Date);

(4) the payment of reasonable and customary fees paid to, and indemnities provided for the benefit of, officers, directors, employees or consultants of Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(5) transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(6) any agreement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

(7) the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders when taken as a whole;

(8) reserved;

(9) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Issuer and its Restricted Subsidiaries, in the reasonable determination of the board of directors of the Issuer or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(10) the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any Permitted Holder or to any director, officer, employee or consultant;

(11) sales of accounts receivable, or participations therein, in connection with the ABL Facility and any Receivables Facility;

(12) payments by the Issuer or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the board of directors of the Issuer in good faith;

(13) payments or loans (or cancellation of loans) to employees or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and employment agreements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by the Issuer in good faith;

(14) investments by the Investors or the Frist Entities in securities of the Issuer or any of its Restricted Subsidiaries so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5% of the proposed or outstanding issue amount of such class of securities;

(15) payments to or from, and transactions with, any joint venture owning or operating one or more health care facilities, including, without limitation, hospitals, ambulatory surgery centers, outpatient diagnostic centers or imaging centers, in each case in the ordinary course of business (including, without limitation, any cash management activities related thereto); and

(16) payments by the Issuer (and any direct or indirect parent thereof) and its Subsidiaries pursuant to tax sharing agreements among the Issuer (and any such parent) and its Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Issuer and its Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent of amounts received from Unrestricted Subsidiaries) would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Issuer and its Restricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Issuer will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1) (a) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(b) pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(2) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

(a) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Credit Facilities and the related documentation, the Existing Notes Indenture and the related documentation and the Existing Second Priority Notes Indentures and the related documentation;

(b) the Indenture and the Notes;

(c) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

(d) applicable law or any applicable rule, regulation or order;

(e) any agreement or other instrument of a Person acquired by the Issuer or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(f) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Issuer pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(g) Secured Indebtedness that limits the right of the debtor to dispose of the assets securing such Indebtedness that is otherwise permitted to be incurred pursuant to the covenants described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “— Liens”;

(h) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(i) other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(j) customary provisions in joint venture agreements and other agreements or arrangements relating solely to such joint venture;

(k) customary provisions contained in leases or licenses of intellectual property and other agreements, in each case entered into in the ordinary course of business;

(l) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (k) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and

(m) restrictions created in connection with any Receivables Facility that, in the good faith determination of the Issuer, are necessary or advisable to effect the transactions contemplated under such Receivables Facility.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

The Issuer will not permit any of its Wholly-Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiaries guarantee other capital markets debt securities of the Issuer or any Guarantor), other than a Guarantor, a Foreign Subsidiary or a Receivables Subsidiary, to guarantee the payment of any Indebtedness of the Issuer or any other Guarantor unless:

(1) such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the Indenture providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer or any Guarantor:

(a) if the Notes or such Guarantor’s Guarantee is subordinated in right of payment to such Indebtedness, the Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary’s guarantee with respect to such Indebtedness substantially to the same extent as the Notes are subordinated to such Indebtedness; and

(b) if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor’s Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes; and

(2) such Restricted Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee;

provided that this covenant shall not be applicable to (i) any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (ii) guarantees of the ABL Facility by the ABL Financing Entities or of any Receivables Facility by any Receivables Subsidiary.

Reports and Other Information

Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture requires the Issuer to file with the SEC (and make available to the Trustee and Holders of the Notes (without exhibits), without cost to any Holder, within 15 days after it files them with the SEC) from and after the Issue Date,

(1) within 90 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer) after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

(3) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

(4) any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

in each case in a manner that complies in all material respects with the requirements specified in such form; provided that the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuer will make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders of the Notes, in each case within 15 days after the time the Issuer would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act. In addition, to the extent not satisfied by the foregoing, the Issuer has agreed that, for so long as any Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

In the event that any direct or indirect parent company of the Issuer becomes a Guarantor of the Notes, the Indenture permits the Issuer to satisfy its obligations in this covenant with respect to financial information relating to the Issuer by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Issuer and its Restricted Subsidiaries on a standalone basis, on the other hand.

Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement described in the Registration Rights Agreement (1) by the filing with the SEC of the exchange offer registration statement or shelf registration statement (or any other similar registration statement), and any amendments thereto, with such financial information that satisfies Regulation S-X, subject to exceptions consistent with the presentation of financial information in the Offering Memorandum, to the extent filed within the times specified above, or (2) by posting reports that would be required to be filed substantially in the form required by the SEC on the Company’s website (or that of any of its parent companies) or providing such reports to the Trustee within 15 days after the time the Issuer would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act, the financial information (including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section) that would be required to be included in such reports, subject to exceptions consistent with the presentation of financial information in the Offering Memorandum, to the extent filed within the times specified above.

Events of Default and Remedies

The Indenture provides that each of the following is an “Event of Default”:

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

(2) default for 30 days or more in the payment when due of interest or Additional Interest on or with respect to the Notes;

(3) failure by the Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 30% in principal amount of the Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) and (2) above) contained in the Indenture or the Notes;

(4) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries, other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(a) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $200.0 million or more at any one time outstanding;

(5) failure by the Issuer or any Significant Subsidiary to pay final judgments aggregating in excess of $200.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6) certain events of bankruptcy or insolvency with respect to the Issuer or any Significant Subsidiary;

(7) the Guarantee of any Significant Subsidiary shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary, as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture; or

(8) with respect to any Collateral having a fair market value in excess of $200 million, individually or in the aggregate, (a) the security interest under the Security Documents, at any time, ceases to be in full force and effect for any reason other than in accordance with the terms of the Indenture, the Security Documents and the Intercreditor Agreements, (b) any security interest created thereunder or under the Indenture is declared invalid or unenforceable by a court of competent jurisdiction or (c) the Issuer or any Guarantor asserts, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable.

If any Event of Default (other than of a type specified in clause (6) above) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 30% in principal amount of the then total outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section, all outstanding Notes will become due and payable without further action or notice. The Indenture provides that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of the Notes.

The Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder. In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured.

Subject to the provisions of the Indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, the Trustee is under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 30% in principal amount of the total outstanding Notes have requested the Trustee to pursue the remedy;

(3) Holders of the Notes have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, under the Indenture the Holders of a majority in principal amount of the total outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The

Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

The Indenture provides that the Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, within five Business Days, upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor or any of their parent companies (other than the Issuer and the Guarantors) shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting the Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The obligations of the Issuer and the Guarantors under the Indenture will terminate (other than certain obligations) and will be released upon payment in full of all of the Notes. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the Notes and have the Issuer’s and each Guarantor’s obligation discharged with respect to its Guarantee (“Legal Defeasance”) and cure all then existing Events of Default except for:

(1) the rights of Holders of the Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to the Indenture;

(2) the Issuer’s obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under “Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on such Notes, and the Issuer must specify whether such Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(a) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b) since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Credit Facilities or any other material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(6) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

(7) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(8) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes, when either:

(1) all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2) (a) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or may be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the

Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(b) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to the Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit, and such deposit will not result in a breach or violation of, or constitute a default under, the Senior Credit Facilities or any other material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(c) the Issuer has paid or caused to be paid all sums payable by it under the Indenture; and

(d) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture, any Guarantee, any Security Document and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, and any existing Default or compliance with any provision of the Indenture, the Notes issued thereunder, any Guarantee or the Security Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, other than Notes beneficially owned by the Issuer or its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

The Indenture provides that, without the consent of each affected Holder of Notes, an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:

(1) reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes (other than provisions relating to the covenants described above under the caption “Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture or any Guarantee which cannot be amended or modified without the consent of all Holders;

(5) make any Note payable in money other than that stated therein;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

(7) make any change in these amendment and waiver provisions;

(8) impair the right of any Holder to receive payment of principal of, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(9) make any change to or modify the ranking of the Notes or the subordination of the Liens with respect to the Notes that would adversely affect the Holders; or

(10) except as expressly permitted by the Indenture, modify the Guarantees of any Significant Subsidiary in any manner adverse to the Holders of the Notes.

In addition, without the consent of at least 75% in aggregate principal amount of Notes then outstanding, an amendment, supplement or waiver may not:

(1) modify any Security Document or the provisions of the Indenture dealing with the Security Documents or application of trust moneys, or otherwise release any Collateral, in any manner materially adverse to the Holders other than in accordance with the Indenture, the Security Documents and the Intercreditor Agreements; or

(2) modify any Intercreditor Agreement in any manner materially adverse to the Holders other than in accordance with the Indenture, the Security Documents and the Intercreditor Agreements.

Notwithstanding the foregoing, the Issuer, any Guarantor (with respect to a Guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement the Indenture, any Security Document and any Guarantee or Notes without the consent of any Holder;

(1) to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) to provide for uncertificated Notes of such series in addition to or in place of certificated Notes;

(3) to comply with the covenant relating to mergers, consolidations and sales of assets;

(4) to provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders;

(5) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder;

(6) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

(7) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(8) to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(9) to provide for the issuance of Exchange Notes or private exchange notes, which are identical to Exchange Notes except that they are not freely transferable;

(10) to add a Guarantor under the Indenture;

(11) to conform the text of the Indenture, Security Documents, Guarantees or the Notes to any provision of this “Description of Notes” to the extent that such provision in this “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, Security Documents, Guarantee or Notes;

(12) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(13) to mortgage, pledge, hypothecate or grant any other Lien in favor of the Trustee for the benefit of the Holders of the Notes, as additional security for the payment and performance of all or any portion of the Obligations, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the Trustee or the Collateral Agent pursuant to the Indenture, any of the Security Documents or otherwise;

(14) to release Collateral from the Lien of the Indenture and the Security Documents when permitted or required by the Security Documents or the Indenture; or

(15) to add Additional First Lien Secured Parties or additional ABL Secured Parties, to any Security Documents.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Indenture provides that the Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of the Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The Indenture, the Notes and any Guarantee are governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person on a consolidated basis in accordance with GAAP, but excluding from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

“2006 Second Priority Notes” means the $1,000,000,000 aggregate principal amount of 9 1/8% Senior Secured Notes due 2014, the $3,200,000,000 aggregate principal amount of 9 1/4% Senior Secured Notes due 2016 and the $1,500,000,000 9 5/8%/10 3/8% Senior Secured Toggle Notes due 2016, each issued by the Issuer under the 2006 Second Priority Notes Indenture.

“2006 Second Priority Notes Indenture” means that certain Indenture, dated as of November 17, 2006, among the Issuer, the guarantors named on Schedule I thereto and The Bank of New York, as trustee.

“2009 Second Priority Notes” means the $310,000,000 aggregate principal amount of 9 7/8% Senior Secured Notes due 2017, issued by the Issuer under the 2009 Second Priority Notes Indenture.

“2009 Second Priority Notes Indenture” means that certain Indenture, dated as of February 19, 2009, among the Issuer, the guarantors named on Schedule I thereto, The Bank of New York Mellon Trust Company, N.A., as trustee, and The Bank of New York Mellon, as collateral agent.

“ABL Facility” means the Amended and Restated Asset-Based Revolving Credit Agreement, dated as of June 20, 2007, by and among the Issuer, the lenders party thereto in their capacities as lenders thereunder and Bank of America, N.A., as Administrative Agent, as amended as of March 2, 2009, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” above).

“ABL Facility Cap” means an amount equal to the greater of (x) $2,000.0 million and (y) 75% of the consolidated accounts receivable of the Issuer and its subsidiaries determined in accordance with GAAP.

“ABL Financing Entity” means the Issuer and certain of its subsidiaries from time to time named as borrowers or guarantors under the ABL Facility.

“ABL Obligations” means Obligations under the ABL Facility.

“ABL Secured Parties” means each of (i) the ABL Collateral Agent on behalf of itself and the lenders under the ABL Facility and lenders or their affiliates counterparty to related Hedging Obligations and (ii) each other holder of ABL Obligations.

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional First Lien Obligations” shall have the meaning given such term by the U.S. Security Agreement and shall include the Notes Obligations.

“Additional First Lien Secured Party” means the holders of any Additional First Lien Obligations, including the Holders, and any Authorized Representative with respect thereto, including the Trustee.

“Additional General Intercreditor Agreement” has the meaning set forth under “Security — Additional General Intercreditor Agreement.”

“Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.

“Additional Receivables Intercreditor Agreement” has the meaning set forth under “Security — Additional Receivables Intercreditor Agreement.”

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Authorized Representative” means, with respect to any Common Collateral, (i) until the earlier of (x) the Discharge of General Credit Facility Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the administrative agent under the General Credit Facility and (ii) from and after the earlier of (x) the Discharge of General Credit Facility Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of such Note; and

(2) the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at April 15, 2014 (such redemption price being set forth in the tables appearing above under the caption “Optional Redemption”), plus (ii) all required interest payments due on such Note through April 15, 2014 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Note.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Issuer or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions (other than Preferred Stock of Restricted Subsidiaries issued in compliance with the covenant described under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”);

in each case, other than:

(a) any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described above under “Certain Covenants — Merger, Consolidation or Sale of All or Substantially All Assets” or any disposition that constitutes a Change of Control pursuant to the Indenture;

(c) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under “Certain Covenants — Limitation on Restricted Payments”;

(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than $100.0 million;

(e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary of the Issuer to the Issuer or by the Issuer or a Restricted Subsidiary of the Issuer to another Restricted Subsidiary of the Issuer;

(f) to the extent allowable under Section 1031 of the Code or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g) the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

(h) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i) foreclosures on assets;

(j) sales of accounts receivable, or participations therein, in connection with the ABL Facility or any Receivables Facility;

(k) any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after November 17, 2006, including Sale and Lease-Back Transactions and asset securitizations permitted by the Indenture;

(l) dispositions in the ordinary course of business by any Restricted Subsidiary (including, without limitation, HCI) engaged in the insurance business in order to provide insurance to the Issuer and its Subsidiaries;

(m) sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(n) any issuance or sale of Equity Interests or dispositions in connection with ordinary course syndications of Subsidiaries or joint ventures owning or operating one or more health care facilities, including, without limitation, hospitals, ambulatory surgery centers, outpatient diagnostic centers or imaging centers in any transaction or series of related transactions with an aggregate fair market value of less than $100.0 million; and

(o) any issuance or sale of Equity Interests of any Restricted Subsidiary (including, without limitation, HealthTrust Purchasing Group, L.P.) to any Person operating in a Similar Business for which such Restricted Subsidiary provides shared purchasing, billing, collection or similar services in the ordinary course of business.

“Asset Sale Offer” has the meaning set forth in the fourth paragraph under “Repurchase at the Option of Holders — Asset Sales.”

“Authorized Representative” means (i) in the case of any General Credit Facility Obligations or the General Credit Facility Secured Parties, the administrative agent under the General Credit Facility, (ii) in the case of the Notes Obligations or the Holders, the Trustee and (iii) in the case of any Series of Additional First Lien Obligations or Additional First Lien Secured Parties that become subject to the First Lien Intercreditor Agreement, the Authorized Representative named for such Series in the applicable joinder agreement.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

“Cash Equivalents” means:

(1) United States dollars;

(2) euros or any national currency of any participating member state of the EMU or such local currencies held by the Company and its Restricted Subsidiaries from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government (or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of the U.S. government) with maturities of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(5) repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;

(7) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(8) investment funds investing 95% of their assets in securities of the types described in clauses (1) through (7) above;

(9) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(10) Indebtedness or Preferred Stock issued by Persons with a rating of A or higher from S&P or A2 or higher from Moody’s with maturities of 24 months or less from the date of acquisition; and

(11) Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder; or

(2) the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies holding directly or indirectly 100% of the total voting power of the Voting Stock of the Issuer.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Collateral” means, collectively, the Shared Receivables Collateral and Non-Receivables Collateral.

“Collateral Asset Sale Offer” has the meaning set forth in the third paragraph under “Repurchase at the Option of Holders — Asset Sales.”

“Collateral Excess Proceeds” has the meaning set forth in the third paragraph under “Repurchase at the Option of Holders — Asset Sales.”

“Common Collateral” means, at any time, Collateral in which the holders of two or more Series of First Lien Obligations (or their respective Authorized Representatives) hold a valid and perfected security interest at such time. If more than two Series of First Lien Obligations are outstanding at any time and the holders of less than all Series of First Lien Obligations hold a valid and perfected security interest in any Collateral at such time then such Collateral shall constitute Common Collateral for those Series of First Lien Obligations that hold a valid security interest in such Collateral at such time and shall not constitute Common Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and Capitalized Software Expenditures, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers’ acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (u) accretion or accrual of discounted liabilities not constituting Indebtedness, (v) any expense resulting from the discounting of the Existing Notes or other Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting, (w) any Additional Interest and any comparable “additional interest” with respect to other securities, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility); plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3) interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Leverage Ratio”, with respect to any Person as of any date of determination, means the ratio of (x) Consolidated Total Indebtedness of such Person as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (y) the aggregate amount of EBITDA of such Person for the period of the most recently ended four full consecutive fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses, severance, relocation costs, consolidation and closing costs, integration and facilities opening costs, business optimization costs, transition costs, restructuring costs, signing, retention or completion bonuses, and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded,

(2) the cumulative effect of a change in accounting principles during such period shall be excluded,

(3) any after-tax effect of income (loss) from disposed, abandoned or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded,

(4) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments other than in the ordinary course of business, as determined in good faith by the Issuer, shall be excluded,

(5) the Net Income for such period of any Person that is an Unrestricted Subsidiary shall be excluded, and, solely for the purpose of determining the amount available for Restricted Payments under clause 3(a) of the first paragraph of “Certain Covenants — Limitation on Restricted Payments,” the Net Income for such period of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be excluded; provided that Consolidated Net Income of the Issuer shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period,

(6) solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of “Certain Covenants — Limitation on Restricted Payments,” the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of the Issuer will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to the Issuer or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

(7) effects of adjustments (including the effects of such adjustments pushed down to the Issuer and its Restricted Subsidiaries) in the property, equipment, inventory, software and other intangible assets, deferred revenues and debt line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of recapitalization accounting or, if applicable, purchase accounting in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(8) any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,

(9) any impairment charge or asset write-off, including, without limitation, impairment charges or asset write-offs related to intangible assets, long-lived assets or investments in debt and equity securities, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded,

(10) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, and any cash charges associated with the rollover, acceleration or payout of Equity Interests by management of the Company or any of its direct or indirect parent companies in connection with the Transaction, shall be excluded,

(11) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded,

(12) accruals and reserves that are established or adjusted within twelve months after November 17, 2006 that are so required to be established as a result of the Transaction in accordance with GAAP, or changes as a result of adoption or modification of accounting policies, shall be excluded, and

(13) to the extent covered by insurance and actually reimbursed, or, so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded.

Notwithstanding the foregoing, for the purpose of the covenant described under “Certain Covenants — Limitation on Restricted Payments” only (other than clause (3)(d) thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuer and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) thereof.

“Consolidated Net Tangible Assets” means the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities as disclosed on the consolidated balance sheet of the Issuer (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and further excluding any deferred income taxes that are included in current liabilities) and

(b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on the most recent consolidated balance sheet of the Issuer and computed in accordance with generally accepted accounting principles.

“Consolidated Secured Debt Ratio” as of any date of determination, means the ratio of (1) Consolidated Total Indebtedness of the Issuer and its Restricted Subsidiaries that is secured by Liens as of the end of the most recent fiscal period for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) the Issuer’s EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments (and excluding, for the avoidance of doubt, all obligations relating to Receivables Facilities) and (2) the aggregate amount of all outstanding Disqualified Stock of the Issuer and all Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Issuer.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds

(a) for the purchase or payment of any such primary obligation, or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Controlling Secured Parties” means, with respect to any Common Collateral, the Series of First Lien Secured Parties whose Authorized Representative is the Applicable Authorized Representative for such Common Collateral.

“Credit Facilities” means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Facilities, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Delayed Equity Amount” means any equity contribution of the Investors, the Frist Entities or certain other management investors described in the Offering Memorandum on or before March 31, 2007, the proceeds of which are used to repay borrowings under the senior secured revolving credit facility included in the General Credit Facility or the ABL Facility in the manner described in the Offering Memorandum.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer or any parent corporation thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer or the applicable parent corporation thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph under “Certain Covenants — Limitation on Restricted Payments.”

“Discharge of New First Lien Obligations” means, except to the extent any such New First Lien Obligations are reinstated pursuant to the Additional General Intercreditor Agreement, the discharge or legal defeasance or covenant defeasance of the Indenture in accordance with its terms; provided that the Discharge of New First Lien Obligations shall not be deemed to have occurred if such payments are made with proceeds of other New First Lien Obligations that constitute and exchange or replacement for or a refinancing, in whole or in part, of such New First Lien Obligations. In the event the New First Lien Obligations are modified and such Obligations are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Code, the New First Lien Obligations shall be deemed to be discharged when the final payment is made, in cash, in respect of such indebtedness and any obligations pursuant to such new indebtedness shall have been satisfied.

“Discharge of General Credit Facility Obligations” means, with respect to any Common Collateral, the date on which the General Credit Facility Obligations are no longer secured by such Common Collateral; provided that the Discharge of General Credit Facility Obligations shall not be deemed to have occurred in connection with a refinancing of such General Credit Facility Obligations with additional First Lien Obligations secured by such Common Collateral under an agreement relating to Additional First Lien Obligations which has been designated in writing by the administrative agent under the General Credit Facility so refinanced to the First Lien Collateral Agent and each other Authorized Representative as the General Credit Facility for purposes of the First Lien Intercreditor Agreement.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the

Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

(1) increased (without duplication) by:

(a) provision for taxes based on income or profits or capital gains, including, without limitation, foreign, federal, state, franchise and similar taxes (such as the Pennsylvania capital tax) and foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations) of such Person paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income; plus

(b) Fixed Charges of such Person for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges), together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (1)(u), (v), (w), (x), (y) and (z) of the definition thereof, and, in each such case, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same was deducted (and not added back) in computing Consolidated Net Income; plus

(d) any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by the Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Notes and any Credit Facilities and (ii) any amendment or other modification of the Notes, and, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(e) the amount of any restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after November 17, 2006 and costs related to the closure and/or consolidation of facilities; plus

(f) any other non-cash charges, including any write-offs or write-downs, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(g) the amount of any minority interest expense consisting of income attributable to minority equity interests of third parties deducted (and not added back) in such period in calculating Consolidated Net Income; plus

(h) the amount of management, monitoring, consulting and advisory fees and related expenses paid in such period to the Investors and the Frist Entities to the extent otherwise permitted under “Certain Covenants — Transactions with Affiliates”; plus

(i) the amount of net cost savings projected by the Issuer in good faith to be realized as a result of specified actions taken or to be taken (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (w) such cost savings are reasonably identifiable and factually supportable, (x) such actions have been taken or are to be taken within 15 months after the date of determination to take such action, (y) no cost savings shall be added pursuant to this clause (i) to the extent duplicative of any expenses or charges relating to such cost savings that are included in clause (e) above with respect to such period and (z) the aggregate amount of cost savings added pursuant to this clause (i) shall not exceed $150.0 million for any four consecutive quarter period (which adjustments may be incremental to pro forma adjustments made pursuant to the second paragraph of the definition of “Fixed Charge Coverage Ratio”); plus

(j) the amount of loss on sales of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility; plus

(k) any costs or expense incurred by the Issuer or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or net cash proceeds of an issuance of Equity Interests of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under “Certain Covenants — Limitation on Restricted Payments”;

(2) decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period; and

(3) increased or decreased by (without duplication):

(a) any net gain or loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133; plus or minus, as applicable,

(b) any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency exchange risk).

“EMU” means the economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of the Issuer or any of its direct or indirect parent companies (excluding Disqualified Stock), other than:

(1) public offerings with respect to the Issuer’s or any direct or indirect parent company’s common stock registered on Form S-8;

(2) issuances to any Subsidiary of the Issuer; and

(3) any such public or private sale that constitutes an Excluded Contribution.

“euro” means the single currency of participating member states of the EMU.

“European Collateral” has the meaning set forth under “Description of Other Indebtedness — Senior Secured Credit Facilities — Guarantee and Security.”

“Event of Default” has the meaning set forth under “Events of Default and Remedies.”

“Excess Proceeds” has the meaning set forth in the fourth paragraph under “Repurchase at the Option of Holders — Asset Sales.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Notes” means any notes issued in exchange for the Notes pursuant to the Registration Rights Agreement or similar agreement.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by the Issuer after November 17, 2006 from

(1) contributions to its common equity capital, and

(2) the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph under “Certain Covenants — Limitation on Restricted Payments.”

“Existing Notes” means the $121.2 million aggregate principal amount of 8.700% medium-term notes due 2010, $691.2 million aggregate principal amount of 8.750% notes due 2010, £150.0 million aggregate principal amount of 8.750% notes due 2010, $475.8 million aggregate principal amount of 7.875% notes due 2011, $500.0 million aggregate principal amount of 6.950% notes due 2012, $500.0 million aggregate principal amount of 6.300% notes due 2012, $500.0 million aggregate principal amount of 6.250% notes due 2013, $500.0 million aggregate principal amount of 6.750% notes due 2013, $500.0 million aggregate principal amount of 5.750% notes due 2014, $121.1 million aggregate principal amount of 9.000% medium-term notes due 2014, $750.0 million aggregate principal amount of 6.375% notes due 2015, $150.0 million aggregate principal amount of 7.190% debentures due 2015, $1,000.0 million aggregate principal amount of 6.500% notes due 2016, $135.6 million aggregate principal amount of 7.500% debentures due 2023, $150.0 million aggregate principal amount of 8.360% debentures due 2024, $291.4 million aggregate principal amount of 7.690% notes due 2025, $125.0 million aggregate principal amount of 7.580% medium-term notes due 2025, $150.0 million aggregate principal amount of 7.050% debentures due 2027, $250.0 million aggregate principal amount of 7.500% notes due 2033, $100.0 million aggregate principal amount of 7.750% debentures due 2036 and $200.0 million aggregate principal amount of 7.500% debentures due 2095, each issued by the Issuer and outstanding on November 17, 2006.

“Existing Notes Indenture” means that certain Indenture, dated as of December 16, 1993, between Columbia Healthcare Corporation and The First National Bank of Chicago, as Trustee, as amended by the First Supplemental Indenture, dated as of May 25, 2000, between the Issuer and Bank One Trust Company, N.A., as Trustee, the Second Supplemental Indenture, dated as of July 1, 2001, between the Issuer and Bank One Trust Company, N.A., as Trustee, and the Third Supplemental Indenture, dated as of December 5, 2001, between the Issuer and The Bank of New York, as Trustee.

“Existing Second Priority Notes” means the 2006 Second Priority Notes and the 2009 Second Priority Notes and any refinancings thereof permitted pursuant to the terms of the Indenture.

“Existing Second Priority Notes Indentures” means the 2006 Second Priority Notes Indenture and the 2009 Second Priority Notes Indenture.

“First Lien Collateral Agent” shall mean Bank of America, N.A., in its capacity as administrative agent and collateral agent for the lenders and other secured parties under the General Credit Facility and the other First Lien Documents and in its capacity as collateral agent for the New First Lien Secured Parties, together with its successors and permitted assigns under the General Credit Facility, the Indenture and the First Lien Documents exercising substantially the same rights and powers; and in each case provided that if such First Lien Collateral Agent is not Bank of America, N.A., such First Lien Collateral Agent shall have become a party to the Additional General Intercreditor Agreement, the General Intercreditor Agreement, dated as of November 17, 2006, among the First Lien Collateral Agent and the Junior Lien Collateral Agent, and the other applicable First Lien Security Documents.

“First Lien Documents” means the credit, guarantee and security documents governing the New First Lien Obligations, including, without limitation, the Indenture and the First Lien Security Documents.

“First Lien Event of Default” means an “Event of Default” under and as defined in the General Credit Facility, the Indenture or any other First Lien Documents governing First Lien Obligations.

“First Lien Obligations” means, collectively, (a) all General Credit Facility Obligations, (b) the Notes Obligations and (c) any Series of Additional First Lien Obligations. For the avoidance of doubt, Obligations with respect to the ABL Facility will not constitute First Lien Obligations.

“First Lien Secured Parties” means (a) the “Secured Parties,” as defined in the General Credit Facility, (b) the New First Lien Secured Parties and (c) any Additional First Lien Secured Parties.

“First Lien Security Documents” means the Security Documents (as defined in the Indenture) and any other agreement, document or instrument pursuant to which a Lien is granted or purported to be granted securing New First Lien Obligations or under which rights or remedies with respect to such Liens are governed, in each case to the extent relating to the collateral securing both the New First Lien Obligations and any Junior Lien Obligations.

“First Priority Liens” means the first priority Liens securing the New First Lien Obligations.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Issuer or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If, since the beginning of such period, any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rate shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of:

(1) Consolidated Interest Expense of such Person for such period;

(2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

(3) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary.

“Frist Entities” means Dr. Thomas F. Frist, Jr., any Person controlled by Dr. Frist and any charitable organization selected by Dr. Frist that holds Equity Interests of the Issuer on November 17, 2006.

“GAAP” means generally accepted accounting principles in the United States which are in effect on November 17, 2006.

“General Credit Facility” means the credit agreement entered into as of November 17, 2006 by and among the Issuer, the European subsidiary borrowers party thereto, the lenders party thereto in their capacities as lenders thereunder and Bank of America, N.A., as U.S. Administrative Agent and as European Administrative Agent, as amended as of February 16, 2007 and as further amended as of March 2, 2009, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” above).

“General Credit Facility Obligations” means “Obligations” as defined in the General Credit Facility.

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under the Indenture.

“Guarantor” means each Restricted Subsidiary that Guarantees the Notes in accordance with the terms of the Indenture.

“HCI” means Health Care Indemnity, Inc., an insurance company formed under the laws of the State of Colorado and a Wholly-Owned Subsidiary of the Issuer.

“Hedging Arrangements” means the fixed-pay interest rate swap agreements, entered into by Hercules Holding on or about September 13, 2006 and with respect to which the Issuer will be the counterparty in connection with the Recapitalization, relating to $8,000 million of the outstanding principal amount under the First Lien Obligations and the ABL Obligations.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“Impairment” means, with respect to any Series of First Lien Obligations, (i) any determination by a court of competent jurisdiction that (x) any of the First Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of First Lien Obligations), (y) any of the First Lien Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of First Lien Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of First Lien Obligations) on a basis ranking prior to the security interest of such Series of First Lien Obligations but junior to the security interest of any other Series of First Lien Obligations or (ii) the existence of any Collateral for any other Series of First Lien Obligations that is not Common Collateral.

“Indebtedness” means, with respect to any Person, without duplication:

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or

(d) representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise on, the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of the such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business or (b) obligations under or in respect of Receivables Facilities.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

“Initial Purchasers” means Citigroup Global Markets Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co. and the other initial purchasers party to the purchase agreement related to the Notes.

“insolvency or liquidation proceeding” means:

(1) any case commenced by or against the Issuer or any Guarantor under any Bankruptcy Law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Issuer or any Guarantor, any receivership or assignment for the benefit of creditors relating to the Issuer or any Guarantor or any similar case or proceeding relative to the Issuer or any Guarantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Issuer or any Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Issuer or any Guarantor are determined and any payment or distribution is or may be made on account of such claims.

“Intercreditor Agreements” means, collectively, the First Lien Intercreditor Agreement, the Additional Receivables Intercreditor Agreement and the Additional General Intercreditor Agreement.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commissions, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “Certain Covenants — Limitation on Restricted Payments”:

(1) “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation; less

(b) the portion (proportionate to the Issuer equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Issuer.

“Investors” means Bain Capital Partners, LLC, Kohlberg Kravis Roberts & Co. L.P., Merrill Lynch Global Private Equity, Inc. (formerly known as Merrill Lynch Global Partners, Inc.) and each of their respective Affiliates but not including, however, any portfolio companies of any of the foregoing.

“Issue Date” means April 22, 2009.

“Issuer” has the meaning set forth in the first paragraph under “General”; provided that when used in the context of determining the fair market value of an asset or liability under the Indenture, “Issuer” shall be deemed to mean the board of directors of the Issuer when the fair market value is equal to or in excess of $500.0 million (unless otherwise expressly stated).

“Junior Lien Collateral Agent” shall mean (i) so long as the 2006 Second Priority Notes are outstanding, the trustee under the 2006 Second Priority Notes Indenture, in its capacity as trustee and collateral agent for the holders of 2006 Second Priority Notes and other secured parties under the 2006 Second Priority Notes Indenture and the related security documents (including the holders of the 2009 Second Priority Notes), and (ii) at any time thereafter, such agent or trustee as is designated “Junior Lien Collateral Agent” by Junior Lien Secured Parties holding a majority in principal amount of the Junior Lien Obligations then outstanding or pursuant to such other arrangements as agreed to among the holders of the Junior Lien Obligations, it being understood that as of the Issue Date, the trustee under the 2006 Second Priority Notes Indenture shall be the Junior Lien Collateral Agent.

“Junior Lien Documents” means the credit and security documents governing the Junior Lien Obligations, including, without limitation, the Existing Second Priority Notes Indentures, the related security documents and intercreditor agreements.

“Junior Lien Obligations” means the Existing Second Priority Notes and Obligations with respect to other Indebtedness permitted to be incurred under the Existing Second Priority Notes Indentures and the General Credit Facility which is by its terms intended to be secured equally and ratably with the Existing Second Priority Notes or on a basis junior to the Liens securing the Existing Second Priority Notes; provided such Lien is permitted to be incurred under the Existing Second Priority Notes Indentures and the General Credit Facility; provided, further, that the holders of such Indebtedness or their Junior Lien Representative is a party to the applicable security documents in accordance with the terms thereof and has appointed the Junior Lien Collateral Agent as collateral agent for such holders of Junior Lien Obligations with respect to all or a portion of the Collateral.

“Junior Lien Representative” means any duly authorized representative of any holders of Junior Lien Obligations, which representative is party to the applicable security documents.

“Junior Lien Secured Parties” means (i) holders of Existing Second Priority Notes (including the holders of any Additional Notes (as defined in the Existing Second Priority Notes Indentures) subsequently issued under and in compliance with the terms of the Existing Second Priority Notes Indentures), (ii) the Junior Lien

Collateral Agent and (iii) the holders from time to time of any other Junior Lien Obligations and each Junior Lien Representative.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Major Non-Controlling Authorized Representative” has the meaning set forth under “Security — First Lien Intercreditor.”

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness required (other than required by clause (1) of the second paragraph of “Repurchase at the Option of Holders — Asset Sales”) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“New First Lien Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Issuer or any Guarantor arising under the Indenture and any other First Lien Documents, whether or not direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Issuer, any Guarantor or any Affiliate thereof of any proceeding in bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“New First Lien Secured Parties” means, at any relevant time, the holders of New First Lien Obligations at such time, including without limitation the Trustee, the Registrar, Paying Agent and Transfer Agent, and the Holders (including the Holders of any Additional Notes subsequently issued under and in compliance with the terms of the Indenture).

“Non-Conforming Plan of Reorganization” means any Plan of Reorganization that grants the Junior Lien Collateral Agent or any Junior Lien Secured Party any right or benefit, directly or indirectly, which right or benefit is prohibited at such time by the provisions of the Additional General Intercreditor Agreement.

“Non-Controlling Authorized Representative Enforcement Date” has the meaning set forth under “Security — First Lien Intercreditor.”

“Non-Controlling Secured Parties” means, with respect to any Common Collateral, the First Lien Secured Parties which are not Controlling Secured Parties with respect to such Common Collateral.

“Non-Receivables Collateral” has the meaning set forth under “Description of Other Indebtedness — Senior Secured Credit Facilities — Guarantee and Security,” subject to the provisions of the second sentence of the first paragraph under “— Security — General.”

“Notes Documents” means the credit and security documents governing the Notes Obligations, including, without limitation, the Indenture, the related Security Documents and Intercreditor Agreements.

“Notes Obligations” means Obligations in respect of the Notes, the Indenture or the Security Documents, including, for the avoidance of doubt, obligations in respect of exchange notes and guarantees thereof.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the offering memorandum, dated April 15, 2009, relating to the initial private offering of the Notes.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer or a Guarantor, as applicable.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer or on behalf of a Guarantor by an Officer of such Guarantor, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer or Guarantor, as applicable, that meets the requirements set forth in the Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person; provided, that any cash or Cash Equivalents received must be applied in accordance with the covenant described under “Repurchase at the Option of Holders — Asset Sales.”

“Permitted Holders” means each of the Investors, the Frist Entities, members of management of the Issuer (or its direct or indirect parent) and any assignees of the equity commitments of the Investors on November 17, 2006 who are (or will be, pursuant to the agreements described under “Management — Equity Investment by Senior Management Participants” and “— Equity Investment by Other Management Participants”) holders of Equity Interests of the Issuer (or any of its direct or indirect parent companies) and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors, Frist Entities, members of management and assignees of the equity commitments of the Investors, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies.

“Permitted Investments” means:

(1) any Investment in the Issuer or any of its Restricted Subsidiaries;

(2) any Investment in cash and Cash Equivalents or Investment Grade Securities;

(3) any Investment by the Issuer or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(4) any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the provisions described under “Repurchase at the Option of Holders — Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the Issue Date;

(6) any Investment acquired by the Issuer or any of its Restricted Subsidiaries:

(a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or

(b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) Hedging Obligations permitted under clause (10) of the second paragraph of the covenant described in “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(8) any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding, not to exceed 5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(9) Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Issuer or any of its direct or indirect parent companies; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described in “Certain Covenants — Limitations on Restricted Payments”;

(10) guarantees of Indebtedness permitted under the covenant described in “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under “Certain Covenants — Transactions with Affiliates” (except transactions described in clauses (2), (5) and (9) of such paragraph);

(12) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

(13) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed 5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(14) Investments relating to an ABL Financing Entity or a Receivables Subsidiary that, in the good faith determination of the Issuer, are necessary or advisable to effect the ABL Facility or any Receivables Facility, as the case may be;

(15) advances to, or guarantees of Indebtedness of, employees not in excess of $50.0 million outstanding at any one time, in the aggregate;

(16) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests of the Issuer or any direct or indirect parent company thereof;

(17) Physician Support Obligations made by the Issuer or any Restricted Subsidiary;

(18) any Investment in any joint venture existing on the Issue Date that owns or operates one or more health care facilities, including, without limitation, hospitals, ambulatory surgery centers, outpatient diagnostic centers or imaging centers to the extent contemplated by the organizational documents of such joint venture as in existence on the Issue Date;

(19) any Investment in the ordinary course of business or as may be required by applicable law by any Restricted Subsidiary (including, without limitation, HCI) engaged in the insurance business in order to provide insurance to the Issuer and its Subsidiaries;

(20) any Investment pursuant to any customary buy/sell arrangement in favor of investors or joint venture parties in connection with syndications of health care facilities, including, without limitation, hospitals, ambulatory surgery centers, outpatient diagnostic centers or imaging centers; and

(21) any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) Liens securing Indebtedness permitted to be incurred pursuant to clause (4), (12), (13), (18) or (19) of the second paragraph under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that (a) Liens securing Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (13) relate only to Refinancing Indebtedness that serves to refund or refinance Indebtedness, Disqualified Stock or Preferred Stock incurred under clause (4) or (12) of the second paragraph under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” (b) Liens securing Indebtedness permitted to be incurred pursuant to clause (18) extend only to the assets of Foreign Subsidiaries, (c) Liens securing Indebtedness permitted to be incurred pursuant to clause (19) are solely on acquired property or the assets of the acquired entity, as the case may be and (d) Liens securing Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (4) of the second paragraph under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” extend only to the assets so financed, purchased, constructed or improved;

(7) Liens existing on the Issue Date (other than Liens in favor of (i) the lenders under the Senior Credit Facilities and (ii) the holders of the Existing Second Priority Notes);

(8) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(9) Liens on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligations;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries and do not secure any Indebtedness;

(14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(15) Liens in favor of the Issuer or any Guarantor;

(16) Liens on equipment of the Issuer or any of its Restricted Subsidiaries granted in the ordinary course of business;

(17) Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

(18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8) and (9); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8) and (9) at the time the original Lien became a Permitted Lien under the Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(19) deposits made in the ordinary course of business to secure liability to insurance carriers;

(20) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $100.0 million at any one time outstanding;

(21) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under the caption “Events of Default and Remedies” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(23) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(24) Liens deemed to exist in connection with Investments in repurchase agreements permitted under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreements;

(25) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(26) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(27) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business; and

(28) Liens that rank junior to the Liens securing the Notes securing the Junior Lien Obligations.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Physician Support Obligation” means (1) a loan to or on behalf of, or a guarantee of Indebtedness or income of, a physician or health care professional providing service to patients in the service area of a health care facility operated by the Issuer, any of its Restricted Subsidiaries or any affiliated joint venture otherwise permitted by the Indenture made or given by the Issuer or any Restricted Subsidiary of the Issuer in the ordinary course of business and pursuant to a written agreement having a period not to exceed five years or (2) guarantees by the Issuer or any Restricted Subsidiary of the Issuer of leases and loans to acquire property (real or personal) for or on behalf of a physician or health care professional providing service to patients in the service area of a health care facility operated by the Issuer, any of its Restricted Subsidiaries or any affiliated joint venture otherwise permitted by the Indenture.

“Plan of Reorganization” means any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any insolvency or liquidation proceeding.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution or winding up.

“Principal Property” means each acute care hospital providing general medical and surgical services (excluding equipment, personal property and hospitals that primarily provide specialty medical services, such as psychiatric and obstetrical and gynecological services) owned solely by the Issuer and/or one or more of its Subsidiaries (used in this definition as defined in the Existing Notes Indenture) and located in the United States of America.

“Purchase Money Obligations” means any Indebtedness incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (other than Capital Stock), and whether acquired through the direct acquisition of such property or assets, or otherwise.

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Issuer in good faith.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.

“Receivables Facility” means any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Issuer or any of its Restricted Subsidiaries purports to sell its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn funds such purchase by purporting to sell its accounts receivable to a Person that is not a Restricted Subsidiary or by borrowing from such a Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such a Person.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with any Receivables Facility.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of facilitating or entering into one or more Receivables Facilities, and in each case engages only in activities reasonably related or incidental thereto.

“Redemption Date” has the meaning set forth under “Optional Redemption.”

“Registration Rights Agreement” means the Registration Rights Agreement related to the Notes, dated as of the Issue Date, among the Issuer, the Guarantors and the Initial Purchasers.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon an Unrestricted Subsidiary’s ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means the amended and restated Security Agreement, dated as of March 2, 2009, by and among the Issuer, the subsidiary grantors named therein and the First Lien Collateral Agent, as the same may be further amended, restated or modified from time to time, to which the Trustee, as Authorized Representative for the Holders were joined on the Issue Date.

“Security Documents” means, collectively, the Intercreditor Agreements, the Security Agreement, other security agreements relating to the Collateral and the mortgages and instruments filed and recorded in appropriate jurisdictions to preserve and protect the Liens on the Collateral (including, without limitation, financing statements under the Uniform Commercial Code of the relevant states) applicable to the Collateral, each as in effect on the Issue Date and as amended, amended and restated, modified, renewed or replaced from time to time.

“Senior Credit Facilities” means the ABL Facility and the General Credit Facility.

“Senior Indebtedness” means:

(1) all Indebtedness of the Issuer or any Guarantor outstanding under the Senior Credit Facilities or Notes and related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Issuer or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Issuer or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

(2) all Hedging Obligations (and guarantees thereof) owing to a Lender (as defined in the Senior Credit Facilities) or any Affiliate of such Lender (or any Person that was a Lender or an Affiliate of such Lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into); provided that such Hedging Obligations are permitted to be incurred under the terms of the Indenture;

(3) any other Indebtedness of the Issuer or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any related Guarantee; and

(4) all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3);

provided, however, that Senior Indebtedness shall not include:

(a) any obligation of such Person to the Issuer or any of its Subsidiaries;

(b) any liability for federal, state, local or other taxes owed or owing by such Person;

(c) any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(d) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(e) that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Indenture.

“Separate Receivables Collateral” has the meaning set forth under “Description of Other Indebtedness — Senior Secured Credit Facilities — Guarantee and Security.”

“Series” means (a) with respect to the First Lien Secured Parties, each of (i) the General Credit Facility Secured Parties (in their capacities as such), (ii) the Holders and the Trustee, each in their capacity as such) and (iii) the Additional First Lien Secured Parties that become subject to the First Lien Intercreditor Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Additional First Lien Secured Parties) and (b) with respect to any First Lien Obligations, each of (i) the General Credit Facility Obligations, (ii) the Notes Obligations and (iii) the Additional First Lien Obligations incurred pursuant to any applicable agreement, which pursuant to any joinder agreement, are to be represented under the First Lien Intercreditor Agreement by a common Authorized Representative (in its capacity as such for such Additional First Lien Obligations).

“Shared Receivables Collateral” has the meaning set forth under “Description of Other Indebtedness — Senior Secured Credit Facilities — Guarantee and Security.”

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means any business conducted or proposed to be conducted by the Issuer and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.

“Sponsor Management Agreement” means the management agreement between certain of the management companies associated with the Investors, the Frist Entities and the Issuer.

“Subordinated Indebtedness” means, with respect to the Notes,

(1) any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and

(2) any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof or is consolidated under GAAP with such Person at such time; and

(2) any partnership, joint venture, limited liability company or similar entity of which

(x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Total Assets” means the total assets of the Issuer and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Issuer or such other Person as may be expressly stated.

“Transaction” means the transactions contemplated by the Transaction Agreement, the issuance of the Notes and borrowings under the Senior Credit Facilities as in effect on November 17, 2006.

“Transaction Agreement” means the Agreement and Plan of Merger, dated as of July 24, 2006, between Hercules Holding II, LLC, Hercules Acquisition Corporation and the Issuer, as the same may be amended prior to the Issue Date.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to April 15, 2014; provided, however, that if the period from the Redemption Date to April 15, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-777bbbb).

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than solely any Subsidiary of the Subsidiary to be so designated); provided that

(1) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Issuer;

(2) such designation complies with the covenants described under “Certain Covenants — Limitation on Restricted Payments”; and

(3) each of:

(a) the Subsidiary to be so designated; and

(b) its Subsidiaries

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary.

The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

(1) the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in the first paragraph under “Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(2) the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of the Issuer or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2) the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

BOOK-ENTRY ISSUANCE

We have issued each series of notes as global securities (the “global securities”). We have deposited each global security with, or on behalf of, The Depository Trust Company (“DTC”), as depositary, or its nominee and registered it in the name of a nominee of DTC. Except under the limited circumstances described below, global securities are not exchangeable for certificated securities.

Only institutions that have accounts with DTC or its nominee (“participants”) or persons that may hold interests through participants may own beneficial interests in a global security. DTC will maintain records evidencing ownership by participants in the global securities and transfers of those ownership interests. Participants maintain records evidencing ownership of beneficial interests in the global securities by persons that hold through those participants and transfers of those ownership interests within those participants. DTC has no knowledge of the actual beneficial owners of the securities. You will not receive written confirmation from DTC of your purchase, but we do expect that you will receive written confirmations providing details of the transaction, as well as periodic statements of your holdings from the participant through which you entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of those securities in certificated form. Those laws may impair your ability to transfer beneficial interests in a global security.

DTC has advised us that upon the issuance of a global security and the deposit of that global security with DTC, DTC will immediately credit, on its book-entry registration and transfer system, the respective principal amounts or number of shares represented by that global security to the accounts of its participants.

We will make payments on securities represented by a global security to DTC or its nominee, as the case may be, as the registered owner and holder of the global security representing those securities. DTC has advised us that upon receipt of any payment on a global security, DTC will immediately credit accounts of participants with payments in amounts proportionate to their respective beneficial interests in that security, as shown in the records of DTC. Standing instructions and customary practices will govern payments by participants to owners of beneficial interests in a global security held through those participants, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” Those payments will be the sole responsibility of those participants, subject to any statutory or regulatory requirements in effect from time to time.

Neither we, the trustees, the agents nor any agent of ours or theirs will have any responsibility or liability for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a global security, for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to those beneficial interests or for any other matter relating to the actions and practices of DTC, any nominee or any participant.

A global security is exchangeable for certificated securities registered in the name of a person other than DTC or its nominee only if:

•	DTC (1) notifies us that it is unwilling or unable to continue as Depositary for that global security or (2) has ceased to be a clearing agency registered under the Securities Exchange Act of 1934 and, in either case, we fail to appoint a successor depository;

•	we, in our discretion at any time, determine not to require all of the notes of a particular series to be represented by a global security and so notify the applicable trustee; or

•	with respect to global securities representing any series of our senior secured notes, there has occurred and is continuing an event of default with respect to such senior secured notes.

In addition, beneficial interests in a global security may be exchanged for certificated securities upon prior written notice given to the applicable trustee by or on behalf of DTC in accordance with the applicable indenture. In all cases, certificated securities delivered in exchange for any global security or beneficial interests in global securities will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

The registrar will register the certificated securities in the name or names instructed by DTC. We expect that those instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global security. In the case of global debt securities, we will make payment of any principal and interest on the certificated securities and will register transfers and exchanges of those certificated securities at the corporate trust office of the respective transfer agent and registrar in the Borough of Manhattan, The City of New York. However, we may elect to pay interest by check mailed to the address of the person entitled to that interest payment as of the record date, as shown on the register for the securities.

Except as provided above, as an owner of a beneficial interest in a global security, you will not be entitled to receive physical delivery of securities in certificated form and will not be considered a holder of securities for any purpose under the indentures. No global security will be exchangeable except for another global security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, you must rely on the procedures of DTC and the participant through which you own your interest to exercise any rights of a holder under the global security or the applicable indenture.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global security desires to take any action that a holder is entitled to take under the securities or the indentures, DTC would authorize the participants holding the relevant beneficial interests to take that action, and those participants would authorize beneficial owners owning through those participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC has advised us that DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the U.S. Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Securities Exchange Act of 1934. DTC holds securities that its participants deposit with DTC. DTC also facilitates the clearance and settlement of securities transactions among its participants in deposited securities, such as transfers and pledges, through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC’s system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Investors may elect to hold interests in securities outside the United States through Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), if they are participants in those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries. Those depositaries in turn hold those interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a bank. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry changes in their accounts. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. As a bank, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier and the Luxembourg Central Bank. Clearstream customers are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Its customers in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with the customer.

Distributions with respect to global securities held beneficially through Clearstream will be credited to cash accounts of Clearstream customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear has advised us that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Distributions with respect to interests in global securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with Euroclear’s terms and conditions and operating procedures and applicable Belgian law, to the extent received by the U.S. depositary for Euroclear.

Global Clearance and Settlement Procedures

Unless otherwise specified with respect to a particular series of global securities, initial settlement for global securities will be made in immediately available funds. Transfers between DTC participants will be effected under DTC’s procedures and will be settled in same-day funds.

If the interests in the global securities may be held through Clearstream or Euroclear, Clearstream customers and/or Euroclear participants will conduct secondary market trading with other Clearstream customers and/or Euroclear participants in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear. Thereafter, secondary market trades will settle in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC participants on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by the U.S. depositary for that system; however, those cross-market transactions will require delivery by the counterparty in the relevant European international clearing system of instructions to that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary for that system to take action to effect final settlement on its behalf by delivering or receiving interests in global securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of interests in global securities received by Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Those credits or any transactions in global securities settled during that processing will be reported to the relevant Euroclear participants or Clearstream customers on that business day. Cash received by Clearstream or Euroclear as a result of sales of interests in global securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the procedures described above in order to facilitate transfers of interests in global securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform those procedures and those procedures may be discontinued at any time.

CERTAIN U.S. FEDERAL TAX CONSEQUENCES

The following is a summary of certain U.S. federal income and, in the case of non-U.S. holders (as defined below), estate tax consequences of the purchase, ownership and disposition of the notes as of the date of this prospectus. Unless otherwise stated, this summary deals only with notes held as capital assets. For purposes of this discussion, “toggle notes” means the 9 5/8%/10 3/8% senior secured toggle notes due 2016, “cash-pay OID notes” means the 9 7/8% second lien senior secured notes due 2017 and the 8 1/2% first lien senior secured notes due 2019, and “cash-pay notes” means notes other than the toggle notes and cash-pay OID notes.

As used herein, a “U.S. holder” means a beneficial owner of the notes that is for U.S. federal income tax purposes any of the following:

•	an individual citizen or resident of the United States;

•	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

The term “non-U.S. holder” means a beneficial owner of the notes (other than a partnership or any other entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.

This summary does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are a person subject to special tax treatment under the U.S. federal income tax laws, including, without limitation:

•	a dealer in securities or currencies;

•	a financial institution;

•	a regulated investment company;

•	a real estate investment trust;

•	a tax-exempt organization;

•	an insurance company;

•	a person holding the notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	a trader in securities that has elected the mark-to-market method of accounting for your securities;

•	a person liable for alternative minimum tax;

•	a partnership or other pass-through entity for U.S. federal income tax purposes (or an investor in such entities);

•	a U.S. holder whose “functional currency” is not the U.S. dollar;

•	a “controlled foreign corporation”;

•	a “passive foreign investment company”; or

•	a United States expatriate.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), United States Treasury regulations, administrative rulings and judicial decisions as of the date hereof. Those authorities may be changed, possibly on a retroactive basis, so as to result in U.S. federal income and estate tax consequences different from those summarized below. We have not and will not seek any rulings from the Internal Revenue Service (“IRS”) regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the purchase, ownership or disposition of the notes that are different from those discussed below.

If a partnership (including any entity classified as a partnership for U.S. federal income tax purposes) holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership holding notes, you should consult your own tax advisors.

This summary does not represent a detailed description of the U.S. federal income and estate tax consequences to you in light of your particular circumstances and does not address the effects of any state, local or non-U.S. tax laws. It is not intended to be, and should not be construed to be, legal or tax advice to any particular purchaser of notes. You should consult your own tax advisors concerning the particular U.S. federal income and estate tax consequences to you of the ownership of the notes, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

Certain Tax Consequences to U.S. Holders

The following is a summary of certain U.S. federal income tax consequences that will apply to U.S. holders of the notes.

Cash-Pay Notes

Stated Interest on Cash-Pay Notes.  Stated interest on a cash-pay note will generally be taxable to you as ordinary income at the time it is received or accrued, depending on your method of accounting for U.S. federal income tax purposes.

Market Discount.  If you purchase a cash-pay note for an amount that is less than its principal amount, the amount of the difference will be treated as “market discount” for U.S. federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a cash-pay note as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the note at the time of the payment or disposition.

In addition, you may be required to defer, until the maturity of the cash-pay note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the note. You may elect, on a note-by-note basis, to deduct the deferred interest expense in a tax year prior to the year of disposition. You should consult your own tax advisors before making this election.

Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the cash-pay note, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply.

Amortizable Bond Premium.  If you purchase a cash-pay note for an amount in excess of its principal amount, you will be considered to have purchased the cash-pay note at a “premium.” You generally may elect to amortize the premium over the remaining term of the cash-pay note on a constant yield method as an offset to interest when includible in income under your regular accounting method. If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the cash-pay note.

Sale, Exchange, Retirement, or Other Taxable Disposition of Cash-Pay Notes.  Upon the sale, exchange, retirement, redemption or other disposition of a cash-pay note, you generally will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement, redemption or other disposition (less an amount equal to any accrued and unpaid stated interest, which will be taxable as interest income as discussed above) and the adjusted tax basis of the cash-pay note. Your adjusted tax basis in a cash-pay note will, in general, be your cost for that cash-pay note, increased by any market discount previously included in income, and reduced by any amortized premium. Except as described above with respect to market discount, any gain or loss will be capital gain or loss. Capital gains of non-corporate U.S. holders derived in respect of capital assets held for more than one year are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Cash-Pay OID Notes

Stated Interest on Cash-Pay OID Notes.  Stated interest on a cash-pay OID note will generally be taxable to you as ordinary income at the time it is received or accrued, depending on your method of accounting for U.S. federal income tax purposes.

Original Issue Discount.  The cash-pay OID notes are treated as having been issued with original issue discount (“OID”) in an amount equal to the difference between their “stated redemption price at maturity” (the sum of all payments to be made on the cash-pay OID notes other than “qualified stated interest”) and their “issue price.”

The “issue price” of a cash-pay OID note is the first price at which a substantial amount of that particular offering of the cash-pay OID notes was sold (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwiter, placement agent or wholesaler). The term “qualified stated interest” means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate or, subject to certain conditions, based on one or more interest indices. The stated interest payments on the cash-pay OID notes are qualified stated interest, and are treated as described above under “— Stated Interest on Cash-Pay OID Notes.”

You generally must include OID in income in advance of the receipt of cash attributable to that income using the “constant yield method” described in the following paragraphs.

The amount of OID that you must include in income each year is the sum of the “daily portions” of OID with respect to the cash-pay OID note for each day during the taxable year or portion of the taxable year in which you held that cash-pay OID note (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for a cash-pay OID note may be of any length and may vary in length over the term of the cash-pay OID note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the excess, if any, of:

•	the product of the cash-pay OID note’s “adjusted issue price” at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period), over

•	the aggregate of all qualified stated interest allocable to the accrual period.

OID allocable to a final accrual period is the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price at the beginning of the final accrual period. The yield to maturity of the cash-pay OID note is the discount rate that causes the present value of all payments on the note as of its original issue date to equal the issue price of such note.

The “adjusted issue price” of a cash-pay OID note at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period, determined without regard to the amortization of any acquisition or bond premium, as described below.

You may elect to treat all interest on a cash-pay OID note as OID and calculate the amount includible in gross income under the constant yield method described above. The election is to be made for the taxable year in which you acquired the cash-pay OID note and may not be revoked without the consent of the IRS. You should consult with your own tax advisors about this election.

Market Discount.  If you purchase a cash-pay OID note for an amount that is less than its adjusted issue price, the amount of the difference will be treated as “market discount” for U.S. federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a cash-pay OID note as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the note at the time of the payment or disposition.

In addition, you may be required to defer, until the maturity of the cash-pay OID note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the note. You may elect, on a note-by-note basis, to deduct the deferred interest expense in a tax year prior to the year of disposition. You should consult your own tax advisors before making this election.

Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the cash-pay OID note, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply.

Acquisition Premium, Amortizable Bond Premium.  If you purchase a cash-pay OID note for an amount that is greater than its adjusted issue price but equal to or less than its principal amount, you will be considered to have purchased that cash-pay OID note at an “acquisition premium.” Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to the cash-pay OID note for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

If you purchase a cash-pay OID note for an amount in excess of its principal amount, you will be considered to have purchased the cash-pay OID note at a “premium” and you will not be required to include any OID in income. You generally may elect to amortize the premium over the remaining term of the cash-pay OID note on a constant yield method as an offset to interest when includible in income under your regular accounting method. If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the cash-pay OID note.

Sale, Exchange, Retirement, or Other Taxable Disposition of Cash-Pay OID Notes.  Upon the sale, exchange, retirement, redemption or other disposition of a cash-pay OID note, you generally will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement, redemption or other disposition (less an amount equal to any accrued and unpaid qualified stated interest, which will be taxable as interest income as discussed above) and the adjusted tax basis of the cash-pay OID note. Your adjusted tax basis in a cash-pay OID note will, in general, be your cost for that cash-pay OID note, increased by any OID or market discount previously included in income, and reduced by any amortized premium. Except as described above with respect to market discount, any gain or loss will be capital gain or loss. Capital gains of non-corporate U.S. holders derived in respect of capital assets held for more than one year are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Toggle Notes

Original Issue Discount.  The toggle notes are treated as having been issued with OID for U.S. federal income tax purposes, as described below. The issuance of PIK Notes generally is not treated as a payment of interest. Instead, the toggle note and any PIK Notes issued in respect of PIK Interest thereon are treated as a single debt instrument under the OID rules.

The toggle notes are treated as having been issued with OID in an amount equal to the difference between their “stated redemption price at maturity” (the sum of all payments to be made on the toggle notes other than “qualified stated interest”) and their “issue price.”

The “issue price” of a toggle note is the first price at which a substantial amount of the toggle notes was sold (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwiter, placement agent or wholesaler). The term “qualified stated interest” means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate or, subject to certain conditions, based on one or more interest indices. Because we have the option in any interest payment period after the initial interest payment and prior to November 15, 2011 to make interest payments in PIK Interest instead of paying cash, the stated interest payments on the toggle notes are not qualified stated interest.

You generally must include OID in income in advance of the receipt of cash attributable to that income using the “constant yield method” described in the following paragraphs.

The amount of OID that you must include in income each year is the sum of the “daily portions” of OID with respect to the toggle note for each day during the taxable year or portion of the taxable year in which you held that toggle note (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for a toggle note may be of any length and may vary in length over the term of the toggle note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the product of the toggle note’s “adjusted issue price” at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period). OID allocable to a final accrual period is the difference between the amount payable at maturity and the adjusted issue price at the beginning of the final accrual period. The yield to maturity of the toggle note is the discount rate that causes the present value of all payments on the note as of its original issue date to equal the issue price of such note. For purposes of determining the yield to maturity, the assumption is that we will pay interest in cash and not exercise the option to pay PIK Interest, except in respect of any period in which we actually elect to pay PIK Interest.

The “adjusted issue price” of a toggle note at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period, determined without regard to the amortization of any acquisition or bond premium, as described below, and reduced by any payments previously made on such toggle note.

If we in fact pay interest in cash on the toggle notes, you will not be required to adjust your OID inclusions. Each payment made in cash under a toggle note will be treated first as a payment of any accrued OID that has not been allocated to prior payments and second as a payment of principal. You generally will not be required to include separately in income cash payments received on the toggle notes to the extent such payments constitute payments of previously accrued OID or payments of principal.

With respect to any interest payment period for which we exercise our option to pay interest in the form of PIK Interest, your OID calculation for future periods will be adjusted by treating the toggle note as if it had been retired and then reissued for an amount equal to its adjusted issue price on the date preceding the first date of such interest payment period, and recalculating the yield to maturity of the reissued note by treating the amount of PIK Interest (and of any prior PIK Interest) as a payment that will be made on the maturity date of such note.

The rules regarding OID are complex and the rules described above may not apply in all cases. Accordingly, you should consult your own tax advisors regarding their application.

Market Discount.  If you purchase a toggle note for an amount that is less than its adjusted issue price, the amount of the difference will be treated as “market discount” for U.S. federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a toggle note as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the note at the time of the payment or disposition.

In addition, you may be required to defer, until the maturity of the toggle note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the note. You may elect, on a note-by-note basis, to deduct the deferred interest expense in a tax year prior to the year of disposition. You should consult your own tax advisors before making this election.

Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the toggle note, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply.

Acquisition Premium, Amortizable Bond Premium.  If you purchase a toggle note for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the toggle note after the purchase date, you will be considered to have purchased that toggle note at an “acquisition premium.” Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to the toggle note for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

If you purchase a toggle note for an amount in excess of the sum of all amounts payable on the toggle note after the purchase date, you will be considered to have purchased the toggle note at a “premium” and you will not be required to include any OID in income. You generally may elect to amortize the premium over the remaining term of the toggle note on a constant yield method as an offset to interest when includible in income under your regular accounting method. If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the toggle note.

Sale, Exchange, Retirement, or Other Taxable Disposition of Toggle Notes.  Subject to the discussion below regarding the Mandatory Principal Redemption, upon the sale, exchange, retirement, redemption or other disposition of a toggle note (or a PIK Note), you generally will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement, redemption or other disposition and the adjusted tax basis of the toggle note (or the PIK Note). Your adjusted tax basis in a toggle note will, in general, be your cost for the toggle note, increased by OID or market discount previously included in income, and reduced by any amortized premium and any cash payments on the toggle note. Although not free from doubt, your adjusted tax basis in the toggle note should be allocated between the original toggle note and any PIK Notes received in respect of PIK Interest thereon in proportion to their relative principal amounts. Your holding period in any PIK Note received in respect of PIK Interest would likely be identical to your holding period for the original toggle note with respect to which the PIK Note was received. Except as described above with respect to market discount, any gain or loss will be capital gain or loss. Capital gains of non-corporate U.S. holders derived in respect of capital assets held for more than one year are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Payments received by a U.S. holder upon the Mandatory Principal Redemption of a portion of a toggle note will be treated as tax-free payments of a portion of the then accrued OID with respect to such toggle note in its entirety (including the portion of the toggle note not redeemed).

Certain Tax Consequences to Non-U.S. Holders

The following is a summary of certain U.S. federal income and estate tax consequences that will apply to non-U.S. holders of the notes.

U.S. Federal Withholding Tax

The 30% U.S. federal withholding tax will not apply to any payment of interest (which for purposes of this discussion includes OID) on the notes under the “portfolio interest rule,” provided that:

•	interest paid on the notes (including OID) is not effectively connected with your conduct of a trade or business in the United States;

•	you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable United States Treasury regulations;

•	you are not a controlled foreign corporation that is related to us actually or constructively through stock ownership;

•	you are not a bank whose receipt of interest (including OID) on the notes is described in Section 881(c)(3)(A) of the Code; and

•	either (a) you provide your name and address on an IRS Form W-8BEN (or other applicable form), and certify, under penalties of perjury, that you are not a United States person as defined under the Code or (b) you hold your notes through certain foreign intermediaries and satisfy the certification requirements of applicable United States Treasury regulations. Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements described above, payments of interest (including OID) made to you will be subject to the 30% U.S. federal withholding tax, unless you provide us with a properly executed:

•	IRS Form W-8BEN (or other applicable form) certifying an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•	IRS Form W-8ECI (or other applicable form) certifying that interest (including OID) paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “— U.S. Federal Income Tax”).

The 30% U.S. federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement, redemption or other disposition of a note; provided, however, that payments received by a non-U.S. holder upon the Mandatory Principal Redemption of a portion of a toggle note will be treated as payments of a portion of the then accrued OID with respect to such toggle note in its entirety (including the portion of the toggle note not redeemed) and therefore possibly subject to the 30% U.S. federal withholding tax.

U.S. Federal Income Tax

If you are engaged in a trade or business in the United States and interest (including OID) on the notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), then you will be subject to U.S. federal income tax on that interest (including OID) on a net income in generally the same manner as if you were a United States person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of such interest (including OID), subject to adjustments. If interest received with respect to the notes is effectively connected income (whether or not a treaty applies), the 30% withholding tax described above will not apply, provided the certification requirements discussed above in “— U.S. Federal Withholding Tax” are satisfied.

Subject to the discussion of backup withholding below, any gain realized on the disposition of a note generally will not be subject to U.S. federal income tax unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment); or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

U.S. Federal Estate Tax

Your estate will not be subject to U.S. federal estate tax on notes beneficially owned by you at the time of your death, provided that any payment to you on the notes would be eligible for exemption from the 30% U.S. federal withholding tax under the “portfolio interest rule” described above under “— U.S. Federal Withholding Tax” without regard to the statement requirement described in the fifth bullet point of that section.

Information Reporting and Backup Withholding

U.S. Holders

In general, information reporting requirements will apply to certain payments of principal and interest (including OID) paid on the notes and to the proceeds of sale or other disposition (including retirement or a redemption) of a note paid to you (unless you are an exempt recipient such as a corporation). Backup withholding (currently at a rate of 28%) may apply to such payments if you fail to provide a correct taxpayer identification number or a certification that you are not subject to backup withholding or if you fail to report in full dividend and interest income.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

In general, we must report to the IRS and to you the amount of interest (including OID) paid to you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, you will not be subject to backup withholding with respect to payments of interest (including OID) on the notes that we make to you provided that we do not have actual knowledge or reason to know that you are a United States person as defined under the Code and we have received from you the required certification that you are a non-U.S. holder described above in the fifth bullet point under “— Certain Tax Consequences to Non-U.S. Holders — U.S. Federal Withholding Tax.”

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition (including a retirement or redemption) of notes within the United States or conducted through certain United States-related financial intermediaries, unless you certify to the payor under penalties of perjury that you are a non-U.S. holder (and the payor does not have actual knowledge or reason to know that you are a United States person as defined under the Code), or you otherwise establish an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.

PLAN OF DISTRIBUTION

This prospectus is to be used by Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and their affiliates in connection with offers and sales of the notes in market-making transactions effected from time to time. Such affiliates may act as principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties, when they act as agents for both. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices. We will not receive any of the proceeds from such sales.

Merrill Lynch Global Private Equity (previously the private equity arm of Merrill Lynch & Co., Inc., which is a wholly-owned subsidiary of Bank of America Corporation), owned 24.8% of our common stock, and other affiliates of Bank of America Corporation owned an additional 1.0% of our common stock, as of April 30, 2009. The agreement among the investors in HCA Inc., including Merrill Lynch Global Private Equity, gives such investors the right to elect members to serve on our Board of Directors. In addition, Banc of America Securities LLC or its affiliates, is the administrative agent under our senior secured credit facilities and, as such, is entitled to receive and has received fees related thereto. Banc of America Securities LLC and its affiliates have also in the past engaged, and may in the future engage, in transactions with and perform services for, including commercial banking, financial advisory and investment banking services, us and our affiliates in the ordinary course of business for which they have received customary fees and expenses. This section and the applicable descriptions of certain agreements set forth herein (including those descriptions incorporated herein by reference to “Item 13. Certain Relationships and Related Transactions” of our 2008 10-K) constitute notice to potential purchasers of the notes pursuant to Rule 312(f)(2) of the New York Stock Exchange to the extent that affiliates of Banc of America Securities LLC may be deemed to control us for purposes of such rule.

We have been advised by Banc of America Securities LLC that, subject to applicable laws and regulations, they currently intend to make a market in the notes. However, they are not obligated to do so, and any such market-making may be interrupted or discontinued at any time without notice.

We and Banc of America Securities LLC, among other parties, have entered into a registration rights agreement with respect to the use by Banc of America Securities LLC and its affiliates of this prospectus. Pursuant to such agreement, we agreed to indemnify Banc of America Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated and their affiliates, in their capacity as a market maker, against certain liabilities, including liabilities under the Securities Act.

EXPERTS

The consolidated financial statements of HCA Inc. appearing in HCA Inc.’s Current Report (Form 8-K) dated May 27, 2009 for the year ended December 31, 2008, and the effectiveness of HCA Inc.’s internal control over financial reporting as of December 31, 2008 included in its Annual Report (Form 10-K) have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and HCA Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

LEGAL OPINIONS

Robert A. Waterman, Esq., our Senior Vice President and General Counsel, and Simpson Thacher & Bartlett LLP, New York, New York, have each provided an opinion regarding the validity of HCA Inc.’s debt securities and the related guarantees referenced herein. An investment vehicle comprised of several partners of Simpson Thacher & Bartlett LLP, members of their families, related persons and others own interests representing less than 1% of the capital commitments of the KKR Millennium Fund, L.P. and KKR 2006 Fund L.P, which indirectly own capital stock of HCA Inc. In addition, Robert A. Waterman, Esq. beneficially owns, directly and indirectly, less than 1% of the capital stock of HCA Inc.

HCA Inc.

Debt Securities

Prospectus
          , 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The registration rights agreement relating to the securities of the Registrant being registered hereby provides that HCA Inc. will bear all expenses in connection with the performance of its obligation relating to the market-making activities of Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or their affiliates. These expenses include the following:

Attorneys’ fees and expenses	75,000	*
Accountants’ fees and expenses	25,000	*
Printing expenses	100,000	*

Total	$200,000	*

*	Estimated.

Item 14.	Indemnification of Directors and Officers.

Set forth below are summaries of the statutes, charter provisions, by-laws, contracts or other arrangements under which the directors and officers of the Company and the additional registrant guarantors may be indemnified against liability which they may incur in their capacity as such. In the summaries that follow, defined terms used in each respective subsection apply only to that subsection.

California Registrants

(a) Columbia ASC Management, L.P. and Riverside Healthcare System, L.P. are registered under the laws of California.

The partnership agreements of Columbia ASC Management, L.P. and Riverside Healthcare System, L.P. provide that the limited partner shall indemnify and hold harmless the general partner; its partners, managers, employees, agents and representatives; and the officers, directors, employees, agents and representatives of its partners to the fullest extent permitted by the California Limited Partnership Act and the California Revised Partnership Act. Neither of these acts, however, addresses indemnification.

Section 15904.06 (Operative January 1, 2008) of the 2008 California Revised Limited Partnership Act addresses the rights of a general partner with respect to its management and conduct of partnership activities. The 2008 California Revised Limited Partnership Act provides that a limited partnership shall reimburse a general partner for payments made, and indemnify a general partner for liabilities incurred by, the general partner in the ordinary course of the activities of the partnership or for the preservation of its activities or property.

(b) Columbia Riverside, Inc., Encino Hospital Corporation, Inc., Los Robles Regional Medical Center and MCA Investment Company are incorporated under the laws of California.

Section 317 of the California General Corporation Law sets forth the provisions pertaining to the indemnification of corporate “agents.” For purposes of this law, an agent is any person who is or was a director, officer, employee or other agent of a corporation, or is or was serving at the request of the corporation in such capacity with respect to any other corporation, partnership, join venture, trust or other enterprise. Indemnification for expenses, including amounts paid on settling or otherwise disposing of a threatened or pending action or defending against the same, can be made in certain circumstances by action of the company through:

•	a majority vote of a quorum of the corporation’s Board of Directors consisting of directors who are not party to the proceedings;

•	approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon; or

•	such court in which the proceeding is or was pending upon application by designated parties.

Under certain circumstances, an agent can be indemnified, even when found liable. Indemnification is mandatory where the agent’s defense is successful on the merits. The law allows a corporation to make advances of expenses for certain actions upon the receipt of an undertaking that the agent will reimburse the corporation if the agent is found liable. The indemnification provided by Section 317 for acts while serving as a director or officer of the corporation, but not involving breach of duty to the corporation and its shareholders, shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw to the extent authorized by the corporation’s articles of the corporation.

The bylaws of each of the California Registrants in this section (b) provide, in relevant part, that each of the Registrants will indemnify its respective officers and directors, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements such officers and directors may be required to pay in any action, suit or proceeding which they are or may be made a party by reason of their position as a director, officer or other agent of such Registrant, and otherwise to the full extent permitted under California law and our bylaws for any taken on behalf of the corporation that does not involve gross negligence or willful misconduct.

(c) Surgicare of Riverside, LLC is registered under the laws of California.

Under Section 17155 of the California Limited Liability Company Act, except for a breach of duty, the articles of organization or written operating agreement of a limited liability company may provide for indemnification of any person, including, without limitation, any manager, member, officer, employee or agent of the limited liability company, against judgments, settlements, penalties, fines or expenses of any kind incurred as a result of acting in that capacity. A limited liability company shall have the power to purchase and maintain insurance on behalf of any manager, member, officer, employee or agent of the limited liability company against any liability asserted against or incurred by the person in that capacity or arising out of the person’s status as a manager, member, officer, employee or agent of the limited liability company.

The limited liability company agreement of Surgicare of Riverside, LLC states that the company shall indemnify its officers and managers against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or managers of the company, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and managers and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the company or amounts paid in settlement to the company. Such indemnification also extends to the payment of counsel fees and expenses of such officers and managers in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.

Colorado Registrants

(a) Colorado Health Systems, Inc., Columbine Psychiatric Center, Inc. and New Rose Holding Company, Inc. are incorporated under the laws of Colorado.

Sections 7-109-102 through 7-109-110 of the Colorado Business Corporation Act (the “Act”) grant the registrants’ broad powers to indemnify any person in connection with legal proceedings brought against him by reason of his present or past status as an officer or director of the registrant, provided with respect to conduct in an official capacity with the registrant, the person acted in good faith and in a manner he reasonably believed to be in the best interests of the registrant, with respect to all other conduct, the person believed the conduct to be at least not opposed to the best interests of the registrant, and with respect to any criminal action or proceeding, the person had no reasonable cause to believe his conduct was unlawful. Indemnification is limited to reasonable expenses incurred in connection with the proceeding. No indemnification may be made (i) in connection with a proceeding by or in the right of the registrant in which the person was adjudged liable to the registrant; or (ii) in connection with any other proceedings charging that the person derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the person was judged liable on the basis that he derived an improper personal benefit, unless and only to the extent the court in which such action was brought or another court of competent jurisdiction determines upon application that, despite such adjudication, but in view of all relevant circumstances, the person is fairly and reasonably entitled to indemnity for reasonable expenses as the court deems proper. In addition, to the extent that any such person is successful in the defense of any such legal proceeding, the registrant is required by the Act to indemnify him against reasonable expenses.

The bylaws of these Colorado registrants state that the corporation shall indemnify its officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. Such indemnification also extends to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.

Delaware Registrants

(a) HCA Inc., American Medicorp Development Co., GPCH-GP, Inc., HCA — IT&S Field Operations, Inc., HCA — IT&S Inventory Management, Inc., Management Services Holdings, Inc., Midwest Holdings, Inc., Hospital Development Properties, Inc., Riverside Hospital, Inc., Terre Haute Hospital GP, Inc. and Terre Haute Hospital Holdings, Inc. are incorporated under the laws of Delaware.

Section 145 of the Delaware General Corporation Law (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the directors’ duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

HCA Inc.’s bylaws indemnify the directors and officers to the full extent of the DGCL and also allow the Board of Directors to indemnify all other employees. The bylaws of the remainder of the Delaware corporate registrants indemnify their officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. Such indemnification also extends to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.

(b) Nashville Shared Services General Partnership is a general partnership under the laws of Delaware and Integrated Regional Laboratories, LLP is registered under the laws of Delaware.

Section 15-110 of the Delaware Revised Uniform Partnership Act provides that subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

The Nashville Shared Services General Partnership partnership agreement states that indemnification is controlled by the Delaware Revised Uniform Partnership Act. The partnership agreement of Integrated Regional Laboratories, LLP indemnifies its officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the company, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the company or amounts paid in settlement to the company. Such indemnification also extends to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.

(c) Centerpoint Medical Center of Independence, LLC, CMS GP, LLC, Dallas/Ft. Worth Physician, LLC, Edmond Regional Medical Center, LLC, EP Health, LLC, Fairview Park GP, LLC, General Healthserv, LLC, Goppert-Trinity Family Care, LLC, Grand Strand Regional Medical Center, LLC, Healthtrust MOB, LLC, HSS Holdco, LLC, HSS Systems VA, LLC, HSS Systems, LLC, Lakeland Medical Center, LLC, Lakeview Medical Center, LLC, Lewis-Gale Medical Center, LLC, Medical Centers of Oklahoma, LLC, Medical Office Buildings of Kansas, LLC, Midwest Division — ACH, LLC, Midwest Division — LRHC, LLC, Midwest Division — LSH, LLC, Midwest Division — MCI, LLC, Midwest Division — MMC, LLC, Midwest Division — OPRMC, LLC, Midwest Division — PFC, LLC, Midwest Division — RMC, LLC, Midwest Division — RPC, LLC, Notami Hospitals, LLC, Outpatient Cardiovascular Center of Central Florida, LLC, Reston Hospital Center, LLC, Samaritan, LLC, San Jose Medical Center, LLC, San Jose, LLC, SJMC, LLC, Trident Medical Center, LLC, Utah Medco, LLC and Wesley Medical Center, LLC are registered under the laws of Delaware.

Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company from and against any and all claims and demands whatsoever.

The operating agreement of Healthtrust MOB, LLC indemnifies the directors and officers to the full extent of the law. The operating agreements of the remainder of the Delaware limited liability company registrants indemnify their officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the company, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the company or amounts paid in settlement to the company. Such indemnification also extends to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.

(d) CHCA Bayshore, L.P., CHCA Conroe, L.P., CHCA Mainland, L.P., CHCA West Houston, L.P., CHCA Woman’s Hospital, L.P., Columbia Valley Healthcare System, L.P., Columbia Rio Grande Healthcare, L.P., HCA Management Services, L.P., Good Samaritan Hospital, L.P., JFK Medical Center Limited Partnership, Palms West Hospital Limited Partnership, Plantation General Hospital, L.P., San Jose Healthcare System, LP, Terre Haute Regional Hospital, L.P. and San Jose Hospital, L.P. are registered under the laws of Delaware.

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act (DRULPA) permits a limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

The Columbia Valley Healthcare System, L.P. partnership agreement allows the partnership to indemnify the general partners for everything but willful misconduct or gross negligence. The other Delaware limited partnership registrants allow for indemnification to the fullest extent under the DRULPA.

Florida Registrants

(a) Bay Hospital, Inc., Central Florida Regional Hospital, Inc., Columbia Jacksonville Healthcare System, Inc., Edward White Hospital, Inc., HCA Health Services of Florida, Inc., HD&S Corp. Successor, Inc., Largo Medical Center, Inc., Lawnwood Medical Center, Inc., Marion Community Hospital, Inc., Memorial Healthcare Group, Inc., New Port Richey Hospital, Inc., North Florida Immediate Care Center, Inc., North Florida Regional Medical Center, Inc., Okaloosa Hospital, Inc., Okeechobee Hospital, Inc., Sarasota Doctors Hospital, Inc., Sun City Hospital, Inc., Surgicare of Brandon, Inc., Surgicare of Florida, Inc., Surgicare of Manatee, Inc., Surgicare of New Port Richey, Inc., Tallahassee Medical Center, Inc. and West Florida Regional Medical Center, Inc. are incorporated under the laws of Florida.

Section 607.0831 of the Florida Business Corporation Act provides, among other things, that a director is not personally liable for monetary damages to a company or any other person for any statement, vote, decision, or failure to act, by the director, regarding corporate management or policy, unless the director breached or failed to perform his or her duties as a director and such breach or failure constitutes (a) a violation of criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director derived an improper personal benefit; (c) a circumstance under which the liability provisions of Section 607.0834 of the Florida Business Corporation Act (relating to the liability of the directors for improper distributions) are applicable; (d) willful misconduct or a conscious disregard for the best interest of the company in the case of a proceeding by or in the right of the company to procure a judgment in its favor or by or in the right of a stockholders; or (e) recklessness or an act or omission in bad faith or with malicious purpose of with wanton and willful disregard of human rights, safety or property, in a proceeding by or in the right of someone other than such company or a stockholder.

Section 607.0850 of the Florida Business Corporation Act authorizes, among other things, a company to indemnify any person who was or is a party to any proceeding (other than an action by or in the right of the company) by reason of the fact that he is or was a director, officer, employee or agent of the company (or is or was serving at the request of the company in such a position for any entity) against liability incurred in connection with such proceedings, if he or she acted in good faith and in a manner reasonably believed to be in the best interests of the company and, with respect to criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful.

The Florida Business Corporation Act requires that a director, officer or employee be indemnified for actual and reasonable expenses (including attorneys’ fees) to the extent that he or she has been successful on the merits or otherwise in the defense of any proceeding. Florida law also allows expenses of defending a proceeding to be advanced by a company before the final disposition of the proceedings, provided that the officer, director or employee undertakes to repay such advance if it is ultimately determined that indemnification is not permitted.

The Florida Business Corporation Act states that the indemnification and advancement of expenses provided pursuant to Section 607.0850 is not exclusive and that indemnification may be provided by a company pursuant to other means, including agreements or bylaw provisions. Florida law prohibits indemnification or advancement of expenses, however, if a judgment or other final adjudication establishes that the actions of a director, officer or employee constitute (i) a violation of criminal law, unless he or she had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (ii) a transaction from which such person derived an improper personal benefit; (iii) willful misconduct or conscious disregard for the best interests of the company in the case of a derivative action or a proceeding by or in the right of a stockholder, or (iv) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 of the Florida Business Corporation Act (relating to the liability of directors for improper distributions) are applicable.

The bylaws of all the Florida corporate registrants indemnify their officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. Such indemnification also extends to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.

(b) Integrated Regional Lab, LLC and Surgicare of Palms West, LLC are registered under the laws of Florida.

Section 608.4229 of the Florida Limited Liability Company Act indemnifies members, managers, managing members, officers, employees, and agents subject to such standards and restrictions, if any, as are set forth in its articles of organization or operating agreement. A limited liability company may, and has the power to, but is not be required to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Notwithstanding the foregoing, indemnification or advancement of expenses should not be made to or on behalf of any member, manager, managing member, officer, employee, or agent if a judgment or other final adjudication establishes that the actions, or omissions to act, of such member, manager, managing member, officer, employee, or agent were material to the cause of action so adjudicated and constitute any of the following: (i) a violation of criminal law, unless the member, manager, managing member, officer, employee, or agent had no reasonable cause to believe such conduct was unlawful; (ii) a transaction from which the member, manager, managing member, officer, employee, or agent derived an improper personal benefit; (iii) in the case of a manager or managing member, a circumstance under which the liability provisions of s. 608.426 are applicable; or (iv) willful misconduct or a conscious disregard for the best interests of the limited liability company in a proceeding by or in the right of the limited liability company to procure a judgment in its favor or in a proceeding by or in the right of a member.

The operating agreements of both of the Florida limited liability company registrants indemnify their officers and managers against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or managers of the company, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and managers and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the company or amounts paid in settlement to the company. Such indemnification also extends to the payment of counsel fees and expenses of such officers and managers in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or managers. Such right of indemnification is not exclusive of any right to which such officer or manager may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and managers.

Georgia Registrants

(a) Columbia Polk General Hospital, Inc., Columbus Cardiology, Inc., Marietta Surgical Center, Inc., Palmyra Park Hospital, Inc. and Redmond Physician Practice Company are incorporated under the laws of Georgia.

Section 14-2-202(b)(4) of the Georgia Business Corporation Code provides that a corporation’s articles of incorporation may include a provision that eliminates or limits the liability of directors for monetary damages to a corporation or its shareholders for any action taken, or failure to take any action, as a director. The section does not, however, authorize a corporation to eliminate or limit the liability of a director for appropriating, in violation of his or her duties, any business opportunity of the corporation, for acts or omissions which involve intentional misconduct or a knowing violation of law, for any transaction from which the director received an improper personal benefit, or authorizing a dividend, stock repurchase or redemption, distribution of assets or other distribution in violation of Section 14-2-640 of the Georgia Business Corporation Code if it is established that the director did not perform his or her duties in compliance with Section 14-2-832 of the Georgia Business Corporation Code, which sets forth general standards for directors. Section 14-2-202(b)(4) also does not eliminate or limit the right of a corporation or any shareholder to seek an injunction, a rescission or any other equitable (non-monetary) relief for any action taken or not taken by a director. In addition, Section 14-2-202(b)(4) applies only to claims against a director arising out of his or her role as a director and does not relieve a director from liability arising from his or her role as an officer or in any other capacity.

Sections 14-2-852 and 14-2-857 of the Georgia Business Corporation Code provide that any director or officer who is wholly successful in the defense of any proceeding to which he or she was a party because her or she was an officer or a director of the corporation are entitled to indemnification against reasonable expenses as of right. On the other hand, if the charges made in any action are sustained, the determination of whether the required standard of conduct has been met will be made, in accordance with the provisions of Georgia Business Corporation Code Section 14-2-855, by either the board of directors or a committee thereof, acting by disinterested members, by special legal counsel or by the shareholders, but shares owned by or voted under the control of directors seeking indemnification may not be voted.

The bylaws of each of the Georgia corporate registrants indemnify their officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. Such indemnification also extends to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.

(b) Dublin Community Hospital, LLC, Northlake Medical Center, LLC and Redmond Park Hospital, LLC are registered under the laws of Georgia.

Georgia law provides that a limited liability company may indemnify a member, manager or other person against liability incurred in connection with the limited liability company subject to any standards or restrictions set forth in the articles of organization or operating agreement. Unless the member or manager is aware of information which would cause any reliance to be unwarranted, he or she is entitled to rely upon information prepared or presented by other members, managers, committees and employees of the limited liability company and legal counsel, public accountants or other professionals or experts.

However, Georgia law does not permit indemnification if the member or manager has engaged in any intentional misconduct or a knowing violation of law or was involved in any transaction in which the member or manager received a personal benefit as a result of his or her breach of any provision in the operating agreement.

The operating agreements of each of the Georgia limited liability companies indemnify their officers and managers against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or managers of the limited liability company, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and managers and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the company or amounts paid in settlement to the company. Such indemnification also extends to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or managers. Such right of indemnification is not exclusive of any right to which such officer or manager may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and managers.

(c) Fairview Park, Limited Partnership is registered under the laws of Georgia.

Section 14-9-108 of the Georgia Revised Uniform Limited Partnership Act provides that:

(a) Subject to any limitations expressly set forth in the partnership agreement, a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever, provided that the partnership shall not indemnify any person:

(1) For intentional misconduct or a knowing violation of law; or

(2) For any transaction for which the person received a personal benefit in violation or breach of any provision of the partnership agreement.

(b) To the extent that, at law or in equity, a partner has duties including but not limited to fiduciary duties and liabilities relating thereto to a limited partnership or another partner:

(1) The partner’s duties and liabilities may be expanded, restricted, or eliminated by provisions in the partnership agreement; provided, however, that no such provision shall eliminate or limit the liability of a partner for intentional misconduct or a knowing violation of law or for any transaction for which the partner received a personal benefit in violation or breach of any provision of the partnership agreement; and

(2) The partner shall have no liability to the limited partnership or to any other partner for his or her good faith reliance on the provisions of the partnership agreement, including, without limitation, provisions thereof that relate to the scope of duties including but not limited to fiduciary duties of partners.

Fairview Park Limited Partnership’s Partnership Agreement allows the limited partnership to indemnify its general partner, directors and officers to the full extent of the Georgia Revised Uniform Limited Partnership Act.

Idaho Registrants

(a) Eastern Idaho Health Services, Inc. and West Valley Medical Center, Inc. are incorporated under the laws of Idaho.

Under Title 30, Section 30-1-851 of the Idaho Code, the registrant’s directors and officers may be indemnified against certain liabilities which they may incur in their capacities as such. The material terms of the indemnification provisions are indemnification:

•	with respect to civil, criminal, administrative or investigative proceedings brought because the defendant is or was serving as an officer, director, employee or agent of the company;

•	for judgments, fines and amounts paid in settlement reasonably incurred;

•	if the defendant acted in good faith and reasonably believed in the case of conduct in his official capacity that his conduct was in the best interests of the company, and in all other cases that his conduct was at least not opposed to the best interests of the company; and

•	if, with respect to a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

Attorneys’ fees are included in such indemnification to the extent the indemnified party is successful on the merits in defense of the proceeding. If the foregoing criteria are met, indemnification also applies to a suit threatened or pending by the company against the officer, director, employee or agent with respect to attorneys’ fees unless there is negligence on the part of the indemnified party. Indemnification is made only upon a determination by the company that it is proper under the circumstances because the applicable standard is met.

Generally, expenses for defense may be paid in advance of final disposition of the proceeding if the indemnified party provides a written affirmation of his good faith belief that he has met the relevant standard of conduct under the Idaho Code and further provides a written undertaking to repay such amounts if it is determined that the applicable standard has not been met.

The bylaws of both of the Idaho corporate registrants indemnify their officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. Such indemnification also extends to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.

Illinois Registrant

(a) Columbia LaGrange Hospital, Inc. is incorporated under the laws of Illinois.

Section 8.75 of the Illinois Business Corporation Act of 1983, as amended (the “IBCA”), provides for a limitation of director liability. Under Section 8.75 of the IBCA, directors and officers may be indemnified by the registrant against all expenses incurred in connection with actions (including, under certain circumstances, derivative actions) brought against such director or officer by reason of his or her status as our representative, or by reason of the fact that such director or officer serves or served as a representative of another entity at our request, so long as the director or officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests.

The bylaws of Columbia La Grange Hospital, Inc indemnify its officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. Such indemnification also extends to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.

Indiana Registrant

(a) Terre Haute MOB, L.P. is registered under the laws of Indiana.

Title 23, Article 16, Chapter 2 of the Indiana Code provides that a domestic or foreign limited partnership may indemnify a person made a party to an action because the person is or was a partner or officer of the partnership against liability incurred in the action if:

(1) the person’s conduct was in good faith; and

(2) the person reasonably believed:

(A) in the case of conduct in the person’s capacity as a partner, that the person’s conduct was in the best interests of the partnership; and

(B) in all other cases that the person’s conduct was at least not opposed to the best interests of the limited partnership or foreign limited partnership; and

(3) in the case of any criminal action, the person either:

(A) had reasonable cause to believe the person’s conduct was lawful; or

(B) had no reasonable cause to believe the person’s conduct was unlawful.

The indemnification provided for above does not exclude any other rights to indemnification that a partner or officer of the limited partnership may have under the partnership agreement or with the written consent of all partners.

The general partners of Terre Haute MOB, L.P. are indemnified by the partnership pursuant to the partnership agreement for all actions relating to their performance or nonperformance on behalf of the partnership.

Kentucky Registrants

(a) Frankfort Hospital, Inc. and Greenview Hospital, Inc. are incorporated under the laws of Kentucky.

Sections 271B.8-500 to 271B.8-580 of the Kentucky Business Corporation Act; provides that, subject to restrictions contained in the statute, a corporation may indemnify any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director or officer of the corporation. A person who has been successful on the merits or otherwise in any suit or matter covered by the indemnification statute shall be indemnified against expenses (including attorneys’ fees) reasonably incurred by him in connection therewith. Indemnification is authorized upon a determination that the person to be indemnified has met the applicable standard of conduct required. Expenses incurred in defense may be paid in advance upon receipt by the corporation of a written affirmation by the director of his good faith belief that he has met the applicable standard of conduct required, a written undertaking by or on behalf of the director to repay such advance if it is ultimately determined that he did not meet the standard of conduct, and a determination that the facts then known to those making the determination would not preclude indemnification under the statute. The indemnification provided by statute shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise, which shall inure to the benefit of the heirs, executors and administrators of such a person. Insurance may be purchased on behalf of any person entitled to indemnification by the corporation against any liability incurred in an official capacity regardless of whether the person could be indemnified under the statute.

The bylaws of Frankfort Hospital, Inc. and Greenview Hospital, Inc. indemnify their officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. Such indemnification also extends to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.

Louisiana Registrants

(a) Dauterive Hospital Corporation, Hamilton Medical Center, Inc., HCA Health Services of Louisiana, Inc., Notami Hospitals of Louisiana, Inc. and Women’s and Children’s Hospital, Inc. are incorporated under the laws of Louisiana.

Section 83 of the Louisiana Business Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director or officer of the corporation. The indemnity may include expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 83 further provides that a Louisiana corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions except that no indemnification is permitted without judicial approval if the director or officer shall have been adjudged to be liable for willful or intentional misconduct in the performance of his duty to the corporation. Where an officer or director is successful on the merits or otherwise in any defense of any action referred to above or any claim therein, the corporation must indemnify him against such expenses that such officer or director actually incurred. Section 83 permits a corporation to pay expenses incurred by the officer or director in defending an action, suit or proceeding in advance of the final disposition thereof if approved by the board of directors.

The bylaws of each of the Louisiana corporations indemnify their officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. Such indemnification also extends to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.

Mississippi Registrant

(a) Brookwood Medical Center of Gulfport, Inc. is incorporated under the laws of Mississippi.

Article 8, Subarticle E of the Mississippi Business Corporation Act (“MBCA”) permits Mississippi corporations to indemnify officers and directors. MBCA Section 79-4-2.02(b)(5) permits the corporation to include an obligatory indemnification for directors in its Articles of Incorporation for all acts other than: (i) distributions made in excess of standards established by Mississippi law or in the corporation’s articles of incorporation, for which Section 79-4-8.33 imposes personal liability on directors to the corporation; and (ii) circumstances where, in his performance as a director, a director has received a financial benefit to which he is not entitled, he intentionally inflicts harm on the corporation or its stockholders or he intentionally violates any criminal law. The law further permits us to advance all expenses for defense of a director in any lawsuit brought against a director in his capacity as a director. The MBCA specifically provides in Section 79-4-8.53 that such advances are allowed by Mississippi law. Such advances may be made under the MBCA only after a determination that the director met all relevant standards of conduct.

Section 79-4-8.56 of the MBCA permits a Mississippi corporation to indemnify any officer to the same extent as to a director. Indemnification of officers and directors against reasonable expenses is mandatory under Section 79-4-8.52 of the MBCA to the extent the officer or director is successful on the merits or otherwise in the defense of any action or suit against him giving rise to a claim of indemnification.

The bylaws of Brookwood Medical Center of Gulfport, Inc indemnify its officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. Such indemnification also extends to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.

Missouri Registrants

(a) Health Midwest Office Facilities Corporation and Health Midwest Ventures Group, Inc. are incorporated under the laws of Missouri.

Section 351.355(1) of the Revised Statutes of Missouri provides that a corporation may indemnify a director or officer of the corporation in any action, suit or proceeding other than an action by or in the right of the corporation, against expenses (including attorneys’ fees), judgments, fines and settlement amounts actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. Section 351.355(2) provides that the corporation may indemnify any such person in any action or suit by or in the right of the corporation against expenses (including attorneys’ fees) and settlement amounts actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that he may not be indemnified in respect of any matter in which he has been adjudged liable for negligence or misconduct in the performance of his duty to the corporation, unless authorized by the court. Section 351.355(3) provides that a corporation shall indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the action, suit or proceeding if he has been successful in defense of such action, suit or proceeding and if such action, suit or proceeding is one for which the corporation may indemnify him under Section 351.355(1) or (2). Section 351.355(7) provides that a corporation shall have the power to give any further indemnity to any such person, in addition to the indemnity otherwise authorized under Section 351.355, provided such further indemnity is either (i) authorized, directed or provided for in the articles of incorporation of the corporation or any duly adopted amendment thereof or (ii) is authorized, directed or provided for in any bylaw or agreement of the corporation which has been adopted by a vote of the shareholders of the corporation, provided that no such indemnity shall indemnify any person from or on account of such person’s conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

The bylaws of both Health Midwest Office Facilities Corporation and Health Midwest Ventures Group, Inc indemnify their officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. Such indemnification also extends to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.

(b) Midwest Division — RBH, LLC is registered under the laws of Missouri.

The operating agreement of Midwest Division — RBH, LLC indemnifies its officers and managers against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the company, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the company or amounts paid in settlement to the company. Such indemnification also extends to the payment of counsel fees and expenses of such officers and managers in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or managers. Such right of indemnification is not exclusive of any right to which such officer or manager may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and managers.

The Missouri Limited Liability Company Act is silent with respect to the limits of a limited liability company’s ability to provide for the indemnification of its officers and managers in its operating agreement. However, Section 347.081(2) states that it is the policy of the Missouri Limited Liability Company Act to give the maximum effect to the principle of freedom of contract and to the enforceability of operating agreements.

Nevada Registrants

(a) Las Vegas Surgicare, Inc., Sunrise Mountainview Hospital, Inc., VH Holdco, Inc., VH Holdings, Inc. and Western Plains Capital, Inc. are incorporated under the laws of Nevada.

Chapter 78 of the Nevada Revised Statutes (“NRS”) allows directors and officers to be indemnified against liabilities they may incur while serving in such capacities. Under the applicable statutory provisions, the registrant may indemnify its directors or officers who were or are a party or are threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that they are or were directors or officers of the corporation, or are or were serving at the request of the corporation as directors or officers of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by them in connection with the action, suit, or proceeding, unless it is ultimately determined by a court of competent jurisdiction that they breached their fiduciary duties by intentional misconduct, fraud, or a knowing violation of law or did not act in good faith and in a manner which they reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In addition, the applicable statutory provisions mandate that the registrant indemnify its directors and officers who have been successful on the merits or otherwise in defense of any action, suit, or proceeding against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense. The registrant will advance expenses incurred by directors or officers in defending any such action, suit, or proceeding upon receipt of written confirmation from such officers or directors that they have met certain standards of conduct and an undertaking by or on behalf of such officers or directors to repay such advances if it is ultimately determined that they are not entitled to indemnification by the registrant.

The bylaws of all the Nevada corporate registrants indemnify their officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. Such indemnification also extends to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.

(b) Southern Hills Medical Center, LLC is registered under the laws of Nevada.

Section 86.411 of the NRS permits a limited liability company to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except an action by or in the right of the limited liability company), by reason of being or having been a manager or member of the limited liability company. As with corporations, indemnification may include attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified. Section 86.421 of the NRS permits a limited liability company to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the limited liability company to procure a judgment in its favor by reason of being or having been a manager or member of the limited liability company except that indemnification may not be made for any claim, issue or matter as to which such a person has been finally adjudged by a court of competent jurisdiction to be liable to the limited liability company or for amounts paid in settlement to the limited liability company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. In either case, however, to be entitled to indemnification, the person to be indemnified must have acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the limited liability company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 86.431 of the NRS also provides that to the extent a manager or member of a limited liability company has been successful on the merits or otherwise in defense of any such action, he or she must be indemnified by the limited liability company against expenses, including attorneys’ fees actually and reasonably incurred in connection with the defense.

Section 86.441 of the NRS permits a limited liability company, in its articles of organization, operating agreement or other agreement, to provide for the payment of expenses incurred by members or managers in defending any civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification.

Section 86.461 of the NRS permits a limited liability company to purchase and maintain insurance or make other financial arrangements on behalf of the limited liability company’s managers or members for any liability and expenses incurred by them in their capacities as managers or members or arising out of their status as such, whether or not the limited liability company has the authority to indemnify him, her or them against such liability and expenses.

The operating agreement of Southern Hills Medical Center, LLC indemnifies its officers and managers against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or managers of the company, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and managers and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the company or amounts paid in settlement to the company. Such indemnification also extends to the payment of counsel fees and expenses of such officers and managers in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or managers. Such right of indemnification is not exclusive of any right to which such officer or manager may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and managers.

Oklahoma Registrant

(a) HCA Health Services of Oklahoma, Inc. is incorporated under the laws of Oklahoma.

Section 1031 of the Oklahoma General Corporation Act provides that an Oklahoma corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. An Oklahoma corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

The bylaws of HCA Health Services of Oklahoma indemnify its officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. Such indemnification also extends to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.

South Carolina Registrant

(a) Walterboro Community Hospital, Inc. is incorporated under the laws of South Carolina.

Under Section 33 of the South Carolina Code of Laws, a corporation may indemnify an individual made a party to a proceeding because he is or was a director or officer against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed: (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interest; and (ii) in all other cases, that his conduct was at least not opposed to its best interest; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

The bylaws of Walterboro Community Hospital, Inc indemnify its officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. Such indemnification also extends to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.

Tennessee Registrants

(a) Central Tennessee Hospital Corporation, HCA Central Group, Inc., HCA Health Services of Tennessee, Inc., HCA Realty, Inc., Hendersonville Hospital Corporation, Hospital Corporation of Tennessee, HTI Memorial Hospital Corporation, Spring Hill Hospital, Inc. and TCMC Madison-Portland, Inc. are incorporated under the laws of Tennessee.

The Tennessee Business Corporation Act (“TBCA”) sets forth in Sections 48-18-502 through 48-18-508 the circumstances governing the indemnification of directors and officers of a corporation against liability incurred in the course of their official capacities. Section 48-18-502 of the TBCA provides that a corporation may indemnify any director against liability incurred in connection with a proceeding if (i) the director acted in good faith, (ii) the director reasonably believed, in the case of conduct in his or her official capacity with the corporation, that such conduct was in the corporation’s best interest, or, in all other cases, that his or her conduct was not opposed to the best interests of the corporation and (iii) in connection with any criminal proceeding, the director had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer is adjudged to be liable to the corporation. Similarly, the TBCA prohibits indemnification in connection with any proceeding charging improper personal benefit to a director, if such director is adjudged liable on the basis that a personal benefit was improperly received. In cases where the director is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director of a corporation, Section 48-18-503 of the TBCA mandates that the corporation indemnify the director against reasonable expenses incurred in the proceeding. Notwithstanding the foregoing, Section 48-18-505 of the TBCA provides that a court of competent jurisdiction, upon application, may order that a director or officer be indemnified for reasonable expense if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, whether or not the standard of conduct set forth above was met. Officers who are not directors are entitled, through the provisions of Section 48-18-507 of the TBCA, to the same indemnification afforded to directors under Sections 48-18-503 and 48-18-505.

The bylaws of each of the Tennessee corporations indemnify its officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. Such indemnification also extends to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.

Texas Registrants

(a) Columbia Medical Center of Las Colinas, Inc., Conroe Hospital Corporation, El Paso Surgicenter, Inc., KPH-Consolidation, Inc., National Patient Account Services, Inc., Pasadena Bayshore Hospital, Inc., Rio Grande Regional Hospital, Inc., Spring Branch Medical Center, Inc., Surgicare of Houston Women’s, Inc., W & C Hospital, Inc., WHMC, Inc. and Woman’s Hospital of Texas, Incorporated are incorporated under the laws of Texas.

Under Article 2.02-1 of the Texas Business Corporation Act (“TBCA”), a company may indemnify any person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director or officer against judgment, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses (including court costs and attorneys’ fees) actually incurred by the person in connection with the proceeding if it is determined that the person seeking indemnification acted in good faith, reasonably believed that his or her conduct was in or at least not opposed to our best interests and, in the case of a criminal proceeding, has no reasonable cause to believe his or her conduct was unlawful.

A company is required by Article 2.02-1 of the TBCA to indemnify a director or officer against reasonable expenses (including court costs and attorneys’ fees) incurred by the director or officer in connection with a proceeding in which the director or officer is a named defendant or respondent because the director or officer is or was in that position if the director or officer has been wholly successful, on the merits or otherwise, in the defense of the proceeding. The TBCA prohibits a company from indemnifying a director or officer in respect of a proceeding in which the person is found liable to the company or on the basis that a personal benefit was improperly received by him or her, other than for reasonable expenses (including court costs and attorneys’ fees) actually incurred by him or her in connection with the proceeding; provided, that the TBCA further prohibits a company from indemnifying a director or officer in respect of any such proceeding in which the person is found liable for willful or intentional misconduct in the performance of his or her duties.

Under Article 2.02-1(J) of the TBCA, a court of competent jurisdiction may order a company to indemnify a director or officer if the court determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances; however, if the director or officer is found liable to the company or is found liable on the basis that a personal benefit was improperly received by him or her, the indemnification will be limited to reasonable expenses (including court costs and attorneys’ fees) actually incurred by him or her in connection with the proceeding.

The bylaws of each of the Texas corporations indemnity its officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. Such indemnification also extends to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.

(b) Columbia Medical Center of Arlington Subsidiary, L.P., Columbia Medical Center of Denton Subsidiary, L.P., Columbia Medical Center of Lewisville Subsidiary, L.P., Columbia Medical Center of McKinney Subsidiary, L.P., Columbia Medical Center of Plano Subsidiary, L.P., Columbia North Hills Hospital Subsidiary, L.P., Columbia Plaza Medical Center of Fort Worth Subsidiary, L.P. and Green Oaks Hospital Subsidiary, L.P. are registered under the laws of Texas.

Article 11 of the Texas Revised Limited Partnership Act (“TRLPA”) provides for the indemnification of a general partner or limited partner by the limited partnership under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been a general partner or limited partner. Under the TRLPA, a limited partnership may purchase insurance on behalf of a general partner or limited partner against any liability incurred regardless of whether the person could be indemnified under the TLRPA.

The partnership agreement of each Texas limited partnership indemnifies the general partners to the fullest extent permitted under the TRLPA.

Utah Registrants

(a) Brigham City Community Hospital, Inc., Columbia Ogden Medical Center, Inc., Hospital Corporation of Utah, Mountain View Hospital, Inc., Northern Utah Healthcare Corporation, St. Mark’s Lone Peak Hospital, Inc. and Timpanogos Regional Medical Services, Inc. are incorporated under the laws of Utah.

Section 16-10a-902 of the Utah Revised Business Corporation Act (the “Revised Act”) provides that a corporation may indemnify any individual who was, is, or is threatened to be made a named defendant or respondent (a “Party”) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (a “Proceeding”), because he or she is or was a director of the corporation against any obligation incurred with respect to a Proceeding, including any judgment, settlement, penalty, fine or reasonable expenses (including attorneys’ fees), incurred in the

Proceeding if his or her conduct was in good faith, he or she reasonably believed that his or her conduct was in, or not opposed to, the best interests of the corporation, and, in the case of any criminal Proceeding, had no reasonable cause to believe such conduct was unlawful; provided, however, that (i) pursuant to Subsection 902(5), indemnification under Section 902 in connection with a Proceeding by or in the right of the corporation is limited to payment of reasonable expenses (including attorneys’ fees) incurred in connection with the Proceeding and (ii) pursuant to 902(4), the corporation may not indemnify an Indemnifiable Director in connection with a Proceeding by or in the right of the corporation in which the Indemnifiable Director was adjudged liable to the corporation, or in connection with any other Proceeding charging that the Indemnifiable Director derived an improper personal benefit, whether or not involving action in his or her official capacity, in which Proceeding he or she was adjudged liable on the basis that he or she derived an improper personal benefit.

Section 16-10a-907 of the Revised Act permits corporations to indemnify officers and advance expenses to the same extent as a director and in some cases to a greater extent than a director.

The bylaws of each of the Utah corporate registrants indemnify its officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. Such indemnification also extends to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.

Virginia Registrants

(a) Capital Division, Inc., Chippenham & Johnston-Willis Hospitals, Inc., Columbia/Alleghany Regional Hospital, Incorporated, Columbia/HCA John Randolph, Inc., HCA Health Services of Virginia, Inc., Lewis-Gale Hospital, Incorporated, Montgomery Regional Hospital, Inc., Pulaski Community Hospital, Inc., Spotsylvania Medical Center, Inc and Virginia Psychiatric Company, Inc. are incorporated under the laws of Virginia.

Under Sections 13.1-697 and 13.1-702 of the Virginia Stock Corporation Act, a Virginia corporation generally is authorized to indemnify its directors and officers in civil and criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. In addition, the Virginia Stock Corporation Act eliminates the liability for monetary damages of a director or officer in a shareholder or derivative proceeding. This elimination of liability will not apply in the event of willful misconduct or a knowing violation of criminal law or any federal or state securities law. Sections 13.1-692.1 and 13.1-696 through 704 of the Virginia Stock Corporation Act are incorporated into this paragraph by reference.

The bylaws of each of the Virginia corporate registrants indemnify its officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. Such indemnification also extends to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.

(b) Central Shared Services, LLC, Galen Property, LLC, Lewis-Gale Physicians, LLC, Northern Virginia Community Hospital, LLC and Retreat Hospital, LLC are registered under the laws of Virginia.

Section 13.1-1009(16) of the Virginia Limited Liability Company Act permits a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, and to pay for or reimburse any member or manager or other person for reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition of the proceeding.

The operating agreements of each of the Virginia limited liability companies indemnifies its officers and managers against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or managers of the company, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and managers and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the company or amounts paid in settlement to the company. Such indemnification also extends to the payment of counsel fees and expenses of such officers and managers in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or managers. Such right of indemnification is not exclusive of any right to which such officer or manager may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and managers.

(c) HSS Virginia, L.P. is registered under the laws of Virginia

HSS Virginia, L.P. is governed by the Virginia Revised Uniform Limited Partnership Act. However, neither the partnership agreement nor the Virginia Revised Uniform Partnership Act specify the extent to which a limited partnership may indemnify its general partners.

West Virginia Registrant

(a) Columbia Parkersburg Healthcare System, LLC is registered under the laws of West Virginia.

Section 31B-4-403 of the West Virginia Uniform Limited Liability Company Act discusses members’ and managers’ rights to payments and reimbursement. A limited liability company shall reimburse a member or manager for payments made and indemnify a member or manager for liabilities incurred by the member or manager in the ordinary course of the business of the company or for the preservation of its business or property. A limited liability company shall reimburse a member for an advance to the company beyond the amount of contribution the member agreed to make. A payment or advance made by a member which gives rise to an obligation of a limited liability company under the West Virginia statute constitutes a loan to the company upon which interest accrues from the date of the payment or advance. A member is not entitled to remuneration for services performed for a limited liability company, except for reasonable compensation for services rendered in winding up the business of the company.

The organizational documents of Columbia Parkersburg Healthcare System, LLC indemnify its managers and officers to the fullest extent of the West Virginia Uniform Limited Liability Company Act.

Certain Other Arrangements

HCA Inc. maintains a directors’ and officers’ liability insurance policy that covers the directors and officers of each of the registrants in amounts that HCA Inc. believes are customary in its industry, including for liabilities in connection with the registration, offering and sale of the notes.

In addition, pursuant to the Management Agreement entered into with the Sponsors and their affiliates and the Frists, the Company has agreed to customary exculpation and indemnification provisions for the benefit of the Sponsors, the Frists, their affiliates, directors, officers and certain other persons. See the section of our fiscal 2008 Form 10-K captioned “Certain Relationships and Related Transactions, and Director Independence — Sponsor Management Agreement.”

Item 15.	Recent Sales of Unregistered Securities

On November 17, 2006, we issued $4.200 billion of senior secured notes (comprised of $1.000 billion of 9 1/8% notes due 2014 and $3.200 billion of 9 1/4% notes due 2016) and $1.500 billion of 9 5/8%/10 3/8% senior secured toggle notes due 2016 the proceeds of which were used to finance the acquisition by certain investors if HCA Inc.

On February 19, 2009, we issued $310 million aggregate principal amount of senior secured notes due 2017 at a price of 96.673% of their face value resulting in approximately $300 million of gross proceeds, which were used to repay outstanding indebtedness under our cash flow credit facility.

On April 22, 2009, we issued $1.500 billion aggregate principal amount of senior secured notes due 2019 at a price of 96.755% of their face value resulting in approximately $1.451 billion of gross proceeds, which were used to repay outstanding indebtedness under our cash flow credit facility.

Each of the above transactions was offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act or to non-U.S. investors outside the United States in compliance with Regulation S of the Securities Act.

Item 16.	Exhibits and Financial Statement Schedules.

(a)  Exhibits

2.1	Agreement and Plan of Merger, dated July 24, 2006, by and among HCA Inc., Hercules Holding II, LLC and Hercules Acquisition Corporation (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed July 25, 2006, and incorporated herein by reference).
3.1	Amended and Restated Certificate of Incorporation of the Company (filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and incorporated herein by reference).
3.2	Amended and Restated Bylaws of the Company (filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and incorporated herein by reference).
3.3	American Medicorp Development Co. Articles of Incorporation*
3.4	American Medicorp Development Co. By-Laws*
3.5	Bay Hospital, Inc. Articles of Incorporation (filed as Exhibit 3.5 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.6	Bay Hospital, Inc. By-Laws. (filed as Exhibit 3.6 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.7	Brigham City Community Hospital, Inc. Articles of Incorporation. (filed as Exhibit 3.7 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.8	Brigham City Community Hospital, Inc. By-Laws. (filed as Exhibit 3.8 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).

3.9	Brookwood Medical Center of Gulfport, Inc. Certificate of Incorporation (filed as Exhibit 3.9 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.10	Brookwood Medical Center of Gulfport, Inc. By-Laws (filed as Exhibit 3.10 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.11	Capital Division, Inc. Articles of Incorporation (filed as Exhibit 3.11 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.12	Capital Division, Inc. By-Laws (filed as Exhibit 3.12 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.13	Centerpoint Medical Center of Independence, LLC Certificate of Formation (filed as Exhibit 3.13 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.14	Centerpoint Medical Center of Independence, LLC Limited Liability Company Agreement (filed as Exhibit 3.14 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.15	Central Florida Regional Hospital, Inc. Articles of Incorporation (filed as Exhibit 3.15 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.16	Central Florida Regional Hospital, Inc. By-Laws (filed as Exhibit 3.16 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.17	Central Shared Services, LLC Articles of Organization (filed as Exhibit 3.17 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.18	Central Shared Services, LLC Limited Liability Company Agreement (filed as Exhibit 3.18 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.19	Central Tennessee Hospital Corporation Charter (filed as Exhibit 3.19 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.20	Central Tennessee Hospital Corporation By-Laws (filed as Exhibit 3.20 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.21	CHCA Bayshore, L.P. Certificate of Limited Partnership (filed as Exhibit 3.21 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.22	CHCA Bayshore, L.P. Agreement of Limited Partnership (filed as Exhibit 3.22 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.23	CHCA Conroe, L.P. Certificate of Limited Partnership (filed as Exhibit 3.23 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.24	CHCA Conroe, L.P. Agreement of Limited Partnership (filed as Exhibit 3.24 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.25	CHCA Mainland, L.P. Certificate of Limited Partnership (filed as Exhibit 3.27 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.26	CHCA Mainland, L.P. Agreement of Limited Partnership (filed as Exhibit 3.28 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.27	CHCA West Houston, L.P. Certificate of Limited Partnership (filed as Exhibit 3.29 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.28	CHCA West Houston, L.P. Agreement of Limited Partnership (filed as Exhibit 3.30 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.29	CHCA Woman’s Hospital, L.P. Certificate of Limited Partnership (filed as Exhibit 3.31 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).

3.30	CHCA Woman’s Hospital, L.P. Agreement of Limited Partnership (filed as Exhibit 3.32 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.31	Chippenham & Johnston-Willis Hospitals, Inc. Articles of Incorporation (filed as Exhibit 3.33 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.32	Chippenham & Johnston-Willis Hospitals, Inc. By-Laws (filed as Exhibit 3.34 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.33	CMS GP, LLC Certificate of Formation (filed as Exhibit 3.35 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.34	CMS GP, LLC Limited Liability Company Agreement (filed as Exhibit 3.36 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.35	Colorado Health Systems, Inc. Articles of Incorporation (filed as Exhibit 3.37 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.36	Colorado Health Systems, Inc. By-Laws (filed as Exhibit 3.38 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.37	Columbia ASC Management, L.P. Certificate of Limited Partnership (filed as Exhibit 3.39 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.38	Columbia ASC Management, L.P. Agreement of Partnership (filed as Exhibit 3.40 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.39	Columbia Jacksonville Healthcare System, Inc. Articles of Incorporation (filed as Exhibit 3.41 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.40	Columbia Jacksonville Healthcare System, Inc. By-Laws (filed as Exhibit 3.42 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.41	Columbia LaGrange Hospital, Inc. Articles of Incorporation (filed as Exhibit 3.43 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.42	Columbia LaGrange Hospital, Inc. By-Laws (filed as Exhibit 3.44 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.43	Columbia Medical Center of Arlington Subsidiary, L.P. Certificate of Limited Partnership (filed as Exhibit 3.45 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.44	Columbia Medical Center of Arlington Subsidiary, L.P. Agreement of Limited Partnership (filed as Exhibit 3.46 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.45	Columbia Medical Center of Denton Subsidiary, L.P. Certificate of Limited Partnership (filed as Exhibit 3.47 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.46	Columbia Medical Center of Denton Subsidiary, L.P. Agreement of Limited Partnership (filed as Exhibit 3.48 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.47	Columbia Medical Center of Las Colinas, Inc. Articles of Incorporation (filed as Exhibit 3.49 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.48	Columbia Medical Center of Las Colinas, Inc. By-Laws (filed as Exhibit 3.50 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.49	Columbia Medical Center of Lewisville Subsidiary, L.P. Certificate of Limited Partnership (filed as Exhibit 3.51 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).

3.50	Columbia Medical Center of Lewisville Subsidiary, L.P. Agreement of Limited Partnership (filed as Exhibit 3.52 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.51	Columbia Medical Center of McKinney Subsidiary, L.P. Certificate of Limited Partnership (filed as Exhibit 3.53 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.52	Columbia Medical Center of McKinney Subsidiary, L.P. Agreement of Limited Partnership (filed as Exhibit 3.54 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.53	Columbia Medical Center of Plano Subsidiary, L.P. Certificate of Limited Partnership (filed as Exhibit 3.55 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.54	Columbia Medical Center of Plano Subsidiary, L.P. Agreement of Limited Partnership (filed as Exhibit 3.56 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.55	Columbia North Hills Hospital Subsidiary, L.P. Certificate of Limited Partnership (filed as Exhibit 3.57 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.56	Columbia North Hills Hospital Subsidiary, L.P. Agreement of Limited Partnership (filed as Exhibit 3.58 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.57	Columbia Ogden Medical Center, Inc. Articles of Incorporation (filed as Exhibit 3.59 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.58	Columbia Ogden Medical Center, Inc. By-Laws (filed as Exhibit 3.60 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.59	Columbia Parkersburg Healthcare System, LLC Articles of Incorporation (filed as Exhibit 3.61 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.60	Columbia Parkersburg Healthcare System, LLC, Articles of Conversion.*
3.61	Columbia Parkersburg Healthcare System, LLC Operating Agreement (filed as Exhibit 3.62 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.62	Columbia Plaza Medical Center of Fort Worth Subsidiary, L.P. Certificate of Limited Partnership (filed as Exhibit 3.63 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.63	Columbia Plaza Medical Center of Fort Worth Subsidiary, L.P. Agreement of Limited Partnership (filed as Exhibit 3.64 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.64	Columbia Polk General Hospital, Inc. Articles of Incorporation (filed as Exhibit 3.65 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.65	Columbia Polk General Hospital, Inc. By-Laws (filed as Exhibit 3.66 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.66	Columbia Rio Grande Healthcare, L.P. Certificate of Limited Partnership (filed as Exhibit 3.67 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.67	Columbia Rio Grande Healthcare, L.P. Amended and Restated Limited Partnership Agreement (filed as Exhibit 3.68 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.68	Columbia Riverside, Inc. Articles of Incorporation (filed as Exhibit 3.69 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).

3.69	Columbia Riverside, Inc. By-Laws (filed as Exhibit 3.70 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.70	Columbia Valley Healthcare System, L.P. Certificate of Limited Partnership (filed as Exhibit 3.71 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.71	Columbia Valley Healthcare System, L.P. Amended and Restated Limited Partnership Agreement (filed as Exhibit 3.72 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.72	Columbia/Alleghany Regional Hospital, Incorporated Articles of Incorporation (filed as Exhibit 3.73 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.73	Columbia/Alleghany Regional Hospital, Incorporated By-Laws (filed as Exhibit 3.74 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.74	Columbia/HCA John Randolph, Inc. Articles of Incorporation (filed as Exhibit 3.75 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.75	Columbia/HCA John Randolph, Inc. By-Laws (filed as Exhibit 3.76 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.76	Columbine Psychiatric Center, Inc. Articles of Incorporation (filed as Exhibit 3.77 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.77	Columbine Psychiatric Center, Inc. By-Laws (filed as Exhibit 3.78 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.78	Columbus Cardiology, Inc. Certificate of Incorporation (filed as Exhibit 3.79 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.79	Columbus Cardiology, Inc. By-Laws (filed as Exhibit 3.80 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.80	Conroe Hospital Corporation Articles of Incorporation (filed as Exhibit 3.81 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.81	Conroe Hospital Corporation By-Laws (filed as Exhibit 3.82 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.82	Dallas/Ft. Worth Physician, LLC Certificate of Formation (filed as Exhibit 3.83 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.83	Dallas/Ft. Worth Physician, LLC Limited Liability Company Agreement (filed as Exhibit 3.84 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.84	Dauterive Hospital Corporation Articles of Incorporation (filed as Exhibit 3.85 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.85	Dauterive Hospital Corporation By-Laws (filed as Exhibit 3.86 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.86	Dublin Community Hospital, LLC Limited Liability Company Agreement (filed as Exhibit 3.87 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.87	Dublin Community Hospital, LLC Articles of Organization (filed as Exhibit 3.88 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.88	Eastern Idaho Health Services, Inc. Articles of Incorporation (filed as Exhibit 3.89 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.89	Eastern Idaho Health Services, Inc. By-Laws (filed as Exhibit 3.90 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).

3.90	Edmond Regional Medical Center, LLC Certificate of Formation (filed as Exhibit 3.91 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.91	Edmond Regional Medical Center, LLC Limited Liability Company Agreement (filed as Exhibit 3.92 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.92	Edward White Hospital, Inc. Articles of Incorporation (filed as Exhibit 3.95 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.93	Edward White Hospital, Inc. By-Laws (filed as Exhibit 3.96 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.94	El Paso Surgicenter, Inc. Articles of Incorporation (filed as Exhibit 3.93 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.95	El Paso Surgicenter, Inc. By-Laws (filed as Exhibit 3.94 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.96	Encino Hospital Corporation, Inc. Articles of Incorporation (filed as Exhibit 3.97 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.97	Encino Hospital Corporation, Inc. By-Laws (filed as Exhibit 3.98 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.98	EP Health, LLC Limited Liability Company Agreement (filed as Exhibit 3.99 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.99	EP Health, LLC Limited Liability Company Agreement (filed as Exhibit 3.100 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.100	Fairview Park GP, LLC Certificate of Formation (filed as Exhibit 3.101 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.101	Fairview Park GP, LLC Limited Liability Company Agreement (filed as Exhibit 3.102 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.102	Fairview Park, Limited Partnership Certificate of Limited Partnership (filed as Exhibit 3.103 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.103	Fairview Park, Limited Partnership Agreement of Limited Partnership (filed as Exhibit 3.104 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.104	Frankfort Hospital, Inc. Articles of Incorporation (filed as Exhibit 3.105 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.105	Frankfort Hospital, Inc. By-Laws (filed as Exhibit 3.106 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.106	Galen Property, LLC Articles of Organization (filed as Exhibit 3.107 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.107	Galen Property, LLC Operating Agreement (filed as Exhibit 3.108 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.108	General Healthserv, LLC Certificate of Formation (filed as Exhibit 3.109 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.109	General Healthserv, LLC Limited Liability Company Agreement (filed as Exhibit 3.110 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.110	Good Samaritan Hospital, L.P. Certificate of Limited Partnership (filed as Exhibit 3.111 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.111	Good Samaritan Hospital, L.P. Agreement of Limited Partnership (filed as Exhibit 3.112 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).

3.112	Goppert-Trinity Family Care, LLC Certificate of Formation (filed as Exhibit 3.113 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.113	Goppert-Trinity Family Care, LLC Limited Liability Company Agreement (filed as Exhibit 3.114 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.114	GPCH-GP, Inc. Certificate of Incorporation (filed as Exhibit 3.115 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.115	GPCH-GP, Inc. By-Laws (filed as Exhibit 3.116 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.116	Grand Strand Regional Medical Center, LLC Certificate of Formation (filed as Exhibit 3.117 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.117	Grand Strand Regional Medical Center, LLC Limited Liability Company Agreement (filed as Exhibit 3.118 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.118	Green Oaks Hospital Subsidiary, L.P. Certificate of Limited Partnership (filed as Exhibit 3.119 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.119	Green Oaks Hospital Subsidiary, L.P. Agreement of Limited Partnership (filed as Exhibit 3.120 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.120	Greenview Hospital, Inc. Articles of Incorporation (filed as Exhibit 3.121 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.121	Greenview Hospital, Inc. By-Laws (filed as Exhibit 3.122 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.122	Hamilton Medical Center, Inc. Articles of Incorporation (filed as Exhibit 3.123 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.123	Hamilton Medical Center, Inc. By-Laws (filed as Exhibit 3.124 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.124	HCA — IT&S Field Operations, Inc. Articles of Incorporation*
3.125	HCA — IT&S Field Operations, Inc. By-Laws*
3.126	HCA — IT&S Inventory Management, Inc. Articles of Incorporation*
3.127	HCA — IT&S Inventory Management, Inc. By-Laws*
3.128	HCA Central Group, Inc. Certificate of Incorporation (filed as Exhibit 3.125 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.129	HCA Central Group, Inc. By-Laws (filed as Exhibit 3.126 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.130	HCA Health Services of Florida, Inc. Articles of Incorporation (filed as Exhibit 3.127 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.131	HCA Health Services of Florida, Inc. By-Laws (filed as Exhibit 3.128 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.132	HCA Health Services of Louisiana, Inc. Articles of Incorporation (filed as Exhibit 3.129 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.133	HCA Health Services of Louisiana, Inc. By-Laws (filed as Exhibit 3.130 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.134	HCA Health Services of Oklahoma, Inc. Articles of Incorporation (filed as Exhibit 3.131 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).

3.135	HCA Health Services of Oklahoma, Inc. By-Laws (filed as Exhibit 3.132 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.136	HCA Health Services of Tennessee, Inc. Charter (filed as Exhibit 3.133 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.137	HCA Health Services of Tennessee, Inc. By-Laws (filed as Exhibit 3.134 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.138	HCA Health Services of Virginia, Inc. Certificate of Incorporation (filed as Exhibit 3.135 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.139	HCA Health Services of Virginia, Inc. By-Laws (filed as Exhibit 3.136 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.140	HCA Management Services, L.P. Certificate of Limited Partnership (filed as Exhibit 3.137 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.141	HCA Management Services, L.P. Agreement of Limited Partnership (filed as Exhibit 3.138 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.142	HCA Realty, Inc. Charter*
3.143	HCA Realty, Inc. By-Laws*
3.144	HD&S Corp. Successor, Inc. Articles of Incorporation (filed as Exhibit 3.139 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.145	HD&S Corp. Successor, Inc. By-Laws (filed as Exhibit 3.140 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.146	Health Midwest Office Facilities Corporation Articles of Incorporation (filed as Exhibit 3.141 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.147	Health Midwest Office Facilities Corporation By-Laws (filed as Exhibit 3.142 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.148	Health Midwest Ventures Group, Inc. Articles of Incorporation (filed as Exhibit 3.143 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.149	Health Midwest Ventures Group, Inc. By-Laws (filed as Exhibit 3.144 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.150	Healthtrust MOB, LLC Certificate of Formation (filed as Exhibit 3.145 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.151	Healthtrust MOB, LLC Limited Liability Company Agreement (filed as Exhibit 3.146 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.152	Hendersonville Hospital Corporation Charter (filed as Exhibit 3.147 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.153	Hendersonville Hospital Corporation By-Laws (filed as Exhibit 3.148 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.154	Hospital Corporation of Tennessee Charter (filed as Exhibit 3.151 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.155	Hospital Corporation of Tennessee By-Laws (filed as Exhibit 3.152 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.156	Hospital Corporation of Utah Articles of Incorporation (filed as Exhibit 3.153 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.157	Hospital Corporation of Utah By-Laws (filed as Exhibit 3.154 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).

3.158	Hospital Development Properties, Inc. Certificate of Incorporation (filed as Exhibit 3.155 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.159	Hospital Development Properties, Inc. By-Laws (filed as Exhibit 3.156 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.160	HSS Holdco, LLC Certificate of Formation (filed as Exhibit 3.157 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.161	HSS Holdco, LLC Limited Liability Company Agreement (filed as Exhibit 3.158 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.162	HSS Systems VA, LLC Certificate of Formation (filed as Exhibit 3.159 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.163	HSS Systems VA, LLC Limited Liability Company Agreement (filed as Exhibit 3.160 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.164	HSS Systems, LLC Certificate of Formation (filed as Exhibit 3.161 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.165	HSS Systems, LLC Limited Liability Company Agreement (filed as Exhibit 3.162 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.166	HSS Virginia, L.P. Certificate of Limited Partnership (filed as Exhibit 3.163 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.167	HSS Virginia, L.P. Agreement of Limited Partnership (filed as Exhibit 3.164 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.168	HTI Memorial Hospital Corporation Articles of Incorporation (filed as Exhibit 3.165 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.169	HTI Memorial Hospital Corporation By-Laws (filed as Exhibit 3.166 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.170	Integrated Regional Lab, LLC Articles of Organization (filed as Exhibit 3.167 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.171	Integrated Regional Lab, LLC Operating Agreement (filed as Exhibit 3.168 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.172	Integrated Regional Laboratories, LLP Statement of Qualification of Limited Liability Partnership (filed as Exhibit 3.169 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.173	Integrated Regional Laboratories, LLP Partnership Agreement (filed as Exhibit 3.170 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.174	JFK Medical Center Limited Partnership Articles of Limited Partnership (filed as Exhibit 3.171 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.175	JFK Medical Center Limited Partnership Agreement of Limited Partnership (filed as Exhibit 3.172 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.176	KPH-Consolidation, Inc. Articles of Incorporation (filed as Exhibit 3.173 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.177	KPH-Consolidation, Inc. By-Laws (filed as Exhibit 3.174 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.178	Lakeland Medical Center, LLC Certificate of Formation (filed as Exhibit 3.175 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).

3.179	Lakeland Medical Center, LLC Limited Liability Company Agreement (filed as Exhibit 3.176 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.180	Lakeview Medical Center, LLC Certificate of Formation (filed as Exhibit 3.177 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.181	Lakeview Medical Center, LLC Limited Liability Company Agreement (filed as Exhibit 3.178 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.182	Largo Medical Center, Inc. Articles of Incorporation (filed as Exhibit 3.179 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.183	Largo Medical Center, Inc. By-Laws (filed as Exhibit 3.180 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.184	Las Vegas Surgicare, Inc. Articles of Incorporation (filed as Exhibit 3.181 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.185	Las Vegas Surgicare, Inc. By-Laws (filed as Exhibit 3.182 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.186	Lawnwood Medical Center, Inc. Articles of Incorporation (filed as Exhibit 3.183 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.187	Lawnwood Medical Center, Inc. By-Laws (filed as Exhibit 3.184 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.188	Lewis-Gale Hospital, Incorporated Articles of Incorporation (filed as Exhibit 3.185 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.189	Lewis-Gale Hospital, Incorporated By-Laws (filed as Exhibit 3.186 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.190	Lewis-Gale Medical Center, LLC Certificate of Formation (filed as Exhibit 3.187 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.191	Lewis-Gale Medical Center, LLC Limited Liability Company Agreement (filed as Exhibit 3.188 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.192	Lewis-Gale Physicians, LLC Articles of Organization (filed as Exhibit 3.189 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.193	Lewis-Gale Physicians, LLC Operating Agreement (filed as Exhibit 3.190 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.194	Los Robles Regional Medical Center Articles of Incorporation (filed as Exhibit 3.191 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.195	Los Robles Regional Medical Center By-Laws (filed as Exhibit 3.192 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.196	Management Services Holdings, Inc. Certificate of Incorporation (filed as Exhibit 3.193 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.197	Management Services Holdings, Inc. By-Laws (filed as Exhibit 3.194 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.198	Marietta Surgical Center, Inc. Articles of Incorporation (filed as Exhibit 3.195 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.199	Marietta Surgical Center, Inc. By-Laws (filed as Exhibit 3.196 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.200	Marion Community Hospital, Inc. Articles of Incorporation (filed as Exhibit 3.197 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).

3.201	Marion Community Hospital, Inc. By-Laws (filed as Exhibit 3.198 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.202	MCA Investment Company Articles of Incorporation (filed as Exhibit 3.199 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.203	MCA Investment Company By-Laws (filed as Exhibit 3.200 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.204	Medical Centers of Oklahoma, LLC Certificate of Formation (filed as Exhibit 3.201 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.205	Medical Centers of Oklahoma, LLC Limited Liability Company Agreement (filed as Exhibit 3.202 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.206	Medical Office Buildings of Kansas, LLC Certificate of Formation (filed as Exhibit 3.203 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.207	Medical Office Buildings of Kansas, LLC Operating Agreement (filed as Exhibit 3.204 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.208	Memorial Healthcare Group, Inc. Articles of Incorporation (filed as Exhibit 3.205 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.209	Memorial Healthcare Group, Inc. By-Laws (filed as Exhibit 3.206 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.210	Midwest Division — ACH, LLC Certificate of Formation (filed as Exhibit 3.207 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.211	Midwest Division — ACH, LLC Limited Liability Company Agreement (filed as Exhibit 3.208 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.212	Midwest Division — LRHC, LLC Certificate of Formation (filed as Exhibit 3.209 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.213	Midwest Division — LRHC, LLC Limited Liability Company Agreement (filed as Exhibit 3.210 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.214	Midwest Division — LSH, LLC Certificate of Formation (filed as Exhibit 3.211 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.215	Midwest Division — LSH, LLC Limited Liability Company Agreement (filed as Exhibit 3.212 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.216	Midwest Division — MCI, LLC Certificate of Formation (filed as Exhibit 3.213 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.217	Midwest Division — MCI, LLC Limited Liability Company Agreement (filed as Exhibit 3.214 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.218	Midwest Division — MMC, LLC Certificate of Formation (filed as Exhibit 3.215 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.219	Midwest Division — MMC, LLC Limited Liability Company Agreement (filed as Exhibit 3.216 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.220	Midwest Division — OPRMC, LLC Certificate of Formation (filed as Exhibit 3.217 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).

3.221	Midwest Division — OPRMC, LLC Limited Liability Company Agreement (filed as Exhibit 3.218 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.222	Midwest Division — PFC, LLC Certificate of Formation (filed as Exhibit 3.219 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.223	Midwest Division — PFC, LLC Limited Liability Company Agreement (filed as Exhibit 3.220 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.224	Midwest Division — RBH, LLC Articles of Organization (filed as Exhibit 3.221 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.225	Midwest Division — RBH, LLC Limited Liability Company Agreement (filed as Exhibit 3.222 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.226	Midwest Division — RMC, LLC Certificate of Formation (filed as Exhibit 3.223 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.227	Midwest Division — RMC, LLC Limited Liability Company Agreement (filed as Exhibit 3.224 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.228	Midwest Division — RPC, LLC Certificate of Formation (filed as Exhibit 3.225 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.229	Midwest Division — RPC, LLC Limited Liability Company Agreement (filed as Exhibit 3.226 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.230	Midwest Holdings, Inc. Certificate of Incorporation (filed as Exhibit 3.227 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.231	Midwest Holdings, Inc. By-Laws (filed as Exhibit 3.228 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.232	Montgomery Regional Hospital, Inc. Articles of Incorporation (filed as Exhibit 3.229 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.233	Montgomery Regional Hospital, Inc. By-Laws (filed as Exhibit 3.230 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.234	Mountain View Hospital, Inc. Certificate of Incorporation (filed as Exhibit 3.231 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.235	Mountain View Hospital, Inc. By-Laws (filed as Exhibit 3.232 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.236	Nashville Shared Services General Partnership General Partnership Agreement (filed as Exhibit 3.233 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.237	National Patient Account Services, Inc. Articles of Incorporation (filed as Exhibit 3.235 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.238	National Patient Account Services, Inc. By-Laws (filed as Exhibit 3.236 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.239	New Port Richey Hospital, Inc. Articles of Incorporation (filed as Exhibit 3.237 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.240	New Port Richey Hospital, Inc. By-Laws (filed as Exhibit 3.238 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.241	New Rose Holding Company, Inc. Articles of Incorporation (filed as Exhibit 3.239 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).

3.242	New Rose Holding Company, Inc. By-Laws (filed as Exhibit 3.240 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.243	North Florida Immediate Care Center, Inc. Articles of Incorporation (filed as Exhibit 3.241 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.244	North Florida Immediate Care Center, Inc. By-Laws (filed as Exhibit 3.242 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.245	North Florida Regional Medical Center, Inc. Articles of Incorporation (filed as Exhibit 3.243 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.246	North Florida Regional Medical Center, Inc. By-Laws (filed as Exhibit 3.244 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.247	Northern Utah Healthcare Corporation Articles of Incorporation (filed as Exhibit 3.245 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.248	Northern Utah Healthcare Corporation By-Laws (filed as Exhibit 3.246 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.249	Northern Virginia Community Hospital, LLC Articles of Organization (filed as Exhibit 3.247 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.250	Northern Virginia Community Hospital, LLC Limited Liability Company Agreement (filed as Exhibit 3.248 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.251	Northlake Medical Center, LLC Certificate of Formation (filed as Exhibit 3.249 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.252	Northlake Medical Center, LLC Limited Liability Company Agreement (filed as Exhibit 3.250 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.253	Notami Hospitals of Louisiana, Inc. Articles of Incorporation (filed as Exhibit 3.251 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.254	Notami Hospitals of Louisiana, Inc. By-Laws (filed as Exhibit 3.252 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.255	Notami Hospitals, LLC Certificate of Formation (filed as Exhibit 3.253 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.256	Notami Hospitals, LLC Limited Liability Company Agreement (filed as Exhibit 3.254 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.257	Okaloosa Hospital, Inc. Articles of Incorporation (filed as Exhibit 3.255 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.258	Okaloosa Hospital, Inc. By-Laws (filed as Exhibit 3.256 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.259	Okeechobee Hospital, Inc. Articles of Incorporation (filed as Exhibit 3.257 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.260	Okeechobee Hospital, Inc. By-Laws (filed as Exhibit 3.258 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.261	Outpatient Cardiovascular Center of Central Florida, LLC Certificate of Formation (filed as Exhibit 3.259 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.262	Outpatient Cardiovascular Center of Central Florida, LLC Operating Agreement (filed as Exhibit 3.260 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).

3.263	Palms West Hospital Limited Partnership Agreement of Limited Partnership (filed as Exhibit 3.261 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.264	Palms West Hospital Limited Partnership Certificate of Limited Partnership (filed as Exhibit 3.262 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.265	Palmyra Park Hospital, Inc. Articles of Incorporation (filed as Exhibit 3.263 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.266	Palmyra Park Hospital, Inc. By-Laws (filed as Exhibit 3.264 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.267	Pasadena Bayshore Hospital, Inc. Articles of Incorporation*
3.268	Pasadena Bayshore Hospital Inc. By-Laws*
3.269	Plantation General Hospital, L.P. Agreement of Limited Partnership (filed as Exhibit 3.265 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.270	Plantation General Hospital, L.P. Agreement of Limited Partnership (filed as Exhibit 3.266 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.271	Pulaski Community Hospital, Inc. Articles of Incorporation (filed as Exhibit 3.267 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.272	Pulaski Community Hospital, Inc. By-Laws (filed as Exhibit 3.268 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.273	Redmond Park Hospital, LLC Articles of Organization (filed as Exhibit 3.269 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.274	Redmond Park Hospital, LLC Limited Liability Company Agreement (filed as Exhibit 3.270 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.275	Redmond Physician Practice Company Articles of Incorporation (filed as Exhibit 3.271 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.276	Redmond Physician Practice Company By-Laws (filed as Exhibit 3.272 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.277	Reston Hospital Center, LLC Certificate of Formation (filed as Exhibit 3.273 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.278	Reston Hospital Center, LLC Limited Liability Company Agreement (filed as Exhibit 3.274 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.279	Retreat Hospital, LLC Articles of Incorporation*
3.280	Retreat Hospital, LLC Limited Liability Company Agreement*
3.281	Rio Grande Regional Hospital, Inc. Articles of Incorporation (filed as Exhibit 3.277 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.282	Rio Grande Regional Hospital, Inc. By-Laws (filed as Exhibit 3.278 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.283	Riverside Healthcare System, L.P. Certificate of Limited Partnership (filed as Exhibit 3.279 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.284	Riverside Healthcare System, L.P. Limited Partnership Agreement (filed as Exhibit 3.280 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).

3.285	Riverside Hospital, Inc. Certificate of Incorporation (filed as Exhibit 3.281 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.286	Riverside Hospital, Inc. By-Laws (filed as Exhibit 3.282 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.287	Samaritan, LLC Certificate of Formation (filed as Exhibit 3.283 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.288	Samaritan, LLC Limited Liability Company Agreement (filed as Exhibit 3.284 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.289	San Jose Healthcare System, LP Certificate of Limited Partnership (filed as Exhibit 3.285 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.290	San Jose Healthcare System, LP Limited Partnership Agreement (filed as Exhibit 3.286 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.291	San Jose Hospital, L.P. Agreement of Limited Partnership (filed as Exhibit 3.287 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.292	San Jose Hospital, L.P. Certificate of Limited Partnership (filed as Exhibit 3.288 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.293	San Jose Medical Center, LLC Certificate of Formation (filed as Exhibit 3.289 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.294	San Jose Medical Center, LLC Limited Liability Company Agreement (filed as Exhibit 3.290 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.295	San Jose, LLC Certificate of Formation (filed as Exhibit 3.291 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.296	San Jose, LLC Limited Liability Company Agreement (filed as Exhibit 3.292 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.297	Sarasota Doctors Hospital, Inc. Articles of Incorporation (filed as Exhibit 3.293 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.298	Sarasota Doctors Hospital, Inc. By-Laws (filed as Exhibit 3.294 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.299	SJMC, LLC Certificate of Formation (filed as Exhibit 3.295 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.300	SJMC, LLC Limited Liability Company Agreement (filed as Exhibit 3.296 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.301	Southern Hills Medical Center, LLC Certificate of Formation (filed as Exhibit 3.297 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.302	Southern Hills Medical Center, LLC Limited Liability Company Agreement (filed as Exhibit 3.298 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.303	Spotsylvania Medical Center, Inc. Articles of Incorporation (filed as Exhibit 3.299 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.304	Spotsylvania Medical Center, Inc By-Laws (filed as Exhibit 3.300 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.305	Spring Branch Medical Center, Inc. Articles of Incorporation (filed as Exhibit 3.301 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.306	Spring Branch Medical Center, Inc. By-Laws (filed as Exhibit 3.302 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).

3.307	Spring Hill Hospital, Inc. Charter (filed as Exhibit 3.303 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.308	Spring Hill Hospital, Inc. By-Laws (filed as Exhibit 3.304 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.309	St. Mark’s Lone Peak Hospital, Inc. Articles of Incorporation (filed as Exhibit 3.305 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.310	St. Mark’s Lone Peak Hospital, Inc. By-Laws (filed as Exhibit 3.306 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.311	Sun City Hospital, Inc. Articles of Incorporation (filed as Exhibit 3.307 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.312	Sun City Hospital, Inc. By-Laws (filed as Exhibit 3.308 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.313	Sunrise Mountainview Hospital, Inc. Articles of Incorporation (filed as Exhibit 3.311 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.314	Sunrise Mountainview Hospital, Inc. By-Laws (filed as Exhibit 3.312 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.315	Surgicare of Brandon, Inc. Articles of Incorporation (filed as Exhibit 3.313 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.316	Surgicare of Brandon, Inc. By-Laws (filed as Exhibit 3.314 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.317	Surgicare of Florida, Inc. Articles of Incorporation (filed as Exhibit 3.315 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.318	Surgicare of Florida, Inc. By-Laws (filed as Exhibit 3.316 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.319	Surgicare of Houston Women’s, Inc. Articles of Incorporation (filed as Exhibit 3.317 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.320	Surgicare of Houston Women’s, Inc. By-Laws (filed as Exhibit 3.318 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.321	Surgicare of Manatee, Inc. Articles of Incorporation (filed as Exhibit 3.319 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.322	Surgicare of Manatee, Inc. By-Laws (filed as Exhibit 3.320 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.323	Surgicare of New Port Richey, Inc. Articles of Incorporation (filed as Exhibit 3.321 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.324	Surgicare of New Port Richey, Inc. By-Laws (filed as Exhibit 3.322 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.325	Surgicare of Palms West, LLC Articles of Organization (filed as Exhibit 3.323 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.326	Surgicare of Palms West, LLC Articles of Organization Agreement (filed as Exhibit 3.324 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.327	Surgicare of Riverside, LLC Articles of Organization (filed as Exhibit 3.325 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.328	Surgicare of Riverside, LLC Limited Liability Company Agreement (filed as Exhibit 3.326 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).

3.329	Tallahassee Medical Center, Inc. Articles of Incorporation (filed as Exhibit 3.327 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.330	Tallahassee Medical Center, Inc. By-Laws (filed as Exhibit 3.328 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.331	TCMC Madison-Portland, Inc. Articles of Incorporation (filed as Exhibit 3.329 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.332	TCMC Madison-Portland, Inc. By-Laws (filed as Exhibit 3.330 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.333	Terre Haute Hospital GP, Inc. Certificate of Incorporation (filed as Exhibit 3.331 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.334	Terre Haute Hospital GP, Inc. By-Laws (filed as Exhibit 3.332 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.335	Terre Haute Hospital Holdings, Inc. Certificate of Incorporation (filed as Exhibit 3.333 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.336	Terre Haute Hospital Holdings, Inc. By-Laws (filed as Exhibit 3.334 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.337	Terre Haute MOB, L.P. Certificate of Limited Partnership (filed as Exhibit 3.335 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.338	Terre Haute MOB, L.P. Limited Partnership Agreement (filed as Exhibit 3.336 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.339	Terre Haute Regional Hospital, L.P. Certificate of Limited Partnership (filed as Exhibit 3.337 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.340	Terre Haute Regional Hospital, L.P. Limited Partnership Agreement (filed as Exhibit 3.338 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.341	Timpanogos Regional Medical Services, Inc. Certificate of Incorporation (filed as Exhibit 3.339 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.342	Timpanogos Regional Medical Services, Inc. By-Laws (filed as Exhibit 3.340 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.343	Trident Medical Center, LLC Certificate of Formation (filed as Exhibit 3.341 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.344	Trident Medical Center, LLC Limited Liability Company Agreement (filed as Exhibit 3.342 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.345	Utah Medco, LLC Certificate of Formation (filed as Exhibit 3.343 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.346	Utah Medco, LLC Limited Liability Company Agreement (filed as Exhibit 3.344 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.347	VH Holdco, Inc. Articles of Incorporation (filed as Exhibit 3.345 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.348	VH Holdco, Inc. By-Laws (filed as Exhibit 3.346 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.349	VH Holdings, Inc. Articles of Incorporation (filed as Exhibit 3.347 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.350	VH Holdings, Inc. By-Laws (filed as Exhibit 3.348 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).

3.351	Virginia Psychiatric Company, Inc. Articles of Incorporation (filed as Exhibit 3.349 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.352	Virginia Psychiatric Company, Inc. By-Laws (filed as Exhibit 3.350 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.353	W & C Hospital, Inc. Articles of Incorporation (filed as Exhibit 3.351 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.354	W & C Hospital, Inc. By-Laws (filed as Exhibit 3.352 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.355	Walterboro Community Hospital, Inc. Articles of Incorporation (filed as Exhibit 3.353 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.356	Walterboro Community Hospital, Inc. By-Laws (filed as Exhibit 3.354 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.357	Wesley Medical Center, LLC Certificate of Formation (filed as Exhibit 3.355 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.358	Wesley Medical Center, LLC Limited Liability Company Agreement (filed as Exhibit 3.356 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.359	West Florida Regional Medical Center, Inc. Articles of Incorporation (filed as Exhibit 3.357 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.360	West Florida Regional Medical Center, Inc. By-Laws (filed as Exhibit 3.358 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.361	West Valley Medical Center, Inc. Articles of Incorporation (filed as Exhibit 3.359 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.362	West Valley Medical Center, Inc. By-Laws (filed as Exhibit 3.360 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.363	Western Plains Capital, Inc. Articles of Incorporation (filed as Exhibit 3.361 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.364	Western Plains Capital, Inc. By-Laws (filed as Exhibit 3.362 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.365	WHMC, Inc. Articles of Incorporation (filed as Exhibit 3.363 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.366	WHMC, Inc. By-Laws (filed as Exhibit 3.364 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.367	Woman’s Hospital of Texas, Incorporated Certificate of Incorporation (filed as Exhibit 3.365 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.368	Woman’s Hospital of Texas, Incorporated By-Laws (filed as Exhibit 3.366 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.369	Women’s and Children’s Hospital, Inc. Articles of Incorporation (filed as Exhibit 3.367 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
3.370	Women’s and Children’s Hospital, Inc. By-Laws (filed as Exhibit 3.368 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
4.1	Specimen Certificate for shares of Common Stock, par value $0.01 per share, of the Company (filed as Exhibit 3 to the Company’s Form 8-A/A, Amendment No. 2, dated March 11, 2004, and incorporated herein by reference).
4.2	Indenture, dated November 17, 2006, among HCA Inc., the guarantors party thereto and The Bank of New York, as trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed November 24, 2006, and incorporated herein by reference).

4.3		Security Agreement, dated as of November 17, 2006, among HCA Inc., the subsidiary grantors party thereto and The Bank of New York, as collateral agent (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed November 24, 2006, and incorporated herein by reference).
4.4		Pledge Agreement, dated as of November 17, 2006, among HCA Inc., the subsidiary pledgors party thereto and The Bank of New York, as collateral agent (filed as Exhibit 4.3 to the Company’s Current Report of Form 8-K filed November 24, 2006, and incorporated herein by reference).
4	.5(a)	Form of 9 1/8% Senior Secured Notes due 2014 (included in Exhibit 4.2).
4	.5(b)	Form of 9 1/4% Senior Secured Notes due 2016 (included in Exhibit 4.2).
4	.5(c)	Form of 9 5/8%/10 3/8% Senior Secured Toggle Notes due 1016 (included in Exhibit 4.2).
4.6		Indenture, dated February 19, 2009, among HCA Inc, the guarantors party thereto, The Bank of New York Mellon, as collateral agent and The Bank of New York Mellon Trust Company, N.A., as trustee. (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed February 25, 2009, and incorporated herein by reference).
4.7		Form of 9 7/8% Senior Secured Notes due 2017 (included in Exhibit 4.6).
4	.8(a)	$13,550,000,000 — €1,000,000,000 Credit Agreement, dated as of November 17, 2006, among HCA Inc., HCA UK Capital Limited, the lending institutions from time to time parties thereto, Banc of America Securities LLC, J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and joint bookrunners, Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A. and Citicorp North America, Inc., as co-syndication agents and Merrill Lynch Capital Corporation, as documentation agent (filed as Exhibit 4.8 to the Company’s Current Report on Form 8-K filed November 24, 2006, and incorporated herein by reference).
4	.8(b)	Amendment No. 1 to the Credit Agreement, dated as of February 16, 2007, among HCA Inc., HCA UK Capital Limited, the lending institutions from time to time parties thereto, Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A., and Citicorp North America, Inc., as Co-Syndication Agents, Banc of America Securities, LLC, J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and bookrunners, Deutsche Bank Securities and Wachovia Capital Markets LLC, as joint bookrunners and Merrill Lynch Capital Corporation, as documentation agent (filed as Exhibit 4.7(b) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and incorporated herein by reference).
4	.8(c)	Amendment No. 2 to the Credit Agreement, dated as of March 2, 2009, among HCA Inc., HCA UK Capital Limited, the lending institutions from time to time parties thereto, Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A., and Citicorp North America, Inc., as Co-Syndication Agents, Banc of America Securities, LLC, J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and bookrunners, Deutsche Bank Securities and Wachovia Capital Markets LLC, as joint bookrunners and Merrill Lynch Capital Corporation, as documentation agent (filed as exhibit 4.8(c) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and incorporated herein by reference).
4.9		U.S. Guarantee, dated November 17, 2006, among HCA Inc., the subsidiary guarantors party thereto and Bank of America, N.A., as administrative agent (filed as Exhibit 4.9 to the Company’s Current Report on Form 8-K filed November 24, 2006, and incorporated herein by reference).
4.10		Indenture, dated as of April 22, 2009, among HCA Inc., the guarantors party thereto, Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent, and Law Debenture Trust Company of New York, as trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed April 28, 2009, and incorporated herein by reference).
4.11		Security Agreement, dated as of November 17, 2006, and amended and restated as of March 2, 2009, among the Company, the Subsidiary Grantors named therein and Bank of America, N.A., as Collateral Agent (filed as exhibit 4.10 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and incorporated herein by reference).

4.12		Pledge Agreement, dated as of November 17, 2006, and amended and restated as of March 2, 2009, among the Company, the Subsidiary Pledgors named therein and Bank of America, N.A., as Collateral Agent (filed as exhibit 4.11 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and incorporated herein by reference).
4.13		Form of 8 1/2% Senior Secured Notes due 2019 (included in Exhibit 4.10).
4	.14(a)	$2,000,000,000 Amended and Restated Credit Agreement, dated as of June 20, 2007, among HCA Inc., the subsidiary borrowers parties thereto, the lending institutions from time to time parties thereto, Banc of America Securities LLC, J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and joint bookrunners, Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A. and Citicorp North America, Inc., as co-syndication agents, and Merrill Lynch Capital Corporation, as documentation agent (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed June 26, 2007, and incorporated herein by reference).
4	.14(b)	Amendment No. 1 to the $2,000,000,000 Amended and Restated Credit Agreement, dated as of March 2, 2009, among HCA Inc., the subsidiary borrowers parties thereto, the lending institutions from time to time parties thereto, Banc of America Securities LLC, J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and joint bookrunners, Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A. and Citicorp North America, Inc., as co-syndication agents, and Merrill Lynch Capital Corporation, as documentation agent (filed as exhibit 4.12(b) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and incorporated herein by reference).
4.15		Security Agreement, dated as of November 17, 2006, among HCA Inc., the subsidiary borrowers party thereto and Bank of America, N.A., as collateral agent (filed as Exhibit 4.13 to the Company’s Current Report on Form 8-K filed November 24, 2006, and incorporated herein by reference).
4	.16(a)	General Intercreditor Agreement, dated as of November 17, 2006, between Bank of America, N.A., as First Lien Collateral Agent, and The Bank of New York, as Junior Lien Collateral Agent (filed as Exhibit 4.13(a) to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
4	.16(b)	Additional General Intercreditor Agreement, dated as of April 22, 2009, by and among Bank of America, N.A., in its capacity as First Lien Collateral Agent, The Bank of New York Mellon, in its capacity as Junior Lien Collateral Agent and in its capacity as 2006 Second Lien Trustee and The Bank of New York Mellon Trust Company, N.A., in its capacity as 2009 Second Lien Trustee (filed as Exhibit 4.6 to the Company’s Current Report on Form 8-K filed April 28, 2009, and incorporated herein by reference).
4	.16(c)	Receivables Intercreditor Agreement, dated as of November 17, 2006, among Bank of America, N.A., as ABL Collateral Agent, Bank of America, N.A., as CF Collateral Agent and The Bank of New York, as Bonds Collateral Agent (filed as Exhibit 4.13(b) to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
4	.16(d)	Additional Receivables Intercreditor Agreement, dated as of April 22, 2009, by and between Bank of America, N.A. as ABL Collateral Agent, and Bank of America, N.A. as New First Lien Collateral Agent (filed as Exhibit 4.7 to the Company’s Current Report on Form 8-K filed April 28, 2009, and incorporated herein by reference).
4	.16(e)	First Lien Intercreditor Agreement, dated as of April 22, 2009, among Bank of America, N.A. as Collateral Agent, Bank of America, N.A. as Authorized Representative under the Credit Agreement and Law Debenture Trust Company of New York as the Initial Additional Authorized Representative (filed as Exhibit 4.5 to the Company’s Current Report on Form 8-K filed April 28, 2009, and incorporated herein by reference).
4.17		Registration Rights Agreement, dated as of November 17, 2006, among HCA Inc., Hercules Holding II, LLC and certain other parties thereto (filed as Exhibit 4.4 to the Company’s Current Report on Form 8-K filed November 24, 2006, and incorporated herein by reference).

4.18		Registration Rights Agreement, dated as of March 16, 1989, by and among HCA-Hospital Corporation of America and the persons listed on the signature pages thereto (filed as Exhibit 4.14 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
4.19		Assignment and Assumption Agreement, dated as of February 10, 1994, between HCA-Hospital Corporation of America and the Company relating to the Registration Rights Agreement, as amended (filed as Exhibit 4.15 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
4	.20(a)	Indenture, dated as of December 16, 1993 between the Company and The First National Bank of Chicago, as Trustee (filed as Exhibit 4.16(a) to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
4	.20(b)	First Supplemental Indenture, dated as of May 25, 2000 between the Company and Bank One Trust Company, N.A., as Trustee (filed as Exhibit 4.16(b) to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
4	.20(c)	Second Supplemental Indenture, dated as of July 1, 2001 between the Company and Bank One Trust Company, N.A., as Trustee (filed as Exhibit 4.16(c) to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
4	.20(d)	Third Supplemental Indenture, dated as of December 5, 2001 between the Company and The Bank of New York, as Trustee (filed as Exhibit 4.16(d) to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
4	.20(e)	Fourth Supplemental Indenture, dated as of November 14, 2006, between the Company and The Bank of New York, as Trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed November 16, 2006, and incorporated herein by reference).
4.21		Form of 7.5% Debentures due 2023 (filed as Exhibit 4.17 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
4.22		Form of 8.36% Debenture due 2024 (filed as Exhibit 4.18 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
4.23		Form of Fixed Rate Global Medium-Term Note (filed as Exhibit 4.19 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
4.24		Form of Floating Rate Global Medium-Term Note (filed as Exhibit 4.20 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
4.25		Form of 7.69% Note due 2025 (filed as Exhibit 4.10 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and incorporated herein by reference).
4.26		Form of 7.19% Debenture due 2015 (filed as Exhibit 4.22 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
4.27		Form of 7.50% Debenture due 2095 (filed as Exhibit 4.23 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
4.24		Form of 7.05% Debenture due 2027 (filed as Exhibit 4.24 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
4.28		Form of Fixed Rate Global Medium-Term Note (filed as Exhibit 4.25 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
4	.29(a)	8.750% Note in the principal amount of $400,000,000 due 2010 (filed as Exhibit 4.26(a) to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
4	.29(b)	8.750% Note in the principal amount of $350,000,000 due 2010 (filed as Exhibit 4.26(b) to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
4.30		8.75% Note due 2010 in the principal amount of £150,000,000 (filed as Exhibit 4.27 to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).

4	.31(a)	7 7/8% Note in the principal amount of $100,000,000 due 2011 (filed as Exhibit 4.28(a) to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
4	.31(b)	7 7/8% Note in the principal amount of $400,000,000 due 2011 (filed as Exhibit 4.28(b) to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
4	.32(a)	6.95% Note due 2012 in the principal amount of $400,000,000 (filed as Exhibit 4.29(a) to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
4	.32(b)	6.95% Note due 2012 in the principal amount of $100,000,000 (filed as Exhibit 4.29(b) to the Company’s Registration Statement on Form S-4 (File No. 333-145054), and incorporated herein by reference).
4	.33(a)	6.30% Note due 2012 in the principal amount of $400,000,000 (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated September 18, 2002, and incorporated herein by reference).
4	.33(b)	6.30% Note due 2012 in the principal amount of $100,000,000 (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K dated September 18, 2002, and incorporated herein by reference).
4	.34(a)	6.25% Note due 2013 in the principal amount of $400,000,000 (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated February 5, 2003, and incorporated herein by reference).
4	.34(b)	6.25% Note due 2013 in the principal amount of $100,000,000 (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K dated February 5, 2003, and incorporated herein by reference).
4	.35(a)	6 3/4% Note due 2013 in the principal amount of $400,000,000 (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated July 23, 2003, and incorporated herein by reference).
4	.35(b)	6 3/4% Note due 2013 in the principal amount of $100,000,000 (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K dated July 23, 2003, and incorporated herein by reference).
4.36		7.50% Note due 2033 in the principal amount of $250,000,000 (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K dated November 6, 2003, and incorporated herein by reference).
4.37		5.75% Note due 2014 in the principal amount of $500,000,000 (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated March 8, 2004, and incorporated herein by reference).
4.38		5.500% Note due 2009 in the principal amount of $500,000,000 (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated November 16, 2004, and incorporated herein by reference).
4	.39(a)	6.375% Note due 2015 in the principal amount of $500,000,000 (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K dated November 16, 2004, and incorporated herein by reference).
4	.39(b)	6.375% Note due 2015 in the principal amount of $250,000,000 (filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K dated November 16, 2004, and incorporated herein by reference).
4	.40(a)	6.500% Note due 2016 in the principal amount of $500,000,000 (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on February 8, 2006, and incorporated herein by reference).
4	.41(b)	6.500% Note due 2016 in the principal amount of $500,000,000 (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on February 8, 2006, and incorporated herein by reference).
5.1		Opinion of Simpson Thacher & Bartlett LLP.*

5.2		Opinion of Robert A. Waterman.*
10	.1(a)	Amended and Restated Columbia/HCA Healthcare Corporation 1992 Stock and Incentive Plan (filed as Exhibit 10.7(b) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1998, and incorporated herein by reference).
10	.1(b)	First Amendment to Amended and Restated Columbia/HCA Healthcare Corporation 1992 Stock and Incentive Plan (filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, and incorporated herein by reference).
10.2		HCA-Hospital Corporation of America Nonqualified Initial Option Plan (filed as Exhibit 4.6 to the Company’s Registration Statement on Form S-3 (File No. 33-52379), and incorporated herein by reference).
10.3		Form of Indemnity Agreement with certain officers and directors (filed as Exhibit 10.3 to the Company’s Registration Statement on Form S-4 (File No. 333-145054) and incorporated herein by reference).
10.4		Form of Galen Health Care, Inc. 1993 Adjustment Plan (filed as Exhibit 4.15 to the Company’s Registration Statement on Form S-8 (File No. 33-50147) and incorporated herein by reference).
10.5		Form of HCA-Hospital Corporation of America 1992 Stock Compensation Plan (filed as Exhibit 4.2 to the Company’s Registration Statement on Form S-8 (File No. 33-52253), and incorporated herein by reference).
10.6		Columbia/HCA Healthcare Corporation 2000 Equity Incentive Plan (filed as Exhibit A to the Company’s Proxy Statement for the Annual Meeting of Stockholders on May 25, 2000, and incorporated herein by reference).
10.7		Form of Non-Qualified Stock Option Award Agreement (Officers) (filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K dated February 2, 2005, and incorporated herein by reference).
10.8		HCA 2005 Equity Incentive Plan (filed as Exhibit B to the Company’s Proxy Statement for the Annual Meeting of Shareholders on May 26, 2005, and incorporated herein by reference).
10.9		Form of 2005 Non-Qualified Stock Option Agreement (Officers) (filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K dated October 6, 2005, and incorporated herein by reference).
10.10		Form of 2006 Non-Qualified Stock Option Award Agreement (Officers) (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K dated February 1, 2006, and incorporated herein by reference).
10.11		2006 Stock Incentive Plan for Key Employees of HCA Inc. and its Affiliates (filed as Exhibit 10.11 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and incorporated herein by reference).
10.12		Management Stockholder’s Agreement dated November 17, 2006 (filed as Exhibit 10.12 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and incorporated herein by reference).
10.13		Sale Participation Agreement dated November 17, 2006 (filed as Exhibit 10.13 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and incorporated herein by reference).
10.14		Form of Option Rollover Agreement (filed as Exhibit 10.14 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and incorporated herein by reference).
10.15		Form of Option Agreement (2007) (filed as Exhibit 10.15 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and incorporated herein by reference).
10.16		Form of Option Agreement (2008) (filed as Exhibit 10.16 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and incorporated herein by reference).
10.17		Form of Option Agreement (2009) (filed as Exhibit 10.17 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and incorporated herein by reference).
10.18		Exchange and Purchase Agreement (filed as Exhibit 10.16 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and incorporated herein by reference).

10.19		Civil and Administrative Settlement Agreement, dated December 14, 2000 between the Company, the United States Department of Justice and others (filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K dated December 20, 2000, and incorporated herein by reference).
10.20		Plea Agreement, dated December 14, 2000 between the Company, Columbia Homecare Group, Inc., Columbia Management Companies, Inc. and the United States Department of Justice (filed as Exhibit 99.3 to the Company’s Current Report on Form 8-K dated December 20, 2000, and incorporated herein by reference).
10.21		Corporate Integrity Agreement, dated December 14, 2000 between the Company and the Office of Inspector General of the United States Department of Health and Human Services (filed as Exhibit 99.4 to the Company’s Current Report on Form 8-K dated December 20, 2000, and incorporated herein by reference).
10.22		Management Agreement, dated November 17, 2006, among HCA Inc., Bain Capital Partners, LLC, Kohlberg Kravis Roberts & Co. L.P., Dr. Thomas F. Frist Jr., Patricia F. Elcan, William R. Frist and Thomas F. Frist, III, and Merrill Lynch Global Partners, Inc. (filed as Exhibit 10.20 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and incorporated herein by reference).
10.23		Retirement Agreement between the Company and Thomas F. Frist, Jr., M.D. dated as of January 1, 2002 (filed as Exhibit 10.30 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, and incorporated herein by reference).
10.24		Amended and Restated HCA Supplemental Executive Retirement Plan, effective January 1, 2007, except as provided therein.) (filed as Exhibit 10.24 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and incorporated herein by reference).
10.25		Amended and Restated HCA Restoration Plan, effective January 1, 2008.) (filed as Exhibit 10.25 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and incorporated herein by reference).
10.26		HCA Inc. 2006 Senior Officer Performance Excellence Program (filed as Exhibit 10.3 to the Company’s Current Report on 8-K filed February 1, 2006, and incorporated herein by reference).
10.27		HCA Inc. 2007 Senior Officer Performance Excellence Program (filed as Exhibit 10.26 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and incorporated herein by reference).
10	.28(a)	HCA Inc. 2008-2009 Senior Officer Performance Excellence Program (filed as Exhibit 10.27 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and incorporated herein by reference).
10	.28(b)	HCA Inc. Amendment No. 1 to the 2008-2009 Senior Officer Performance Excellence Program (filed as Exhibit 10.28(b) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and incorporated herein by reference).
10	.29(a)	Employment Agreement dated November 16, 2006 (Jack O. Bovender, Jr.) (filed as Exhibit 10.27(a) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and incorporated herein by reference).
10	.29(b)	Employment Agreement dated November 16, 2006 (Richard M. Bracken) (filed as Exhibit 10.27(b) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and incorporated herein by reference).
10	.29(c)	Employment Agreement dated November 16, 2006 (R. Milton Johnson) (filed as Exhibit 10.27(c) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and incorporated herein by reference).
10	.29(d)	Employment Agreement dated November 16, 2006 (Samuel N. Hazen) (filed as Exhibit 10.27(d) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and incorporated herein by reference).
10	.29(e)	Employment Agreement dated November 16, 2006 (Beverly B. Wallace) (filed as Exhibit 10.28(e) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and incorporated herein by reference).

10	.29(f)	Amended and Restated Employment Agreement dated October 27, 2008 (Jack O. Bovender, Jr.) (filed as Exhibit 10.29(f) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and incorporated herein by reference).
10	.29(g)	Amendment to Employment Agreement effective January 1, 2009 (Richard M. Bracken) (filed as Exhibit 10.29(g) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and incorporated herein by reference).
10.30		Administrative Settlement Agreement dated June 25, 2003 by and between the United States Department of Health and Human Services, acting through the Centers for Medicare and Medicaid Services, and the Company (filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, and incorporated herein by reference).
10.31		Civil Settlement Agreement by and among the United States of America, acting through the United States Department of Justice and on behalf of the Office of Inspector General of the Department of Health and Human Services, the TRICARE Management Activity (filed as Exhibit 10.2 to the Company’s Quarterly Report of Form 10-Q for the quarter ended June 30, 2003, and incorporated herein by reference).
10.32		Form of Amended and Restated Limited Liability Company Agreement of Hercules Holding II, LLC dated as of November 17, 2006, among Hercules Holding II, LLC and certain other parties thereto (filed as Exhibit 10.3 to the Company’s Registration Statement on Form 8-A (File No. 000-18406) and incorporated herein by reference).
12.1		Statement Regarding Computation of Ratio of Earnings to Fixed Charges.*
21.1		List of Subsidiaries.*
23.1		Consent of Simpson Thacher & Bartlett LLP (included as part of its opinion filed as Exhibit 5.1 hereto).*
23.2		Consent of Robert A. Waterman (included as part of opinion filed as Exhibit 5.2).*
23.3		Consent of Ernst & Young LLP.*
24.1		Powers of Attorney (included in signature pages of this Registration Statement).
25.1		Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Indenture, dated as of December 16, 1993, between HCA Inc. and The Bank of New York Mellon (as successor trustee to The First National Bank of Chicago), as Trustee.*
25.2		Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon as trustee under the Indenture, dated as of November 17, 2006, among HCA Inc., the guarantors party thereto and The Bank of New York Mellon, as Trustee.*
25.3		Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A. as trustee under the Indenture, dated as of February 19, 2009, among HCA Inc., the guarantors party thereto, The Bank of New York Mellon, as collateral agent and The Bank of New York Mellon Trust Company, N.A., as Trustee.*
25.4		Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Law Debenture Trust Company of New York, as trustee under the Indenture, dated as of April 22, 2009, among HCA Inc., the guarantors party thereto, Deutsche Bank Trust Company Americas as paying agent, registrar and transfer agent and Law Debenture Trust Company of New York, as Trustee.*

*	Filed herewith

(b)  Financial Statement Schedules

All schedules are omitted because the required information is either not present, not present in material amounts or presented within the consolidated financial statements included with our annual report on Form 10-K for the fiscal year ended December 31, 2008 and incorporated herein by reference.

Item 17.	Undertakings.

(a) Each of the undersigned registrants hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5) that, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on May 27, 2009.

HCA INC.

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Executive Vice President and
Chief Financial Officer

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes Jack O. Bovender, Jr., Richard M. Bracken and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the notes described herein, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the notes described herein which are the subject of such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jack O. Bovender, Jr. Jack O. Bovender, Jr.	Chairman of the Board	May 27, 2009

/s/ Richard M. Bracken Richard M. Bracken	President, Chief Executive Officer and Director (Principal Executive Officer)	May 27, 2009

/s/ R. Milton Johnson R. Milton Johnson	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 27, 2009

/s/ Christopher J. Birosak Christopher J. Birosak	Director	May 27, 2009

Signature	Title	Date

/s/ John P. Connaughton John P. Connaughton	Director	May 27, 2009

/s/ James D. Forbes James D. Forbes	Director	May 27, 2009

/s/ Kenneth W. Freeman Kenneth W. Freeman	Director	May 27, 2009

/s/ Thomas F. Frist, III Thomas F. Frist, III	Director	May 27, 2009

/s/ William R. Frist William R. Frist	Director	May 27, 2009

/s/ Christopher R. Gordon Christopher R. Gordon	Director	May 27, 2009

/s/ Michael W. Michelson Michael W. Michelson	Director	May 27, 2009

/s/ James C. Momtazee James C. Momtazee	Director	May 27, 2009

/s/ Stephen G. Pagliuca Stephen G. Pagliuca	Director	May 27, 2009

/s/ Nathan C. Thorne Nathan C. Thorne	Director	May 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on May 27, 2009.

REGISTRANTS (as listed on the attached
Schedule I of Subsidiary Registrants)

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Director

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities a Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the notes described herein, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the notes described herein which are the subject of such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	President and Director (Principal Executive Officer)	May 27, 2009

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer)	May 27, 2009

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Director (Principal Accounting Officer)	May 27, 2009

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Director	May 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on May 27, 2009.

REGISTRANTS (as listed on the attached
Schedule II of Subsidiary Registrants)

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Director

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the notes described herein, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the notes described herein which are the subject of such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	President and Director (Principal Executive Officer)	May 27, 2009

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer)	May 27, 2009

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Director (Principal Accounting Officer)	May 27, 2009

/s/ William B. Rutherford William B. Rutherford	Director	May 27, 2009

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary	May 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Nashville, State of Tennessee, on May 27, 2009.

REGISTRANTS (as listed on the attached
Schedule III of Subsidiary Registrants)

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Manager

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the notes described herein, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the notes described herein which are the subject of such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	President and Manager (Principal Executive Officer)	May 27, 2009

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer)	May 27, 2009

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Manager (Principal Accounting Officer)	May 27, 2009

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Manager	May 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Nashville, State of Tennessee, on May 27, 2009.

REGISTRANTS (as listed on the attached
Schedule IV of Subsidiary Registrants)

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Manager

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the notes described herein, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the notes described herein which are the subject of such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	President and Manager (Principal Executive Officer)	May 27, 2009

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer)	May 27, 2009

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Manager (Principal Accounting Officer)	May 27, 2009

/s/ William B. Rutherford William B. Rutherford	Manager	May 27, 2009

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary	May 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Nashville, State of Tennessee, on May 27, 2009.

REGISTRANTS (as listed on the attached
Schedule V of Subsidiary Registrants)

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Manager

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the notes described herein, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the notes described herein which are the subject of such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Beverly B. Wallace Beverly B. Wallace	President (Principal Executive Officer)	May 27, 2009

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer)	May 27, 2009

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Manager (Principal Accounting Officer)	May 27, 2009

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Manager	May 27, 2009

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Vice President and Manager	May 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in city the of Nashville, State of Tennessee, on May 27, 2009.

REGISTRANTS (as listed on the attached
Schedule VI of Subsidiary Registrants)

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Director

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the notes described herein, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the notes described herein which are the subject of such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles J. Hall Charles J. Hall	President (Principal Executive Officer)	May 27, 2009

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer)	May 27, 2009

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Director (Principal Accounting Officer)	May 27, 2009

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Director	May 27, 2009

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Vice President and Director	May 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on May 27, 2009.

REGISTRANTS (as listed on the attached
Schedule VII of Subsidiary Registrants)

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Manager

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities a Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the notes described herein, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the notes described herein which are the subject of such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles J. Hall Charles J. Hall	President (Principal Executive Officer)	May 27, 2009

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer)	May 27, 2009

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Manager (Principal Accounting Officer)	May 27, 2009

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Manager	May 27, 2009

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Vice President and Manager	May 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on May 27, 2009.

REGISTRANTS (as listed on the attached
Schedule VIII of Subsidiary Registrants)

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Director

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the notes described herein, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the notes described herein which are the subject of such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gregary W. Beasley Gregary W. Beasley	President and Director (Principal Executive Officer)	May 27, 2009

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer)	May 27, 2009

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Director (Principal Accounting Officer)	May 27, 2009

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Senior Vice President and Director	May 27, 2009

/s/ John M. Franck II John M. Franck II	Vice President and Assistant Secretary	May 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on May 27, 2009.

REGISTRANTS (as listed on the attached
Schedule IX of Subsidiary Registrants)

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Manager

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities a Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the notes described herein, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the notes described herein which are the subject of such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gregary W. Beasley Gregary W. Beasley	President and Manager (Principal Executive Officer)	May 27, 2009

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer)	May 27, 2009

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Manager (Principal Accounting Officer)	May 27, 2009

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Senior Vice President and Manager	May 27, 2009

/s/ John M. Franck II John M. Franck II	Vice President and Assistant Secretary	May 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on May 27, 2009.

REGISTRANTS (as listed on the attached
Schedule X of Subsidiary Registrants)

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Director

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities a Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the notes described herein, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the notes described herein which are the subject of such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Noel B. Williams Noel B. Williams	President and Chief Information Officer (Principal Executive Officer)	May 27, 2009

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer)	May 27, 2009

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Director (Principal Accounting Officer)	May 27, 2009

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Director	May 27, 2009

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Vice President and Director	May 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on May 27, 2009.

REGISTRANTS (as listed on the attached
Schedule XI of Subsidiary Registrants)

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Director

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities a Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the notes described herein, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the notes described herein which are the subject of such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul Rutledge Paul Rutledge	President (Principal Executive Officer)	May 27, 2009

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer)	May 27, 2009

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Director (Principal Accounting Officer)	May 27, 2009

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Director	May 27, 2009

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Vice President and Director	May 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on May 27, 2009.

REGISTRANTS (as listed on the attached
Schedule XII of Subsidiary Registrants)

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Manager

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities a Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the notes described herein, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the notes described herein which are the subject of such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul Rutledge Paul Rutledge	President (Principal Executive Officer)	May 27, 2009

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer)	May 27, 2009

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Manager (Principal Accounting Officer)	May 27, 2009

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Manager	May 27, 2009

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Vice President and Manager	May 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on May 27, 2009.

REGISTRANTS (as listed on the attached
Schedule XIII of Subsidiary Registrants)

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Director

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities a Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the notes described herein, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the notes described herein which are the subject of such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Samuel N. Hazen Samuel N. Hazen	President (Principal Executive Officer)	May 27, 2009

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer)	May 27, 2009

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Director (Principal Accounting Officer)	May 27, 2009

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Director	May 27, 2009

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Vice President and Director	May 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on May 27, 2009.

REGISTRANTS (as listed on the attached
Schedule XIV of Subsidiary Registrants)

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Manager

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities a Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the notes described herein, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the notes described herein which are the subject of such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Samuel N. Hazen Samuel N. Hazen	President (Principal Executive Officer)	May 27, 2009

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer)	May 27, 2009

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Manager (Principal Accounting Officer)	May 27, 2009

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Manager	May 27, 2009

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Vice President and Manager	May 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on May 27, 2009.

REGISTRANTS (as listed on the attached
Schedule XV of Subsidiary Registrants)

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Manager of the general partner Columbia North Texas Subsidiary GP, LLC

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities a Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the notes described herein, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the notes described herein which are the subject of such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Samuel N. Hazen Samuel N. Hazen	President (Principal Executive Officer) of the general partner Columbia North Texas Subsidiary GP, LLC	May 27, 2009

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer) of the general partner Columbia North Texas Subsidiary GP, LLC	May 27, 2009

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Manager (Principal Accounting Officer) of the general partner Columbia North Texas Subsidiary GP, LLC	May 27, 2009

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Manager of the general partner Columbia North Texas Subsidiary GP, LLC	May 27, 2009

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Vice President and Manager of the general partner Columbia North Texas Subsidiary GP, LLC	May 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on May 27, 2009.

CHCA Bayshore, L.P.

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Director of the general partner, Pasadena Bayshore Hospital, Inc.

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the notes described herein, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the notes described herein which are the subject of such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Samuel N. Hazen Samuel N. Hazen	President (Principal Executive Officer) of the general partner, Pasadena Bayshore Hospital, Inc	May 27, 2009

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer) of the general partner, Pasadena Bayshore Hospital, Inc.	May 27, 2009

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Director (Principal Accounting Officer) of the general partner, Pasadena Bayshore Hospital, Inc.	May 27, 2009

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Director of the general partner, Pasadena Bayshore Hospital, Inc.	May 27, 2009

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Vice President and Director of the general partner, Pasadena Bayshore Hospital, Inc.	May 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on May 27, 2009.

CHCA Conroe, L.P.

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Director of the general partner, Conroe Hospital Corporation

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities a Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the notes described herein, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the notes described herein which are the subject of such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Samuel N. Hazen Samuel N. Hazen	President (Principal Executive Officer) of the general partner Conroe Hospital Corporation	May 27, 2009

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer) of the general partner Conroe Hospital Corporation	May 27, 2009

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Director (Principal Accounting Officer) of the general partner Conroe Hospital Corporation	May 27, 2009

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Director of the general partner Conroe Hospital Corporation	May 27, 2009

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Vice President and Director of the general partner Conroe Hospital Corporation	May 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on May 27, 2009.

CHCA Mainland, L.P.

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Director of the general partner, Danforth Hospital, Inc.

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the notes described herein, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the notes described herein which are the subject of such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Samuel N. Hazen Samuel N. Hazen	President (Principal Executive Officer) of the general partner, Danforth Hospital, Inc.	May 27, 2009

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer) of the general partner, Danforth Hospital, Inc.	May 27, 2009

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Director (Principal Accounting Officer) of the general partner, Danforth Hospital, Inc.	May 27, 2009

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Director of the general partner, Danforth Hospital, Inc.	May 27, 2009

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Vice President and Director of the general partner Danforth Hospital, Inc.	May 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on May 27, 2009.

CHCA West Houston, L.P.

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Director of general partner, WHMC, Inc.

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the notes described herein, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the notes described herein which are the subject of such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Samuel N. Hazen Samuel N. Hazen	President (Principal Executive Officer) of the general partner, WHMC, Inc.	May 27, 2009

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer) of the general partner, WHMC, Inc.	May 27, 2009

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Director (Principal Accounting Officer) of the general partner, WHMC, Inc.	May 27, 2009

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Director of the general partner, WHMC, Inc.	May 27, 2009

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Vice President and Director of the general partner, WHMC, Inc.	May 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on May 27, 2009.

CHCA Woman’s Hospital, L.P.

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President of general partner, Woman’s Hospital of Texas, Incorporated

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the notes described herein, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the notes described herein which are the subject of such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Samuel N. Hazen Samuel N. Hazen	President (Principal Executive Officer) of the general partner, Woman’s Hospital of Texas, Incorporated	May 27, 2009

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer) of the general partner, Woman’s Hospital of Texas, Incorporated	May 27, 2009

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Director (Principal Accounting Officer) of the general partner, Woman’s Hospital of Texas, Incorporated	May 27, 2009

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Director of the general partner, Woman’s Hospital of Texas, Incorporated	May 27, 2009

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Vice President and Director of the general partner, Woman’s Hospital of Texas, Incorporated	May 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on May 27, 2009.

CMS GP, LLC

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	President and Manager

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities a Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the notes described herein, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the notes described herein which are the subject of such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Milton Johnson R. Milton Johnson	President and Manager (Principal Executive Officer and Principal Accounting Officer)	May 27, 2009

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer)	May 27, 2009

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Senior Vice President and Manager	May 27, 2009

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Manager	May 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on May 27, 2009.

Columbia ASC Management, L.P.

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Manger of the general partner, Medical Care America, LLC

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the notes described herein, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the notes described herein which are the subject of such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gregary W. Beasley Gregary W. Beasley	President and Manager (Principal Executive Officer) of the general partner, Medical Care America, LLC	May 27, 2009

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer) of the general partner, Medical Care America, LLC	May 27, 2009

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Manager (Principal Accounting Officer) of the general partner, Medical Care America, LLC	May 27, 2009

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Senior Vice President and Manager of the general partner, Medical Care America, LLC	May 27, 2009

/s/ John M. Franck II John M. Franck II	Vice President and Assistant Secretary of the general partner, Medical Care America, LLC	May 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on May 27, 2009.

Columbia Rio Grande Healthcare, L.P.

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Director of the general partner, Rio Grande Regional Hospital, Inc.

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the notes described herein, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the notes described herein which are the subject of such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Samuel N. Hazen Samuel N. Hazen	President (Principal Executive Officer) of the general partner, Rio Grande Regional Hospital, Inc.	May 27, 2009

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer) of the general partner, Rio Grande Regional Hospital, Inc.	May 27, 2009

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Director (Principal Accounting Officer) of the general partner, Rio Grande Regional Hospital, Inc.	May 27, 2009

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Director of the general partner, Rio Grande Regional Hospital, Inc.	May 27, 2009

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Vice President and Director of the general partner, Rio Grande Regional Hospital, Inc.	May 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on May 27, 2009.

Columbia Valley Healthcare System, L.P.

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Director of the general partner, Brownsville-Valley Regional Medical Center, Inc.

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities a Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the notes described herein, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the notes described herein which are the subject of such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Samuel N. Hazen Samuel N. Hazen	President (Principal Executive Officer) of the general partner, Brownsville-Valley Regional Medical Center, Inc.	May 27, 2009

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer) of the general partner, Brownsville-Valley Regional Medical Center, Inc.	May 27, 2009

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Director (Principal Accounting Officer) of the general partner, Brownsville-Valley Regional Medical Center, Inc.	May 27, 2009

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Director of the general partner, Brownsville-Valley Regional Medical Center, Inc.	May 27, 2009

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Vice President and Director of the general partner, Brownsville-Valley Regional Medical Center, Inc.	May 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on May 27, 2009.

Fairview Park, Limited Partnership

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Manager of general partner, Fairview Park GP, LLC

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities a Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the notes described herein, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the notes described herein which are the subject of such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles J. Hall Charles J. Hall	President (Principal Executive Officer) of the general partner, Fairview Park GP, LLC	May 27, 2009

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer) of the general partner, Fairview Park GP, LLC	May 27, 2009

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Manager (Principal Accounting Officer) of the general partner, Fairview Park GP, LLC	May 27, 2009

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Manager of the general partner, Fairview Park GP, LLC	May 27, 2009

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Vice President and Manager of the general partner, Fairview Park GP, LLC	May 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on May 27, 2009.

Good Samaritan Hospital, L.P.

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Manager of general partner, Samaritan, LLC

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the notes described herein, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the notes described herein which are the subject of such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Samuel N. Hazen Samuel N. Hazen	President (Principal Executive Officer) of the general partner, Samaritan, LLC	May 27, 2009

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer) of the general partner, Samaritan, LLC	May 27, 2009

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Manager (Principal Accounting Officer) of the general partner, Samaritan, LLC	May 27, 2009

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Manager of the general partner, Samaritan, LLC	May 27, 2009

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Vice President and Manager of the general partner, Samaritan, LLC	May 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on May 27, 2009.

HCA Management Services, L.P.

By:	/s/ R. Milton Johnson
Name: R. Milton Johnson

Title:	President and Manager of general partner, CMS GP, LLC

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the notes described herein, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the notes described herein which are the subject of such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Milton Johnson R. Milton Johnson	President and Manager (Principal Executive Officer and Principal Accounting Officer) of the general partner, CMS GP, LLC	May 27, 2009

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer) of the general partner, CMS GP, LLC	May 27, 2009

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Senior Vice President and Manager of the general partner, CMS GP, LLC	May 27, 2009

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Manager of the general partner, CMS GP, LLC	May 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Nashville, State of Tennessee, on May 27, 2009.

Healthtrust MOB, LLC

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Director of managing member, Healthtrust, Inc. — The Hospital Company

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the notes described herein, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the notes described herein which are the subject of such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	President and Director (Principal Executive Officer) of the managing member, Healthtrust, Inc. — The Hospital Company	May 27, 2009

/s/ David G. Anderson David G. Anderson	Senior Vice President and Treasurer (Principal Financial Officer) of the managing member, Healthtrust, Inc. — The Hospital Company	May 27, 2009

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Director (Principal Accounting Officer) of the managing member, Healthtrust, Inc. — The Hospital Company	May 27, 2009

/s/ Dora A. Blackwood Dora A. Blackwood	Vice President, Secretary and Director of the managing member, Healthtrust, Inc. — The Hospital Company	May 27, 2009

Signature	Title	Date

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Director of the managing member, Healthtrust, Inc. — The Hospital Company	May 27, 2009

/s/ William B. Rutherford William B. Rutherford	Vice President and Director of the managing member, Healthtrust, Inc. — The Hospital Company	May 27, 2009

/s/ Donald W. Stinnett Donald W. Stinnett	Vice President and Director of the managing member, Healthtrust, Inc. — The Hospital Company	May 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on May 27, 2009.

HSS Virginia, L.P.

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Manger of the general partner, HSS Holdco, LLC

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the notes described herein, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the notes described herein which are the subject of such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	President and Manager (Principal Executive Officer) of the general partner, HSS Holdco, LLC	May 27, 2009

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer) of the general partner, HSS Holdco, LLC	May 27, 2009

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Manager (Principal Accounting Officer) of the general partner, HSS Holdco, LLC	May 27, 2009

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Manager of the general partner, HSS Holdco, LLC	May 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on May 27, 2009.

Integrated Regional Laboratories, LLP

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Manager of the managing partner, Integrated Regional Lab, LLC

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the notes described herein, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the notes described herein which are the subject of such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles J. Hall Charles J. Hall	President (Principal Executive Officer) of the managing partner, Integrated Regional Lab, LLC	May 27, 2009

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer) of the managing partner, Integrated Regional Lab, LLC	May 27, 2009

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Manage (Principal Accounting Officer) of the managing partner, Integrated Regional Lab, LLC	May 27, 2009

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Manager of the managing partner, Integrated Regional Lab, LLC	May 27, 2009

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Vice President and Manager of the managing partner, Integrated Regional Lab, LLC	May 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on May 27, 2009.

JFK Medical Center Limited Partnership

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Manager of the general partner, Columbia Palm Beach GP, LLC

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities a Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the notes described herein, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the notes described herein which are the subject of such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles J. Hall Charles J. Hall	President (Principal Executive Officer) of the general partner, Columbia Palm Beach GP, LLC	May 27, 2009

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer) of the general partner, Columbia Palm Beach GP, LLC	May 27, 2009

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Manager (Principal Accounting Officer) of the general partner, Columbia Palm Beach GP, LLC	May 27, 2009

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Senior Vice President and Manager of the general partner, Columbia Palm Beach GP, LLC	May 27, 2009

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Manager of the general partner, Columbia Palm Beach GP, LLC	May 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on May 27, 2009.

MCA Investment Company

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Director

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the notes described herein, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the notes described herein which are the subject of such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gregary W. Beasley Gregary W. Beasley	President (Principal Executive Officer)	May 27, 2009

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer)	May 27, 2009

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Director (Principal Accounting Officer)	May 27, 2009

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Senior Vice President and Director	May 27, 2009

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Director	May 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on May 27, 2009.

Nashville Shared Services General Partnership

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Manager of the managing partner, HSS Systems, LLC

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the notes described herein, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the notes described herein which are the subject of such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Beverly B. Wallace Beverly B. Wallace	President (Principal Executive Officer) of the managing partner, HSS Systems, LLC	May 27, 2009

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer) of the managing partner, HSS Systems, LLC	May 27, 2009

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Manager (Principal Accounting Officer) of the managing partner, HSS Systems, LLC	May 27, 2009

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Manager of the managing partner, HSS Systems, LLC	May 27, 2009

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Vice President and Manager of the managing partner, HSS Systems, LLC	May 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on May 27, 2009.

National Patient Account Services, Inc.

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Director

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the notes described herein, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the notes described herein which are the subject of such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Beverly B. Wallace Beverly B. Wallace	President (Principal Executive Officer)	May 27, 2009

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer)	May 27, 2009

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Director (Principal Accounting Officer)	May 27, 2009

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Director	May 27, 2009

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Vice President and Director	May 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on May 27, 2009.

Palms West Hospital Limited Partnership

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Manager of the general partner, Columbia Palm Beach GP, LLC

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the notes described herein, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the notes described herein which are the subject of such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles J. Hall Charles J. Hall	President (Principal Executive Officer) of the general partner, Columbia Palm Beach GP, LLC	May 27, 2009

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer) of the general partner, Columbia Palm Beach GP, LLC	May 27, 2009

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Manager (Principal Accounting Officer) of the general partner, Columbia Palm Beach GP, LLC	May 27, 2009

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Senior Vice President and Manager of the general partner, Columbia Palm Beach GP, LLC	May 27, 2009

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Manager of the general partner, Columbia Palm Beach GP, LLC	May 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on May 27, 2009.

Plantation General Hospital, L.P.

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Director of the general partner, HD&S Corp. Successor, Inc.

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the notes described herein, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the notes described herein which are the subject of such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles J. Hall Charles J. Hall	President (Principal Executive Officer) of the general partner, HD&S Corp. Successor, Inc.	May 27, 2009

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer) of the general partner, HD&S Corp. Successor, Inc.	May 27, 2009

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Director (Principal Accounting Officer) of the general partner, HD&S Corp. Successor, Inc.	May 27, 2009

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Director of the general partner, HD&S Corp. Successor, Inc.	May 27, 2009

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Vice President and Director of the general partner, HD&S Corp. Successor, Inc.	May 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on May 27, 2009.

Riverside Healthcare System, L.P.

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Director of the general partner, Columbia Riverside, Inc.

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the notes described herein, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the notes described herein which are the subject of such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Samuel N. Hazen Samuel N. Hazen	President (Principal Executive Officer) of the general partner, Columbia Riverside, Inc.	May 27, 2009

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer) of the general partner, Columbia Riverside, Inc.	May 27, 2009

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Director (Principal Accounting Officer) of the general partner, Columbia Riverside, Inc.	May 27, 2009

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Director of the general partner, Columbia Riverside, Inc.	May 27, 2009

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Vice President and Director of the general partner, Columbia Riverside, Inc.	May 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on May 27, 2009.

San Jose Healthcare System, LP

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Manager of the general partner, San Jose, LLC

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities a Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the notes described herein, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the notes described herein which are the subject of such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Samuel N. Hazen Samuel N. Hazen	President (Principal Executive Officer) of the general partner, San Jose, LLC	May 27, 2009

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer) of the general partner, San Jose, LLC	May 27, 2009

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Manager (Principal Accounting Officer) of the general partner, San Jose, LLC	May 27, 2009

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Manager of the general partner, San Jose, LLC	May 27, 2009

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Vice President and Manager of the general partner, San Jose, LLC	May 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on May 27, 2009.

San Jose Hospital, L.P.

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Manager of the general partner, San Jose Medical Center, LLC

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the notes described herein, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the notes described herein which are the subject of such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Samuel N. Hazen Samuel N. Hazen	President (Principal Executive Officer) of the general partner, San Jose Medical Center, LLC	May 27, 2009

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer) of the general partner, San Jose Medical Center, LLC	May 27, 2009

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Manager (Principal Accounting Officer) of the general partner, San Jose Medical Center, LLC	May 27, 2009

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Manager of the general partner, San Jose Medical Center, LLC	May 27, 2009

/s/ A. Bruce Moore, Jr A. Bruce Moore, Jr.	Vice President and Manager of the general partner, San Jose Medical Center, LLC	May 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on May 27, 2009.

Terre Haute MOB, L.P.

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Manager of the managing general partner, HSS Holdco, LLC

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the notes described herein, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the notes described herein which are the subject of such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	President and Manager (Principal Executive Officer) of the managing general partner, HSS Holdco, LLC	May 27, 2009

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer) of the managing general partner, HSS Holdco, LLC	May 27, 2009

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Manager (Principal Accounting Officer) of the managing general partner, HSS Holdco, LLC	May 27, 2009

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Manager of the managing general partner, HSS Holdco, LLC	May 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on May 27, 2009.

Terre Haute Regional Hospital, L.P.

By:	/s/ R. Milton Johnson
Name:     R. Milton Johnson

Title:	Senior Vice President and Director of the general partner, Terre Haute Hospital GP, Inc.

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes John M. Franck II, David G. Anderson and R. Milton Johnson, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Market-Maker Registration Statement on Form S-1 and any amendments including post-effective amendments thereto related to the notes described herein, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the notes described herein which are the subject of such Market-Maker Registration Statement, as the case may be, which amendments may make such changes in such Market Maker Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul Rutledge Paul Rutledge	President (Principal Executive Officer) of the general partner, Terre Haute Hospital GP, Inc.	May 27, 2009

/s/ David G. Anderson David G. Anderson	Vice President and Treasurer (Principal Financial Officer) of the general partner, Terre Haute Hospital GP, Inc.	May 27, 2009

/s/ R. Milton Johnson R. Milton Johnson	Senior Vice President and Director (Principal Accounting Officer) of the general partner, Terre Haute Hospital GP, Inc.	May 27, 2009

/s/ John M. Franck II John M. Franck II	Vice President, Assistant Secretary and Director of the general partner, Terre Haute Hospital GP, Inc.	May 27, 2009

/s/ A. Bruce Moore, Jr. A. Bruce Moore, Jr.	Vice President and Director of the general partner, Terre Haute Hospital GP, Inc.	May 27, 2009

SCHEDULE I OF SUBSIDIARY REGISTRANTS

AMERICAN MEDICORP DEVELOPMENT CO.
COLORADO HEALTH SYSTEMS, INC.
COLUMBIA JACKSONVILLE HEALTHCARE SYSTEM, INC.
COLUMBUS CARDIOLOGY, INC.
HCA REALTY, INC.
HOSPITAL DEVELOPMENT PROPERTIES, INC.
MANAGEMENT SERVICES HOLDINGS, INC.
TERRE HAUTE HOSPITAL HOLDINGS, INC.
VH HOLDCO, INC.
VH HOLDINGS, INC.
WESTERN PLAINS CAPITAL, INC.

SCHEDULE II OF SUBSIDIARY REGISTRANTS

NORTH FLORIDA IMMEDIATE CARE CENTER, INC.
REDMOND PHYSICIAN PRACTICE COMPANY

SCHEDULE III OF SUBSIDIARY REGISTRANTS

DUBLIN COMMUNITY HOSPITAL, LLC
EP HEALTH, LLC
GENERAL HEALTHSERV, LLC
HSS HOLDCO, LLC
MEDICAL CENTERS OF OKLAHOMA, LLC
NOTAMI HOSPITALS, LLC
SJMC, LLC
UTAH MEDCO, LLC

SCHEDULE IV OF SUBSIDIARY REGISTRANTS

DALLAS/FT. WORTH PHYSICIAN, LLC
GOPPERT-TRINITY FAMILY CARE, LLC
LEWIS-GALE PHYSICIANS, LLC
OUTPATIENT CARDIOVASCULAR CENTER OF CENTRAL FLORIDA, LLC

SCHEDULE V OF SUBSIDIARY REGISTRANTS

CENTRAL SHARED SERVICES, LLC
HSS SYSTEMS VA, LLC
HSS SYSTEMS, LLC

SCHEDULE VI OF SUBSIDIARY REGISTRANTS

BAY HOSPITAL, INC.
CENTRAL FLORIDA REGIONAL HOSPITAL, INC.
COLUMBIA LAGRANGE HOSPITAL, INC.
EDWARD WHITE HOSPITAL, INC.
HCA HEALTH SERVICES OF FLORIDA, INC.
HD&S CORP. SUCCESSOR, INC.
LARGO MEDICAL CENTER, INC.
LAWNWOOD MEDICAL CENTER, INC.
MARION COMMUNITY HOSPITAL, INC.
MEMORIAL HEALTHCARE GROUP, INC.
NEW PORT RICHEY HOSPITAL, INC.
NORTH FLORIDA REGIONAL MEDICAL CENTER, INC.
OKALOOSA HOSPITAL, INC.
OKEECHOBEE HOSPITAL, INC.
PALMYRA PARK HOSPITAL, INC.
SARASOTA DOCTORS HOSPITAL, INC.
SUN CITY HOSPITAL, INC.
TALLAHASSEE MEDICAL CENTER, INC.
WALTERBORO COMMUNITY HOSPITAL, INC.
WEST FLORIDA REGIONAL MEDICAL CENTER, INC.

SCHEDULE VII OF SUBSIDIARY REGISTRANTS

FAIRVIEW PARK GP, LLC
GRAND STRAND REGIONAL MEDICAL CENTER, LLC
INTEGRATED REGIONAL LAB, LLC
TRIDENT MEDICAL CENTER, LLC

SCHEDULE VIII OF SUBSIDIARY REGISTRANTS

EL PASO SURGICENTER, INC.
LAS VEGAS SURGICARE, INC.
MARIETTA SURGICAL CENTER, INC.
SURGICARE OF BRANDON, INC.
SURGICARE OF FLORIDA, INC.
SURGICARE OF HOUSTON WOMEN’S, INC.
SURGICARE OF MANATEE, INC.
SURGICARE OF NEW PORT RICHEY, INC.

SCHEDULE IX OF SUBSIDIARY REGISTRANTS

SURGICARE OF PALMS WEST, LLC
SURGICARE OF RIVERSIDE, LLC

SCHEDULE X OF SUBSIDIARY REGISTRANTS

HCA — IT&S FIELD OPERATIONS, INC.
HCA — IT&S INVENTORY MANAGEMENT, INC

SCHEDULE XI OF SUBSIDIARY REGISTRANTS

BROOKWOOD MEDICAL CENTER OF GULFPORT, INC.
CAPITAL DIVISION, INC.
CENTRAL TENNESSEE HOSPITAL CORPORATION
CHIPPENHAM & JOHNSTON-WILLIS HOSPITALS, INC.
COLUMBIA POLK GENERAL HOSPITAL, INC.
COLUMBIA/ALLEGHANY REGIONAL HOSPITAL, INCORPORATED
COLUMBIA/HCA JOHN RANDOLPH, INC.
DAUTERIVE HOSPITAL CORPORATION
FRANKFORT HOSPITAL, INC.
GPCH-GP, INC.
GREENVIEW HOSPITAL, INC.
HAMILTON MEDICAL CENTER, INC.
HCA CENTRAL GROUP, INC.
HCA HEALTH SERVICES OF LOUISIANA, INC.
HCA HEALTH SERVICES OF TENNESSEE, INC.
HCA HEALTH SERVICES OF VIRGINIA, INC.
HEALTH MIDWEST OFFICE FACILITIES CORPORATION
HEALTH MIDWEST VENTURES GROUP, INC.
HENDERSONVILLE HOSPITAL CORPORATION
HOSPITAL CORPORATION OF TENNESSEE
HTI MEMORIAL HOSPITAL CORPORATION
LEWIS-GALE HOSPITAL, INCORPORATED
MIDWEST HOLDINGS, INC.
MONTGOMERY REGIONAL HOSPITAL, INC.
NOTAMI HOSPITALS OF LOUISIANA, INC.
PULASKI COMMUNITY HOSPITAL, INC.
SPOTSYLVANIA MEDICAL CENTER, INC.
SPRING HILL HOSPITAL, INC.
TCMC MADISON-PORTLAND, INC.
TERRE HAUTE HOSPITAL GP, INC.
VIRGINIA PSYCHIATRIC COMPANY, INC.
WOMEN’S AND CHILDREN’S HOSPITAL, INC.

SCHEDULE XII OF SUBSIDIARY REGISTRANTS

CENTERPOINT MEDICAL CENTER OF INDEPENDENCE, LLC
COLUMBIA PARKERSBURG HEALTHCARE SYSTEM, LLC
GALEN PROPERTY, LLC
LAKELAND MEDICAL CENTER, LLC
LAKEVIEW MEDICAL CENTER, LLC
LEWIS-GALE MEDICAL CENTER, LLC
MEDICAL OFFICE BUILDINGS OF KANSAS, LLC
MIDWEST DIVISION — ACH, LLC
MIDWEST DIVISION — LRHC, LLC
MIDWEST DIVISION — LSH, LLC
MIDWEST DIVISION — MCI, LLC
MIDWEST DIVISION — MMC, LLC
MIDWEST DIVISION — OPRMC, LLC
MIDWEST DIVISION — PFC, LLC
MIDWEST DIVISION — RBH, LLC
MIDWEST DIVISION — RMC, LLC
MIDWEST DIVISION — RPC, LLC
NORTHERN VIRGINIA COMMUNITY HOSPITAL, LLC
NORTHLAKE MEDICAL CENTER, LLC
REDMOND PARK HOSPITAL, LLC
RESTON HOSPITAL CENTER, LLC
RETREAT HOSPITAL, LLC
SOUTHERN HILLS MEDICAL CENTER, LLC

SCHEDULE XIII OF SUBSIDIARY REGISTRANTS

BRIGHAM CITY COMMUNITY HOSPITAL, INC.
COLUMBIA MEDICAL CENTER OF LAS COLINAS, INC.
COLUMBIA OGDEN MEDICAL CENTER, INC.
COLUMBIA RIVERSIDE, INC.
COLUMBINE PSYCHIATRIC CENTER, INC.
CONROE HOSPITAL CORPORATION
EASTERN IDAHO HEALTH SERVICES, INC.
ENCINO HOSPITAL CORPORATION, INC.
HCA HEALTH SERVICES OF OKLAHOMA, INC.
HOSPITAL CORPORATION OF UTAH
KPH-CONSOLIDATION, INC
LOS ROBLES REGIONAL MEDICAL CENTER
MOUNTAIN VIEW HOSPITAL, INC.
NEW ROSE HOLDING COMPANY, INC.
NORTHERN UTAH HEALTHCARE CORPORATION
PASADENA BAYSHORE HOSPITAL, INC.
RIO GRANDE REGIONAL HOSPITAL, INC.
RIVERSIDE HOSPITAL, INC.
SPRING BRANCH MEDICAL CENTER, INC.
ST. MARK’S LONE PEAK HOSPITAL, INC.
SUNRISE MOUNTAINVIEW HOSPITAL, INC.
TIMPANOGOS REGIONAL MEDICAL SERVICES, INC.
W & C HOSPITAL, INC.
WEST VALLEY MEDICAL CENTER, INC.
WHMC, INC.
WOMAN’S HOSPITAL OF TEXAS, INCORPORATED

SCHEDULE XIV OF SUBSIDIARY REGISTRANTS

EDMOND REGIONAL MEDICAL CENTER, LLC
SAMARITAN, LLC
SAN JOSE MEDICAL CENTER, LLC
SAN JOSE, LLC
WESLEY MEDICAL CENTER, LLC

SCHEDULE XV OF SUBSIDIARY REGISTRANTS

COLUMBIA MEDICAL CENTER OF ARLINGTON SUBSIDIARY, L.P.
COLUMBIA MEDICAL CENTER OF DENTON SUBSIDIARY, L.P.
COLUMBIA MEDICAL CENTER OF LEWISVILLE SUBSIDIARY, L.P.
COLUMBIA MEDICAL CENTER OF MCKINNEY SUBSIDIARY, L.P.
COLUMBIA MEDICAL CENTER OF PLANO SUBSIDIARY, L.P.
COLUMBIA NORTH HILLS HOSPITAL SUBSIDIARY, L.P.
COLUMBIA PLAZA MEDICAL CENTER OF FORT WORTH SUBSIDIARY, L.P.
GREEN OAKS HOSPITAL SUBSIDIARY, L.P.